As filed with the Securities and Exchange Commission on August 29, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM F-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GOLDENWAY FINANCIAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

	Not Applicable
	(Translation of registrant’s name into
	English)

Hong Kong	6799	Not Applicable
(State or other jurisdiction of incorporation or	(Primary Standard Industrial	(IRS Employer Identification Number)
organization)	Classification Code
	Number)

Suites 3701-4, 37/F
Tower 6, The Gateway, Harbour City,
Tsim Sha Tsui, Kowloon,
Hong Kong
+852-3719-9399
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________

BR Services Limited
5605-07, The Center, 99 Queen’s Road
Central, Hong Kong
+852-3528-8300
(Name, address, include zip code, and telephone number, including area code, of agent of service)
____________________________

Copies to:

Scott C. Kline, Esq.
Dawn Bernd-Schulz, Esq.
Blank Rome LLP
Watergate 600 New Hampshire Ave., N.W.
Washington, DC 20037
(202) 772-5800
____________________________

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Plan of Merger described herein.
___________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) [ ]
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Ordinary Shares, par value $0.001 per share	14,660,029	$1.11	$16,272,632.19	$1,865

(1)

Based upon the maximum number of ordinary shares of the registrant that may be issued and distributed to the holders of the common stock of Goldenway, Inc. (“Goldenway”), a Nevada corporation, on a share-for-share basis upon consummation of the merger of Goldenway Financial Holdings Limited, a Hong Kong limited company and a wholly owned subsidiary of the registrant, with and into Goldenway.

(2)

Reflects the market price of the common stock of Goldenway, computed in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock of Goldenway as quoted on the over-the-counter electronic bulletin board maintained by the OTC Markets Group, Inc. (the “OTC”) on August 28, 2012, and is estimated solely to determine the registration fee. Although there is no present market for the securities of the registrant, upon consummation of the merger, the ordinary shares of the registrant will also be quoted on the OTC.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this information statement/prospectus is not complete and may be changed. We may not sell these securities or accept any offers to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This information statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated August 29, 2012

GOLDENWAY FINANCIAL HOLDINGS LIMITED

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement/prospectus is first being mailed on or about _____________, 2012, to the holders of record of the outstanding common stock, $.001 par value per share (the “Common Stock”) of Goldenway, Inc., a Nevada corporation (the “Company”), as of the close of business on August 28, 2012 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information statement/prospectus relates to a written consent in lieu of a meeting, dated August 24, 2012, (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Goldenway, Inc.

The Written Consent approved a change in the Company’s domicile from the State of Nevada to the Hong Kong, Special Administrative Region of the People’s Republic of China (“Hong Kong”), pursuant to an agreement and plan of merger, dated August 28, 2012, between the Company and Goldenway Financial (the “Plan of Merger”), whereby: (i) the Company will merge with and into Goldenway Financial Holdings Limited (“Goldenway Financial”), the Company’s wholly-owned Hong Kong subsidiary, with Goldenway Financial continuing as the surviving entity; and (ii) each issued and outstanding share of the Company’s common stock, par value $0.001, will be exchanged for one ordinary share of Goldenway Financial, par value $0.001 per share (the “Reorganization”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Ordinary Shares and is sufficient under the Nevada Revised Statutes (“NRS”) and our Bylaws to approve the Reorganization. Accordingly, the Reorganization is not presently being submitted to the Company’s other shareholders for a vote. The Reorganization will become effective on ____________, 2012, following the filing of Articles of Merger with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the securities to be issued in the Reorganization or determined if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

By Order of the Board of Directors,

/s/ Ricky Wai Lam Lai
Ricky Wai Lam Lai
Chief Executive Officer

i

Outstanding Equity Awards at Fiscal Year End	36
Compensation of Directors	36
Compensation Committee Interlocks and Insider Participation	36
SECURITY OWNERSHIP OF CERTAIN	36
Security Ownership of Certain Beneficial Owners and Management	36
Changes in Control	37
Securities Authorized for Issuance under Equity Compensation Plans	37
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS	37
Transactions with Related Persons	37
Promoters and Certain Control Persons	40
Director Independence	40
Independent Auditors’ Fees	40
Pre-Approval Policies and Procedures	41
PLAN OF MERGER AND REORGANIZATION	41
Introduction	41
The Parties to the Merger	41
Background and Reasons for the Merger	42
Disadvantages of Reorganizing in Hong Kong	43
The Merger	43
Possible Abandonment	44
Additional Agreements	45
Conditions to Completion of the Merger	45
Effective Date	45
Management of Goldenway Financial	46
Regulatory Approvals	46
Rights of Dissenting Stockholders	46
Ownership in Goldenway Financial	46
OTC Quotation	47
Accounting Treatment of the Merger	47
TAXATION	47
Hong Kong Taxation	47
United States Taxation	48
DESCRIPTION OF SHARE CAPITAL OF GOLDENWAY FINANCIAL	50
Authorized Share Capital	50
Register of Members	51
Voting	51
Changes to Rights of a Class or Series	51
Quorum for General Meetings	52
Special Meetings of Shareholders	52
Dividend Rights	52
Rights upon Liquidation	52

ii

No Liability for Further Calls or Assessments	52
No Preemptive Rights	52
Redemption of Ordinary Shares	52
Restrictions on Transfer	52
Transfer Agent	53
Anti-Takeover Provisions	53
DIFFERENCES IN CORPORATE LAW	53
ENFORCEABILITY OF CIVIL LIABILITIES	66
LEGAL MATTERS	67
EXPERTS	67
WHERE YOU CAN FIND MORE INFORMATION	67

CONVENTIONS

In this information statement/prospectus, we refer to Goldenway, Inc., the Nevada corporation whose shares you currently own (together with its subsidiaries), as “Goldenway,” “Company,” “we,” “us,” or “our,” and “You” refers to the stockholders of Goldenway. We refer to Goldenway Financial Holdings Limited, the newly formed company incorporated under the laws of Hong Kong that is currently a wholly owned subsidiary of Goldenway, as “Goldenway Financial.” In addition, we refer to the Hong Kong Special Administrative Region of the People's Republic of China as “Hong Kong” and to the legal currency of Hong Kong as “Hong Kong dollars,” “HKD,” or “HK$;” to the People’s Republic of China as “PRC” or “China” and to the legal currency of China as “Renminbi” or “RMB;” and to the legal currency of the United States as “U.S. dollars,” “dollars,” “US$” or “$.” Unless otherwise noted, all monetary amounts are stated in U.S. Dollars.

ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about Goldenway from documents Goldenway has filed with the U.S. Securities and Exchange Commission, or the SEC, that are included and delivered with this information statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

You should rely only on the information contained in, and included and delivered with, this information statement/prospectus. We have not authorized anyone to provide you with different or additional information. Neither Goldenway Financial nor Goldenway is making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this information statement/prospectus is accurate as of any date other than the date on the front cover of this information statement/prospectus or, in the case of documents that are included and delivered with this information statement/prospectus, the date of the referenced document, and neither the mailing of this information statement/prospectus to you nor the issuance of Goldenway Financial ordinary shares in the merger shall create any implication to the contrary.

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the SEC by Goldenway Financial, constitutes a prospectus of Goldenway Financial under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the ordinary shares of Goldenway Financial to be issued to Goldenway stockholders in connection with the Reorganization. This document also constitutes an information statement under Section Rule 14c-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder.

iii

GOLDENWAY FINANCIAL HOLDINGS LIMITED

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This information statement/prospectus is being first mailed on or about __________, 2012, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this information statement/prospectus is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the information statement/prospectus to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the information statement/prospectus, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this information statement/prospectus will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement/prospectus to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Reorganization and Plan of Merger requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 14,660,029 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On July 31, 2012, our Board of Directors unanimously adopted resolutions approving the Reorganization and Plan of Merger and recommended that our stockholders approve the Reorganization and Plan of Merger as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to change the Company’s domicile from Nevada to Hong Kong in order to reduce our operational, administrative, legal and accounting costs over the long term and have better access to foreign capital markets.

CONSENTING STOCKHOLDER

On August 24, 2012, the Majority Stockholder, Goldenway Investments Holdings Limited, being the record holder of 10,408,301 shares of our Common Stock, constituting approximately 71% of the issued and outstanding shares of our Common Stock, consented in writing to the Plan of Merger.

Accordingly, we have obtained all necessary corporate approvals in connection with the Reorganization. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This information statement/prospectus is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the NRS, and the approval by the registration statement of which this information statement/prospectus is a part, file Articles of Merger with the Office of the Secretary of State for the State of Nevada. The Reorganization will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this information statement/prospectus is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The authorized capital of Goldenway currently consists of 75,000,000 shares of Common Stock, $0.001 par value per share. Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of Goldenway’s Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. At the close of business on the Record Date, Goldenway had 14,660,029 shares of Common Stock issued and outstanding.

 PLAN OF MERGER AND REORGANIZATION

On July 31, 2012, our Board of Directors adopted resolutions, subject to shareholder approval, to change the Company’s jurisdiction of incorporation from Nevada to Hong Kong. In order to accomplish the change in the Company’s jurisdiction of incorporation, the Company will merge with and into a company that has been incorporated in Hong Kong specifically for that purpose under the name “Goldenway Financial Holdings Limited,” or Goldenway Financial. Pursuant to the terms of the Plan of Merger, Goldenway Financial will be the surviving entity and the issued and outstanding shares of the Company’s Common Stock will automatically be converted into shares of Goldenway Financial ordinary shares at the rate of one ordinary share of Goldenway Financial for each single share of the Company’s Common Stock. The form of the Plan of Merger of is attached hereto as Appendix A. Upon completion of the Reorganization, the Memorandum and Articles of Association of Goldenway Financial will become the governing instruments of the Company and will differ in several respects from the current Articles of Incorporation and Bylaws of the Company, as more thoroughly discussed below. Furthermore, Goldenway Financial, will own and continue to conduct the Company’s business in substantially the same manner as it is currently being conducted by Goldenway. Goldenway Financial will also be managed by the same Board of Directors and executive officers that manage Goldenway today.

Reasons for the Reorganization

The merger is part of a reorganization of Goldenway’s corporate structure approved by our Board of Directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term and provide us with flexibility to pursue listings on international stock exchanges such as the Hong Kong Stock Exchange. However, there can be no assurance that following the merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized.” We also have incurred and will continue to incur transaction costs in connection with the Plan of Merger and this information statement/prospectus. Please see the section entitled “Summary—Summary Pro Forma Financial Information” for a description of these transaction costs.

Certain Effects of the Change in Domicile

The Reorganization will effect a change in the Company’s legal domicile, however, the Reorganization will not result in any change in headquarters, business, jobs, management, location of any of offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reorganization, which are immaterial). Management, including all directors and officers, will remain the same in connection with the Reorganization and will assume identical positions with Goldenway Financial. There will be no substantive change in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Reorganization. Upon the Effective Date of the Reorganization, each shareholder’s shares of Common Stock will be converted into an equivalent number of ordinary shares of Goldenway Financial.

As previously noted, the Memorandum and Articles of Association of Goldenway Financial will be the governing instrument of the surviving corporation following the merger with the Company, resulting in a few changes from the current Articles of Incorporation and Bylaws of the Company. Some of these changes are purely procedural in nature, such as a change in the registered office and agent of the Company from an office and agent in Nevada to an office and agent in Hong Kong, and some changes will be substantive in nature. There are also material differences between the Hong Kong Companies Ordinance (the “Companies Ordinance”) and Nevada corporation laws. Certain substantive changes to the governing documents of the Company, as well as the material differences between Hong Kong and Nevada law are discussed below. Such summary does not purport to be complete and is qualified in its entirety by reference to Hong Kong and Nevada corporate laws and the Memorandum and Articles of Association of Goldenway Financial included herewith at Annex B.

As disclosed in more detail under the heading “Anti-Takeover Effects of Certain Provisions of Hong Kong Law and Memorandum and Articles of Association” below, certain provisions of Goldenway Financial’s memorandum and articles of association and applicable provisions of the Companies Ordinance may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company’s control or in our management.

Changes to Articles of Incorporation

Because of differences between Nevada law and Hong Kong law and differences between the governing documents of Goldenway and Goldenway Financial, we are unable to adopt governing documents for Goldenway Financial that are identical to the governing documents for Goldenway, but we have attempted to preserve in the memorandum and articles of association of Goldenway Financial the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under Goldenway’s bylaws and articles of incorporation.

Nevertheless, Goldenway Financial’s proposed memorandum and articles of association differ from Goldenway’s bylaws and articles of incorporation, both in form and substance, and your rights as a shareholder of Goldenway Financial will change relative to your rights as a stockholder of Goldenway as a result of the merger and you may not be afforded as many rights as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws. Please see the sections entitled “Risk Factors—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of Goldenway will change as a result of the merger and you may not be afforded as many rights as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws,” “Description of Share Capital of Goldenway Financial” and “Differences in Corporate Law.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because Goldenway has a concentrated ownership structure with a few stockholders each holding more than five percent of Goldenway’s common stock. For further details on the security ownership of certain beneficial owners of Goldenway, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Transition to Foreign Private Issuer

Following completion of the merger, Goldenway Financial is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. Goldenway Financial will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, however, as a foreign private issuer, Goldenway Financial will be exempt from certain rules under the Exchange Act that would otherwise apply if Goldenway Financial were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

  Goldenway Financial may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP.

  Goldenway Financial will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Goldenway Financial will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Goldenway Financial will need to promptly furnish reports on Form 6-K any information that Goldenway Financial (a) makes or is required to make public under the laws of Hong Kong, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Goldenway Financial will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Goldenway Financial will be required to file an annual report on Form 20-F within four months after its fiscal year end.

  Goldenway Financial will not be required to provide the same level of disclosure on certain issues, such as executive compensation.

  Goldenway Financial will not be required to conduct advisory votes on executive compensation.

  Goldenway Financial will be exempt from filing quarterly reports under the Exchange Act with the SEC.

  Goldenway Financial will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information.

  Goldenway Financial will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

  Directors and offices of Goldenway Financial will not be required to file public reports of their stock ownership and trading activities or be subject to “short-swing” profit liability for transactions in Goldenway Financial stock under Section 16 of the Exchange Act.

Goldenway Financial expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold Goldenway Financial securities, you may receive less information about Goldenway Financial and its business than you currently receive with respect to Goldenway and be afforded less protection under the U.S. federal securities laws than you are currently entitled to. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, Goldenway Financial intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every year after the merger is effected. However, Goldenway Financial expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more or less frequently or to not conduct them at all.

If Goldenway Financial loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized” and “Risk Factors—Risks Relating to the Merger and Reorganization—If Goldenway Financial fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, Goldenway Financial would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.”

Accounting Treatment

The Reorganization will be accounted for as a reverse merger under which, for accounting purposes, the Company will be considered the acquirer and the surviving corporation, Goldenway Financial, will be treated as the successor to the Company’s historical operations. Accordingly, the Company’s historical financial statements will be treated as the financial statements of the surviving corporation.

Anticipated Federal Tax Consequences

The Company is structuring the Reorganization in an effort to obtain the following consequences:

(a)

the Reorganization of the Company in Hong Kong to be accomplished by a merger between the Company and Goldenway Financial, will constitute a Type “F” or tax-free reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986;

(b)	U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Goldenway Financial ordinary shares in exchange for Goldenway common stock;

(c)

the aggregate tax basis of the Goldenway Financial ordinary shares received by U.S. shareholders of the Company in the merger in exchange for their shares of the Goldenway common stock pursuant to the Reorganization in Hong Kong will equal each such U.S. holder’s aggregate tax basis in the Goldenway common stock surrendered; and

(d)

a U.S. holder’s holding period for the Goldenway Financial ordinary shares for capital gains treatment received in the merger in exchange for the Goldenway common stock will include the period during which the Company’s Common Stock exchanged therefor is held, provided the surrendered Goldenway common stock is held as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reorganization may not be the same for all shareholders. No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the merger and the foregoing positions are not binding on the Internal Revenue Service, which may challenge the tax-free nature of the Reorganization in Hong Kong. A successful challenge by the Internal Revenue Service could result in taxable income to the Company, Goldenway Financial, and our shareholders, as well as other adverse tax consequences. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REORGANIZATION.

Exchange of Stock Certificates

The Goldenway common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Goldenway Financial ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Goldenway Financial’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in Goldenway Financial’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Goldenway Financial ordinary shares registered in their respective names. Any attempted transfer of Goldenway stock prior to the merger that is not properly documented and reflected in the stock records maintained by Goldenway’s transfer agent as of immediately prior to the time that the merger become effective, or the Effective Date, will not be reflected in Goldenway Financial’s register of members upon completion of the merger. Registered holders of Goldenway Financial’s ordinary shares seeking to transfer Goldenway Financial ordinary shares following the merger will be required to provide customary transfer documents required by Goldenway Financial’s transfer agent to complete the transfer.

If you hold Goldenway common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Date the Goldenway common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Goldenway Financial ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold Goldenway common stock in certificated form, you may exchange your Goldenway stock certificates for new Goldenway Financial share certificates promptly following the merger. We will request that all Goldenway stock certificates be returned to Goldenway Financial’s transfer agent who will serve as our exchange agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Date, Interwest Stock Transfer Co. will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your Goldenway stock certificates for new Goldenway Financial share certificates.

DISSENTER’S RIGHTS

Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares in the event of consummation of a plan of merger, if approval by the stockholders is required for the merger, however, holders of securities listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by FINRA or held by at least 2,000 stockholders of record are generally not entitled to dissenters’ rights. Our Common Stock does not meet any of the foregoing exemptions and so the holders of our Common Stock are entitled to dissenter’s rights of appraisal set forth in NRS 92A.300 to 92A.500, (included at Annex E hereto) with respect to the adoption of the Plan of Merger.  Stockholders who wish to exercise dissenter’s rights in connection with the Plan of Merger may submit their demand for payment along with their original certificate(s) to: Corporate Secretary, Goldenway, Inc ., Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The demand must be received by September 28, 2012, a date which is 30 days after the first public announcement of the Plan of Merger in this Information Statement/Prospectus, and must include the stockholder’s certification that beneficial ownership of the Common Stock was acquired prior to such date.

HOUSEHOLDING INFORMATION

The Company and some banks, brokers and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this Information Statement may be sent to multiple stockholders sharing an address. The Company will promptly deliver a separate copy of this document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: Corporate Secretary, Goldenway, Inc ., Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong, and its telephone number is +852 3719-9399. Any stockholder who wants to receive a separate copy of any information statement, proxy statement or annual report of the Company in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker or other record holder, or such stockholder may contact the Company at the above address or telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

This information statement/prospectus incorporates important business and financial information about Goldenway from documents filed by Goldenway with the SEC which have been included and delivered in this information statement/prospectus.  For more detailed information on Goldenway and Goldenway Financial, including financial statements, and other information about the business and operations of Goldenway, please refer to the registration statement on Form F-4 of which this information statement/prospectus is a part, copies of which are available on the SEC’s EDGAR database at www.sec.gov or may be obtained by writing our secretary at the address specified above.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC relating to our business, financial condition and other matters. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. You may obtain information on the operations of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports and other information that we file electronically with the SEC.

GOLDENWAY FINANCIAL HOLDINGS LIMITED

SUMMARY

This summary highlights selected information from this information statement/prospectus and may not contain all of the information that is important to you. For more information, including a more complete description of the merger, you should read carefully this entire information statement/prospectus, including the Annexes. Please also see the section entitled “Where You Can Find More Information.” The Plan of Merger, a copy of which is attached as Annex A to this information statement/prospectus, contains the terms and conditions of the merger. The memorandum and articles of association of Goldenway Financial will serve purposes substantially similar to the articles of incorporation and bylaws of Goldenway. A copy of the memorandum and articles of association of Goldenway Financial is attached to this information statement/prospectus as Annex B.

The Plan of Merger

The Plan of Merger provides for a merger that would result in your shares of Goldenway common stock being converted into the right to receive an equal number of ordinary shares of Goldenway Financial, a company incorporated under the laws of Hong Kong. Under the Plan of Merger, Goldenway Financial, a wholly owned subsidiary of Goldenway, will merge with and into Goldenway, with Goldenway Financial surviving the merger.

Parties to the Merger

Through its subsidiary, Goldenway Precious Metals, Goldenway is a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and holds a Type AA License which authorizes it to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. Goldenway also engages in the provision of foreign exchange brokerage services in the United Kingdom through its newly acquired subsidiary, Goldenway UK. Goldenway provides precious metals spot contract trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Its electronic trading platform provides customers with price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market, based on an evaluation of third-party market pricing sources such as M-Finance and Bloomberg. In addition to its retail customers, Goldenway also trades spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and it purchases gold products from walk-in customers on a spot basis for conversion into bullion.

Goldenway Financial is a newly formed company incorporated under the laws of Hong Kong and currently a wholly owned subsidiary of Goldenway. Goldenway Financial does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, Goldenway Financial, will own and continue to conduct the business of Goldenway in substantially the same manner as is currently being conducted by Goldenway and its subsidiaries.

The principal executive offices of each of Goldenway and Goldenway Financial are located at Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong, and its telephone number is +852 3719-9399. All the Company’s transactions and the technologies, including the servers that carry out these transactions, are all executed and located in Hong Kong.

Background and Reasons for the Merger

In reaching its decision to approve the Plan of Merger and the merger, our Board of Directors identified several potential benefits to our stockholders, which are described below under “Plan of Merger and Reorganization—Background and Reasons for the Merger.” The merger is part of a reorganization of Goldenway’s corporate structure that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please also see the section entitled “Risk Factors—Risks Relating to the Merger and Reorganization” below for a description of certain risks associated with the merger and reorganization.

The Merger

Under the Plan of Merger, Goldenway will merge with and into Goldenway Financial. Upon completion of the merger, Goldenway Financial will own and continue to conduct the business that Goldenway and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, stockholders will own ordinary shares of Goldenway Financial, a company incorporated under the laws of Hong Kong, rather than common stock in Goldenway, a Nevada corporation. As a result of the merger, each outstanding share of Goldenway common stock will be converted into the right to receive the same number of ordinary shares of Goldenway Financial, which shares will be issued by Goldenway Financial in connection with the merger. No other organizational changes to our corporate structure are being proposed in connection with this information statement/prospectus. Our Board of Directors reserves the right to defer or abandon the merger. Please see the section entitled “Risk Factors—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

The following diagram depicts our organizational structure immediately before and after the merger.

Conditions to Completion of the Merger

The conditions to completion of the merger, including condition that all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Goldenway, Goldenway Financial or their subsidiaries to consummate the merger have been obtained or made, are set forth in more detail under the heading “Plan of Merger and Reorganization—Conditions to Completion of the Merger” herein. The conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Plan of Merger is not true but there is otherwise no harm to Goldenway or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws and Nevada corporate laws.

Rights of Dissenting Stockholders

Holders of our Common Stock are entitled to dissenter’s rights of appraisal set forth in NRS 92A.300 to 92A.500, (included at Annex E hereto) with respect to the adoption of the Plan of Merger. These rights are discussed more fully in the section entitled “Plan of Merger and Reorganization—Rights of Dissenting Stockholders” following this summary.

Ownership in Goldenway Financial

The Goldenway common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Goldenway Financial ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Goldenway Financial’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in Goldenway Financial’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Goldenway Financial ordinary shares registered in their respective names. Any attempted transfer of Goldenway stock prior to the merger that is not properly documented and reflected in the stock records maintained by Goldenway’s transfer agent as of immediately prior to the Effective Date will not be reflected in Goldenway Financial’s register of members upon completion of the merger. Registered holders of Goldenway Financial’s ordinary shares seeking to transfer Goldenway Financial ordinary shares following the merger will be required to provide customary transfer documents required by Goldenway Financial’s transfer agent to complete the transfer.

If you hold Goldenway common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Date, the Goldenway common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Goldenway Financial ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold Goldenway common stock in certificated form, you may exchange your Goldenway stock certificates for new Goldenway Financial share certificates promptly following the merger. We will request that all Goldenway stock certificates be returned to Goldenway Financial’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your Goldenway stock certificates for new Goldenway Financial share certificates.

OTC Quotation

Following completion of the merger we expect that the ordinary shares of Goldenway Financial will be authorized for quotation on the over-the-counter electronic bulletin board maintained by the OTC Markets, subject to our satisfaction of OTC conditions. If approved, we expect that as of the effective date of the merger, the Goldenway Financial ordinary shares will be quoted on the OTC under the symbol “GWYIF.”

Accounting Treatment of the Merger

The merger is a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost, in a manner similar to an exchange between entities under common control.

Tax Considerations

United States Federal Income Tax Consequences of the Merger to Goldenway and Goldenway Financial

We expect that the merger will be treated as a “Type F” reorganization under Section 368(a)(1)(F) of the Code. Under applicable tax rules, we anticipate that Goldenway will be treated as if it transferred all of its assets, subject to liabilities, to Goldenway Financial, a new foreign corporation, and then as if Goldenway transferred 100% of the stock of the newly formed corporation to its stockholders in exchange for their Goldenway stock, i.e., a liquidation of Goldenway. We expect that the transfer of assets to Goldenway Financial will be treated as a taxable transfer for U.S. federal income tax purposes pursuant to which, gain, if any, but not loss, will be recognized in an amount equal to the excess, if any, of the fair market value of Goldenway’s assets at the time of the transfer over the tax basis of such assets in the hands of Goldenway at such time. We anticipate that substantially all of the assets of Goldenway at the time of the merger will be the stock of Precious Metals. Based on a recent appraisal of the fair market value of Precious Metals, Goldenway does not anticipate that any significant taxable gain will be recognized as a result of the merger. It should be noted, however, that to the extent that the fair market value of the assets of Goldenway appreciate significantly prior to the date that the merger is consummated, taxable gain may be recognized. No assurance can be given that the value of Goldenway’s assets will not significantly appreciate prior to the closing of the merger and that, consequently, significant taxable gain will not be recognized by Goldenway as part of this transaction. In addition, Goldenway Financial, a non-U.S. corporation, should not recognize any gain or loss in connection with this transaction for U.S. federal income tax purposes.

Following the merger, Goldenway Financial should not be treated as an “inverted corporation” under Section 7874 of the Code and should not be subject to U.S. federal income tax on its worldwide income. Substantially all of the business, assets and income of Goldenway are attributable to business conducted in Hong Kong, the jurisdiction into which Goldenway will reincorporate, and substantially all of the business activities of Goldenway Financial, the surviving entity and its affiliated group of entities will continue to be conducted in Hong Kong, the jurisdiction of incorporation.

United States Federal Income Taxation of Goldenway Stockholders

Generally, stockholders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Goldenway Financial ordinary shares in exchange for Goldenway common stock. The aggregate tax basis in the ordinary shares of Goldenway Financial received in the merger by each U.S. holder will equal such U.S. holder’s aggregate tax basis in the Goldenway common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Goldenway Financial that are received in the merger will include such U.S. holder’s holding period for the common stock of Goldenway surrendered.

Please see the section entitled “Taxation” for further information regarding material tax consequences relating to the merger and the ownership and disposition of Goldenway Financial ordinary shares.

Risk Factors

There are a number of risks which you should be aware of in connection with the Reorganization, including the following:

  your rights as a shareholder of Goldenway Financial will change relative to your rights as a stockholder of Goldenway as a result of the merger and you may not be afforded as many rights as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws;

  as a result of different shareholder voting requirements in Hong Kong relative to Nevada, we may have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have;

  as a foreign private issuer, Goldenway Financial will not be required to provide its shareholders with the same information as Goldenway would if Goldenway remained a U.S. public issuer and, as a result, you may not receive as much information about Goldenway Financial as you did about Goldenway and you may not be afforded the same level of protection as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws;

  the enforcement of civil liabilities against Goldenway Financial may be more difficult; and

  the expected benefits of the merger and reorganization may not be realized because the achievement of the benefits are subject to factors that we do not control, such as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts.

The risks are discussed more fully in the section entitled “Risk Factors—Risks Relating to the Merger and Reorganization” following this summary.

Differences in Corporate Law

The principal attributes of Goldenway’s common stock and Goldenway Financial’s ordinary shares will be similar. However, there are differences between the rights of stockholders under the NRS and the rights of shareholders under Hong Kong law. In addition, there are differences between the provisions of Goldenway’s articles of incorporation and bylaws and Goldenway Financial’s memorandum and articles of association, as explained further below in this information statement/prospectus. Please see the sections entitled “Risk Factors—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of Goldenway will change as a result of the merger and you may not be afforded as many rights as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws,” “Description of Share Capital of Goldenway Financial” and “Differences in Corporate Law.”

Selected Historical Consolidated Financial Data

The selected historical consolidated financial data of Goldenway in the table below was derived from Goldenway’s audited consolidated financial statements as of and from inception on April 7, 2009 to December 31, 2009 and for the two years ended December 31, 2010 and 2011, and from Goldenway’s unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2012 and 2011. The Company was formed on April 7, 2009 and had no operations prior that date. This data should be read in conjunction with the audited consolidated financial statements of Goldenway, including the notes to the financial statements, and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” in Goldenway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is attached as Annex C to this information statement/prospectus, and the unaudited interim condensed consolidated financial statements of Goldenway, including the notes to the financial statements, and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” in Goldenway’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, which is attached as Annex D, to this information statement/prospectus. Please refer to the section in this information statement/prospectus entitled “Where You Can Find More Information.” The unaudited interim condensed consolidated financial statements include, in our opinion, all adjustments, consisting only of normal recurring adjustments, that we consider necessary for the fair statement of the financial information set forth in those statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods, and the results for the year ended December 31, 2011 and for the six months ended June 30, 2012 are not necessarily indicative of results to be expected for 2012 or for any other period.

We have not included data for Goldenway Financial because it did not conduct business during any of the periods discussed below.

	Fiscal Year Ended			Six Months Ended
	December 31,			June 30, 2012(unaudited)
	From	2010	2011	2011	2012
	Inception on
	April 7, 2009
	– December
	31, 2009
STATEMENT OF OPERATIONS DATA
Revenues
Trading revenue	$2,803,350	$18,042,930	$38,772,785	$18,065,233	$28,635,938
Foreign exchange brokerage services	-	-	178,742	-	278,054
Investment loss	-	(304,245)	-	521,546	675,580
Interest income from customers’ trading accounts	-	487,094	1,017,221	-	-
Fair value change of trading precious metals	-	105,349	174,685	130,417	27,271
Total revenues	2,803,350	18,331,128	40,143,433	18,717,196	29,616,843
Expenses
Management fees	-	5,199,457	6,399,912	4,299,786	472,180
Trading expenses and commissions	379,083	2,674,618	11,057,629	4,046,142	7,397,151
Employee compensation and benefit	299,241	905,889	2,457,346	521,460	3,658,004
Selling and marketing expenses	271,895	1,220,959	1,146,155	480,239	2,665,526
Occupancy expenses	166,096	537,740	732,480	347,059	405,402
General and administrative expenses	91,434	220,774	1,978,229	554,802	1,650,421
Depreciation and amortization	18,849	218,586	579,993	198,561	520,770
Data processing and service fees	-	638,676	274,146	108,157	587,144
Bad debt expenses	108,873	47,051	-	454,762	673,393
Total expenses	1,755,303	11,663,750	24,625,890	11,010,968	18,029,991
Other income	836	7,310	193,727	4,738	13,736
Income before income taxes expense	1,048,883	6,674,688	15,711,270	7,710,966	11,600,588
Income taxes
Provision for income taxes	176,984	1,382,220	2,537,319	1,378,016	2,151,983
Deferred income tax provision (recovery )	(5,324)	(273,352)	485,620	(17,642)	96,467
	171,660	1,108,868	3,022,939	1,360,374	2,248,450
Net income	877,223	5,565,820	12,688,331	6,350,592	9,352,138
Other comprehensive income
Foreign currency translation	(2,035)	(50,072)	(7,718)	(2,950)	29,504
Comprehensive income	$875,188	$5,515,748	$12,680,613	$6,347,642	$9,381,642
BALANCE SHEET DATA
Cash and cash equivalents	$1,355,731	$8,104,170	$10,267,457	$4,388,661	$22,730,992
Working capital	$3,930,461	$3,317,854	$5,247,901	$(1,552,771)	$15,079,048
Total assets	$6,802,608	$27,474,919	$28,716,790	$23,760,047	$44,624,511
Total liabilities	$2,056,462	$8,192,406	$14,995,732	$12,135,754	$21,521,811
Stockholders’ equity	$4,746,146	$19,282,513	$13,721,058	$11,624,293	$23,102,700

Summary Pro Forma Financial Information

Pro forma condensed consolidated financial statements for Goldenway Financial are not presented in this information statement/prospectus because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of Goldenway to give effect to the transaction. The transaction will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “The Plan of Merger—Accounting Treatment of the Merger.”

Reference is made to the consolidated financial statements of Goldenway, including the notes to the financial statements, in Goldenway’s Annual Report on Form 10-K for the year ended December 31, 2011, which is attached as Annex C to this information statement/prospectus. Please refer to the section in this information statement/prospectus entitled “Where You Can Find More Information.”

Costs incurred in connection with the merger and reorganization are not expected to be material and will be expensed as incurred.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to invest in the Company, you should consider carefully the following risks or investment considerations, in addition to the other information in this information statement/prospectus. In addition, please note that this information statement/prospectus contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this information statement/prospectus that we expect to achieve as a result of the merger and reorganization. You can find many of these statements by looking for words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions in this information statement/prospectus or in the documents included and delivered herewith.

Any forward-looking statements in this information statement/prospectus reflect only expectations that are current as of the date of this information statement/prospectus or the date of any document included and delivered with this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

RISK FACTORS

Set forth below, we have identified the factors, among others, that you should consider before making an investment decision, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained herein or included and delivered herewith. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained herein or included and delivered herewith.

Risks Relating to the Merger and Reorganization

Your rights as a stockholder of Goldenway will change as a result of the merger and you may not be afforded as many rights as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws.

The corporate affairs of Goldenway Financial are governed by the memorandum and articles of association of Goldenway Financial, the Hong Kong Companies Ordinance, or the Companies Ordinance, and the laws of Hong Kong. Although we have attempted to preserve in the memorandum and articles of association of Goldenway Financial, the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under Goldenway’s bylaws and articles of incorporation, because of differences between Nevada law and Hong Kong law and differences between the governing documents of Goldenway and Goldenway Financial, your rights as a shareholder in Goldenway Financial will not be the same as your rights as a stockholder in Goldenway. The following are examples of how this is so:

Under the NRS, a stockholder may bring a derivative suit provided the requirements to do so under the NRS have been met. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibility of the directors under Hong Kong law are governed by the Companies Ordinance and the common law of Hong Kong. Goldenway Financial, as a Hong Kong company, may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of Goldenway Financial being more limited than those of stockholders of Goldenway would be. Accordingly, Goldenway Financial shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. Hong Kong courts are also unlikely to recognize or enforce against Goldenway Financial judgments of courts in the U.S. based on certain liability provisions of U.S. securities law, and to impose liabilities against Goldenway Financial, in original actions brought in Hong Kong, based on certain liability provisions of U.S. securities laws that are penal in nature.

The Companies Ordinance contains provisions which require shareholders’ approval for sales of all or substantially all of a company’s assets as is commonly adopted by U.S. companies. Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in Hong Kong or their individual rights as shareholders as established by the company’s memorandum and articles of association.

For a detailed discussion of these and other material differences, please see the comparison chart of your rights as a common stockholder of Goldenway against your rights as an ordinary shareholder of Goldenway Financial under the section entitled “Differences in Corporate Law.”

The laws of Hong Kong may not provide Goldenway Financial shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

The corporate affairs of Goldenway Financial are governed by the memorandum and articles of association of Goldenway Financial, the Companies Ordinance and the common law of Hong Kong. The rights of shareholders to take action against Goldenway Financial’s directors, actions by minority shareholders and the fiduciary responsibilities of Goldenway Financial’s directors to Goldenway Financial are to a large extent governed by Hong Kong laws. The rights of Goldenway Financial's shareholders and the fiduciary responsibilities of its directors, although clearly established under Hong Kong law, are only partly specifically prescribed in statute and so may be less fully prescribed in statute than they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, Hong Kong has a different body of securities laws relative to the United States. Therefore, Goldenway Financial’s shareholders may have more difficulty protecting their interests in the face of actions by Goldenway Financial’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Hong Kong companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. Hong Kong courts are also unlikely to impose liability against Goldenway Financial, in original actions brought in Hong Kong, based on certain civil liabilities provisions of U.S. securities laws. Please see the section entitled “Enforceability of Civil Liabilities.”

The expected benefits of the merger and reorganization may not be realized.

We have presented in this information statement/prospectus the anticipated benefits of the merger and reorganization. Please see the section entitled “Plan of Merger and Reorganization—Background and Reasons for the Merger.” We cannot be assured that all of the goals of the merger and reorganization will be achievable, and some or all of the anticipated benefits of the merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

As a foreign private issuer, Goldenway Financial will not be required to provide its shareholders with the same information as Goldenway would if Goldenway remained a U.S. public issuer and, as a result, you may not receive as much information about Goldenway Financial as you did about Goldenway and you may not be afforded the same level of protection as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws.

Following the completion of the merger, Goldenway Financial is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. Goldenway Financial will remain subject to the mandates of the Sarbanes-Oxley Act, however, as a foreign private issuer, Goldenway Financial will be exempt from certain rules under the Exchange Act that would otherwise apply if Goldenway Financial were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

  Goldenway Financial may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

  Goldenway Financial will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Goldenway Financial will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Goldenway Financial will need to promptly furnish reports on Form 6-K any information that Goldenway Financial (a) makes or is required to make public under the laws of Hong Kong, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Goldenway Financial will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Goldenway Financial will be required to file an annual report on Form 20-F within four months after its fiscal year end;

  Goldenway Financial will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

  Goldenway Financial will not be required to conduct advisory votes on executive compensation;

  Goldenway Financial will be exempt from filing quarterly reports under the Exchange Act with the SEC;

  Goldenway Financial will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

  Goldenway Financial will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

  Goldenway Financial will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short- swing” trading transaction.

Goldenway Financial expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold Goldenway Financial securities, you may receive less information about Goldenway Financial and its business than you currently receive with respect to Goldenway and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, Goldenway Financial intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every year after the merger is effected. However, Goldenway Financial expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more or less frequently or to not conduct them at all.

If Goldenway Financial fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, Goldenway Financial would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the merger, Goldenway Financial is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, Goldenway Financial will be exempt from certain rules under the Exchange Act that would otherwise apply if Goldenway Financial were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. Please see “—As a foreign private issuer, Goldenway Financial will not be required to provide its shareholders with the same information as Goldenway would if Goldenway remained a U.S. public issuer and, as a result, you may not receive as much information about Goldenway Financial as you did about Goldenway and you may not be afforded the same level of protection as a shareholder of Goldenway Financial under applicable laws and the Goldenway Financial memorandum and articles of association as you were as a stockholder of Goldenway under applicable laws and the Goldenway articles of incorporation and bylaws.” While Goldenway Financial is expected to qualify as a foreign private issuer following the completion of the merger, if Goldenway Financial fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, Goldenway Financial will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by the IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS may also be subject to interpretation by some or all of these entities. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect Goldenway Financial, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Hong Kong, could adversely affect the tax consequences of the merger to Goldenway Financial and its shareholders and/or our effective tax rates (whether associated with the merger or otherwise). While the merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against Goldenway Financial may be more difficult.

After the merger, all of our executive officers and a majority of our directors will reside outside of the United States. As a result, it may be more difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because Goldenway Financial is a Hong Kong company, investors could also experience more difficulty enforcing judgments obtained against Goldenway Financial in U.S. courts than would currently be the case for U.S. judgments obtained against Goldenway. In addition, it may be more difficult (or impossible) to bring some types of claims against Goldenway Financial in Hong Kong courts than it would be to bring similar claims against a U.S. company in a U.S. court. Please see the section entitled “Enforceability of Civil Liabilities.”

The market for Goldenway Financial shares may differ from the market for Goldenway shares.

Although it is anticipated that the Goldenway Financial ordinary shares will be quoted on the Over-the-Counter electronic bulletin board maintained by the OTC Markets under the symbol “GWYIF,” as a company incorporated under the laws of Hong Kong, shares of Goldenway Financial may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the Goldenway Financial shares from those of Goldenway shares.

Our Board of Directors may choose to defer or abandon the merger.

Completion of the merger may be deferred or abandoned, at any time, by action of our Board of Directors, prior to the Effective Date. While we currently expect the merger to take on the Effective Date, our Board of Directors may defer completion of the merger or may abandon the merger because of, among other reasons, changes in existing or proposed laws, our determination that the merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the merger would otherwise be reduced, a dispute with the taxation authorities over the merger (or certain aspects thereof), an unexpected increase in the cost to complete the merger or any other determination by our Board of Directors that the merger would not be in the best interests of Goldenway or its stockholders or that the merger would have material adverse consequences to Goldenway or its stockholders.

Risks Related To Our Business

Enterprises or Professional Organizations, Including Governmental Agencies, May Restrict Access to Our Website, Which Could Lead to the Loss or Slowing of Growth in Our Customer Base or the Level of Customer Engagement.

Our revenues are generated through the ability of our customers to access our electronic trading platform through the Internet and our website. Enterprises or professional organizations, including governmental agencies, could block access to our website or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or any government of any jurisdiction in which we are considered to be carrying on business in may block or suspend our internet transmission capabilities. If these entities block or limit access to our website or adopt policies restricting our customers from providing us with accurate and up-to-date information, the value of our electronic trading platform could be negatively impacted, which would adversely affect our ability to offer compelling hiring and marketing solutions and subscriptions to our customers, enterprises, and professional organizations.

Our Revenue is Influenced by Trading Volume and Volatility, Which Are Directly Impacted by Domestic and International Market and Economic Conditions That Are Beyond Our Control.

During the past few years, there has been significant disruption and volatility in the global financial markets. Many countries, including the United States, have recently experienced recessionary conditions. Our revenue is influenced by the general level of trading activity in the gold and silver market. Our revenue and operating results may vary significantly from period to period primarily due to movements and trends in the world’s currency markets and to fluctuations in trading levels. We have generally experienced greater trading volume in periods of volatile markets. In the event we experience lower levels of currency volatility, our revenue and profitability will likely be negatively affected. Like other financial services firms, our business and profitability are directly affected by elements that are beyond our control, such as economic and political conditions, broad trends in business and finance, changes in the volume of transactions, changes in supply and demand for currencies, movements in currency exchange rates, changes in the financial strength of market participants, legislative and regulatory changes, changes in the markets in which such transactions occur, changes in how such transactions are processed and disruptions due to terrorism, war or extreme weather events. Any one or more of these factors, or other factors, may adversely affect our business and results of operations and cash flows. As a result, period-to-period comparisons of our operating results may not be meaningful and our future operating results may be subject to significant fluctuations or declines.

Reduced Spreads in Precious Metals, Levels of Trading Activity and Trading Through Alternative Trading Systems Could Reduce Our Revenues.

The evolution of technology and development of faster execution programs reduce profitability on transactions. Reduced revenues and increased competition could make the execution of trades and less profitable. In addition, new and enhanced alternative trading systems have emerged as an option for individual and institutional investors to carry out proprietary trades, which could result in reduced revenue.

A substantial portion of our revenue and operating profits is derived from our role as a service provider. In our role as a service provider, we attempt to derive a profit from the difference between the prices at which we buy and sell, or sell and buy, Loco London Gold and Silver spot contracts. Customers are given the option to trade on open spot contracts and to liquidate their positions for gains or losses or to take physical delivery of precious metals. Since these activities involve the purchase or sale of Loco London Gold and Silver spot contracts, whether or not the transaction involves the physical delivery of the underlying gold or silver, we may incur trading losses for a variety of reasons, including:

  price changes in precious metals;

  lack of liquidity in precious metals in which we have positions; and

  inaccuracies in our proprietary pricing mechanism, or rate engine, which evaluates, monitors and assimilates market data and reevaluates our outstanding currency quotes, and is designed to publish prices reflective of prevailing market conditions throughout the trading day.

These risks may affect the prices at which we are able to sell or buy Loco London Gold and Silver contracts, or may limit or restrict our ability to either resell precious metals that we have purchased or repurchased precious metals that we have sold.

Reduced spreads in foreign currencies, levels of trading activity and trading through alternative trading systems could harm our business.

Computer-generated buy and sell programs and other technological advances and regulatory changes in the foreign exchange market may continue to tighten spreads on foreign currency transactions. Tighter spreads and increased competition could make the execution of trades and market-making activities less profitable. In addition, new and enhanced alternative trading systems have emerged as an option for individual and institutional investors to avoid directing their trades through retail foreign exchange brokers, which could result in reduced revenue derived from our foreign exchange brokerage business.

Our Risk-Management Policies and Procedures May Not Be Effective and May Leave Us Exposed to Unidentified or Unexpected Risks.

We are dependent on our risk-management policies internal controls, control systems and compliance manuals set in place and the adherence to such policies, systems, and manuals by our trading staff. Our policies, procedures and practices used to identify, monitor and control a variety of risks, including risks related to human error, customer defaults, market movements, fraud and money-laundering, are established and reviewed by the risk committee of our board of directors. Under certain circumstances we may elect to adjust our risk-management policies to allow for an increase in risk tolerance, which could expose us to the risk of greater losses. To deal with and to manage our risks, our approach is discretionary by nature and are considered on a case by case basis and developed internally. We observe historical market behavior and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. Our risk-management methods also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing software or hardware failures. We rely on a combination of technical and human controls and supervision that are subject to error and failure. These methods may not protect us against all risks or may protect us less than anticipated, in which case our business, financial condition and results of operations and cash flows may be materially adversely affected.

We Depend on Our tailor-made Technology. Any Disruption or Corruption of Our tailor-made Technology or Our Inability to Maintain Technological Superiority in Our Industry Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows. We May Experience Failures While Developing Our Self-developed Technology.

We rely on our technology, particularly the electronic trading platform, to accurately and timely receive process internal and external data. Any disruption for any reason in the proper functioning of the electronic trading platform, or any corruption of our software may cause error trades or require us to suspend our services and could have a material adverse effect on our business, financial condition and results of operations and cash flows. In order to remain competitive, our proprietary technology is under continuous development and redesign. As we develop and redesign our proprietary technology, there is an ongoing risk that failures may occur and result in service interruptions or other negative consequences such as slower quote aggregation, slower trade execution, erroneous trades, or mistaken risk-management information.

We believe our technology has provided us with a competitive advantage relative to many of our competitors. If our competitors develop more advanced technologies, we may be required to devote substantial resources to the development of more advanced technology to remain competitive. The gold and silver market is characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. We may not be able to keep up with these rapid changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future.

We are Vulnerable to System Failures or Attacks, Which Could Cause Interruptions or Decreases in the Responsiveness of our Services and Harm our Business.

We are heavily dependent on our technology infrastructure, among other functions, to operate our trading platform. Our ability to facilitate transactions successfully and provide high quality customer service depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism, computer denial-of-service attacks and other similar events. If our systems fail to perform, we could experience periodic interruptions and disruptions in operations, slower response times or decreased customer satisfaction.

Our Cost Structure Is Largely Fixed. If Our Revenues Decline and We Are Unable to Reduce Our Costs, Our Profitability Will Be Adversely Affected.

Our cost structure is largely fixed. We base our cost structure on historical and expected levels of demand for our services, as well as our fixed operating infrastructure, such as computer hardware and software, hosting facilities and security and staffing levels. If demand for our services declines and, as a result, our revenues decline, we may not be able to adjust our cost structure on a timely basis and our profitability may be materially adversely affected.

Attrition of Customer Accounts and Failure to Attract New Accounts Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows. Even if We Do Attract New Customers, We May Fail to Attract the Customers in a Cost-Effective Manner, Which Could Materially Adversely Affect Our Profitability and Growth.

Our customer base is primarily comprised of individual customers who generally trade in gold and silver. Although we offer products and tailored services designed to educate, support and retain our customers, our efforts to attract new customers or reduce the attrition rate of our existing customers may not be successful. If we are unable to maintain or increase our customer retention rates or generate a substantial number of new customers in a cost-effective manner, our business, financial condition and results of operations and cash flows would likely be adversely affected. For the year ended December 31, 2011, we incurred selling and marketing expenses of approximately $1.1 million. Although we have spent significant financial resources on selling and marketing expenses and related expenses and plan to continue to do so, these efforts may not be cost-effective at attracting new customers. In particular, we believe that rates for desirable advertising and marketing placements, including online, search engine, print and television advertising, are likely to increase in the foreseeable future, and we may be disadvantaged relative to our larger competitors in our ability to expand or maintain our advertising and marketing commitments.

The Loss of Our Key Employees Would Materially Adversely Affect Our Business, Including Our Ability to Grow Our Business.

Our key employee, including Ricky Wai Lam Lai, our chief executive officer, has significant experience in the trading and brokerage services industry and has made significant contributions to our business. Our continued success is dependent upon the retention of these and other key executive officers and employees, as well as the services provided by our trading staff, technology and programming specialists and a number of other key managerial, marketing, planning, financial, technical and operations personnel. The loss of such key personnel could have a material adverse effect on our business. In addition, our ability to grow our business is dependent, to a large degree, on our ability to retain such employees.

Any Future Acquisitions May Result in Significant Transaction Expenses, Integration and Consolidation Risks and Risks Associated With Entering New Markets, and We May Be Unable to Profitably Operate Our Consolidated Company.

Although our growth strategy has not focused historically on acquisitions, we may in the future selectively pursue acquisitions and new businesses. Any future acquisitions may result in significant transaction expenses and present new risks associated with entering additional markets or offering new products and integrating the acquired companies. Because acquisitions historically have not been a core part of our growth strategy, we do not have significant experience in successfully completing acquisitions. We may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate new businesses and we may be unable to profitably operate our expanded company. Additionally, any new businesses that we may acquire, once integrated with our existing operations, may not produce expected or intended results.

Our Hong Kong operating subsidiary, Goldenway Precious Metals, offers and sells gold and silver spot contracts in Hong Kong. Pursuant to a client agreement with our affiliate, Goldenway HK, which is SFC licensed to engage in Type 1 and Type 2 regulated activities, Goldenway HK carries out on behalf of Goldenway Precious Metals transactions dealing with options, futures contracts and exchange traded products in Hong Kong. Spot contracts in gold and silver are not and may not be offered in the U.S. by us, including by our non-U.S. subsidiary, and are not eligible for resale to U.S. residents. They are not currently registered with the U.S. Securities and Exchange Commission or any other U.S. regulators.

We May Be Unable to Respond to Customers’ Demands for New Services and Products and Our Business, Financial Condition and Results of Operations and Cash Flows May Be Materially Adversely Affected.

Our customers may demand new services provided by our electronic trading platform. If we fail to identify these demands from customers or update our services accordingly, and new services and products provided by our competitors may render our existing services and products less competitive. Our future success will depend, in part, on our ability to respond to customers’ demands for new services and products on a timely and cost-effective basis and to adapt to address the increasingly sophisticated requirements and varied needs of our customers and prospective customers. We may not be successful in developing, introducing or marketing new services and products. In addition, our new service and product enhancements may not achieve market acceptance. Any failure on our part to anticipate or respond adequately to customer requirements, or any significant delays in the development, introduction or availability of new services, products or service or product enhancements could have a material adverse effect on our business, financial condition and results of operations and cash flows.

We May Be Unable to Respond to the Evolving Industry Practices and Technology Solutions, and Our Business, Financial Condition and Results of Operations and Cash Flows May Be Materially Adversely Affected.

To remain competitive as a precious metals electronic trading platform provider, we must continue to invest in research and development of new technology solutions in order to keep up with the ever evolving industry practices and enhancements to our existing solutions. The process of developing new technologies, products and services is complex and expensive. The introduction of new solutions by our competitors, the market acceptance of competitive solutions based on new or alternative technologies or the emergence of new industry practices could render our solutions less competitive.

Our Failure to Adequately Compete in Other Emerging Markets, Either Directly or Through Agents or Other Business Partners, Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

Expanding our business in other emerging markets is an important part of our growth strategy. To compete successfully in these emerging markets, we must continue to design, develop, and sell new and enhanced precious metals electronic trading programs and services that are culturally acceptable to these emerging markets. We anticipate that emerging markets will include potentially high growth opportunities, offset by potential entrenched local competition, higher credit risks, cultural differences, less developed and established local financial and banking infrastructure, reduced protection of intellectual rights, inability enforce contract in some jurisdictions, difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local personnel, currency and tax laws that may prevent or restrict the transfer of capital and profits among our various operations around the world; and time zone, language and cultural differences among personnel in different areas of the world. If we do not develop innovative and reliable precious metals electronic trading program and services in a cost-effective and timely manner which are attractive to consumers in these markets, if consumer demand for precious metals electronic trading in emerging markets does not increase as much as we expect, or if we invest resources in products or geographic areas which do not produce the growth or profitability we expect, or when we expect it, our business and results of operations could be significantly harmed.

Our Operations Present Special Challenges and Our Failure to Adequately Address Such Challenges or Compete in These Markets, Either Directly or Through Agents or Other Business Partners, Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

Expanding our business in other emerging markets is an important part of our growth strategy. Due to certain cultural, regulatory and other challenges relevant to those markets, however, we may be at a competitive disadvantage in those regions relative to local firms or to international firms that have a well-established local presence. These challenges include:

  less developed or mature local technological infrastructure and higher costs, which could make our products and services less attractive or accessible in emerging markets;

  difficulty in complying with the diverse regulatory requirements of multiple jurisdictions, which may be more burdensome, not clearly defined, and subject to unexpected changes, potentially exposing us to significant compliance costs and regulatory penalties;

  less developed and established local financial and banking infrastructure, which could make our products and services less accessible in emerging markets;

  reduced protection of intellectual property rights;

  inability to enforce contracts in some jurisdictions;

  difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local personnel;

  tariffs and other trade barriers;

  currency and tax laws that may prevent or restrict the transfer of capital and profits among our various operations around the world; and

  time zone, language and cultural differences among personnel in different areas of the world.

Failure to Identify and/or Manage Risk Associated with Dealing in Spot Contracts May Expose Us to Additional Liability and Adversely Affect Our Profitability and Growth.

A substantive portion of our revenue is generated through our dealings with precious metals spot contracts, where we enter into contractual obligations with our customers to buy and/or sell precious metals at the prevailing market prices. Since our incorporation, no customer has requested fulfillment of a spot contract order for precious metals, however, our customers are offered the option to request that we fulfill our spot contract obligations for physical delivery of precious metals. As such we may be obligated, at the customer’s request, to fulfill a spot contract for physical delivery. We believe that our client agreement with Goldenway HK, an entity owned and controlled by Goldenway Investments, our majority stockholder, ensures our ability to cover any excess customer demand for gold and silver. Through them we may engage in the trade of futures contracts and other derivative instruments to hedge against these market risks. Goldenway HK holds a Type 1 and Type 2 licenses approved by the Securities and Futures Commission, SFC, which enables Goldenway HK to deal in futures contracts as defined under Hong Kong’s Securities and Futures Ordinance, SFO. Failure to hedge our spot contract obligations or properly identify and/or manage such obligations could expose us to additional liability and adversely affect our profitability and growth.

Risks Related To Regulation

Litigation and Regulatory Investigations May Result in Significant Financial Losses and Harm to Our Reputation.

We face significant risk of litigation, regulatory investigations and similar actions in the ordinary course of our business, including the risk of lawsuits and other legal actions relating to unauthorized transactions, error transactions, breach of data privacy laws, breach of fiduciary or other duties. Any such action may include claims for substantial or unspecified compensatory damages, as well as civil, regulatory or criminal proceedings against our directors, officers or employees, and the probability and amount of liability, if any, any remain unknown for significant periods of time. We may be also subject to various regulatory inquiries, such as information requests and book and records examinations, from regulators and other authorities in the geographical markets in which we operate.

A substantial liability arising from a law suit judgment or a significant regulatory action against us or a disruption in our business arising from adverse adjudications in proceedings against our directors, officers or employees could have a material adverse effect on our business, financial condition and results or operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could materially affect our prospects and future growth, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.

Data Privacy Law, Rules and Regulations in Our Geographical Markets Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operation.

We are subject to data privacy laws, rules and regulations that regulate the use of customer data. For instance, in Hong Kong we are governed by the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) and as a data user we are prohibited from doing or engaging in any practice that contravenes the data protection principles set out therein. Compliance with these laws, rules and regulations may restrict our business activities, require us to incur increased expenses and devote considerable time to compliance efforts.

Servicing Customers Via the Internet May Require Us to Comply With the Laws and Regulations of Each Country in Which We Are Deemed to Conduct Business. Failure to Comply With Such Laws May Negatively Impact Our Financial Results.

Since our services are available over the Internet in foreign countries and we have customers residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their country. We believe that the number of our customers residing outside of the United States will increase over time. We are required to comply with the laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet services available to their citizens from service providers located elsewhere. Any failure to develop effective compliance and reporting systems could result in regulatory penalties in the applicable jurisdiction, which could have a material adverse effect on our business, financial condition and results of operations and cash flows.

We conduct our business operations in Hong Kong and currently only accept and process transactions for spot contracts on gold and silver placed over the internet in Hong Kong. So although our customers may not reside in Hong Kong, they may access our electronic trading platform via the Internet from anywhere in the world. Since we do not conduct such operations in foreign jurisdictions, we have not analyzed whether the acceptance and processing of orders in foreign jurisdictions would be prohibited by the regulations of such jurisdictions. While we are not currently aware of any prohibition in a foreign jurisdiction that would bar us from accepting orders placed over the internet from customers outside Hong Kong, any such jurisdiction may enact new laws or adopt measures that regulate or prohibit their residents from engaging in such transactions over the internet. The enactment of such legislation and failure to comply may have a material negative impact on our financial condition and business results.

Without Local PRC Registration, Licensing or Authorization, We May Be Subject to Possible Enforcement Action and Sanction for Our Operations in the PRC if Our Operations Are Deemed to Have Violated PRC Regulations.

For the fiscal year ended December 31, 2011, all of our spot contracts trades were executed and concluded in Hong Kong where, the industry is unregulated. However, when permitted, we promote our services to customers outside of Hong Kong, including to customers in China where our industry is regulated. The regulatory rules and procedures for engaging in our business in China are complex and are not as clear as those in many other jurisdictions and so we have not sought licensing from PRC government authorities to conduct, and we do not conduct our business operations in China. We do work with third party agents to promote and introduce our services to individuals and businesses in China and we accept them as customers via our website. Our PRC legal counsel, the Beijing Dacheng (Guangzhou) Law Offices, has advised us that our activities in China are in compliance with PRC law because such activities are purely promotional and never involve the conduct of any business transactions in China. We cannot assure you that PRC rules and regulations will not change such that we can no longer engage in such promotional activities or offer our precious metals trading services to PRC residents online. In such case, we may be subject to fines, penalties, or sanctions or may be required to cease such offerings to PRC residents all together. These restrictions may limit our ability to increase revenues and would have a material adverse effect on our results of operations.

Our Growth May Be Limited by Various Restrictions and We Remain at Risk That We May Be Required to Cease Operations if We Become Subject to Regulation by Local Government Bodies.

We currently have only a limited presence in a number of significant markets and may not be able to gain a significant presence there unless and until regulatory barriers to international firms in certain of those markets are modified. Consequently, we cannot assure you that our international expansion will continue and that we will be able to develop our business in emerging markets as we currently plan. Furthermore, we may be subject to possible enforcement action and sanction if we are determined to have previously offered, or currently offer, our services in violation of local government’s regulations. In these circumstances, we are exposed to sanction by local enforcement agencies and our contracts with customers may be unenforceable. We may also be required to cease the conduct of our business with customers in the relevant jurisdiction and/or we may determine that compliance with the regulatory requirements for continuance of the business is too onerous to justify making the necessary changes to continue that business.

Procedures and Requirements of the Patriot Act May Expose Us to Significant Costs or Penalties.

As participants in the financial services industry, we are, and our subsidiaries are, subject to laws and regulations, including the Patriot Act of 2001, that require that we know our customers and monitor transactions for suspicious financial activities. The cost of complying with the Patriot Act and related laws and regulations is significant. We face the risk that our policies, procedures, technology and personnel directed toward complying with the Patriot Act are insufficient and that we could be subject to significant criminal and civil penalties due to noncompliance. Such penalties could have a material adverse effect on our business, financial condition and results of operations and cash flows. In addition, as an online financial services provider with customers worldwide, we may face particular difficulties in identifying our customers and monitoring their activities.

Risks Related To Third Parties

We Rely on Third-Party Providers in Several Areas of Our Operations and therefore Do Not Have Full Control over the Services Provided to Our Customers.

We rely on our affiliate, Gateway, to maintain our electronic trading platform and information technology services. If Gateway were to fail to provide technical services with respect to our electronic trading platform, and we were unable to secure an adequate alternative, our business and results of operation could be materially affected.

We also rely on our affiliate, Goldenway HK, to carry out all our futures contracts and options (if any) both of which are regulated activities as defined under the SFO. If Goldenway HK were to fail to provide execution of regulated activities services for us, and we were unable to secure an adequate alternative, our business and results of operation could be materially affected.

We are Subject to Counterparty Risk Whereby Defaults by Parties With Whom We Do Business Can Have an Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

In order to reduce our contract positions risk exposures with customers, Goldenway Precious Metals may enter into the same transaction as a customer with other CGSE members to minimize the risk exposure when the total net position is greater than a certain level. Therefore, our precious metals operations require a commitment of capital and involve risks of losses due to the potential failure of our customers or counterparty to perform their obligations under these transactions. Our margin policy allows customers to leverage their account balances by trading nominal amounts that may be significantly larger than their cash balances. We mark our customers’ accounts to market each time a trading price in their portfolio changes. While this allows us to closely monitor each customer’s account, it does not guarantee our ability to eliminate negative customer account balances prior to an adverse trading price change. Although we have the ability to alter our margin requirements without prior notice to our customers, this may not eliminate the risk that our access to liquidity becomes limited or market conditions, including Loco London Gold and Silver price volatility and liquidity constraints, change faster than our ability to modify our margin requirements. In light of the current turbulence in the global economy, we face increased risk of default by our customers and other counterparties. For example, during the second half of 2008, Lehman Brothers Holdings Inc. declared bankruptcy, and many major U.S. financial institutions consolidated, were forced to merge or were put into conservatorship by the U.S. federal government. Any liability arising from our precious metals operations could be significant and could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Failure of Third-Party Systems or Third-Party Service and Software Providers Upon Which We Rely Could Adversely Affect Our Business.

We rely on certain related party’s computer systems or third-party service and software providers, including trading platforms, back-office systems, Internet service providers and communications facilities. For example, for the year ended December 31, 2011, 99.9% of our precious metals trading volume was derived from trades utilizing our Shenzhen Gateway Technology Limited’s electronic trading platform, a related party trading platform we acquired that is popular in the international retail trading community and offers our customers a choice in trading interfaces. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find an alternative systems or services provider on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Our Computer Infrastructure May Be Vulnerable to Security Breaches. Any Such Problems Could Jeopardize Confidential Information Transmitted Over the Internet, Cause Interruptions in Our Operations or Give Rise to Liabilities to Third Parties.

Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems and security breaches. Any such problems or security breaches could give rise to liabilities to one or more third parties, including our customers, and disrupt our operations. A party able to circumvent our security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of information we transmit over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the safeguarding of confidential personal information could also inhibit the use of our systems to conduct precious metals transactions over the Internet. To the extent that our activities involve the storage and transmission of proprietary information and personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our current insurance policies may not protect us against all of such losses and liabilities. Any of these events, particularly if they result in a loss of confidence in our services, could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Risks Related to the Market for Our Stock

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

  our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

  changes in financial estimates by us or by any securities analysts who might cover our stock;

  speculation about our business in the press or the investment community;

  significant developments relating to our relationships with our customers or suppliers;

  stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

  customer demand for our products;

  investor perceptions of our industry in general and our Company in particular;

  the operating and stock performance of comparable companies;

  general economic conditions and trends;

  announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

  changes in accounting standards, policies, guidance, interpretation or principles;

  loss of external funding sources;

  sales of our common stock, including sales by our directors, officers or significant stockholders; and

  additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Although publicly traded, the trading market in our common stock has been substantially less liquid than the average trading market for a stock quoted on the Nasdaq Global Market and this low trading volume may adversely affect the price of our common stock.

Our common stock trades on the OTCQB Market. The trading market in our common stock has been substantially less liquid than the average trading market for companies quoted on the Nasdaq Global Market. Limited trading volume will subject our shares of common stock to greater price volatility and may make it difficult for you to sell your shares of common stock at a price that is attractive to you.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

BUSINESS

For information regarding the business of Goldenway, please see Goldenway’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2012 included with this information statement/prospectus as Annex C and Annex D, respectively (not including their exhibits).

Goldenway Financial does not have any operations or assets. Accordingly, a separate discussion of its business is not included in this information statement/prospectus.

MARKET FOR OUR COMMON STOCK; DIVIDENDS

Market Information

Our common stock is quoted on the QB tier of the over-the-counter electronic quotation system maintained by the OTC Markets Group, Inc. under the symbol “GWYI.” Historically, there has not been an active trading market for our common stock. The following table sets forth, for the periods indicated, the high and low closing prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices in $
	High	Low
Fiscal year ended December 31, 2012
1st Quarter	$ 2.17	$ 1.11
2nd Quarter	1.11	1.11
3rd Quarter (through August 27, 2012)	1.11	1.11
Fiscal year ended December 31, 2011
1st Quarter	$N/A	$ N/A
2nd Quarter	2.00	0.60
3rd Quarter	0.75	0.51
4th Quarter	2.15	1.01
Fiscal year ended December 31, 2010
1st Quarter	$ N/A	$ N/A
2nd Quarter	0.20	0.10
3rd Quarter	0.30	0.30
4th Quarter	N/A	N/A

Dividends

On June 30, 2011 and September 30, 2011, prior to the closing of the share exchange transaction with Goldenway Precious Metals, Goldenway Precious Metals declared a dividend of $14,005,862 and $4,236,452, or $0.14 per share and $0.04 per share, respectively, on the 100,000,000 shares issued to Goldenway Investments, the direct shareholder of Goldenway Precious Metals. Any decisions regarding the additional declaration of dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Ricky Wai Lam Lai	48	Chief Executive Officer and Director
Yue Yuen Chan	36	Chief Financial Officer, Treasurer and Corporate Secretary
Jian Qin Huang	48	Director
Tak Wah Tam	45	Director
Chi Man Lo	49	Director
Yousuf Rashed Al Marshoudi	31	Director
Sultan Mohamed R. Alshara	34	Director
Kelvin Hey Wah Tang	40	Director

Mr. Ricky Wai Lam Lai: Mr. Lai was appointed to serve as our Director, effective as of November 7, 2011, and appointed to serve as our Chief Executive Officer, effective from December 20, 2011. He has served as a Director of Goldenway Precious Metals since December 2009. Prior to this, he was responsible for the setup and management of stock brokerage operations for Grand Capital Asia Ltd in February 2008. From July 2006 until February 2008, he was Director of the Wealth management Department for Prudential Brokerage. From 1986 until 2006, Mr. Lai, held various stock broking and securities trading position with various Companies. Mr. Lai obtained his Master of Science in Accounting and Finance from London School of Economics & Political Science in 1990. He also holds a Bachelor degree in Social Sciences from the University of Hong Kong. Since 2003, Mr. Lai is a Chartered International Investment Analyst.

Mr. Yue Yuen Chan: Mr. Chan has been our Chief Financial Officer since September 30, 2011. Prior to this employment he served as Group Finance Director for ASA Holding Limited, responsible for the full service of financial services from the period of December 2009 until June 2011. From August 2007 until November 2009, Mr. Chan was the head of group Finance and Risk for Sunshine Partners Financial Holdings Limited, a Hong Kong Listed Company. Mr. Chan obtained his Master degree in Practicing Accounting at the Monash University in 2000. Mr. Chan is an International Affiliate of the Hong Kong Institute of Certified Public Accountants. He is also a member of the Taxation Institute of Hong Kong and Certified Tax Adviser.

Mr. Jian Qin Huang: Mr. Huang was appointed to serve as our Director, as of November 7, 2011 and has served as a Director of Goldenway Precious Metals since February 2011. Prior to this, he served as a consultant at Citistar Financial from 2002 until 2011. From 1983 until 1989, he was the operation Controller for Guangzhou Huangpu Power Station. Mr. Huang holds a degree in Electrical Engineering and it Automation from Hon Hai University.

Mr. Tak Wah Tam: Mr. Tam became a member of our board of directors as of November 7, 2011. He is a fellow member of the Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants of the United Kingdom. Mr. Tam has over 20 years’ experience in accounting, corporate finance and corporate development and has served, since September 2009, as an executive director of New Smart Energy Group Limited, an independent non-executive director of Siberian Mining Group Company Limited, Tech Pro Technology Development Limited, and China Packaging Group Company Limited, all companies are listed on the Main Board of the Hong Kong Stock Exchange, and was an independent non-executive director of National Arts Holdings Limited, a company listed on the GEM Board of the Stock Exchange during the period from November 2004 to June 2009. Prior to this, from July 2006 until August 2009, Mr Tam was the Investment Director for Wo Cheong Holding Limited, a private company engaged in direct investment and M&A in the People’s Republic of China.

Mr. Chi Man Lo: Mr. Lo became a member of our board of directors as of November 7, 2011. Mr. Lo is a certified public accountant (practicing) in Hong Kong and was the sole proprietor of Daniel C M Lo & Co from 1991 until its 2009 merger with Akin CPA Limited where he now serves as the senior partner of the combined firm. Mr. Lo is a fellow member of the Association of Chartered Certified Accountants (1989) and the fellow member of the Hong Kong Institute of Certified Public Accountants (1989). He is also a fellow member of the Taxation Institute of Hong Kong (2010). He also holds a degree of Bachelor of Laws from the Beijing University, the peoples’ Republic of China (1997). Mr. Lo has been the Company Secretary of Vedan International (Holdings) Limited (#2317), a company listed on the Main Board in Hong Kong since 2003.

Mr. Yousuf Rashed Al Marshoudi: Mr. Al Marshoudi became a member of our board of directors as of November 7, 2011. Since September 2009, Mr. Al Marshoudi is a Senior Manager of Ajman Bank in Dubai, leading and mentoring a team of staff of a complete branch of the bank. Prior this, he was a branch Manager for the Emirates Bank for the Dubai and Fujairah Branch from December 2004 until January 2009. Mr. Al Marshoudi holds Bachelor degree in Business Information Systems from Bedhordshire University in the United Kingdom.

Mr. Sultan Mohamed R. Alshara: Mr. Alshara became a member of our board of directors as of November 7, 2011. He is currently a branch coordinator for the Abu Dhabi Securities Market, since January 2003. He is also a community coordinator of the Fujairah Women’s college since May 2003. Mr. Sultan Mohamed R. Alshara holds a Masters Degree in Strategic Marketing, and a Bachelors Degree in Finance and Banking from the UAE University. He has been a Certified Financial Consultant with the USA Institute of Financial Consultants since January 2005.

Mr. Kelvin Hey Wah Tang: Mr. Tang was appointed as a director of the Company on March 29, 2012. Mr. Tang has over 13 years’ experience in auditing, commercial accounting, financial statement management and reporting. Mr. Tang has served since March, 2005 as a secretary of WLG Inc, an international logistics company. He has also served as the corporate finance manager of its operating subsidiary, Wako Express (HK) Co. Ltd. since June 2004 and became the finance director – China from September 2010, where he was responsible for preparing consolidated accounts and financial statements under US GAAP, overseeing all accounting matters and setting up internal control and identifying risks and remedies. Before joining WLG Inc, Mr. Tang has been working in public accounting firms and he has been an audit supervisor of CCIF CPA Ltd where he was responsible for supervising audit team and completed statutory audit for listed and other companies. Mr. Tang holds a Master Degree in Corporate Finance from Hong Kong Polytechnics University and a Bachelor’s Degree in Science from the University of Hong Kong. Mr. Tang has been a member of Association of Chartered Certified Accountants since 2001.

Qualifications, Attributes, Skills and Experience Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities, the Board believes that a diversity of professional experiences in the information technology, investment and stock trading industries, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board. Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Director	Titles	Material Qualifications
Ricky Wai Lam Lai	Chief Executive Officer and Director	Master of Science in Accounting and Finance
Experience in business management
Over 15 years’ experience in stock trading and brokerage services
Knowledge of U.S. accounting and financial reporting standards
Jian Qin Huang	Director	Expertise in business management
Knowledge of the financial industry
Tak Wah Tam	Director	Independent director of several Hong Kong listed companies
Over 20 years’ experience in accounting, corporate finance and corporate development
Chi Man Lo	Director	Expertise in business management
Knowledge of Hong Kong Stock Exchange (HKSE) compliance procedures gained as secretary of a HKSE listed company
Knowledge of accounting
Yousuf Rashed Al Marshoudi	Director	Bachelor degree in Business Information Systems
Experience in the financial industry
Sultan Mohamed R. Alshara	Director	Master’s degree in strategic marketing
Experience in the financial industry and knowledge of U.S. capital markets
Kelvin Hey Wah Tang	Director	Master’s degree in corporate finance
Experience in the financial industry and knowledge of international capital markets
Over 13 years’ experience in auditing, commercial accounting, financial statement management and reporting

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence –Transactions with Related Persons”, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities to file with the SEC statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. We believe that, during fiscal 2011, all of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities complied with the applicable filing requirements.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies.

The Board and Committees of the Board

Goldenway is governed by a Board of Directors that currently consists of seven members: Messrs. Ricky Wai Lam Lai, Jian Qin Huang, Tak Wah Tam, Chi Man Lo, Yousuf Rashed Al Marshoudi, Sultan Mohamed R. Alshara and Kelvin Hey Wah Tang. Each of Messrs. Tam, Tang, Lo, Al Marshoudi and Alshara are independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market. All actions of the Board of Directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

The Board has established two standing committees, the Audit Committee and the Compensation Committee, and the Audit Committee is comprised entirely of independent directors. From time to time, the Board may establish other committees.

Audit Committee and Audit Committee Financial Expert

Our Audit Committee is currently composed of four members, Messrs. Lo, Tang, Al Marshoudi and Alshara. Our Board of Directors determined that each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent” director within the meaning of the NASDAQ Marketplace Rules. Each Audit Committee member also meets NASDAQ’s financial literacy requirements. Messrs. Lo and Tang serve as Co-Chairs of the Audit Committee.

Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving all proposed related-party transactions;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our Audit Committee charter;

  meeting separately and periodically with management and our internal and independent auditors;

  reporting regularly to the full Board of Directors; and

  such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.

Our Board of Directors has determined that Mr. Tang is the “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and also meets NASDAQ’s financial sophistication requirements.

Compensation Committee

Our Compensation Committee is currently composed of three members: Messrs. Tam, Lo and Lai, only two of whom are “independent” within the meaning of the NASDAQ Marketplace Rules. Mr. Tam serves as Chair of the Compensation Committee.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Mr. Lai, who is also our Chief Executive Officer, may not be present at any committee meeting during which his compensation is deliberated.

The Compensation Committee is responsible for, among other things:

  approving and overseeing the compensation package for our executive officers;

  reviewing and making recommendations to the Board with respect to the compensation of our directors;

  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

  reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Governance Structure

The Board believes the interests of all stockholders are best served at the present time through a leadership model with a combined Chairman/CEO position. However, the Board retains authority to separate the positions of Chairman and CEO at any time. The current CEO possesses an in-depth knowledge of Goldenway, its integrated operations and the array of challenges to be faced, gained through over 15 years’ experience in stock trading and brokerage services. The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its stockholders.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. A majority of the Board is comprised of independent directors, and 100% of the Audit Committee is independent. Each independent director has access to the CEO and other executives on request, may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

The Board’s Role in Risk Oversight

The Board oversees that our assets are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing us. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for us to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, our management is charged with managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

  The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics programs, including the codes of ethics. The Audit Committee members meet separately with representatives of the independent auditing firm.

  The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Our Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable NASDAQ Marketplace Rules and Section 301 of the Sarbanes-Oxley Act. Our independent directors are Messrs. Tam, Tang, Lo, Al Marshoudi and Alshara.

Board, Committee and Annual Meeting Attendance

During fiscal year 2011, the Board held 3 meetings and acted by written consent 2 times, our Audit Committee met or acted by written consent 2 times, and our Compensation Committee did not meet or act by written consent. In addition, our non-management directors, all of which are independent directors, meet in executive session following Board meetings. Each director attended at 100% of all Board and applicable committee meetings.

Our directors are expected to attend Board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. We encourage our directors to attend annual stockholder meetings, but we do not have a formal policy requiring them to do so.

Code of Ethics

Our Code of Ethics conforms to the rules and regulations of NASDAQ. The Code of Ethics applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

A copy of the Code of Ethics has been filed as Exhibit 14 to our Annual Report on Form 10-K filed on September 22, 2011. During the fiscal year ended December 31, 2011, there were no waivers of our Code of Ethics.

Stockholder Communication with the Board

Stockholders may communicate with the Board, including non-management directors, by sending a letter to our Board of Directors, c/o Corporate Secretary, Goldenway Financial Holdings Limited, Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong, for submission to the Board or Committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder.

All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2011 and 2010

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. Only one of our named executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other (3) ($)	Total ($)
Ricky Wai Lam Lai, CEO and Director (1)	2011	107,912	-	-	-	33,582	141,494
	2010	-	-	-	-	-	-
Hao Tang, former CEO(1)	2011	3,854	-	-	-	-	3,854
	2010	-	-	-	-	-	-
Terry G. Bowering, former CEO(2)	2011	-	-	-	-	-	-
	2010	-	-	-	-	-	-
Yue Yuen Chan, CFO	2011	41,752	-	-	-	1,156	42,908
	2010	-	-	-	-	-	-

(1)

On September 30, 2011, we acquired Goldenway Precious Metals in a transaction that was structured as a share exchange and in connection with that transaction, Mr. Tang became our Chairman and Chief Executive Officer, effective immediately until his resignation on December 20, 2011. Prior to the effective date of the acquisition, Mr. Tang served in the same capacity at Goldenway Precious Metals. The annual, long term and other compensation shown in this table include the amount Mr. Tang received from Goldenway Precious Metals prior to the consummation of the acquisition.  The compensation shown for Mr. Lai includes compensation received from the Company prior to his appointment as the Company’s CEO.

(2)

Upon closing of the acquisition of Goldenway Precious Metals on September 30, 2011, Mr. Bowering resigned from all offices he held with us effective immediately, and from his position as our director effective as of November 7, 2011.

(3)	The balance represented the travelling allowance and other disbursements relating to business purpose.

Employment Agreements

On December 20, 2011, we entered into an employment agreement with Ricky Wai Lam Lai to serve as our Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Lai is entitled to receive an annual base salary of $100,000, and is eligible to receive an annual cash bonus equal to his annual base salary, payable by January 15th of the subsequent year, provided that he remained employed as of December 15th of the calendar year in which such bonus is earned. Mr. Lai is also eligible to receive other compensation and participate in any equity incentive plans, as determined by and at the discretion of the Company’s board of directors. The term of Mr. Lai’s Employment Agreement will be automatically extended for additional one-year periods unless it is terminated by the Company without cause (as defined in Section 5.3 of the Employment Agreement) or in the event of Mr. Lai’s death or permanent disability.

On September 30, 2011, we entered into a two-year employment agreement with Yue Yuen Chan to serve as our Chief Financial Officer. The agreement provides for an annual base salary of not less than HKD600,000 (approximately, $77,101) and is eligible to earn an annual bonus and warrants, in such amount, if any, is subject to be determined by the Board of Directors.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.

Compensation of Directors

The following table sets forth the total director compensation earned by our directors during our fiscal year ended December 31, 2011:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Ricky Wai Lam Lai*	-	-	-	-	-
Jian Qin Huang	9,000	-	-	-	9,000
Chi Man Lo	4,250	-	-	-	4,250
Tak Wah Tam	4,250	-	-	-	4,250
Sultan Mohamed R. Alshara	4,250	-	-	-	4,250
Yousuf Rashed Al Marshoudi	4,250	-	-	-	4,250

*	Mr. Lai, who also serves as our Chief Executive Officer, received compensation only in connection with his services as the Company’s Chief Executive Officer.

Our independent directors, Messrs. Tam, Tang, Lo, Al Marshoudi and Alshara, have all entered into our form of independent director agreement. Each of them received an initial payment of $1,750 in October 2011, and thereafter receives $2,500 per month as compensation for their services as independent directors. Mr. Huang, who serves as an executive director of the Company, receives $3,000 per month as compensation for his services as a director.

All of our directors are reimbursed for pre-approved reasonable business-related expenses incurred in good faith in the performance of their duties for our Company.

Compensation Committee Interlocks and Insider Participation

Messrs. Tam, Lo and Lai served on the Compensation Committee during the fiscal year ended December 31, 2011. Except for Mr. Lai, who serves as the Company’s Chief Executive Officer, none of the members of the Compensation Committee was an employee, an officer, or former officer of Goldenway or had any relationship with us requiring disclosure under Item 404 of Regulation S-K during the fiscal year ended December 31, 2011. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Flat/RM 1209 Block 1, 33 Canton Road, Tsim Sha Tsui, Hong Kong. As of December 31, 2011, the 1-for-0.481752 share reverse split is completed and the number of shares are reflected as below:

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Officers and Directors
Hao Tang(3)	Former Chief Executive Officer	Common stock, $0.001 par value	10,408,301	71%
Yue Yuen Chan	Chief Financial Officer	Common stock, $0.001 par value	0	0
Jian Qin Huang(4)	Director	Common stock, $0.001 par value	718,340	4.9%
Ricky Wai Lam Lai	Chief Executive Officer and Director	Common stock, $0.001 par value	0	0
Tak Wah Tam	Director	Common stock, $0.001 par value	0	0
Chi Man Lo	Director	Common stock, $0.001 par value	0	0
Yousuf Rashed Al Marshoudi	Director	Common stock, $0.001 par value	0	0
Sultan Mohamed R. Alshara	Director	Common stock, $0.001 par value	0	0
All officers and directors as a group (8 persons named above)		Common stock, $0.001 par value	11,126,641	75.9%
5% Security Holders
Goldenway Investments Holdings Limited (3)	--	Common stock, $0.001 par value	10,408,301	71%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 14,660,029 shares of common stock issued and outstanding after the closing of the share exchange transaction and the execution of 1-for-0.481752 share reverse split.
(3)

Mr. Hao Tang, our former Chief Executive Officer, is deemed to be the beneficial owner of the shares held by Goldenway Investments, our majority stockholder, because Goldenway Investments is owned and controlled by SMP Trustees (NZ) Limited of which Mr. Tang is the sole trustee.

(4)	Represents shares held directly by Ten Bright Investments Limited, a British Virgin Islands company owned and controlled by Mr. Huang.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plans in effect under which our equity securities are authorized for issuance.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the year of 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  On September 30, 2011, we acquired Goldenway Precious Metals from its sole shareholder, Goldenway Investment, whereby we acquired 100% of the issued and outstanding capital stock of Goldenway Precious Metals, in exchange for 24,587,299 shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of transactions contemplated by the share exchange agreement.

  On June 30, 2011 and September 30, 2011, prior to the closing of the share exchange transaction, Goldenway Precious Metals declared a dividend of $14,005,862 and $4,236,452, or $0.14 per share and $0.04 per share, respectively, on the 100,000,000 shares issued to Goldenway Investments, the direct shareholder of Goldenway Precious Metals.

  Our electronic precious metals trading platform was developed for our exclusive use by Shenzhen Gateway Technology Limited, or Gateway, a PRC-based IT services provider in which Mr. Tang, our Chief Executive Officer and beneficial owner of our majority stockholder Goldenway Investments, holds a 29% equity interest. Pursuant to a software development contract, dated March 26, 2010, between us and Gateway, the intellectual property rights to the trading platform are owned jointly by both parties, but Gateway cannot use or share the technology without our written authorization. If Gateway violates this provision, Gateway will be subject to a fine of HK$200,000 (approximately $25,786). Under the terms of the agreement, Gateway assists us in the ongoing operation, maintenance and development of the platform in exchange for annual service fee. During the fiscal year ended December 31, 2011, the Company incurred $69,586 (HK$ 0.5 million), in IT service fees to Gateway. During the fiscal year ended December 31, 2010, the Company developed the trading platform which was recorded as an intangible asset, and also incurred HK$750,000 (approximately, $96,545) in IT maintenance fees to Gateway which was recorded as data processing and service fees under statements of operations and comprehensive income. As of December 31, 2011, the Company had prepaid $91,206 to Gateway for future IT services.

  ICICLE Technology Limited, or ICICLE, a PRC-based IT service provider, was owned and controlled by Dinglong Lu, who was a senior IT manager of Goldenway Investments. During the fiscal years ended December 31, 2011 and 2010, $nil and $475,604, respectively, were paid to ICICLE for IT services and recorded as expense for data processing and service fees under our consolidated statement of operations and comprehensive income. Mr. Lu sold all of his shares in ICICLE in April 2010.

  Goldenway Investments is the former parent of Goldenway Precious Metals and is now our majority stockholder. On January 1, 2010, Goldenway Precious Metals entered into a management fee agreement with Goldenway Investments, pursuant to which Goldenway Investments provides management services to Goldenway Precious Metals in exchange for management fees based on the actual operating cost incurred by Goldenway Investments, plus a mark-up rate on certain operational costs. The management fee is payable on an annual basis or on demand after provision of management services by the Goldenway Investments. During the fiscal year ended December, 2011, Goldenway Precious Metals incurred $6,399,912, in management fees under this agreement, and during the fiscal year ended December 31, 2010, Goldenway Precious Metals incurred $5,199,457 in management fees to Goldenway Investments. Since October 1, 2011, the management fee agreement was amended to eliminate the mark-up rate component and to apportion operating costs based on the number of related laborers employed by different subsidiaries. The management fee is payable on monthly basis or on demand after a provision of service by the Goldenway Investments.

  Prior to our acquisition of Goldenway Precious Metals, it had loaned funds to Goldenway Investments, pursuant to a verbal agreement. The loan was unsecured, interest-free, with no fixed terms of repayments and repayable on demand. As of December 31, 2011 and 2010, Goldenway Investments owes Goldenway Precious Metals $494,732 and $13,981,565, respectively. The balance as of December 31, 2011 was money transferred to Goldenway Investments for the settlement of related staff cost of Goldenway Precious Metals.

  Goldenway Investments (HK) Limited, or Goldenway HK, is a Hong Kong company owned and controlled by our majority stockholder, Goldenway Investments, and is engaged in the brokerage and trade of security and futures contracts. The Company entered into a marketing agreement with Goldenway HK on October 1, 2009, pursuant to which Goldenway HK charges the Company an annual fee of approximately HK$5.4 million (approximately, $690,000). During the fiscal years ended December 31, 2011 and 2010, the Company incurred $693,722 and $695,124, respectively, in consulting fees to Goldenway HK, for marketing and advertising services. During 2009, the Company also borrowed $594,698 in funds from Goldenway HK, but as of December 31, 2010, all such funds had been repaid.

  Mr. Hao Tang, our former Chief Executive Officer and beneficial owner of our majority stockholder Goldenway Investments, traded on the Company’s trading platform during fiscal years 2011 and 2010 and no profit is made (2010: $5,310). His deposit balance in the trading account with the Company as of December 31, 2011 and 2010 both were $56,857, respectively. Prior to our acquisition of Goldenway Precious Metals, it had also advanced Mr. Tang an aggregate of $1,023,911, however this amount was repaid as of December 31, 2010.

All balances with related parties are non-interest bearing and have no fixed terms of repayments.

Interested Transactions Policy and Procedures

Since our acquisition of Goldenway Precious Metals, we have established policies and procedures for the review, approval, or ratification of any transaction with related persons. On January 1, 2012, our Board of Directors adopted the Goldenway, Inc. Interested Transactions Policy and Procedures (the “Policy”). Under the Policy, all Interested Transactions are subject to approval or ratification in accordance with the procedures set forth in the Policy and summarized below. The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A “Related Party” is defined as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K, proxy statement or other disclosure including the information required by Form 10, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing.

Under the Policy, the Board of Directors, or a committee established by the Board of Directors, must review the material facts of all Interested Transactions that require approval or ratification under the Policy and either approve or disapprove entry into the Interested Transaction, subject to the exceptions described below. If advance Board approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Board determines it to be appropriate, ratified at the Board’s next regularly scheduled meeting.

In determining whether to approve or ratify an Interested Transaction, the Board will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. Under the Policy, no director may participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that such director may provide all material information concerning the Interested Transaction to the Board.

If an Interested Transaction will be ongoing, the Board may establish guidelines for our management to follow in its ongoing dealings with the Related Party. Thereafter, the Board, on at least an annual basis, must review and assess ongoing relationships with the Related Party to see that they are in compliance with the Board’s guidelines and that the Interested Transaction remains appropriate.

Standing Pre-Approval for Certain Interested Transactions

The Board has reviewed the types of Interested Transactions described below and determined that each of the following Interested Transactions shall be deemed to be pre-approved by the Board, even if the aggregate amount involved will exceed $100,000.

a. Employment of Executive Officers. Any employment by the Company of an executive officer if (a) the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements; or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Board or a compensation;

b. Director Compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

c. Certain Transactions with other Companies. Any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues;

d. Certain Company Charitable Contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2 percent of the charitable organization’s total annual receipts;

e. Transactions Where All Shareholders Receive Proportional Benefits. Any transaction where the Related Party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends);

f. Transactions Involving Competitive Bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids;

g. Regulated Transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

h. Certain Banking-Related Services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition to the foregoing Interested Transactions, the board of directors has delegated to the Chief Financial Officer and Chief Executive Officer the authority to pre-approve or ratify (as applicable any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $250,000. In connection with each regularly scheduled meeting of the Board, a summary of each new Interested Transaction pre-approved by the Chief Financial Officer and Chief Executive Officer must be provided to the Board for its review.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Each of Tak Wah Tam, Chi Man Lo, Yousuf Rashed Al Marshoudi and Sultan Mohamed R. Alshara were appointed to serve on our board of directors, effective November 7, 2011. Each of Messrs. Tam, Lo, Marshoudi and Alshara are independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2011 and 2010:

	Year Ended December 31,
	2011	2010
Audit Fees	$202,075	$-
Audit-Related Fees	-	-
Tax Fees	3,905	-
All Other Fees	118,377
TOTAL	$324,357	$-

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions of this Item 14.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our board of directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our board of directors pre-approved the audit service performed by MSCM LLP for our financial statements as of and for the years ended December 31, 2011 and 2010.

PLAN OF MERGER AND REORGANIZATION

The following includes a brief summary of the material provisions of the Plan of Merger, a copy of which is attached as Annex A and incorporated by reference into this information statement/prospectus. We encourage you to read the Plan of Merger in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the Plan of Merger and the following summary, the Plan of Merger will control.

Introduction

On July 31, 2012, the Board of Directors of Goldenway adopted resolutions, subject to stockholder approval, to change the Company’s jurisdiction of incorporation from Nevada to Hong Kong (the “Reorganization”), and on August 24, 2012, the stockholders of Goldenway owning a majority of the outstanding shares of Common Stock as of that date, or the Majority Stockholders, acted by a written consent in lieu of a meeting to approve the Reorganization in accordance with the NRS. In order to accomplish the change in the Company’s jurisdiction of incorporation, the Company will merge with and into a company that has been incorporated in Hong Kong specifically for that purpose under the name “Goldenway Financial Holdings Limited,” or Goldenway Financial. Pursuant to the terms of the Plan of Merger, Goldenway Financial will be the surviving entity and the issued and outstanding shares of the Company’s Common Stock will automatically be converted into shares of Goldenway Financial ordinary shares at the rate of one ordinary share of Goldenway Financial for each single share of the Company’s Common Stock. The Plan of Merger is attached hereto as Appendix A. Upon completion of the Reorganization, the memorandum and articles of association of Goldenway Financial will become the governing instruments of the Company and will differ in several respects from the current Articles of Incorporation and Bylaws of the Company, as more thoroughly discussed below. Furthermore, Goldenway Financial, will own and continue to conduct the Company’s business in substantially the same manner as it is currently being conducted by Goldenway. Goldenway Financial will also be managed by the same Board of Directors and executive officers that manage Goldenway today. The merger will become effective on ____________, 2012, following the filing of Articles of Merger with the Nevada Secretary of State.

The Parties to the Merger

Through its subsidiary, Goldenway Precious Metals, Goldenway is a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and holds a Type AA License which authorizes it to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. Goldenway also engages in the provision of foreign exchange brokerage services in the United Kingdom through its newly acquired subsidiary, Goldenway UK. Goldenway provides precious metals spot contract trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Its electronic trading platform provides customers with price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market, based on an evaluation of third-party market pricing sources such as M-Finance and Bloomberg. In addition to its retail customers, Goldenway also trades spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and it purchases gold products from walk-in customers on a spot basis for conversion into bullion.

Goldenway Financial is a newly formed company incorporated under the laws of Hong Kong and currently a wholly owned subsidiary of Goldenway. Goldenway Financial does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, Goldenway Financial, will own and continue to conduct the business of Goldenway in substantially the same manner as is currently being conducted by Goldenway and its subsidiaries.

The principal executive offices of each of Goldenway and Goldenway Financial are located at Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong, and its telephone number is +852 3719-9399. All the Company’s transactions and the technologies, including the servers that carry out these transactions, are all executed and located in Hong Kong.

Background and Reasons for the Merger

We believe the merger, which would change our place of incorporation from the United States to Hong Kong, would be in the best interests of our stockholders and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

We currently have very limited operations in the United States and we believe there is no particular business reason to remain a company incorporated, and to maintain key corporate functions, in the United States. We believe that by reincorporating to a jurisdiction outside the United States, we will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and thereby reduce our operational, administrative, legal and accounting costs. We have chosen to reorganize under the laws of Hong Kong because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services. We also believe that being incorporated in Hong Kong could provide us with additional flexibility to pursue listings on international stock exchanges, such as the Hong Kong Stock Exchange, should we desire to do so in the future.

As noted, following the completion of the merger, Goldenway Financial is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. Goldenway Financial will remain subject to the mandates of the Sarbanes-Oxley Act, however, as a foreign private issuer, Goldenway Financial will be exempt from certain rules under the Exchange Act that would otherwise apply if Goldenway Financial were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

  Goldenway Financial may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

  Goldenway Financial will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Goldenway Financial will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Goldenway Financial will need to promptly furnish reports on Form 6-K any information that Goldenway Financial (a) makes or is required to make public under the laws of Hong Kong, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Goldenway Financial will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Goldenway Financial will be required to file an annual report on Form 20-F within four months after its fiscal year end;

  Goldenway Financial will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

  Goldenway Financial will not be required to conduct advisory votes on executive compensation;

  Goldenway Financial will be exempt from filing quarterly reports under the Exchange Act with the SEC;

  Goldenway Financial will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

  Goldenway Financial will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

  Goldenway Financial will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short- swing” trading transaction.

Goldenway Financial expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold Goldenway Financial securities, you may receive less information about Goldenway Financial and its business than you currently receive with respect to Goldenway and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, Goldenway Financial intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every year after the merger is effected. However, Goldenway Financial expects to review this practice after the next such advisory vote and may at that time or in the future determine not to provide such non-mandatory executive compensation disclosure and conduct such advisory votes more or less frequently or to not conduct them at all.

We believe the merger and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business, For a discussion of the risk factors associated with the merger and reorganization, please see the section entitled “Risk Factors—Risks Relating to the Merger and Reorganization.”

Disadvantages of Reorganizing in Hong Kong

There are certain disadvantages that accompany reorganizing in Hong Kong, including:

  Hong Kong has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

  Hong Kong companies may not have standing to sue before the federal courts of the United States; and

  Goldenway Financial’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

Goldenway Financial’s corporate affairs are governed by its memorandum and articles of association and by the Companies Ordinance and other applicable Hong Kong laws. The rights of shareholders to take action against Goldenway Financial’s directors, actions by minority shareholders and the fiduciary responsibilities of Goldenway Financial’s directors to Goldenway Financial under Hong Kong law are to a large extent governed by Hong Kong law. The rights of Goldenway Financial’s shareholders and the fiduciary responsibilities of its directors, although clearly established under Hong Kong law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, Hong Kong has a different body of securities laws relative to the United States. Therefore, Goldenway Financial’s shareholders may have more difficulty protecting their interests in the face of actions by Goldenway Financial’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Hong Kong companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. Hong Kong courts are also unlikely to impose liability against Goldenway Financial, in original actions brought in Hong Kong, based on certain civil liabilities provisions of U.S. securities laws. For details see the section entitled “Enforceability of Civil Liabilities.” Please see also the risk factors above under the heading “Risk Factors—Risks Relating to the Merger and Reorganization.”

Additionally, most of our operations are conducted, and a significant portion of our assets are located, in Hong Kong. In addition, after the merger a majority of Goldenway Financial’s directors and all of its executive officers will continue to reside in Hong Kong, and all or a substantial portion of their assets are located in Hong Kong. As a result, it may be difficult for you to effect service of process within the United States upon Goldenway Financial or such persons, or to enforce against them in courts of the United States, Hong Kong or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. For a discussion of the enforceability of civil liabilities following the merger and reorganization, please see the section entitled “Enforceability of Civil Liabilities.”

The Merger

The steps that have been taken to date, and that will be taken, to complete the merger are:

  Goldenway has formed Goldenway Financial, with Goldenway holding one ordinary share issued by Goldenway Financial.

  We have obtained the requisite stockholder approval for the merger and Reorganization in the form of a Written Consent of the Majority Stockholder of Goldenway, dated August 24, 2012.

  On the Effective Date, (i) Goldenway will merge with and into Goldenway Financial, with Goldenway Financial surviving, and (ii) all outstanding shares of Goldenway common stock will be converted into the right to receive an equal number of ordinary shares of Goldenway Financial, which shares will be issued by Goldenway Financial as part of the merger.

  Goldenway Financial will repurchase the one ordinary share issued to Goldenway prior to the merger.

  As a result of the merger, Goldenway will cease to exist and the business and operations of Goldenway will continue with Goldenway Financial.

The following diagram depicts our organizational structure immediately before and after the merger.

At the Effective Date, Goldenway Financial will adopt and assume the obligations of Goldenway under or with respect to certain contracts or agreements as described in the Plan of Merger. The contracts and agreements will become the obligations of Goldenway Financial and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

The Plan of Merger may be amended, modified or supplemented at any time, except that no amendment, modification or supplement may be made or effected that requires further approval by Goldenway stockholders without obtaining that approval.

Possible Abandonment

Pursuant to the Plan of Merger, the Board of Directors of Goldenway may exercise its discretion to terminate the Plan of Merger, and therefore abandon the merger, at any time prior to the Effective Date, including after the adoption of the Plan of Merger by Goldenway's stockholders. Please see the section entitled “Risk Factors—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Additional Agreements

Goldenway Financial expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with Goldenway. The Goldenway Financial indemnification agreements will be substantially similar to Goldenway’s existing indemnification agreements and will generally require that Goldenway Financial indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with Goldenway Financial, any subsidiary of Goldenway Financial or another entity where he or she is or was serving at Goldenway Financial’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

The indemnification agreements also provide for the advancement of defense expenses by Goldenway Financial. Please also see the section entitled “Differences in Corporate Law—Indemnification of Directors and Officers” for a description of indemnification of directors and officers under Hong Kong law and Goldenway Financial’s memorandum and articles of association.

In addition, as part of the merger, Goldenway Financial will assume Goldenway’s agreements with its executive employees as provided in the Plan of Merger, all of the foregoing as may be amended immediately prior to the Effective Date. Although the merger will constitute a change in control for purposes of the foregoing agreements with Goldenway’s executive officers, we will not incur any obligation as a result of the merger under the terms of the agreements since Goldenway Financial will assume the agreements and any such obligation will be waived in connection with the merger, if applicable.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.	none of the parties to the Plan of Merger is subject to any decree, order or injunction that prohibits the consummation of the merger;

2.	the registration statement of which this information statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

3.

all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Goldenway, Goldenway Financial or their subsidiaries to consummate the merger have been obtained or made; and

4.

the representations and warranties of the parties to the Plan of Merger set forth in the Plan of Merger are true and correct in all material respects, and the covenants of the parties set forth in the Plan of Merger (other than those to be performed after the Effective Date) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of Goldenway and our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Plan of Merger is not true but there is otherwise no harm to Goldenway or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Effective Date

We anticipate that the merger will become effective at 9:00 a.m., Eastern Time, on ___________, 2012. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that completion of the merger would not be in the best interests of Goldenway or our stockholders.

Management of Goldenway Financial

Immediately prior to the Effective Date, the directors and officers of Goldenway at such time will be elected or appointed as the directors and officers of Goldenway Financial (to the extent the directors and officers of Goldenway Financial and Goldenway are not already identical), each such person to have the same office(s) with Goldenway Financial (and the same committee memberships in the case of directors) as he or she held with Goldenway, with the directors to serve until the earlier of the next meeting of the Goldenway Financial shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws and Nevada corporate law (including the filing of articles of merger with the Secretary of State of the State of Nevada).

Rights of Dissenting Stockholders

Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares in the event of consummation of a plan of merger, if approval by the stockholders is required for the merger, however, holders of securities listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by FINRA or held by at least 2,000 stockholders of record are generally not entitled to dissenters’ rights.  Our Common Stock does not meet any of the foregoing exemptions and so the holders of our Common Stock are entitled to dissenter’s rights of appraisal set forth in NRS 92A.300 to 92A.500, (included at Annex E hereto) with respect to the adoption of the Plan of Merger.  Stockholders who wish to exercise dissenter’s rights in connection with the Plan of Merger may submit their demand for payment along with their original certificate(s) to: Corporate Secretary, Goldenway, Inc ., Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The demand must be received by September 28, 2012, a date which will be 30 days after the first public announcement of the Plan of Merger in this Information Statement/Prospectus, and must include the stockholder’s certification that beneficial ownership of the Common Stock was acquired prior to such date.

Ownership in Goldenway Financial

The Goldenway common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Goldenway Financial ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Goldenway Financial’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in Goldenway Financial’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Goldenway Financial ordinary shares registered in their respective names. Any attempted transfer of Goldenway stock prior to the merger that is not properly documented and reflected in the stock records maintained by Goldenway’s transfer agent as of immediately prior to the Effective Date will not be reflected in Goldenway Financial’s register of members upon completion of the merger. Registered holders of Goldenway Financial’s ordinary shares seeking to transfer Goldenway Financial ordinary shares following the merger will be required to provide customary transfer documents required by Goldenway Financial’s transfer agent to complete the transfer.

If you hold Goldenway common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Date, the Goldenway common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Goldenway Financial ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in the register of members of Goldenway Financial without any action on your part.

If you hold Goldenway common stock in certificated form, you may exchange your Goldenway stock certificates for new Goldenway Financial share certificates promptly following the merger. We will request that all Goldenway stock certificates be returned to Goldenway Financial’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your Goldenway stock certificates for new Goldenway Financial share certificates.

Goldenway’s current transfer agent and registrar is TranShare Corporation. It is expected that, prior to the Effective Date, Interwest Stock Transfer Co will be appointed as the transfer agent and registrar of Goldenway Financial as well as exchange agent for the merger.

OTC Quotation

Following completion of the merger we expect that the ordinary shares of Goldenway Financial will be authorized for quotation on the over-the-counter electronic bulletin board maintained by the OTC Markets, subject to our satisfaction of OTC conditions. If approved, we expect that as of the effective date of the merger, the Goldenway Financial ordinary shares will be quoted on the OTC under the symbol “GWYIF.”

Accounting Treatment of the Merger

The merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control. Please see the section entitled “Summary—Summary Pro Forma Financial Information.”

TAXATION

The following discussion of the material Hong Kong and U.S. federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this information statement/prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the merger or otherwise, such as the tax consequences under state and local and tax laws, and is not intended to be, nor should it be construed as, legal or tax advice to any particular shareholder. To the extent that the discussion relates to matters of Hong Kong tax law, we have been advised by Blank Rome Solicitors, our Hong Kong counsel. To the extent that the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications, assumptions and limitations set forth herein, we have been advised by Blank Rome LLP, our U.S. counsel, as to the material U.S. federal income tax consequences to U.S. holders, as defined below, described herein of the merger and ownership of Goldenway Financial’s ordinary shares. We recommend that you consult your own tax advisors with respect to the consequences of merger and the acquisition, ownership and disposition of Goldenway Financial’s ordinary shares.

Hong Kong Taxation

Pursuant to its Inland Revenue Ordinance, Hong Kong does not impose a withholding tax on dividends paid by Goldenway Financial to holders of its ordinary shares, nor does Hong Kong levy any capital gains or income taxes on Goldenway Financial. Further, a holder of Goldenway Financial’s ordinary shares who is not a resident of Hong Kong is exempt from Hong Kong income tax on dividends paid with respect to the ordinary shares.

Holders of ordinary shares may be subject to Hong Kong income tax on gains realized on the sale or disposition of the ordinary shares. Under Hong Kong tax laws, a company which is (or is deemed to be) carrying on a trade or business in Hong Kong could be subject to Hong Kong profits tax on Hong Kong-sourced profits arising from speculative transactions (defined as frequent purchases and sales with profit-seeking motives). According to the prevailing assessing practice of the Hong Kong Inland Revenue Department, the source of profits derived from the purchase and sale of listed shares by a company which carries on speculative share-trading business in Hong Kong is determined by the location of the stock exchange where the shares are traded. For shares listed outside Hong Kong, the source of profits arising from the sale or disposal of such shares will be regarded as being offshore in nature and not subject to profits tax. However, where the purchase and sale take place over-the-counter, the source of profits may be determined by looking at the place where the relevant contracts of purchase and sale are effected, which in the case of Goldenway Financial, would be Hong Kong. Since there is no double taxation treaty or convention currently in effect between the United States and Hong Kong (except for relief from international shipping income), holders may be subject to income tax on gains realized on the sale or disposition of ordinary shares in both the U.S. and Hong Kong.

No stamp duties or other similar taxes or charges are payable under the laws of Hong Kong in respect of the execution or delivery of any of the documents relating the proposed merger or the performance or enforcement of any of them.

Pursuant to the Hong Kong Stamp Duty Ordinance, any contract note for share transfer of Hong Kong stock is required to be executed and stamped within two days after any sale or purchase for assessment of stamp duty. Stamp duty applies whether a transfer is to a family member or intended as a gift to a third party. A shareholder may transfer shares to its affiliate entity without incurring the stamp duty, so long as it remains the beneficial owner of the shares after such transfer and it applies in advance to the Stamp Office for intra group relief under section 45 of Stamp Duty Ordinance. However, this exemption will no longer apply if the transferor and transferee cease to be associated within two years after the transfer. No stamp duty will be assessable for the allotment and issue of new shares of Goldenway Financial.

United States Taxation

Introduction

The following is a summary of certain aspects of U.S. federal income taxation regarding the merger of Goldenway and Goldenway Financial and the acquisition, ownership and disposition of Goldenway Financial’s ordinary shares. Goldenway and Goldenway Financial have not sought a ruling from the Internal Revenue Service (the “IRS”) or any other federal, state or local agency with respect to any of the tax issues affecting it.

This summary is for general information purposes only and is not exhaustive of all of the U.S. federal income tax considerations that may be relevant to stockholders. This summary of certain aspects of the U.S. federal income tax treatment of Goldenway and Goldenway Financial is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, Treasury Regulations promulgated under the Code by the U.S. Treasury Department including proposed and temporary regulations (the “Regulations”), rulings, current administrative interpretations, and official pronouncements by the IRS, all as currently in effect on the date hereof and all of which are subject to differing interpretations or to change, including possibly with retroactive effect. Such changes could materially and adversely affect the tax consequences to stockholders described below. No assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary also does not discuss all of the tax consequences that may be relevant to a particular stockholder or to certain stockholders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, insurance companies, banks or other financial institutions, persons whose functional currency is other than the U.S. dollar and persons who acquire their ordinary shares as compensation for services. In addition, the possible application of U.S. federal estate or gift taxes or any aspect of state, local, or non-U.S. tax laws is not considered.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of ordinary shares that is any of the following for U.S. federal income tax purposes:

  An individual who is a citizen or resident of the United States or someone treated as a U.S. citizen for U.S. federal income tax purposes;

  A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia (and certain entities formed outside the United States and treated as U.S. corporations under specialized sections of the Code);

  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  A trust if: (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (b) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Regulations to be treated as a U.S. person.

Except where specifically addressing considerations applicable to non-U.S. holders, the discussion assumes that the holder holds its ordinary shares as a capital asset. In some cases, the activities of a stockholder other than its investment in ordinary shares may affect the tax consequences to such stockholder in connection with the merger and the acquisition, ownership and disposition of Goldenway Financial’s ordinary shares.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds the ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A stockholder of ordinary shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger and the acquisition, ownership and disposition of Goldenway Financial’s ordinary shares.

THE FOREGOING SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. IT DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A STOCKHOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THE MERGER AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (INCLUDING ESTATE AND GIFT TAX RULES) AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS, AS WELL AS THE APPLICATION UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences of the Merger to Goldenway and Goldenway Financial

The merger should be treated as a “Type F” reorganization under Section 368(a)(1)(F) of the Code. Under applicable tax rules, we anticipate that Goldenway will be treated as if it transferred all of its assets, subject to liabilities, to Goldenway Financial, a new foreign corporation, and then as if Goldenway transferred 100% of the stock of the newly formed corporation to its stockholders in exchange for their Goldenway stock, i.e., a liquidation of Goldenway. We expect that the transfer of assets to Goldenway Financial will be treated as a taxable transfer for U.S. federal income tax purposes pursuant to which, gain, if any, but not loss, will be recognized in an amount equal to the excess, if any, of the fair market value of Goldenway’s assets at the time of the transfer over the tax basis of such assets in the hands of Goldenway at such time. We anticipate that substantially all of the assets of Goldenway at the time of the merger will be the stock of Precious Metals. Based on a recent appraisal of the fair market value of Precious Metals, Goldenway does not anticipate that any significant taxable gain will be recognized as a result of the merger. It should be noted, however, that to the extent that the fair market value of the assets of Goldenway appreciate significantly prior to the date that the merger is consummated, taxable gain may be recognized. No assurance can be given that the value of Goldenway’s assets will not significantly appreciate prior to the closing of the merger and that, consequently, significant taxable gain will not be recognized by Goldenway as part of this transaction. In addition, Goldenway Financial, a non-U.S. corporation, should not recognize any gain or loss in connection with this transaction for U.S. federal income tax purposes.

We do not anticipate that Goldenway Financial should be treated as an “inverted corporation” under Section 7874 of the Code. As Goldenway Financial will be incorporated in Hong Kong and we expect that Goldenway Financial’s expanded affiliated group will have substantial business activities in Hong Kong after the acquisition when compared to the total business activities of the expanded affiliated group, as defined for these purposes, it consequently should not be treated as an inverted corporation under applicable tax law.

Tax Consequences of the Merger to Stockholders and Reporting Requirements

Generally, stockholders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Goldenway Financial ordinary shares in exchange for Goldenway common stock. The aggregate tax basis in the ordinary shares of Goldenway Financial received in the merger by each U.S. holder will equal such U.S. holder’s aggregate tax basis in the Goldenway common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Goldenway Financial that are received in the merger will include such U.S. holder’s holding period for the common stock of Goldenway surrendered.

Stockholders should note that the income tax consequences of the merger depend on the tax laws of their relevant state and local jurisdiction. It is possible that the merger may be taxable under the tax laws of some states or localities. Stockholders are urged to consult their own tax advisors as to specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Ownership and Disposition of Goldenway Financial Ordinary Shares to Stockholders

Distributions

Generally, Hong Kong does not impose a withholding tax on dividends paid by a Hong Kong company to holders of its ordinary shares. Furthermore, a holder of Goldenway Financial’s ordinary shares is ordinarily exempt from Hong Kong income tax on dividends paid with respect to the ordinary shares.

However, to the extent that the distribution is paid to a U.S. holder out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, the gross amount of such distributions will be included in the gross income of such U.S. holder as dividend income on the date of receipt. To the extent that dividends paid on Goldenway Financial ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the Goldenway Financial ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as gain from the disposition of those Goldenway Financial ordinary shares.

Sale or Other Disposition of Goldenway Financial’s Shares

U.S. holders of Goldenway Financial ordinary shares will generally recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the Goldenway Financial ordinary shares and the U.S. holder’s adjusted tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss and, if the ordinary shares are held for more than one year, should generally be eligible for long-term capital gains treatment. A U.S. holder’s holding period for Goldenway Financial ordinary shares will include such U.S. holder’s holding period for the ordinary shares of Goldenway surrendered in the merger. A non-U.S. holder generally should not be subject to U.S. federal income tax on the gain, if any, realized upon the sale or other disposition of Goldenway Financial ordinary shares unless the gain is effectively connected with the conduct of a trade or business by that non-U.S. holder in the United States. Non-U.S. holders should consult their tax advisors regarding the application of these rules to their particular situation.

The maximum ordinary income tax rate for individuals is 35% and, in general, the maximum individual income tax rate for "Qualified Dividends", as defined below, and long-term capital gains is 15% (subject to certain exceptions), although in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. A "Qualified Dividend" is generally a dividend from certain domestic corporations, and from certain foreign corporations that are either eligible for the benefits of a comprehensive income tax treaty with the United States or are readily tradable on an established securities market in the United States. Shares must be held for certain holding periods in order for a dividend thereon to be a Qualified Dividend. The 15% rate on long-term capital gains and Qualified Dividends is currently scheduled to expire after 2012, after which the maximum rate on long-term capital gains is scheduled to be 20% and the maximum rate on dividends is scheduled to be 39.6% . However, given the uncertain economic conditions in the United States and the size of the federal deficit, tax rates are subject to change and shareholders should consult their tax advisors. In general, the deductibility of capital losses is subject to limitations.

All stockholders are subject to pay Hong Kong stamp duties upon the sale or other disposition of Goldenway Financial ordinary shares. For more information regarding Hong Kong stamp duties see our disclosure under “Taxation—Hong Kong Taxation” herein.

Unearned Income Medicare Contribution

Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay an additional 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of Goldenway Financial ordinary shares.

DESCRIPTION OF SHARE CAPITAL OF GOLDENWAY FINANCIAL

The following description of the material terms of Goldenway Financial’s shares following the merger includes a summary of specified provisions of the memorandum and articles of association of Goldenway Financial that will be in effect upon completion of the merger. This description is qualified by reference to the memorandum and articles of association of Goldenway Financial, a copy of which is attached as Annex B to this information statement/prospectus and incorporated herein by reference. You are encouraged to read the relevant provisions of Hong Kong law as they relate to the following summary.

Authorized Share Capital

Goldenway Financial is authorized to issue 75,000,000 ordinary shares of a nominal or par value of US$0.001 each. The ordinary shares may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors of Goldenway Financial is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on August 28, 2012, Goldenway Financial had one ordinary share outstanding. If the merger is completed, Goldenway Financial will issue approximately 14,660,029 ordinary shares in the merger and the one ordinary share outstanding prior to the merger will be repurchased.

The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class. Please also see the subsections entitled “—Changes to Rights of a Class or Series” and “—Voting” below.

Register of Members

Under Hong Kong law, a share in a Hong Kong company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a Hong Kong company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members. Upon completion of the merger, Goldenway Financial will immediately update the register of members to record and give effect to the issue of shares by Goldenway Financial to Goldenway stockholders. Once the register of members of Goldenway Financial has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. No consents or approvals are required by Hong Kong law from any governmental authorities or agencies or other official bodies in Hong Kong in connection with updating the register of members of Goldenway Financial.

Voting

Under the Companies Ordinance, any action to be taken by the shareholders in a general meeting requires the affirmative vote of either an ordinary or a special resolution passed at such meeting. Resolutions are classified as: (a) an ordinary resolution, which is a resolution passed by the majority of shareholders that are entitled to, and do, vote in person or by proxy at a general meeting; or (b) a special resolution, which is a resolution passed by not less than three-fourths of shareholders that are entitled to, and do, vote in person or by proxy at a general meeting. Generally, resolutions of shareholders are passed by ordinary resolution. However, the Companies Ordinance provides that some matters may only be passed as special resolutions. These matters include: alteration of the object clause; alteration of the memorandum and articles of association; change of a company’s name; reduction of share capital; and voluntary winding up.

Voting at any meeting of shareholders is by a show of hands unless a poll is demanded. If voting is by a show of hands, every shareholder who is present at the meeting in person or by proxy has one vote. On a poll, every shareholder who is present in person or by proxy has one vote for every share held or represented by him. A poll may be demanded in some circumstances by: the chairman of the meeting; at least three shareholders present in person or by proxy and entitled to vote at the meeting; shareholders present in person or by proxy who represent in the aggregate not less than 10% of the total voting rights of all shareholders having the right to attend and vote at the meeting; or shareholders present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than 10% of the total sum paid up on all shares conferring that right.

Holders of Goldenway Financial ordinary shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Goldenway Financial’s ordinary shareholders have no cumulative voting rights. Goldenway Financial’s shareholders take action by a majority of votes cast, unless otherwise provided by the Companies Ordinance or Goldenway Financial’s memorandum and articles of association.

Under the Goldenway Financial’s memorandum and articles of association, some matters, such as changing Goldenway Financial’s name or reducing the number of shares which Goldenway Financial is authorized to issue require the approval of shareholders by a resolution that is either (a) passed by a majority of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (b) that is signed by a majority of the shareholders entitled to vote on that resolution.

Changes to Rights of a Class or Series

Under Goldenway Financial’s memorandum and articles of association, Goldenway Financial is authorized to divide its share capital into shares classes of different amounts with different rights and to vary such rights in the terms of issuance. Unless the variation of any such rights are already set forth in a contract, rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class. Any holder of shares of the class present in person or by proxy at such meeting may demand a poll.

Quorum for General Meetings

No business of Goldenway Financial can be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum of shareholders is present at a meeting of Goldenway Financial shareholders regardless of the number of persons actually present at the meeting if the holders of at least 51% of all voting shares of Goldenway Financial in issue and entitled to vote at the meeting are present in person or represented by proxy.

Special Meetings of Shareholders

Pursuant to the Companies Ordinance, an special meeting of Goldenway Financial may be called by Goldenway Financial’s Board of Directors, order of court, auditors or liquidators in a bankruptcy. Section 113 of the Companies Ordinance also permits one or more shareholders holding 5% or more of the Company’s issued and outstanding shares to call a special meeting.

Dividend Rights

Goldenway Financial’s Board of Directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of Goldenway Financial’s lawfully available funds. For information regarding Goldenway Financial’s expected future dividend payments, please see the section entitled “Market for our Ordinary Shares; Dividends—Dividend Policy.”

Rights upon Liquidation

Upon the winding up of Goldenway Financial, after creditors of the corporation have been paid in full, the assets shall be distributed to, or the losses shall be borne by the shareholders of Goldenway Financial in proportion to the par value of the shares held by them at the commencement of the winding up (up to the amount paid in shares by each shareholder, respectively).

No Liability for Further Calls or Assessments

The Goldenway Financial ordinary shares to be issued in the merger will be duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

Goldenway Financial shareholders have no preemptive rights to subscribe for or purchase any additional securities issued by Goldenway Financial.

Redemption of Ordinary Shares

Section 49A of the Companies Ordinance permits Goldenway Financial to issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of Goldenway Financial or the shareholder on such terms and in such manner as the Board of Directors of Goldenway Financial may, before the issue of the shares, determine, so long as such shares are being redeemed out of distributable profits or out of proceeds of a fresh issue of shares made for purposes of redemption. Goldenway Financial may also purchase its own shares, including any redeemable shares, in accordance with the memorandum and articles of association.

Restrictions on Transfer

Goldenway Financial’s share register is determinative of membership in Goldenway Financial. A written instrument of transfer is required under the Companies Ordinance in order to register on Goldenway Financial’s register of members any transfer of shares. The memorandum and articles of association of Goldenway Financial further provide that such written instrument of transfer must be signed by the transferor and contain the name and address of the transferee. The memorandum and articles of association of Goldenway Financial also provide that the Board of Directors of Goldenway Financial may resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution, but where the Board passes such a resolution, Goldenway Financial must notify the transferor and the transferee.

Transfer Agent

The transfer agent and registrar for Goldenway Financial’s ordinary shares is expected to be Interwest Stock Transfer Co.

Anti-Takeover Provisions

Neither Goldenway nor Goldenway Financial has a shareholder rights plan.

There are material differences between the NRS and the Companies Ordinance that have the effect of reducing the anti-takeover provisions applicable with respect to Goldenway Financial. In addition, the Companies Ordinance does not contain comparable provisions to the NRS with respect to business combinations and acquisitions of controlling interests. Please see the sections entitled “Differences in Corporate Law—Interested Shareholder Transactions” and “Differences in Corporate Law—Acquisition of Controlling Interest.” You should consider these differences in anti-takeover provisions in evaluating the merger.

DIFFERENCES IN CORPORATE LAW

Your rights as a stockholder of Goldenway are governed by the NRS and Goldenway’s articles of incorporation and bylaws. After the merger, you will become a shareholder of Goldenway Financial and your rights will be governed by the Companies Ordinance and Goldenway Financial’s memorandum and articles of association.

The principal attributes of Goldenway’s common stock and Goldenway Financial ordinary shares are similar. However, there are differences between your rights under the NRS and under the Companies Ordinance. In addition, there are differences between Goldenway’s articles of incorporation and bylaws and Goldenway Financial’s memorandum and articles of association. The following discussion is a summary of the material differences in your rights that would result from the merger. As such, this summary does not cover all the differences between the Companies Ordinance and the NRS affecting corporations and their shareholders or all of the differences between Goldenway’s articles of incorporation and bylaws and Goldenway Financial’s memorandum and articles of association. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Companies Ordinance, the NRS, Goldenway’s articles of incorporation and bylaws and Goldenway Financial’s memorandum and articles of association. A copy of Goldenway Financial’s memorandum and articles of association that will become effective upon consummation of the merger is attached to this information statement/prospectus as Annex B. For information as to how you can obtain a copy of Goldenway’s articles of incorporation and bylaws, please see the section entitled “Where You Can Find More Information.” We encourage you to read the laws and documents referenced above.

	Nevada	Hong Kong
General Meetings of Shareholders

It is common practice in Nevada that the date and time of the annual meeting of stockholders is typically set forth in a company’s bylaws unless the Board of Directors decides to change the date and time of the annual meeting. The Board of Directors also determines the place of such meeting either within or without of the State of Nevada or may determine that such meeting shall not be held at any place and instead be held by means of remote communication.

Under Goldenway’s bylaws, our Board of Directors shall call a shareholders’ meeting if requested in writing to do so by shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is being requested.

Under the Companies Ordinance, there is no requirement for an annual meeting of shareholders. Under the memorandum and articles of association of Goldenway Financial, we are required to hold an annual meeting of shareholders at the time designated by the Board of Directors. Our annual shareholders’ meetings may be held in such place within or outside Hong Kong as our Board of Directors considers appropriate.

Our Board of Directors shall call a shareholders’ meeting if requested in writing to do so by shareholders entitled to exercise at least 5% of the voting rights in respect of the matter for which the meeting is being requested.

Under Goldenway’s bylaws, annual meetings of the stockholders are held on the date designated by the Board of Directors. Goldenway’s bylaws and Nevada law provide that written notice of the place, date and time of all meetings of shareholders shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held.

Goldenway’s bylaws provide that at any meeting of stockholders, the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes.

Our Board of Directors shall give not less than 10 days and not more than 60 days prior written notice of a shareholders’ meeting to those persons whose names on, either (a) the date the notice is given or (b) on a date fixed by the directors as the record date (which must be a date that is not less than 10 days nor more than 60 days prior to the meeting), appear as members in our register of members and are entitled to vote at the meeting.

The memorandum and articles of association of Goldenway Financial provide that a meeting of members is duly constituted if, at the commencement of the meeting, there are members present in person or by proxy representing not less than a majority of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting.

Calling a Shareholders’ Meeting

Under Nevada law, special meetings of the stockholders of a corporation may be called by the entire Board of Directors, any two directors or the president unless the articles of incorporation or the bylaws of the corporation provide otherwise.

Under Goldenway’s bylaws, special meetings may be called for any purpose (said purpose to be stated in the notice) by or at the direction of the Chief Executive Officer, the President or the Board or upon the request of shareholders holding 10% of the voting shares of Goldenway. Shareholders shall receive not less than 10 days nor more than 60 days’ notice of the place, date and time of the special meeting.

Pursuant to the Companies Ordinance, a special meeting of Goldenway Financial may be called by Goldenway Financial’s Board of Directors, order of court, auditors or liquidators in a bankruptcy. Section 113 of the Companies Ordinance also permits one or more shareholders holding 5% or more of the Company’s issued and outstanding shares to call a special meeting.

Voting Rights

Under Nevada law, unless the company’s articles of incorporation provide otherwise, each shareholder is entitled to one vote for each share of capital stock held by the shareholder.

Under Goldenway’s articles of incorporation, as amended, each share of common stock is entitled to one vote.

Pursuant to the NRS, provided there is a quorum present, all votes by the shareholders (except for the election of directors as described below) shall be determined by the vote of the majority of the shares entitled to vote, and except as otherwise required by law, all matters shall be determined by a majority of the votes cast.

Under the Companies Ordinance and the Goldenway Financial memorandum and articles of association, except as otherwise provided in the memorandum and articles of association, all shares vote as one class and each whole share has one vote.

Under the memorandum and articles of association of Goldenway Financial, each ordinary share is entitled to one vote.

Generally, the Goldenway Financial memorandum and articles of association provide that a simple majority of the votes of the shares entitled to vote is required to approve matters at meetings. For further discussion of the voting rights of Goldenway Financial shareholders, see, “Description of Share Capital of Goldenway Financial—Voting.”

Action by Written Consent

Under Nevada law and Goldenway’s bylaws, stockholders may take any action required or permitted to be taken at a stockholders’ meeting without a meeting if a written consent thereto is consented to in writing by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required under Nevada law for such an action at a meeting, then that proportion of written consents is required.

Under the Companies Ordinance and memorandum and articles of association of Goldenway Financial, an action that may be taken by shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing signed by all the shareholders.

Rights Upon a Liquidation or Dissolution

Under Nevada law, unless otherwise provided in the articles of incorporation, a liquidation, dissolution or winding-up of a corporation, including the sale of all of a corporation’s property and assets, must be approved by the Board of Directors, recommended to the stockholders and then approved by the affirmative vote of holders of a majority of the outstanding shares entitled to vote. In the event of a liquidation, dissolution or winding-up, the stockholders are entitled to share ratably according to the number of shares held by them in all remaining assets available for distribution to the holders of common stock after payment, or the provision for payment of all of the corporation’s obligations and liabilities, and subject to the prior rights of any holders of preferred stock then outstanding.

Under the Companies Ordinance and Goldenway Financial’s memorandum and articles of association, Goldenway Financial may be dissolved, liquidated or wound up by the vote of holders of not less than a simple majority of its shares voting at a meeting.

Dissenters’ or Appraisal Rights

With respect to mergers and business combination transactions, under Nevada law, registered holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger of the corporation by demanding payment in cash for the shares equal to the fair value (excluding any appreciation or depreciation as a consequence, or in expectation, of the transaction) of such shares, at a fair value determined by agreement between the dissenting stockholder(s) and the corporation, or if an agreement cannot be reached and an action is timely brought by the corporation, then the court may utilize the services of an appraiser to recommend a decision as to the fair value of such shares. Nevada law further provides that dissenters’ rights or appraisal rights are not available in a merger to holders of shares of any class or series listed on a U.S. based national securities exchange or held of record by more than 2,000 shareholders, unless the articles of incorporation of the corporation issuing the shares provide otherwise; or the holders of the class or series of stock are required under the plan of merger or exchange to accept for their shares anything except cash, owner’s interests or owners interests and cash in lieu of fractional owner’s interests of (a) the surviving or acquiring entity, (b) any other entity which at the effective date of the plan of merger or exchange were either listed on a national securities exchange or held of record by at least 2,000 shareholders or (c) some combination of the above. In addition, dissenters’ rights are not available to any holders of shares of the surviving domestic corporation if the plan of merger did not require the vote of the stockholders of the surviving corporation.

The Companies Ordinance requires shareholders’ approval for sales of all or substantially all of a company’s assets, including in connection with a merger or other business combination.

Rights of Non-resident or Foreign Shareholders

There are no limitations under Nevada law that restrict the rights of non-resident or foreign stockholders from holding stock in a Nevada corporation or exercising voting rights in connection therewith.

There are no limitations imposed by the Goldenway Financial memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Goldenway Financial memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Sources and Payment of Dividends

Under Nevada law, the Board of Directors, subject to any restrictions in the corporation’s articles of incorporation, may declare and make distributions (including the payment of a dividend) generally out of: (1) operating surplus of the corporation, which is defined as net assets less statutory capital; or (2) if no operating surplus exists, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year; subject to criteria set forth in the NRS; provided, however, the Board of Directors may not make distributions to its stockholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business; or, except as set forth in the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus that amount needed if the corporation were dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Under the Companies Ordinance and the memorandum and articles of association of Goldenway Financial, the directors may, by a resolution of directors, authorize a distribution by Goldenway Financial to shareholders at such time and of such an amount as they think fit, provided that no dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

Pursuant to its Inland Revenue Ordinance, Hong Kong does not impose a withholding tax on dividends paid by Goldenway Financial to holders of its shares, nor are any capital receipts from sale of capital assets assessable for profits tax. Further, dividends from Goldenway Financial paid to holders of its shares, whether in Hong Kong or otherwise, are exempted from profits tax.

Rights of Purchase and Redemption

Under Nevada law, if provided in the articles of incorporation or in a Board resolution, a corporation may purchase, redeem and dispose of its own shares, except that it may not purchase or redeem these shares subject to restrictions on the declaration and making of distributions as set forth above. If a corporation redeems its stock, immediately following any such redemption, the corporation must have outstanding one or more series, or one or more classes, which shares together must have full voting power and together are entitled to receive the net assets of the corporation upon dissolution of the corporation.

However, at any time, a corporation may purchase or redeem any of its shares that are redeemable pursuant to the articles of incorporation or by a Board resolution which are entitled upon any distribution of assets to a preference over another class of its stock if these shares will be retired upon acquisition or redemption, thereby reducing the capital stock of the corporation.

The Companies Ordinance permits Goldenway Financial to issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of Goldenway Financial or the shareholder on such terms and in such manner as the Board of Directors of Goldenway Financial may, before the issue of the shares, determine, so long as such shares are being redeemed out of distributable profits or out of proceeds of a fresh issue of shares made for purposes of redemption.

Goldenway Financial may also purchase its own shares, including any redeemable shares, in accordance with the memorandum and articles of association.

Preemptive Rights

Under Nevada law, a stockholder is not entitled to preemptive rights to subscribe for additional issues of stock or any security convertible into stock of the corporation unless they are specifically granted in the articles of incorporation. Such preemptive rights are not specifically granted in Goldenway’s articles of incorporation, as amended.

Goldenway Financial shareholders have no preemptive rights to subscribe for or purchase any additional securities issued by Goldenway Financial.
Amendment of Organizational Instruments

Under Nevada law, unless the articles of incorporation requires a greater vote, an amendment to the articles of incorporation requires: (1) the Board of Directors must adopt a resolution setting forth the amendment proposed and submit the resolution to the stockholders entitled to vote on the amendment at a special meeting or the next annual meeting; (2) the affirmative vote by stockholders having at least a majority of the voting power entitled to vote thereon, and (3) if the amendment would adversely affect the rights or change any preference of any class or series of outstanding shares, then in addition to the affirmative vote otherwise required, the affirmative vote of a majority of the voting power of each class that is adversely affected by the amendment entitled to vote thereon as a class.

The memorandum of association of Goldenway Financial may be amended or repealed by special resolution of its Board of Directors, at any time or from time to time.

Amendment of Organizational Instruments, cont'd

Under Nevada law, stockholders may adopt the bylaws and, in the absence of doing so or in the absence of reserving the right of doing so to the stockholders, the Board of Directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors of the corporation. The bylaws of Goldenway provide that the bylaws can be altered, amended or repealed by the Board of Directors.

Stock Class Rights

Under Nevada law, any change to the rights of holders of shares or any series of preferred shares of a company would require an amendment to the company’s articles of incorporation unless such right is specifically denied in the company’s articles of incorporation.

Nevada law provides that the holders of shares of a class or series shall be entitled to vote as a class upon a proposed amendment if the amendment would adversely alter or change any preference or any relative or other right given to the class or series.

The memorandum and articles of association of Goldenway Financial gives the Board of Directors the right to issue shares of different classes or different series of shares.

The Companies Ordinance provides that if at any time the authorized shares are divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not Goldenway Financial is being wound up, only be varied with the approval of the holders of not less than a majority of the issued shares of that class and of the holders of a majority of the issued shares of any other class or series of shares which may be affected by such variation.

Shareholders’ Votes on Certain Transactions

Generally, under Nevada law, unless the articles of incorporation provides for the vote of a larger portion of the stock held by the stockholders, completion of a liquidation, consolidation, sale, lease or exchange of all of a corporation’s assets or a dissolution requires:

(1) the approval by the Board of Directors and recommendation to the stockholders; and

(2) stockholder approval of a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

The Companies Ordinance requires shareholders’ approval for sales of all or substantially all of a company’s assets, including in connection with a merger or other business combination.

Rights of Inspection

Nevada law allows any stockholder of record for at least six months preceding the demand to inspect, or any person holding, or authorized by those holding, at least 5% of all of the corporation’s outstanding shares, upon five days written demand, may inspect and make copies during usual business hours, in person or by an agent or attorney, of the following: (1) the corporation’s stock ledger, including a list of its stockholders and their stock holdings; (2) a copy of the corporation’s articles of incorporation, and amendments thereto, certified by the Secretary of State of Nevada; and (3) a copy of the corporation’s bylaws, and amendments thereto, certified by an officer of the corporation.

In addition, Nevada law allows any stockholder of record who owns, or has been authorized by the holders of, at least 15% of the outstanding shares of the corporation, upon at least five days’ written demand, to inspect, during usual business hours, the books of account and all financial records of the corporation, to make copies of records, and to conduct an audit of such records.

Members shall have the right to inspect such Company records at such time and based upon such limitations of such rights as may be set forth in the Companies Ordinance.
Standard of Conduct for Directors

Nevada law does not set forth extensive provisions describing the standard of conduct of a director. Directors are required to exercise their powers in good faith and with a view to the interests of the corporation. The scope of the fiduciary duties of directors is determined by the courts of the State of Nevada when presented with the issue, and often with reference to decisions by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well- informed basis and in a manner they reasonably believe to be in the interest of the corporation.

Under the Companies Ordinance, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty to Goldenway Financial, our directors must ensure compliance with our memorandum and articles of association.

Size of the Board of Directors

Under Nevada law, the Board of Directors must have at least one director who is a natural person of at least 18 years of age and who does not need to be a U.S. citizen. Goldenway’s Board of Directors currently consists of five directors. The number of directors is established from time to time by resolution of the Board of Directors.

The Goldenway Financial memorandum and articles of association gives the Board of Directors the right to set the number of directors and under the Companies Ordinance, a company must have at least one director.

Classification of the Board of Directors

Under Nevada law, the articles of incorporation or bylaws may provide for the classification of the Board of Directors in order to stagger the terms of the directors. The term “classified board” generally means the specification of selected board seats for a term of more than one year (but not more than three years), with different classes of board seats coming up for election each year. Goldenway’s bylaws do not provide for the classification of its Board of Directors, but rather provides for the election of all of Goldenway’s directors at each annual meeting.

The directors of Goldenway Financial are not divided into classes. Each director shall hold office for the term ending on the termination of the next annual meeting of shareholders or such other date as was agreed under the terms upon which he or she was appointed or until his or her earlier death, disqualification, resignation or removal.

Election of Directors

As provided in Goldenway’s bylaws, directors are currently elected at an annual meeting of stockholders at which a quorum is present, in person or by proxy, by a plurality vote and hold office until his or her successor is chosen.

Under the memorandum and articles of association, directors are elected by a majority of shareholders at an annual general meeting.
Removal of Directors

Nevada law provides that a director may be removed with or without cause by the holders of not less than two-thirds of the voting power of the shares entitled to vote at an election of directors, except that: (1) members of a classified Board of Directors may be removed by a vote of the holders of that class or series, unless the articles of incorporation provides otherwise; and (2) directors may not be removed in certain situations in the case of a corporation having cumulative voting except with the vote of stockholders owning sufficient shares to prevent the director’s election to office at the time of removal.

Goldenway does not have a classified board and does not have cumulative voting.

The memorandum and articles of association of Goldenway Financial provides that a director may be removed by ordinary resolution of the Board of Directors or by a vote of the shareholders holding a two-thirds majority of the outstanding ordinary shares of the company.

The Companies Ordinance does not contain statutory provisions specifically mandating staggered board arrangements for a Hong Kong company. Such provisions, however, may validly be provided for in the memorandum and articles of association of a company.

Hong Kong law does not specifically prohibit or restrict the creation of cumulative voting rights for the election of directors of a company.

Vacancies on the Board of Directors

Under Nevada law, unless otherwise provided in the articles of incorporation, the following vacancies may be filled by a vote of a majority of the directors then in office, even though less than a quorum: (1) vacancies on the Board of Directors; and (2) newly created directorships resulting from an increase in the authorized number of directors. A director elected to fill a vacancy or a newly created directorship will hold office until the next annual election by the stockholders and until his or her successor has been elected and qualified or until his or her earlier, death, resignation or removal.

Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. A majority of the Members may also act to elect a Director or Directors at any time to fill any vacancy or vacancies not already filled by the Directors.

Board Quorum and Vote Requirements

Pursuant to Goldenway’s bylaws, at any meeting of Goldenway’s Board of Directors, the presence of a majority of the whole Board of Directors constitutes a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present constitutes an act of the Board of Directors.

Goldenway Financial’s memorandum and articles of association is consistent with the bylaws of Goldenway with respect to the Board quorum and vote requirements.
Place of Directors Meetings	Pursuant to Goldenway’s bylaws, all meetings of Goldenway’s Board of Directors may be held within or outside of the State of Nevada, as may be fixed from time to time by the Board of Directors.

Goldenway Financial’s memorandum and articles of association provide that directors may meet at any place or places foreign or domestic which may be designed by the Board of Directors for such meeting.

Liability of Directors and Officers

Except as specifically provided in the NRS, or if the articles of incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (2) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The memorandum and articles of association of Goldenway Financial provide that officers and directors shall not be personally liable to the Company for damages for any breach of fiduciary duty as a director or officer, except for intentional or knowing misconduct or violations of the Companies Ordinance that expressly provides for liability of directors or officers notwithstanding any provision in the memorandum and articles of association to the contrary.

Indemnification of Directors and Officers

Nevada law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Subject to certain restrictions under the Companies Ordinance, a company can indemnify its directors and officers. Our memorandum and articles of association provide for the indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, but the indemnity does not extend to any matter in respect of any fraud or dishonesty that may be attached to such person.

Indemnification of Directors and Officers cont'd

Goldenway’s articles of incorporation and bylaws provide generally that Goldenway shall indemnify, to the fullest extent authorized by the NRS, each director and officer, as well as persons serving at the request of our company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person.

Under Goldenway Financial’s memorandum and articles of association, Goldenway Financial may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Goldenway Financial, or who is or was serving at the request of Goldenway Financial as a director or officer of another company, partnership, joint venture, trust or other enterprise (referred to herein as an “Indemnified Person”). Each such Indemnified Person shall be indemnified out of the assets of Goldenway Financial against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions, other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. In addition, to be entitled to indemnification, an Indemnified Person must not have acted in such a manner as to have incurred the liability by virtue of having committed actual fraud or willful default but no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

Goldenway Financial may purchase and maintain insurance for the benefit of any director or other officer of Goldenway Financial against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Goldenway Financial. Goldenway Financial will purchase and maintain insurance for its directors and officers as permitted by Hong Kong law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for its directors, officers or persons controlling it under the foregoing provisions, Goldenway Financial has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Shareholder Derivative and Class Action Suits

Under Nevada law, a stockholder may bring a derivative action on behalf of Goldenway to enforce the rights of Goldenway. An individual also may commence a lawsuit separately or bring a class action suit on behalf of such individual and other similarly situated stockholders where the requirements for maintaining a class action under Nevada law have been met. A person may generally institute and maintain such suits only if such person was a stockholder at the time of the transaction which is the subject of the derivative suit or became a stockholder by operation of law from one who was a shareholder at the time of the transaction. Nevada law also requires that the derivative plaintiff must make a demand on the Board of Directors to assert the claim or take suitable actions, and the demand to be refused by the board, before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile (and if futile, the derivative plaintiff must make clear the reasons why such demand would be futile)

Class actions or derivative actions are recognized by and can be brought before Hong Kong courts. In principle, a company will normally be the proper plaintiff for wrongs committed against such company. However, derivative actions may be brought by its shareholders (or its minority shareholders) on the basis, among others, that those who control the company are perpetrating a “fraud on the minority.”

Hong Kong courts are unlikely to impose liability against Goldenway Financial, in original actions brought in Hong Kong, based on certain civil liabilities provisions of U.S. securities laws. For details regarding shareholder derivative and class actions see Plan of Merger and Reorganization – Disadvantages of Reorganization in Hong Kong” and “Enforceability of Civil Liabilities.”

Anti-takeover Measures

Under Nevada law, directors generally have a duty to act without self-interest, on a well- informed basis and in a manner they reasonably believe to be in the interests of the corporation and its stockholders. Nevertheless, a Nevada court will generally apply a policy of judicial deference to Board of Directors decisions to adopt anti- takeover measures in order to resist a change, or potential change, of control in the face of a potential takeover where the directors are able to show that: (1) they had reasonable grounds for believing that there was a threat to corporate policy and effectiveness from an acquisition proposal; and (2) the Board of Directors action taken to impede the exercise of stockholders rights was reasonable in relation to the threat posed.

Under Hong Kong law, the directors of a business company must exercise their powers in good faith for a proper purpose and in the best interests of the company as a whole. It is important for a determination to be made that it is possible for a reasonable Board of Directors, in good faith, to reach the conclusion that an anti-takeover measure which has the potential to discriminate against a minority of the members is nonetheless for the benefit of the company as a whole. It is likely that the courts would consider whether the Board of Directors had any ulterior motive in implementing anti-takeover proposals and whether particular shareholders had been singled out in any discriminatory way.

Transactions with Directors

The NRS provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the common or interested director or officer is present at, or participates in, the meeting of the Board or committee of the Board which authorizes the contract or transaction, or signs a written consent authorizing the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to the director’s or officer’s relationship or financial interest as to the contract or transaction are disclosed or are known to the Board of Directors or a committee of the Board, and the Board or committee of the Board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or financial interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is approved in good faith by the vote of the stockholders holding a majority of the voting power; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board or the stockholders.

Under the Companies Ordinance, a director of a business company is not required to disclose an interest if: (a) the transaction or proposed transaction is between the director and the company; and (b) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

A disclosure to the Board to the effect that a director is a shareholder, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board which authorizes the contract or transaction.

Interested Shareholder Transactions

The NRS provide generally that a Nevada corporation is prohibited from engaging in mergers, dispositions of 5% or more of the aggregate value of its assets or the disposition of assets representing 10% or more of the earning power or net income of the corporation, certain issuances of stock and other transactions (“business combinations”) with a person that owns 10% or more of the voting power of the outstanding voting shares of the corporation (an “interested shareholder”) for a period of three years after the interested stockholder first held 10% or more of the voting power of the outstanding shares. These restrictions on transactions involving an interested stockholder do not apply to (a) a combination approved by the board of directors before that person first became an interested stockholder, (b) a combination with an interested shareholder that resulted in that person becoming an interested stockholder that was approved by the board of directors before that person became an interested stockholder, or (c) a combination that was approved, no earlier than three years after the date that person first became an interested stockholder, by the affirmative vote of holders of at least a majority of the voting power (other than stock owned by the interested shareholder) at a meeting called for that purpose.

Goldenway’s articles of incorporation contain a provision expressly electing not to be governed by these provisions of the NRS.

Although Hong Kong law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Acquisition of Controlling Interest

The provisions of NRS 78.378 to 78.3793 apply to the acquisition of controlling interests in an issuing corporation unless the articles of incorporation provide otherwise. NRS 78.3799 defines “issuing corporation” as any corporation organized in Nevada which has 200 or more stockholders or record, at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger and does business in the State of Nevada directly or through an affiliated corporation.

There are no equivalent statutory provisions in Hong Kong.

The provisions relating to acquisition of a controlling interest in an issuing corporation provide that the acquiring person may deliver an offeror’s statement and require that a special meeting of stockholders be called to determine whether such acquiring person shall be entitled to full voting rights of his shares. Such voting rights will not be provided unless the acquiring person and those acting in association with the acquiring person are conferred by resolution of the stockholders holding a majority of the voting power of the corporation and of any adversely affected class or series of outstanding shares, excluding shares as to which any interested stockholder exercises voting rights. Further, if the offeror’s statement is not delivered in the manner prescribed or if such acquiring person is not granted full voting rights by the stockholders, the issuing corporation shall call for redemption of such shares of the acquiring person. If the acquiring person’s shares are given full voting rights, shareholders voting against such voting rights will have dissenters’ rights and are entitled to fair value for their shares.

Goldenway’s articles of incorporation contain a provision expressly electing not to be governed by these provisions of the NRS.

Corporate Transactions

Generally, under the NRS, approval of mergers and consolidations and sales, leases or exchanges of all of the property or assets of a corporation requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

Hong Kong law does not provide for mergers as that expression is understood under Delaware law. However, there are provisions under the Companies Ordinance that facilitate the reconstruction and amalgamation of Hong Kong-incorporated companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and/or creditors (as the case may be) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose.

The convening of the meetings and subsequently the arrangement must be sanctioned by the courts of Hong Kong. A dissenting shareholder has the right to express to the court the view that the transaction should not be approved.

When a takeover offer is made and accepted, within four months of the offer, by holders of 90% of the shares for which the offer is made, the offeror may, by no later than five months after the offer, require the holders of the remaining shares to transfer those shares on the terms of the offer. An objection may be made by holders of the remaining shares to the courts of Hong Kong.

The Companies Ordinance also requires shareholders’ approval for sales of all or substantially all of a company’s assets as is commonly adopted by U.S. companies.

ENFORCEABILITY OF CIVIL LIABILITIES

Goldenway Financial was incorporated under the laws of Hong Kong because of certain benefits associated with being a Hong Kong company, such as political and economic stability, an effective judicial system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, Hong Kong companies may not have standing to sue before the federal courts of the United States.

Additionally, most of our operations are conducted, and a significant portion of our assets are located, in Hong Kong. In addition, after the merger a majority of Goldenway Financial’s directors and all of its executive officers will continue to reside in Hong Kong, and all or a substantial portion of their assets are located in Hong Kong. As a result, it may be difficult for you to effect service of process within the United States upon Goldenway Financial or such persons, or to enforce against them in courts of the United States or Hong Kong, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Goldenway Financial will appoint Corporation Service Company as its agent to receive service of process with respect to any action brought against it in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against it in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Blank Rome Solicitors or BRS, our counsel as to Hong Kong law, has advised us that there is uncertainty as to whether the courts of Hong Kong would (1) recognize or enforce judgments of United States courts obtained against Goldenway Financial or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in Hong Kong against Goldenway Financial or its directors or officers predicated upon the securities laws of the United States or any state in the United States. BRS has also advised us that there are no treaties with respect to enforceability of civil liabilities, nor is there reciprocity practice, between Hong Kong.

BRS has further advised us that any final and conclusive monetary judgment obtained against Goldenway Financial in United States state or federal courts, for a definite sum, may be enforceable in Hong Kong at common law so that no retrial of the issues would be necessary, provided that in respect of the U.S. judgment:

1.

The U.S. court issuing the judgment had jurisdiction in the matter and Goldenway Financial either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; and the judgment debtor was present in that country at the time of commencement of proceedings, submitted to the court by voluntarily entering into appearance, or agreed to submit to the jurisdiction of the court prior to the commencement of proceedings; and was the plaintiff, the defendant or a counterclaimant in the case;

2.	The judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of Goldenway Financial;

3.	In obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

4.	Recognition or enforcement of the judgment in Hong Kong would not be contrary to public policy;

5.	The proceedings pursuant to which judgment was obtained were not contrary to natural justice; and

6.	The judgment given by the U.S. court must be (i) final and conclusive; and (ii) for a definite monetary sum.

LEGAL MATTERS

Blank Rome LLP has advised us in connection with certain U.S. legal matters with respect to the merger and has rendered an opinion to us regarding the material U.S. federal income tax consequences of the merger described in the section entitled “Taxation—United States Taxation.” Blank Rome Solicitors has advised us in connection with certain Hong Kong legal matters with respect to the merger, including legal matters with respect to Goldenway Financial shares.

EXPERTS

The audited consolidated financial statements of Goldenway have been audited by MSCM LLP, an independent registered public accounting firm, for the periods and to the extent set forth in their reports which are included in Annex C attached to this information statement/prospectus. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon the firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Goldenway is subject to the reporting requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Goldenway’s SEC filings also are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “Investor Relations” section of our website at http://www.chinacnit.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this information statement/prospectus, and therefore is not incorporated by reference.

Goldenway Financial has filed a registration statement on Form F-4 with the SEC to register the issuance of its ordinary shares in connection with the merger. This information statement/prospectus is a part of that registration statement and constitutes a prospectus of Goldenway Financial in addition to being a notice of the Written Consent of the Majority Stockholder.

A copy of Goldenway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and a copy of its Quarterly Report on Form 10-Q for the period ended June 30, 2012 are attached to this information statement/prospectus as Annex C and Annex D, respectively (not including their exhibits).

Statements contained in this information statement/prospectus, or in any document included or delivered with this information statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

You should rely only on the information contained or included and delivered with this information statement/prospectus for information regarding the adoption of the Plan of Merger. We have not authorized anyone to provide you with information that is different from what is contained in this information statement/prospectus. The date of this information statement/prospectus can be found on the first page. You should not assume that the information contained in this information statement/prospectus is accurate as of any date other than that date, unless the information specifically indicates that another date applies, and neither the mailing of this information statement/prospectus to stockholders nor the issuance of Goldenway Financial shares in the merger shall create any implication to the contrary.

ANNEX A

Agreement and Plan of Merger
(See attached)

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

_________________________________________________________________________

by and among

GOLDENWAY, INC.

and

GOLDENWAY FINANCIAL HOLDINGS LIMITED

_________________________________________________________________________

Dated as of August 28, 2012

A-i

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of August 28, 2012 (this “Agreement”), by and among, GOLDENWAY, INC., a corporation incorporated under the laws of the State of Nevada (the “Company”) and GOLDENWAY FINANCIAL HOLDINGS LIMITED, a company incorporated under the laws of the Hong Kong, Special Administrative Region of the People’s Republic of China (“Hong Kong”) and a wholly-owned subsidiary of the Company (“Goldenway Financial”).

WITNESSETH:

WHEREAS, the board of directors of each of the Company and Goldenway Financial have unanimously determined that it is advisable and in the best interests of their respective shareholders to reorganize so that Goldenway Financial will become the parent of Goldenway, Inc. as a result of the merger of Goldenway Financial with and into the Company (the “Merger”); and

WHEREAS, the respective board of directors of each of the Company and Goldenway Financial have unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein, pursuant to which Goldenway Financial will be the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued share of the common stock, par value US$0.001 per share, of the Company (“NV Common Stock”) shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of Goldenway Financial (“HK Ordinary Shares”); and

WHEREAS, the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of the NV Common Stock; and the holders of a 71% majority of the issued and outstanding shares of the NV Common Stock (the “Majority Stockholders”) have acted by written consent to approve the execution of this Agreement and the consummation of the transactions contemplated hereby in accordance with the Nevada Revised Statutes, including the Merger, on the terms and conditions set forth herein; and

WHEREAS, the Company, as sole shareholder of Goldenway Financial, has adopted resolutions approving the execution of this Agreement and the consummation of the transactions contemplated thereby, in accordance with Hong Kong law, on the terms and conditions set forth herein; and

WHEREAS, the parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code or, alternatively, that the Merger be treated for United States federal income tax purposes as a contribution of shares of the Company to Goldenway Financial by stockholders of the Company qualifying as a tax-free exchange within the meaning of Section 351 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, each of the parties hereto (together, the “Parties”) hereby agrees as follows:

ARTICLE I
THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) at the Effective Time (as defined in Section 1.2), the Company shall be merged with an into Goldenway Financial in accordance with this Agreement, and the separate existence of Merger Sub the Company shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the NRS, (a) Goldenway Financial shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), (b) the corporate identity, existence, powers, rights and immunities of the Company as the Surviving Corporation shall continue unimpaired by the Merger, and (c) Goldenway Financial shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of the Company, all without further act or deed.

Section 1.2 Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 7.1, Goldenway Financial and the Company shall cause the articles of merger (the “Articles of Merger”) with respect to the Merger to be filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), in such form as is required by, and executed in accordance with, the relevant provisions of the NRS. The Merger shall become effective upon the filing of the Articles of Merger or on such later date and time as Goldenway Financial and the Company shall have designated in the Articles of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II
SURVIVING CORPORATION;
EFFECT OF MERGER ON CHARTER DOCUMENTS
 AND DIRECTORS AND OFFICERS

Section 2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be “Goldenway Financial Holdings Limited”

Section 2.2 Constituent Documents of Surviving Corporation. From and after the Effective Time, the terms and provisions of the articles of incorporation and bylaws of the Company in effect immediately prior to the Effective Time (except with respect to the name of the Company) shall be combined into the Memorandum and Articles of Association of the Surviving Corporation, except to the extent that any provision thereof is prohibited by applicable Hong Kong law or to the extent that any additional provisions are mandated by such law.

Section 2.3 Directors and Officers of Surviving Corporation. Immediately prior to the Effective Time, the Company, in its capacity as the sole shareholder of Goldenway Financial, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of the Company immediately prior to the Effective Time to be elected or appointed as the directors and officers of Goldenway Financial (to the extent the officers and directors of Goldenway Financial and the Company are not already identical), each such person to have the same office(s) with Goldenway Financial (and the same committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the Goldenway Financial shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

ARTICLE III
EFFECTS OF MERGER ON CAPITAL STOCK OF
CONSTITUENT CORPORATIONS; EXCHANGE OF SHARES

Section 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of either the Company or Goldenway Financial: (a) each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (each an “NV Common Stock”) shall be converted into the right to receive one validly issued, fully paid and non-assessable ordinary share of Goldenway Financial (the “HK Ordinary Shares”), and Goldenway Financial shall issue to each holder of such right that number of HK Ordinary Shares to which each such holder is entitled; and (b) Goldenway Financial will repurchase the one HK Ordinary Share that was held by the Company prior to the Merger at a purchase price of US$0.001.

Section 3.2 Exchange of Goldenway Financial Shares.

(a)  At the Effective Time, each outstanding share of NV Common Stock held in uncertificated, book entry form will be exchanged for one HK Ordinary Share pursuant to Section 3.1 above without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form by Goldenway Financial’s transfer agent, Interwest Transfer Company, Inc.

(b)  At the Effective Time, each outstanding share of NV Common Stock held in certificated form will be converted into the right to receive one HK Ordinary Share pursuant to Section 3.1 above without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of the Company. Following the consummation of the Merger, the Company’s exchange agent will send a letter of transmittal to the stockholders of the Company, explaining the procedure for surrendering such holders’ NV Common Stock certificates in exchange for share certificates representing HK Ordinary Shares.

(c)  At the Effective Time, all holders of NV Common Stock will cease to be, and will have no rights as, stockholders of the Company, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of NV Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time and (ii) the HK Ordinary Shares pursuant to Section 3.1. Upon and after the Effective Time, shareholders registered in the register of members of Goldenway Financial, including the former stockholders of the Company, will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon HK Ordinary Shares registered in their respective names.

ARTICLE IV
ASSUMPTION OF CONTRACTS

Section 4.1 Assumption. At the Effective Time, the obligations of the Company under or with respect to contracts or agreements listed on Annex A (collectively, the “Assumed Contracts”) shall become the lawful obligations of Goldenway Financial and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Goldenway Financial hereby expressly adopts and assumes all obligations of the Company under the Assumed Contracts.

Section 4.2 Other Actions. Such amendments or other actions that are deemed necessary or appropriate by the Company and Goldenway Financial to effect the Merger, including to facilitate the assumption by Goldenway Financial of the Assumed Contracts, and any other amendments or actions that the Company and Goldenway Financial shall deem advisable, shall be adopted and entered into with respect to the Assumed Contracts and any other change in control arrangements between the Company and its executive officers and key employees.

ARTICLE V
CONDITIONS PRECEDENT

Section 5.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)  Governmental Approval. The Parties shall have timely obtained from all applicable Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby, including such approvals, waivers and consents as may be required under the NRS and Hong Kong Law.

(b)  No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the United States, Hong Kong or any other country, that prohibits the consummation of the Merger.

(c)  Effective Registration Statement. Goldenway Financial shall have filed a registration statement on Form F-4 with the Securities and Exchange Commission in connection with the offer and issuance of the HK Ordinary Shares to be issued pursuant to the Merger, which registration statement shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(d)  OTC Quotation. The HK Ordinary Shares to be issued to the stockholders of the Company pursuant to the Merger shall continue quotation on the over-the-counter electronic bulletin board maintained by the OTC Markets LLC, or such other bulletin board or trading market on which the HK Ordinary Shares may be trading at such time.

(e)  Consents and Authorizations. Other than the filing of the Articles of Merger provided for in Section 1.2, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, Goldenway Financial or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (a) applicable United States state securities and “Blue Sky” laws and (b) applicable Hong Kong securities laws, shall have been obtained or made.

ARTICLE VI
COVENANTS

Section 6.1 Rule 16b-3 Approval. The Company and Goldenway Financial shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of the Company’s equity securities (including derivative securities) or acquisitions of Goldenway Financial’s equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, is or will become a director or officer of Goldenway Financial, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 6.2 Further Assurances. Each party hereto shall use its reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned by action of the Company’s board of directors, at any time prior to the Effective Time, regardless of prior approval by the Majority Stockholders of the Merger.

Section 7.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any person on the part of any party hereto (or of any of its representatives or affiliates).

Section 7.3 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Time, regardless of prior approval of the Majority Stockholders, by action taken by the Company’s board of directors; provided, however, that, no amendment may be made which by law requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto by its board of directors, may (to the extent legally permitted and except as otherwise set forth herein) (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of applicable law, waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.2 Entire Agreement. This Agreement (including the attachments hereto), constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties.

Section 8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.4 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.5 Counterparts. This Agreement may be executed and delivered (including by facsimile, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 8.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

Section 8.7 No Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV may be enforced only by the specifically intended beneficiaries thereof.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Goldenway Financial and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GOLDENWAY, INC.

By: _____________________________________
Name: Ricky Wai Lam Lai
Title: Chief Executive Officer

GOLDENWAY FINANCIAL HOLDINGS LIMITED

By: _____________________________________
Name: Ricky Wai Lam Lai
Title: Director

By: _____________________________________
Name: Yue Yuen Chan
Title: Director

EXHIBIT A

Assumed Contracts

All contracts of Goldenway, Inc. that are unexpired as of the Effective Time.

ANNEX B

Memorandum and Articles of Association of Goldenway Financial Holdings Limited
(See attached)

MEMORANDUM AND ARTICLES OF ASSOCIATION OF Goldenway Financial Holdings Limited *********** Incorporated the 14th day of August, 2012 *********** HONG KONG

No. 1786543

[COPY]
COMPANIES REGISTRY

CERTIFICATE OF INCORPORATION

----------------* * *---------------

I herby certify that

GOLDENWAY FINANCIAL HOLDINGS LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and that this company is limited.

Issued on 14 August 2012

(SD.) Ms Ada L L CHUNG
__________________________________
Registrar of Companies
Hong Kong Special Administrative Region

Note:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

THE COMPANIES ORDINANCE (CHAPTER 32)

_________________

Non-Private Company
_________________

MEMORANDUM OF ASSOCIATION

OF

GOLDENWAY FINANCIAL HOLDINGS LIMITED

First:-	The name of the Company is “Goldenway Financial Holdings Limited.”

Second:-	The registered office of the Company will be situated in Hong Kong.

Third:-	The liability of the Members is limited.

Fourth:-

The share capital of the Company is US$75,000.00 divided into 75,000,000 shares of US$0.001 each with the power for the Company to increase or reduce said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

I/We, the several persons, whose names, addresses and description are given below, wish to form a company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to my/our respective name/names:

Name, Address and Description of Founder Member	Number of Shares Taken by the Founder Member

Goldenway, Inc.	1
Suites 3701-4, 37/F., Tower 6
The Gateway, Harbour City
Tsim Sha Tsui, Kowloon
Hong Kong

Total Number of Shares Taken	1

Dated the ____day of ______________2012

WITNESS to the above signature:

(Sd.)
Company Secretary
BR Services Limited
5605-07, The Centre
99 Queen’s Road Central
Hong Kong

THE COMPANIES ORDINANCE (CHAPTER 32)

Non-Private Company

ARTICLES OF ASSOCIATION

OF

GOLDENWAY FINANCIAL HOLDINGS LIMITED

Preliminary

1.

The regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table "A" and these presents, the provisions herein contained shall prevail.

Shares and Transfer of Shares

2.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Company may necessitate and the Board of Directors my designate.

3.

A certificate or certificates of the ordinary shares of the Company shall be issued to each Shareholder when any such shares are fully paid up. All certificates shall be signed by the Chief Executive Officer and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of same; provided that in the latter case, such certificate must be countersigned by a transfer agent or clerk.

4.

Upon surrender to the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company must issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its registry. The Directors may decline to register any instrument of transfer, unless the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

5.

The Board of Directors may direct that a new certificate or certificates be issued in place of any share certificate(s) alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate is lost or destroyed.

6.

The Board of Directors may fix a time in the future, not exceeding sixty (60) days before the date of the annual general meeting (the “AGM”), and not exceeding (30) thirty days before the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Members entitled to notice of and vote at such meeting, or entitled to receive any such dividend distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. Only Members of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend distribution, or allotment rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company of any record date. The Board of Directors may close the share registry of the Company against transfers of shares during the whole or any part of such period.

7.	The Members shall not be entitled to preemptive or preferential rights, as such rights are defined by law, other than to the extent, if any, the Board of Directors may determine from time to time.

8.

The Board of Directors may, from time to time, by a special resolution, sub-divide or by ordinary resolution, consolidate the ordinary shares of the Company or any of them. The special resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise over or as compared with the other or others.

9.

Any class of the Company’s shares may be varied by a written contract at the time of issuance or upon the consent of holders of at least a majority of the shares of such class, present and in person or by proxy at a meeting called for such purpose.

Board of Directors

10.

The governing board of the Company shall be styled the “Board of Directors.” The number of Director(s) shall be determined by the Board of Directors from time to time, but in no event shall the number of Directors be less than one. The first Director(s) of the Company shall be nominated in writing by the founder member(s) to the Memorandum of Association. Individual Directors shall serve as Directors until the following AGM or until their successors are elected and qualified. The Directors may elect a chairperson for their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairperson shall be elected annually. If no chairperson is elected, or if at any meeting the chairperson is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their number to be the chairperson of such meetings.

11.

Meetings of the Board of Directors may be held regularly or as necessary for the purpose of organization, election of Officers and the transaction of other business. Meetings of the Board of Directors shall be held at any place, foreign or domestic which has been designated from time to time by the Board of Directors. Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer or by any two (2) Directors by delivering 48 hours’ advance notice of such meeting to the Directors. Such notice shall specify the place, the day, the hour and the purpose of such meeting and any Director may waive notice of any meeting, either before, during or after the meeting. Directors may participate at any meeting by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participating in such a meeting constitutes presence in person at the meeting.

12.

A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by fax message or email from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor's rights at Meetings of the Directors.

13.	At the AGM to be held next after the adoption of these Articles and at every succeeding AGM all Directors shall retire from office and shall be eligible for re election.

14.	A Director shall not require any qualification shares.

15.	The office of a Director shall be vacated if the Director:-

	(a)	resigns his office by notice in writing to the Company; or

	(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

	(c)	becomes of unsound mind.

16.

No Director shall be disqualified from his office by contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. Notwithstanding the foregoing, a Director so interested may not vote in respect of any contract or arrangement in which he is interested, and shall not qualify to serve as an “independent” Director of the Company, as such term is defined by the rules of the Nasdaq Stock Market, LLC. A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

17.

The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their Meetings as they think fit. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transactions of business, except as to adjourn and meet again at a stated day and hour. Every action or decision made by a majority of the Directors present at a meeting fully held at which a quorum is present shall be regarded as the act of the Board of Directors. If the Company shall have only one Director, the provisions herein contained for Meetings of the Directors shall not apply, but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a Meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

18.

Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Directors so chosen shall serve as such until the next AGM or until their successors are elected and qualified. A majority of the Members may also act to elect a Director or Directors at any time to fill any vacancy or vacancies not already filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at future time, the Board of Directors or the Members shall have the power to elect a successor Director to take office when the resignation is to become effective.

19.

Subject to the provisions of Article 11 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall serve as such until the next AGM or until his successor is elected and qualified.

20.

The Board of Directors may by an ordinary resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall serve as such until the next AGM or until his successor is elected and qualified. A Director may also be removed by a vote of Members holding two-thirds of the outstanding ordinary shares of the Company at an AGM or at a Special Meeting called for such purpose.

21.

Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a Resolution of the Board of Directors in writing is signed by a majority of the Directors, in whatever part of the world they may be, shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given to the Registered Office of the Company. Such Resolutions shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

22.

Where any notice is required either by these Articles, by Table "A", by the Ordinance or otherwise, to be given to any Director or to any Member of the Company, such shall be valid if given by fax message or email and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company such shall be good and valid if given by fax message or email in spite of the fact that neither the fax message or email nor the document by which the fax message or email is sent bears a written signature. This clause shall not apply to Special Resolutions.

Powers of Directors

23.

The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

24.

Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power:-

	(a)	To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

(b)

To engage, suspend or dismiss all Officers, agents and employees of the Company, prescribe such powers and duties for them as may not be inconsistent with law and these Articles, and to fix and vary their salaries or emoluments. Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors.

	(c)	To conduct, manage, and control the affairs and business of the Company, and to make such rules and regulations therefor, not inconsistent with law and these Articles, as they may deem best.

(d)

To authorize the issuance of ordinary shares of the Company from time to time, upon such terms as may be lawful, in consideration of funds paid, services rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

(e)

To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company. To purchase or otherwise acquire for the Company or sell or otherwise

(f)

To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its Officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

(g)	To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

(h)	To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

(i)

To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit, having regard to the Company's Memorandum of Association and from time to time to vary or realise any such investment.

(j)	To borrow money, arrange for banking facilities or otherwise, on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company or otherwise.

(k)	To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

(l)

To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purposes of the Company.

(m)

To give to any Director, Officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any person introducing business to the Company or otherwise promoting or serving the interest thereof.

(n)	To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

(o)

To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants and provision as shall be agreed upon.

(p)

From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

(q)	From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its Officers and servants.

(r)	To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

25.	Clause 81 of Table "A" shall not apply.

Seal and Cheques

26.	The Seal of the Company shall be kept by the Board of Directors and shall not be used except with their authority.

27.

Every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by the Chairman of the Board of Directors, or such person or persons as the Board may from time to time authorised for such purpose.

28.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

General Meetings of Members

29.

For all purposes, the quorum for all general meetings shall be two members personally present and holding in their own right or by proxy at least fifty-one per cent of the paid-up capital of the Company, and no business shall be transacted at any General Meeting unless the requisite quorum is present at the commencement of the business. If the Company has only one member, one member present in person or by proxy shall be a quorum of a meeting of the Company. Members may participate at any meeting by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participating in such a meeting constitutes presence in person at the meeting.

30.

All general or special meetings of Members shall be held at any place or places foreign or domestic which may be designed by the Board of Directors for such meeting. At such meeting the Members may elect new Directors and transact such other business as may properly come before such meeting. Written notice of such meeting signed by the Chief Executive Officer or by such other person as the Directors shall designate, shall be given to each Member entitled to vote thereat in accordance with Article 19 hereof. If a Member’s address appearing in the share registry is incorrect or has not been provided, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the appointed agent of the Company is situated. All such notices shall be sent to each Member entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each such meeting, and shall specify the place, the day, the hour and the purpose of such meeting. Any Member may waive notice of any meeting, either before, during or after the meeting.

31.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The Members present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

32.

Any meeting of Members, general or special, whether or not a quorum is present, may be adjourned form time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

33.	A resolution in writing signed by all the Members shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

Voting of Members

34.

At all meetings of Members, every Member entitled to vote shall have the right to vote, in person or by proxy, on each matter to come before the meeting, the number of shares standing in such Members own name on in the share registry of the Company. There shall be no cumulative voting. Such vote may be by voice, or by ballot upon demand made by a Member at any election and before the voting begins.

35.	All voting of Members in respect of any matter or matters shall be by poll and every member present in person or by proxy shall have one vote for each share of which he is the holder.

36.

Every Member entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by written proxy executed by such person or the duly authorized agent and filed with the transfer agent or Secretary of the Company. However, no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the Member executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Divisions of Profits

37.

The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

38.	No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

39.	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

40.	If two or more persons are registered as joint holders of any share, anyone of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

41.

The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

42.	All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit of the Company until claimed.

Inspection of Records

43.	Members shall have the right to inspect such Company records at such time and based upon such limitations of such rights as may be set forth in the Companies Ordinance

Amendment or Repeal

44.	Subject to special resolution, the Board of Directors may amend or repeal these Articles, at any time or from time to time.

Indemnification and Insurance

45.

Subject to the provisions of the Companies Ordinance, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or Officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), or who is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person. No person shall be found to have committed actual fraud or willful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

46.

The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

47.

No Indemnified Person shall be personally liable to the Company for damages for any breach of fiduciary duty as a Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) for the violation of any provision of the Companies Ordinance, as amended from time to time, that expressly provides for liability of directors or officers notwithstanding any provision herein to the contrary. For the avoidance of doubt, any amendment (including any deletion) of this Article 45 by the Members shall be prospective only, and shall not adversely affect any limitation of the personal liability of an Indemnified Person for acts or omissions prior to such amendment (or deletion).

48.

The Board of Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

Secretary

49.

The Directors may from time to time by resolution appoint or remove a Secretary. In the event that the secretary appointed is a corporation or other body, it may act and sign by the hand of anyone or more of its Directors or Officers duly authorized. The first secretary of the Company shall be BR Services Limited.

Dissolution

50.	The Company may be dissolved by the Board of Directors upon the consent of a majority of all Members whether present in person or by proxy, at a special meeting called for such purpose.

51.

Upon the winding up of the Company, after creditors of the Company have been paid in full, the assets shall be distributed to, or the losses shall be borne by the Members in proportion to the par value of the shares held by them at the commencement of the winding up (up to the amount paid in shares by each Member, respectively).

* * *

ANNEX C

Annual Report on Form 10-K
For Fiscal Years Ended December 31, 2011 and 2010
(See attached)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2011

[   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____________ to _____________

Commission File No. 333-154610

GOLDENWAY, INC.
(Exact name of registrant as specified in its charter)

Nevada	22-3968194
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Suites 3701-4, 37/F
Tower 6, The Gateway, Harbour City,
Tsim Sha Tsui, Kowloon,
Hong Kong
(Address of principal executive offices)

852-3719-9399
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act: Common Stock

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes [   ]                                No [   ]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes [   ]                                No [   ]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [   ]                                No [   ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes [   ]                                No [   ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]

Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Indicate by check mark whether registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes [   ]                                No [   ]

As of June 30, 2011 (the last business day of the registrant’s most recently completed second fiscal quarter), the aggregate market value of the shares of the registrant’s common stock held by non-affiliates was approximately $2,120,016. Shares of the registrant’s common stock held by each executive officer and director and each by each person who owns 10% or more of the outstanding common stock have been excluded from the calculation in that such persons may be deemed to be affiliates of the registrant. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

Common Stock, $0.001 par value per share: 14,660,029 outstanding as of March 26, 2012.

DOCUMENTS INCORPORATED BY REFERENCE

None.

Annual Report on Form 10-K
For the Fiscal Year Ended December 31, 2011

Special Note Regarding Forward Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those identified in Item 1A “Risk Factors” included herein, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

  the “Company,” “we,” “us,” and “our” refer to the combined business of Goldenway, Inc. (formerly, Cyber Informatix, Inc.), a Nevada corporation, and its wholly-owned subsidiaries, (i) Goldenway Precious Metals Limited, a Hong Kong company, or “Goldenway Precious Metals”; and (ii) Goldenway Global Investments (UK) Limited, a United Kingdom company or “Goldenway UK”;
  “BVI” refers to the British Virgin Islands;
  “CGSE” refers to “The Chinese Gold and Silver Exchange Society”;
  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
  “Goldenway Investments” refers to Goldenway Investments Holdings Limited, the former sole shareholder of Goldenway Precious Metals and the Company’s 71% majority stockholder;
  “Goldenway HK” refers to Goldenway Investments (HK) Limited, an entity owned and controlled by Goldenway Investments;
  “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;
  “Renminbi” and “RMB” refer to the legal currency of China;
  “SEC” refers to the Securities and Exchange Commission;
  “Securities Act” refers to the Securities Act of 1933, as amended; and
  “U.S. dollars,” “dollars”, “USD” and “$” refer to the legal currency of the United States.

PART I

ITEM 1. BUSINESS

Business Overview

Through our subsidiary, Goldenway Precious Metals, we are a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and hold a Type AA License which authorizes us to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. We also engage in the provision of foreign exchange brokerage services in the United Kingdom through our newly acquired subsidiary, Goldenway UK.

We provide precious metals spot contract trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Our electronic trading platform provides our customers with CGSE price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market, based on an evaluation of third-party market pricing sources such as M-Finance and Bloomberg. In addition to our retail customers, we also trade spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and we purchase gold products from walk-in customers on a spot basis for conversion into bullion. See details regarding our services under the “Our Products, Services and Customers” heading in this report.

We face daily fluctuations in the price of gold and silver, foreign exchange rates, as well as interest rates. Although we have not done so since incorporation, through our client agreement with Goldenway HK, an entity owned and controlled by Goldenway Investments, our majority stockholder, we may engage in the trade of futures contracts and other derivative instruments to hedge against these market risks. Goldenway HK holds Type 1 and Type 2 licenses approved by the Securities and Futures Commission, SFC, which enables Goldenway HK to deal in futures contracts as defined under Hong Kong’s Securities and Futures Ordinance, SFO. Through our client agreement we are also able to ensure our ability to cover any excess customer demand for gold and silver.

Our revenue from our electronic trading platform trading spot contracts of precious metals is derived from the difference between the customer’s buy and sell prices and the eventual settlement price. If we receive customers’ spot contract orders requesting physical delivery, we will meet their demands either by selling bullion from our inventory or purchasing the bullion from a third-party bullion provider and reselling them to our customers. Hence, our revenue from our purchase and sale of gold and silver products is earned on the resale of the resulting bullion to our customers based on the revaluation of precious metals on hand at higher prices. Our revenues increased from $18.33 million in fiscal year 2010, to $40.14 million in fiscal year 2011, representing an increase of approximately 119.0%, and our net income increased to $12.69 million in fiscal year 2011, as compared to $5.57 million in fiscal year 2010. Revenue generated from spot contracts traded on the electronic trading platform accounted for approximately 99.1% and 99.4% (including the investment loss from spot contracts) of our revenues in fiscal year 2011 and 2010, respectively, and revenue generated from gold and silver products we purchased from our walk-in customers for resale accounted for 0.4% and 0.6% of our revenues; and revenue generated from foreign exchange brokerage services, resulting 0.5% and nil of our revenues, during the respective periods.

Our principal executive offices are located at Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The telephone number at our principal executive office is +852 3719-9399. All our transactions and the technologies, including the servers that carry out these transactions, are all executed and located in Hong Kong.

Our Corporate History and Background

We were organized under the laws of the State of Nevada on September 10, 2007, as a software design and e-commerce company. From September 10, 2007 (date of inception) through to the date of the share exchange transaction, discussed below, we were a development stage company, engaged in the business of distributing economically-priced downloadable application software via the Internet, but with minimal operations.

Acquisition of Goldenway Precious Metals

On September 30, 2011, we acquired Goldenway Precious Metals from its sole shareholder, Goldenway Investments, whereby we acquired 100% of the issued and outstanding capital stock of Goldenway Precious Metals, in exchange for 24,587,299 newly issued shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of transactions contemplated by the Share Exchange Agreement. Mr. Hao Tang, our former Chief Executive Officer, is deemed to be the beneficial owner of the shares held by Goldenway Investments because Mr. Tang is the sole trustee of SMP Trustees (NZ) Limited, the sole shareholder of Goldenway Investments.

As a result of the acquisition, we have assumed the business and operations of Goldenway Precious Metals. Goldenway Precious Metals was established in April 2009 in Hong Kong to engage in the dealing and trading of precious metals and precious metals spot contracts. The company initially provided an electronic trading platform that offered one-stop electronic trading and technological support in China, but expanded its services to include the sale of gold and silver.

The acquisition of Goldenway Precious Metals was treated as a reverse acquisition, with Goldenway Precious Metals as the acquirer and Goldenway, Inc. (formerly, Cyber Informatix, Inc.) as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Goldenway Precious Metals. For accounting purposes, the acquisition of Goldenway Precious Metals has been treated as a recapitalization with no adjustment to the historical book and tax basis of its assets and liabilities.

Acquisition of Goldenway UK

On September 16, 2011, Goldenway Precious Metals received the approval of the London Financial Services Authority, or the FSA, to complete the acquisition of Goldenway UK, formerly Goldenway Voltrex Investments Limited, a company registered in the United Kingdom. On November 1, 2011, Goldenway Precious Metals acquired all of the equity interest in Goldenway UK for an aggregate purchase price of £1,447,203 (approximately 2,307,757). Goldenway Precious Metals acquired a 90.5% majority interest in Goldenway UK for £1,301,978 (approximately, $2,076,134), pursuant to a share purchase agreement with the prior shareholders of Goldenway UK, and on the same day, Goldenway Precious Metals acquired the remaining 9.5% interest in Goldenway UK from Goldenway Investments, our majority stockholder, for £145,225 (approximately $231,623). Goldenway Investments had acquired its minority interest in Goldenway UK in May 2011 at the same cost. Goldenway UK was formed on July 14, 1997, to engage in the provision of foreign exchange brokerage services in the United Kingdom. On January 9, 2012 we launched Goldenway UK’s business and operations under our management.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong operating subsidiary, Goldenway Precious Metals. For ease of reference, below is a chart that presents our current corporate structure.

Our principal executive offices are located at Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The telephone number at our principal executive office is +852 3719-9399. All our transactions and the technologies, including the servers that carry out these transactions, are all executed and located in Hong Kong.

Our Industry

In the past, investors have focused on increasing wealth through investment in stock, however, industry publications, such as those available at http://www.forbes.com/2010/06/22/investing-precious-metals-personal-finance-gold.html and at http://www.dailyfinance.com/2011/12/07/gold-stocks-are-precious-metals-still-a-safe-haven/, reflect that recent turmoil in global financial markets resulted in increased interest in the precious metals market, particularly the market for gold and silver, as a means of preserving or enhancing the value of their investments.

The Market for Gold

Investors generally buy gold as a hedge against economic, political, or social fiat currency crises (including investment market declines, burgeoning national debt, currency failure, inflation, war and social unrest). Gold has been used throughout history as money and has been a relative standard for currency equivalents specific to economic regions or countries. Many European countries implemented gold standards in the latter part of the 19th century until these were dismantled in various financial crises. The last currency to be divorced from gold was the Swiss Franc in 2000. Since 1919 the most common benchmark for the price of gold has been the London gold fixing, a twice-daily telephone meeting of representatives from five bullion-trading firms of the London bullion market. Furthermore, gold is traded continuously throughout the world based on the intra-day spot price, derived from over-the-counter gold-trading markets around the under the code "XAU". The five members of the London Gold Market Fixing Ltd. determine the price of gold twice each business day in London market. The fixing is intended to fix a price for settling contracts between members of the bullion market. On September 6, 2011, gold reached a new record high of $1,921.17 at the London Gold Fixing.

Like most commodities, the price of gold is driven by supply and demand, as well as by speculation. However, unlike most other commodities, saving and disposal plays a larger role in affecting its price than its consumption. Most of the gold ever mined still exists in accessible form, such as bullion and mass-produced jewelry, with little value over its fine weight, and may be reintroduced onto the gold market. At the end of 2006, it was estimated that all the gold ever mined totaled 158,000 tons. Given the huge quantity of gold stored above-ground compared to the annual production, industry publications available at http://www.tdcgold.com/html/eng/knowledge-story/knowledge-story-1-gold-investment.html and at http://www.articlesnatch.com/Article/Current-Global-Gold-Prices---How-The-Price-Of-Gold-Is-Fixed/881578, reflect that the price of gold is mainly affected by changes in sentiment, rather than changes in annual production. According to the World Gold Council, annual mine production of gold over the last few years has been close to 2,500 tons, approximately 2,000 of which goes into jewelry or industrial/dental production, and 500 tons of which goes to retail investors and exchange traded gold funds.

Many factors influence fluctuations in the price of gold, including the following factors:

Conduct of Central Banks – Central banks and the International Monetary Fund play an important role in the price of gold. At the end of 2004 central banks and official organizations held 19 percent of all above-ground gold as official gold reserves. The ten-year Washington Agreement on Gold (WAG), which dates from September 1999, limits gold sales by its members (Europe, United States, Japan, Australia, Bank for International Settlements and the International Monetary Fund) to less than 500 tons a year. In 2009, this agreement was extended for an additional five years, but with a smaller annual sales limit of 400 tons. Although central banks do not generally announce gold purchases in advance, some, such as Russia, have expressed interest in growing their gold reserves again as of late 2005. In early 2006, China, which only holds 1.3% of its reserves in gold, announced that it was looking for ways to improve the returns on its official reserves which has led to speculation that China might reposition more of its holdings into gold in line with other Central Banks. India has recently purchased over 200 tons of gold which has led to a surge in prices. Central banks may also affect the price of gold through interest rate policies. It is generally accepted that as interest rates rise, the general tendency is for the price of gold, which earns no interest, to fall, and as rates dip, for the gold price to rise. As a result, the price of gold can be closely correlated to central banks via the monetary policy decisions made by them related to interest rates.

Jewelry and Industrial Demand – Jewelry consistently accounts for over two-thirds of annual gold demand. India is the largest consumer in volume terms, accounting for 27% of demand in 2009, followed by China and the USA. Industrial, dentistry and medical uses account for around 12% of gold demand. Gold has high thermal and electrical conductivity properties, along with a high resistance to corrosion and bacterial colonization. Jewelry and industrial demand has fluctuated over the past few years due to the steady expansion in emerging markets of middle classes aspiring to Western lifestyles, offset by the financial crisis of 2007–2010.

Hedge Against Financial Stress – Gold, like all precious metals, may be used as a hedge against inflation, deflation or currency devaluation. As Joe Foster, portfolio manager of the New York-based Van Eck International Gold Fund, explained in September 2010: the currencies of all the major countries, including ours, are under severe pressure because of massive government deficits. The more money that is pumped into these economies –the printing of money basically – then the less valuable the currencies becomes. If the return on bonds, equities and real estate is not adequately compensating for risk and inflation then the demand for gold and other alternative investments such as commodities increases.

The Market for Silver

Silver, like other precious metals, may be used as an investment. For more than four thousand years, silver has been regarded as a form of money and store of value. In 2009, the main demand resulted from industrial applications (40%), jewelry, bullion coins and exchange-traded products. Like most commodities, the price of silver is driven by speculation and supply and demand. Compared to gold, the silver price is notoriously volatile. This is because of lower market liquidity, and demand fluctuations between industrial and store of value uses. At times this can cause wide ranging valuations in the market, creating volatility.

According to industry publications available at http://www.buyinggoldandsilver.com/language/ru-ru/prices.aspx and at http://silver.pricestoday.net/, the price of silver often tracks the price of gold due to store of value demands, although the ratio can vary. The gold/silver ratio is often analyzed by traders, investors and buyers; the average gold/silver ratio during the 20th century has been 1:47, which means that 1 troy ounce of gold would buy 47 troy ounces of silver. The lower the ratio/number, the more expensive silver is compared to gold. Conversely the higher the ratio/number, the cheaper silver is compared to gold. From September 2005 onwards, the price of silver has risen fairly steeply, being initially around $7 per troy ounce but reaching $14 for the first time by late April 2006. The monthly average price of silver was $12.61 per troy ounce during April 2006, and the spot price was around $15.78 per troy ounce on November 6, 2007. As of March 2008, it hovered around $20 per troy ounce. However, the price of silver plummeted 58% in October 2008, along with other metals and commodities, due to the effects of the credit crunch. By April 2011, silver had rebounded to reach a 31-year high hitting $49.21 per ounce on April 29, 2011 due to economic concerns about inflation and uncertainty regarding bailouts in the Eurozone.

Many factors influence fluctuations in the price of silver, including the following factors:

  Actions of Large Traders – The silver market is much smaller in value than the gold market. The London silver bullion market turns over 18 times less money than gold. With physical demand estimated at only $15.2 billion per year, it is possible for a large trader or investor to influence the silver price either positively or negatively. For example, from 1973 the Hunt brothers began cornering the market in silver, helping to cause a spike in January 1980 of the London Silver Fix to $49.45 per troy ounce, silver futures to reach an intraday all-time high of $50.35 per troy ounce and a reduction of the gold/silver ratio down to 1:17.0 (gold also peaked in 1980, at $850 per troy ounce). In the last nine months of 1979, the brothers were estimated to be holding over 100 million troy ounces of silver and several large silver futures contracts. However, a combination of changed trading rules on the New York Mercantile Exchange (NYMEX) and the intervention of the Federal Reserve put an end to the game. By 1982 the London Silver Fix had collapsed by 90% to $4.90 per troy ounce.

  Industrial, Commercial and Consumer Demand – The traditional use of silver in photographic development has been decreasing since 2000, due to the growth of digital photography. However, silver is also used in electrical appliances (silver has the lowest resistivity of industrial metals), photovoltaics (one of the highest reflectors of light), RoHS compliant solder, clothing and medical uses (silver has antibacterial properties). Other new applications for silver include RFID tags, wood preservatives, water purification and food hygiene and new products are being introduced almost daily. Established companies are incorporating silver based products in current lines - clothing, refrigerators, mobile phones, computers, washing machines, vacuum cleaners, keyboards, countertops, furniture handles and more. The newest trend is the use of nano-silver particles to deliver silver ions. The expansion of the middle classes in emerging economies aspiring to Western lifestyles and products may also contribute to a long-term rise in industrial and jewelry usage.

  Hedge Against Financial Stress – Silver, like all precious metals, may be used as a hedge against inflation, deflation or currency devaluation. According to Joe Foster, portfolio manager of the New York- based Van Eck International Gold Fund, the currencies of all the major countries are under severe pressure because of massive government deficits. The more money that is pumped into these economies – the printing of money basically – then the less valuable the currencies become.

Chinese Gold and Silver Trading Society

Under the current laws of Hong Kong, the trading of spot contracts on gold and silver is an unregulated industry. At present, there is no requirement to register and/or obtain licenses to trade spot contracts of gold and silver with any regulatory body. However, the Company has voluntarily registered with the Chinese Gold and Silver Exchange Society, or the CGSE, a registered self-regulatory society in Hong Kong which also acts as an exchange for gold and silver. The CGSE has the following mission:

To provide a trading place, facilities and related services to its members for gold, silver and precious metals transactions

  To establish and implement rules and regulations, and to normalize transactions;

  To supervise transaction processes, settlements and delivery arrangements;

  To design trading contracts and regulations, and monitor the fulfillment and completion of contracts;

  To establish and implement a risk management system to control risk in the market;

  To establish settlement prices, and announce and disseminate market information; and

  To supervise and examine all transactions, and to execute punishment if the act of any members violates CGSE rules and regulations.

The CGSE’s Executive and Supervisory Committees are the highest decision-making authority and are responsible for implementing CGSE policies, effecting development plans and monitoring their effectiveness. All CGSE members must conduct themselves in accordance with a code of conduct which is regulated by CGSE. The CGSE’s constitution limits CGSE membership to 192 members, all of whom must have a minimum required working capital, defined as cash plus precious metals, of approximately $193,000 and minimum required assets of $643,000. The CGSE requires its members to submit a quarterly liquidity capital report, in order to ensure that the bank balances exceed or equal the balance of customer deposits. We were in compliance with these requirements as of December 31, 2011.

As of December 31, 2011 and 2010, we had $10,267,457 and $7,975,652 in cash, respectively, and $1,674,077 and $783,490, in trading precious metals, respectively. As of December 31, 2011 and 2010, we had $28,716,790 and $27,474,919, respectively, in total assets.

Applicants to the CGSE must apply for and/or purchase membership and licensing from the CGSE or from existing members, and the CGSE has the power to suspend and/or revoke membership for breach of its rules and regulations. There are 5 categories of CGSE operation status (AA, A1, A2, B and C) that permit the member to deal with various CGSE gold and silver products. We currently hold the following CGSE licenses:

Licenses	Issuing Authority	Effective Date	Expiration/Term

London Gold and Silver Trading License (AA)	CGSE	June 3, 2009	N/A

Physical Precious Metals Metal Trading License (AA)	CGSE	February 5, 2010	N/A

The CGSE has two trading methods for participating members: the open outcry method, and since March 2008, electronic trading. The open outcry method is used in most major futures markets and describes the conduct of floor traders who call out buying and selling prices in Cantonese in the trading hall and supplement such calls with hand signals. When a transaction is complete, the seller must complete a trading note within 15 minutes and hand it to the buyer for confirmation. Thereafter, the trading note is submitted to the CGSE Settlement Department and the transaction is registered. "99 Tael Gold Contracts" and "Kilo Gold Contracts" are traded with the open outcry method.

The following contracts for 100oz / 10oz Loco London Gold, 5000oz / 500oz Loco London Silver and Kilo Gold RMB are traded with the electronic trading system:

100 Ounces Loco London Gold Contract
Fineness:	995 or up
Basic Trading Unit:	100ounces
Price unit:	US/Ounces
Minimum Price Fluctuation:	USD0.01/ounces
10 Ounces Loco London Gold Contract
Fineness:	995 or up
Basic Trading Unit:	10ounces
Price unit:	US/Ounces
Minimum Price Fluctuation:	USD0.01/ounces
5000 Ounces Loco London Silver Contract
Fineness:	9999 or up
Basic Trading Unit:	5000 ounces
Price unit:	US/Ounces
Minimum Price Fluctuation:	USD0.0001 per ounce
500 Ounces Loco London Silver Contract
Fineness:	9999 or up
Basic Trading Unit:	500 ounces
Price unit:	US/Ounces
Minimum Price Fluctuation:	USD0.0001 per ounce
Kilo Gold RMB Contract
Fineness:	9999 or up
Basic Trading Unit:	1 KG or 1000 Gram
Price unit:	RMB/Gram
Minimum Price Fluctuation:	RMB0.01 per gram

Trading hours for the CGSE electronic trading platform begin at 8:00 a.m. and end at 3:30 a.m. on the following day, Hong Kong time, and electronic trading lasts 19.5 hours. The CGSE also assigns a unique “Contract Transaction Code” to every contract traded on its electronic-trading platform. The assigned Contract Transaction Code protects customer interests and provides transaction transparency by allowing customers to review their transaction details on the CGSE‘s website.

Industry Terminology

Throughout this report, we may use the following gold and silver industry terminology:

  “Interest Determination” is one of Hong Kong Gold Market’s characteristics. The determination of interest is done once a day at 11:00 a.m. during weekdays and at 10:30a.m. on Saturday. Positive interest arises when the demand for physical gold exceeds the supply. Buyers who cannot get hold of gold are awarded interest paid by sellers who cannot deliver gold. Negative interest arises when the supply of physical gold exceeds the demand for it. As a result, sellers who do not get sale proceeds are awarded interest paid by buyers who do not have sufficient cash to pay sellers. Even interest arises when supply and demand for physical gold or cash are in equilibrium - that is neither party has to pay the interest. Interest is quoted in Hong Kong dollars per ten taels.

  “Loco London Basis” refers to the method of trading used by the Loco London Gold Market in Hong Kong, which is modeled on the London Gold Spot Market. Dealers usually quote their own books, and deal with the investors as principal. Loco London Gold is traded and quoted against US dollars and the minimum size for one contract is 100 ounces.

  “Loco London Spot Price” refers to the basis for virtually all transactions in gold and silver in London. It is a quotation made by dealers based on US dollars per fine troy ounce for gold and US dollars per troy ounce for silver. Settlement and delivery for both metals is in two full business days in London after the day of the deal. From this basis price, dealers can offer material of varying fineness, bar size or form - for example, grain - at premiums to cover the costs of producing smaller, exact weight bars, or bars of a fineness above the 995 fine minimum.

  “London Fix” or the “Fixing” refers to the two daily bidding sessions in London of five major gold firms who are members of the London Gold Market Fixing Ltd., at which the price of gold is "fixed" or set.

  “Troy Ounce” refers to the trading unit for gold and silver. Gold is traded in per fine troy ounce and silver is traded in per troy ounce. In the case of gold, the unit represents pure gold irrespective of the purity of a particular bar, whereas for silver it represents one ounce of material of which a minimum of 999 parts in every 1,000 will be silver. One troy ounce is equal to 1.10 ounces.

Our Growth Strategy

We believe that the precious metals market creates a significant growth opportunity on which we intend to capitalize by utilizing the following strategies:

  Improved Research and Development. We believe that in order to compete effectively in our product market, we must constantly improve the quality of our trading platform and service and deliver new services through expanded research and development efforts. We have established a strong team of over ten IT employees to maintain and develop our trading platform. Pursuant to our software development contract discussed elsewhere in this report, our affiliated IT services provider, Shenzhen Gateway Technology Limited, or Gateway, provides us with additional research and development support as necessary.

  Brand Recognition. We also plan on developing our brand recognition. In addition to providing high quality products and effective 24-hour access to the bullion market through our electronic trading platform, we believe that in order to promote our brand recognition, strengthen the management of our distribution network and improve our sales revenue and market share, we will also need to continue expanding our sales channels and engage in more sophisticated marketing. With adequate funding, we plan to acquire a number of local and overseas foreign exchange providers as well as precious metals and commodities brokers that can compliment our strengths in services, integration, and implementation. We expect that this strategy will result in expanding our services to a wider customer base.

Our Products, Services and Customers

Through our subsidiary, Goldenway Precious Metals, we are a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and hold a Type AA License which authorizes us to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. We provide precious metals spot contract trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Our trading platform provides our customers with price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market. In addition to our retail customers, we also trade spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and we purchase gold products from walk-in customers on a spot basis for conversion into bullion.

We have trading accounts with other third-party providers of spot contract services in Hong Kong for the purpose of position risk management. On a regular basis and based on internal evaluation of the aggregated exposures on our customers’ opened buy and sell spot contracts, our management may trade spot contracts with other third-party providers of spot contract services to reduce our exposure limit to an acceptable level. Our customers enter into spot contracts of precious metals directly through our electronic trading platform.

The contracts with us and our customers represent spot contracts which are neither swap nor forward contracts. A spot contract is a contract of buying or selling a commodity (i.e. gold/silver) on the spot date at the spot price. This is to be distinguished from a forward contract where contract terms are agreed now but delivery and payment will occur at a future date, and from a swap contract, where counterparties exchange cash flows of one party’s financial instrument for those of the other party’s financial instrument. Our revenue is derived from the difference between the price quoted in a spot contract on the creation date (i.e. buy price) and the market price for the commodity on the settlement date (i.e. sell price).

Our spot contract allows for the delivery of physical metals upon a customer’s documentary request within a defined time frame from time of open and will be deemed as a non-delivery contract once expired. However, there have been no instances of physical delivery requested since our incorporation and we have not earned any revenue from handling fees in connection with such delivery. However, should a customer request physical delivery, a fixed handling fee will be charged and will result in revenues from these fees.

Our Electronic Trading Services

Customers use our electronic trading platform to place their purchase and sale of spot contracts on gold and silver online. This user interface is inter-connected with a number of proxy servers and a price server which retains all pricing data feed and formulate from a spectrum of third party market pricing sources (such as M-Finance and Bloomberg). Our customer instructions with respect to their contracts then route through the proxy servers and execute through our trading servers, and all trading instructions are archived in our trading database. Our electronic trading platform offers a speedy, 24-hour trading channel, allowing customers to acquire and/or dispose their spot contract of precious metals anytime anywhere. Our electronic trading platform was developed in partnership with, and is operated and maintained by Gateway, our affiliate and developer of the platform.

The following steps detail a typical customer transaction, from the initiation of the transaction through settlement:

Steps	Description

1.	Customer enters contract to open trading accounts through our electronic trading platform and provides background information.

2.

Customer deposits either directly to our designated bank accounts or indirectly through transfer agents to respective trading accounts with us. Customers are required to have sufficient funds in their accounts in order to initiate a spot contract and must maintain the minimum margin requirement on their open positions at all times. Since the market price of spot contracts on precious metals fluctuates, there are instances where a customer’s deposits on opened contracts would fall below 20% of their margin requirement, and in such cases our electronic trading platform would instantly foreclose such spot contracts.

3.

Customer opens buy or sell spot contracts at the prevailing price through our electronic trading platform and such information is recorded. Within 30 minutes of a transaction, our electronic trading platform automatically obtains a Contract Transaction Code from the CGSE and then sends such code to the customer via mobile phone (SMS).

4.

At a prevailing price, a customer may submit a withdrawal request in order to liquidate its buy or sell spot contracts through our electronic trading platform. Our agreements with customers provide for the physical delivery of precious metals, however there have been no instances of physical delivery since our incorporation. Instead, customers so far have opted for liquidating their spot contracts with gain or loss derived from the difference of the spot contract price and the market price.

5.	Based on withdrawal requests, our Settlement Department checks such customer’s trading history as well as historical deposit amounts and then processes payments.

Unlike other traditional precious metals providers, our electronic trading platform offers other services including real-time spot price quotations as well as updates on global market information. In December 2011 we released our English language trading platform, as well as a smart phone trading system. We believe that these additional ways of accessing our services will retain existing customers as well as attract new customers with diverse needs. Our agreements with customers provide for the physical delivery of precious metals, however there have been no instances of physical delivery since our incorporation. Instead, customers so far have opted for liquidating their spot contracts with gain or loss derived from the difference of the spot contract price and the market price. The table below describes some of our average customer purchases of gold and silver spot contracts on a Loco London basis:

Product	Loco London Gold*	Loco London Silver*
Contract Size (one lot)	100 ounces	5000 ounces
Minimum price fluctuation	US$0.01	US$0.01
Minimum and maximum trading volume for each order	Minimum: 0.05 lot	Minimum: 0.05 lot
	Maximum: 100 lots	Maximum: 100 lots
Spread Under normal market conditions)	US$0.5	US$0.04

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*A “London Good Delivery” gold bar, which is the market standard, must have a minimum fineness of 995.0 and a gold content of between 350 and 430 fine ounces with the bar weight expressed in multiples of 0.025 of an ounce - the smallest weight used in the market. Gold bars are generally close to 400 ounces or 12.5 kilograms. A London Good Delivery silver bar must have a minimum fineness of 999 and a recommended weight between 750 and 1,100 ounces, although bars between 500 and 1,250 ounces will be accepted. Silver bars generally weigh around 1,000 ounces.
___________________

We use our best efforts to ensure that all transactions are open and fair to all of our customers and all our transaction prices are recognized and verified by the CGSE, within 30 minutes of executing such transaction. Our revenue from our electronic trading platform trading spot contracts of precious metals is derived from the difference between the customer’s buy and sell prices and the eventual settlement price. If we receive customers’ spot contract orders requesting physical delivery, we will meet their demands either by selling bullion from our inventory or purchasing the bullion from a third-party bullion provider and reselling them to our customers. Hence, our revenue from our purchase and sale of gold and silver products is earned on the resale of the resulting bullion to our customers based on the revaluation of precious metals on hand at higher prices. Our electronic trading platform accounted for approximately 99.1% and 99.4% (including the investment loss from spot contracts) of our revenues in fiscal year 2011 and 2010, respectively.

Purchase of Gold and Silver

We also purchase gold products from walk-in customers on a spot basis for conversion into bullion. We purchase such products through our Gold Shop located in Room 501, 29 Austin Road, Jordan, Kowloon, Hong Kong. Our customers may come at any time during business hours to sell gold jewelry, such as necklaces, bracelets and rings, at the prevailing spot market price. The price offered in such instances is determined by our Gold Shop employees after examination of the weight and purity of such gold products with our state-of-art x-ray light-mapping gold testing machine. We generally collect and melt such purchased gold products in-house and then deliver the byproduct to a reliable refiner for refinement into 5 tael gold bars for future sale at a profit. Our customers can purchase the resulting gold bars from us at then-prevailing spot market prices.

Our revenue from our purchase of gold and silver products from our walk-in customers is earned on the resale of the resulting bullion or on the revaluation of precious metals on hand at higher prices. Revenue generated from realized and revaluation of precious metals accounted for 0.4% and 0.6% of our revenues, in fiscal year 2011 and 2010, respectively.

Sales and Marketing

In today’s competitive environment, companies must strategically position themselves to increase revenue using a variety of media. As the internet becomes a primary information medium, our website is our main sales and marketing tool. In addition to our expertise in technology, we have employed a team of seasoned marketing staff to create update and maintain our website, which is readily available to access from major search engines. Our marketing team also designs online promotions that are intended to increase the volume of trade and frequency of visits by our targeted groups of customers.

We also have engaged agents to promote our product and services. In addition, we have established a system that enables our agents in jurisdictions outside of Hong Kong to purchase and sell precious metals using our electronic trading platform where permitted in such jurisdictions.

We also regularly conduct seminars in various cities such as Hong Kong, Shenzhen and Guangzhou to meet customers directly. Mr. Simon Yam, a well known and respected Chinese movie star, acts as our spokesperson and we have featured Mr. Yam in our advertisements in various publications in Hong Kong and China.

Every customer is important to us and we respect their comments regarding our products and services. We have established a forum on our website, which serves as a platform for customers to communicate with us. Our forum administrator(s) gathers the customer comments and suggestions for our consideration when preparing our yearly plan. We also launch periodic promotion campaigns to reward customer loyalty, such as lucky draws and token redemption promotions. We also have VIP accounts to honor customers who meet certain levels of trade volume and frequency.

We now have two investment centers opened in Hong Kong, where our current and potential customers may access our online customer service or meet our customer service representatives and other professional staff to discuss issues and answer questions.

Competition

The retail market for gold and silver is fragmented and highly competitive. Our competitors in the retail market can be grouped into several broad categories based on size, business model, product offerings, target customers and geographic scope of operations. These include international retail precious metals brokers, international multi-product trading firms, other electronic trading firms and international banks and other financial institutions with significant precious metals operations. We expect competition to continue to remain competitive and strong for the foreseeable future.

Our Competitive Strengths

We attribute our success to date and potential for future growth to a combination of strengths, including the following:

  Self-Developed Technology Meets Evolving Customer Needs. We view ourselves primarily as an e-commerce platform provider. We believe that our technological capabilities and our continuous investment in technology provide us with a significant advantage over our competition by enabling us to provide a 24-hour platform for our customers to acquire and/or dispose of precious metals and precious metals spot contracts. We continuously carry out research and gather data on customer behavior and trends so that we may continuously develop our technology to meet evolving customer demands.

  Experienced Management Team. Our key employees have significant experience and expertise in the application of technology and automation systems and, as significant equity owners of our Company, are heavily committed to our success. Our senior management team, in particular, has substantial experience of operating electronic trading platform an average of 10 years’ experience in the gold and silver industry between them.

  Low Cost Structure through Automation. Our focus on automation and expense management practices enables us to operate with a low cost structure.

  Provide Excellent Customer Service. We view ourselves not only as a product provider but also as a service provider. We have a 24-hour online customer service to respond to customer queries and our technical response team is on standby 24 hours a day, 7 days a week to provide technology assistance to customers.

Research and Development

We have 13 employees devoted to the research and development function of our company. Our research development team has developed a live version of our electronic trading platform for use on iPhone and iPad devices. A beta-test version of this application is available through the iTunes store.

Intellectual Property

We believe our intellectual property is important to our success. The intellectual property rights of an owner are not automatically protected by the laws of Hong Kong if the trademark or proprietary technology is not registered with the Trade Marks Registry of Hong Kong.

In June 2011, we registered our trademark with the Intellectual Property Department of Hong Kong for marketing and brand recognition, but we have not registered our proprietary electronic trading platform. Our electronic trading platform was developed for our exclusive use by Shenzhen Gateway Technology Limited, or Gateway, a PRC-based IT services provider in which our former Chief Executive Officer, Mr. Tang, holds a 29% equity interest. Pursuant to a software development contract, dated March 26, 2010, between us and Gateway, the intellectual property rights to the trading platform are owned jointly by both parties, but Gateway cannot use or share the technology without our written authorization. If Gateway violates this provision, Gateway will be subject to a fine of HK$200,000 (approximately $25,786). Under the terms of the agreement, Gateway assists us in the ongoing operation, maintenance and development of the platform in exchange for annual service fee.

We rely on Hong Kong’s intellectual property laws, where applicable, and on contractual restrictions to protect our trademark or proprietary technology from parties licensed to use our trademarks and proprietary technology.

Employees

As of December 31, 2011, we employed a total of 105 full time employees. The following table sets forth the number of our full time employees by function.

Function	Number of
Employees
Senior Management	7
Operations	36
Sales and Marketing	11
Finance	5
Technology, Research and Development	31
Human Resource & Administration	15
Total	105

Regulations

Because our primary operating subsidiary is located in Hong Kong, we are regulated by Hong Kong laws, including those outlined in more detail below. We believe that we are in material compliance with all registrations and requirements for the issuance and maintenance of all licenses required by the governing bodies, and that all license fees and filings are current. Although we have a trading account with our affiliate, Goldenway HK, a licensed corporation holding Type 1 and Type 2 licenses with the Hong Kong Securities and Futures Commission, since incorporation, we have not traded any future contracts to hedge our exposure under the spot contracts and thus, we considered this activity as immaterial to our business.

Permits and Certificates

Our industry, being the acquisition and disposition of gold and silver on spot contracts, is currently unregulated in Hong Kong. Dealing in futures contracts of commodities, including gold and silver, on the other hand, is a regulated activity governed by the Hong Kong Securities and Futures Commission, or the SFC, and requires a license for the Dealing of Futures Contracts, referred to as Type 2 licensing. Through our relationship with our affiliate, Goldenway HK, a licensed corporation holding the requisite license, we are able to trade gold and silver futures contracts for position risk management. Any and all transactions of futures contracts and/or options are executed through Goldenway HK on our instructions.

We are also a member of the Chinese Gold & Silver Exchange Society (CGSE), a self-regulated body with established industry standards. The CGSE operates in Hong Kong as a registered society and operates as an exchange for gold and silver. The CGSE’s Executive and Supervisory Committees are the highest decision-making authority and are responsible for implementing CGSE policies, effecting development plans and monitoring their effectiveness. The CGSE’s constitution limits CGSE membership to 192 members, all of whom must have a minimum required working capital, defined as cash plus precious metals, of approximately $193,000 and minimum required assets of $643,000. The CGSE requires its members to submit a quarterly liquidity capital report, in order to ensure that the bank balances exceed or equal the balance of customer deposits, as well as comply with the code of conduct which is regulated by CGSE.

We were in compliance with these requirements as of December 31, 2011, 2010 and 2009. As of December 31, 2011, the Company had $10,267,457 in cash and $1,674,077 in gold and silver, $7,975,652 and $783,490, respectively, as of December 31, 2010, and $1,355,731 and $nil, respectively, as of December 31, 2009. As of December 31, 2011, 2010 and 2009, the Company had $28,716,790, $27,474,919 and $6,802,608, respectively, in total assets.

Applicants must apply for and/or purchase membership and licensing from the CGSE or from existing members, and CGSE has the power to suspend and/or revoke membership for breach of its rules and regulations. There are 5 categories of CGSE operation status (AA, A1, A2, B and C) that permit the member to deal with various CGSE gold and silver products. We hold the following CGSE licenses and certifications:

Licenses	Issuing Authority	Effective Date	Expiration/Term

London Gold and Silver Trading License (AA)	CGSE	June 3, 2009	N/A
Physical Precious Metals Metal Trading License (AA)	CGSE	February 5, 2010	N/A

Regulation of Online Services

Our revenues are generated through the ability of our customers to access our electronic trading platform through the internet and our website. The Hong Kong government and other regulatory agencies may block or suspend our internet transmission capabilities if we are deemed to be in violation of the following content regulations for online services:

  Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) – We are subject to the laws, rules and regulations regarding trading. The Securities and Futures Commission is responsible for: maintaining and promoting the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry. The Commission may suppress illegal, dishonorable and improper practices in the securities and futures industry; to take appropriate steps in relation to the securities and futures industry. Regardless of the communication or delivery medium used, the Commission will continue to apply the general anti-fraud and anti-manipulation provisions of the relevant Ordinances in its enforcement actions. If any person responsible for activities over the Internet is found to have acted in contravention of the provisions of the Ordinances or appears to have been involved in any misconduct whether in Hong Kong or elsewhere, the Commission may exercise its regulatory powers (including prosecution or taking other disciplinary actions as may be required); and when necessary, the Commission may consider other regulatory means available to it including seeking cooperation from foreign regulators and law enforcement agencies to take joint enforcement action, if necessary. We are prohibited from carrying on any regulated activity, as defined under the Securities and Futures Ordinance, such as dealing in securities and/or futures contracts, unless we have been granted the appropriate license(s) from the Commission.

  Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) – We are subject to data privacy laws, rules and regulations that regulate the use of customer data. In Hong Kong we are governed by the Personal Data (Privacy) Ordinance and as a data user we are prohibited from doing or engaging in any practice that contravenes the data protection principles set out therein.

  Telecommunications Ordinance (Cap. 106 of the Laws of Hong Kong), Crimes Ordinance (Cap. 200 of the Laws of Hong Kong) and Theft Ordinance (Cap. 210 of the Laws of Hong Kong) – Provisions under the Telecommunications Ordinance, Crimes Ordinance and Theft Ordinance make it an offense for unauthorized access to computer by telecommunication, to access a computer with criminal or dishonest intent, and extend the meaning of criminal damage to include misuse of computer programs or data, and burglary to include unlawfully causing a computer to function other than as it has been established and altering, erasing or adding any computer program or data. In this respect, any of the abovementioned computer related crimes committed by any staff, employees or agents, will subject us to possible criminal charges and/or investigations.

These rules and regulations are administered by the three branches of Hong Kong’s Commerce and Economic Development Bureau: (i) the Commerce, Industry and Tourism Branch (responsible for policy matters on Hong Kong’s external commercial relations, inward investment promotion, intellectual property protection, industry and business support, tourism, consumer protection and competition), (ii) the Communications and Technology Branch (responsible for policy matters on broadcasting, film-related issues, overall view of creative (including film) industry, development of telecommunications, innovation and technology, and control of obscene and indecent articles); and (iii) the Office of the Government Chief Information Officer (responsible for policy, strategy and execution of information technology programs and initiatives).

If any of these government agencies acts to block or limit access to our website or adopt policies restricting our customers from providing us with accurate and up-to-date information, the value of our electronic trading platform could be negatively impacted, which would adversely affect our ability to offer compelling hiring and marketing solutions and subscriptions to our customers, enterprises, and professional organizations.

FSA Oversight and Pillar 2

Our United Kingdom subsidiary, Goldenway UK, is subject to the rules and regulations promulgated by the FSA, an independent agency that regulates the financial services industry in the UK in order to promote efficient, orderly and fair financial markets.

In May 2007, the FSA published its Pillar 2 assessment framework, also known as the Supervisory Review and Evaluation Process, or SREP. Pillar 2 is one of the three supervisory pillars originally set out in the revised Basel Accord on recommended banking laws and regulations issued by the Basel Committee on Banking Supervision in June 2004. It was written into European Law, through the capital requirements directive, or CRD, and further developed in the Pillar 2 guidance issued by the Committee of European Banking Supervisors. Pillar 2 requires certain banks, credit institutions and investment firms to: (i) develop and maintain an Internal Capital Adequacy Assessment Process, or ICAAP, to assess the amount of internal capital they consider adequate to cover all of the risks to which they are, or likely to be, exposed; and (ii) cause the senior management (including Board members) of such firms to review and evaluate their ICAAP as part of the FSA’s Pillar 2 assessment framework or SREP.

The framework is designed to enable FSA supervisors to review and evaluate a firm’s ICAAP so that the FSA can be sure firms understand the risks to which they are exposed and hold capital proportionate to these risks. The Pillar 2 assessment includes a range of things, including: the analysis of a firm’s exposure to risks; the processes it uses for identifying, measuring and controlling risks; its capital resources; and ongoing compliance with standards laid down in the CRD. The expectation is that such evaluation should reduce the probability of financial failure and thus protect consumers and help to maintain confidence in the financial markets. As a result of its Pillar 2 assessment, the FSA may recommend that a firm take corrective or preventive measures such as: giving Individual Capital Guidance, or ICG, that reflects the amount of capital that the FSA believes is adequate for a firm’s risk profile and strategy, after taking into account its internal governance and risk management infrastructure; giving individual guidance reaffirming or amending any existing liquidity ratios, limits or behavioral concessions; and taking resultant prudential or other measures.

The FSA requires Goldenway UK to maintain a regulatory basic capital of €125,000 (approximately, $162,00), and a Pillar 2 capital requirement of £507,000 (approximately, $783,000). Goldenway UK is in compliance with these requirements as of December 31, 2011. Capital is managed through budgeting, forecasting and daily and monthly entity and consolidated capital reporting.

ITEM 1A. RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

Enterprises or Professional Organizations, Including Governmental Agencies, May Restrict Access to Our Website, Which Could Lead to the Loss or Slowing of Growth in Our Customer Base or the Level of Customer Engagement.

Our revenues are generated through the ability of our customers to access our electronic trading platform through the Internet and our website. Enterprises or professional organizations, including governmental agencies, could block access to our website or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or any government of any jurisdiction in which we are considered to be carrying on business in may block or suspend our internet transmission capabilities. If these entities block or limit access to our website or adopt policies restricting our customers from providing us with accurate and up-to-date information, the value of our electronic trading platform could be negatively impacted, which would adversely affect our ability to offer compelling hiring and marketing solutions and subscriptions to our customers, enterprises, and professional organizations.

Our Revenue is Influenced by Trading Volume and Volatility, Which Are Directly Impacted by Domestic and International Market and Economic Conditions That Are Beyond Our Control.

During the past few years, there has been significant disruption and volatility in the global financial markets. Many countries, including the United States, have recently experienced recessionary conditions. Our revenue is influenced by the general level of trading activity in the gold and silver market. Our revenue and operating results may vary significantly from period to period primarily due to movements and trends in the world’s currency markets and to fluctuations in trading levels. We have generally experienced greater trading volume in periods of volatile markets. In the event we experience lower levels of currency volatility, our revenue and profitability will likely be negatively affected. Like other financial services firms, our business and profitability are directly affected by elements that are beyond our control, such as economic and political conditions, broad trends in business and finance, changes in the volume of transactions, changes in supply and demand for currencies, movements in currency exchange rates, changes in the financial strength of market participants, legislative and regulatory changes, changes in the markets in which such transactions occur, changes in how such transactions are processed and disruptions due to terrorism, war or extreme weather events. Any one or more of these factors, or other factors, may adversely affect our business and results of operations and cash flows. As a result, period-to-period comparisons of our operating results may not be meaningful and our future operating results may be subject to significant fluctuations or declines.

Reduced Spreads in Precious Metals, Levels of Trading Activity and Trading Through Alternative Trading Systems Could Reduce Our Revenues.

The evolution of technology and development of faster execution programs reduce profitability on transactions. Reduced revenues and increased competition could make the execution of trades and less profitable. In addition, new and enhanced alternative trading systems have emerged as an option for individual and institutional investors to carry out proprietary trades, which could result in reduced revenue.

A substantial portion of our revenue and operating profits is derived from our role as a service provider. In our role as a service provider, we attempt to derive a profit from the difference between the prices at which we buy and sell, or sell and buy, Loco London Gold and Silver spot contracts. Customers are given the option to trade on open spot contracts and to liquidate their positions for gains or losses or to take physical delivery of precious metals. Since these activities involve the purchase or sale of Loco London Gold and Silver spot contracts, whether or not the transaction involves the physical delivery of the underlying gold or silver, we may incur trading losses for a variety of reasons, including:

  price changes in precious metals;

  lack of liquidity in precious metals in which we have positions; and

  inaccuracies in our proprietary pricing mechanism, or rate engine, which evaluates, monitors and assimilates market data and reevaluates our outstanding currency quotes, and is designed to publish prices reflective of prevailing market conditions throughout the trading day.

These risks may affect the prices at which we are able to sell or buy Loco London Gold and Silver contracts, or may limit or restrict our ability to either resell precious metals that we have purchased or repurchased precious metals that we have sold.

Reduced spreads in foreign currencies, levels of trading activity, trading through alternative trading systems and price competition from principal model firms could harm our business.

Computer-generated buy and sell programs and other technological advances and regulatory changes in the foreign exchange market may continue to tighten spreads on foreign currency transactions. Tighter spreads and increased competition could make the execution of trades and market-making activities less profitable. In addition, new and enhanced alternative trading systems have emerged as an option for individual and institutional investors to avoid directing their trades through retail foreign exchange brokers, which could result in reduced revenue derived from our foreign exchange brokerage business. We may also face price competition from our competitors. Many competing firms using a principal model can set their own prices as they generate income from trading with their customers. In contrast, the prices we provide to our customers are set by our foreign exchange market makers which vary based on market conditions.

Our Risk-Management Policies and Procedures May Not Be Effective and May Leave Us Exposed to Unidentified or Unexpected Risks.

We are dependent on our risk-management policies internal controls, control systems and compliance manuals set in place and the adherence to such policies, systems, and manuals by our trading staff. Our policies, procedures and practices used to identify, monitor and control a variety of risks, including risks related to human error, customer defaults, market movements, fraud and money-laundering, are established and reviewed by the risk committee of our board of directors. Under certain circumstances we may elect to adjust our risk-management policies to allow for an increase in risk tolerance, which could expose us to the risk of greater losses. To deal with and to manage our risks, our approach is discretionary by nature and are considered on a case by case basis and developed internally. We observe historical market behavior and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. Our risk-management methods also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing software or hardware failures. We rely on a combination of technical and human controls and supervision that are subject to error and failure. These methods may not protect us against all risks or may protect us less than anticipated, in which case our business, financial condition and results of operations and cash flows may be materially adversely affected.

We Depend on Our tailor-made Technology. Any Disruption or Corruption of Our tailor-made Technology or Our Inability to Maintain Technological Superiority in Our Industry Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows. We May Experience Failures While Developing Our Self-developed Technology.

We rely on our technology, particularly the electronic trading platform, to accurately and timely receive process internal and external data. Any disruption for any reason in the proper functioning of the electronic trading platform, or any corruption of our software may cause error trades or require us to suspend our services and could have a material adverse effect on our business, financial condition and results of operations and cash flows. In order to remain competitive, our proprietary technology is under continuous development and redesign. As we develop and redesign our proprietary technology, there is an ongoing risk that failures may occur and result in service interruptions or other negative consequences such as slower quote aggregation, slower trade execution, erroneous trades, or mistaken risk-management information.

We believe our technology has provided us with a competitive advantage relative to many of our competitors. If our competitors develop more advanced technologies, we may be required to devote substantial resources to the development of more advanced technology to remain competitive. The gold and silver market is characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. We may not be able to keep up with these rapid changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future.

We are Vulnerable to System Failures or Attacks, Which Could Cause Interruptions or Decreases in the Responsiveness of our Services and Harm our Business.

We are heavily dependent on our technology infrastructure, among other functions, to operate our trading platform. Our ability to facilitate transactions successfully and provide high quality customer service depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism, computer denial-of-service attacks and other similar events. If our systems fail to perform, we could experience periodic interruptions and disruptions in operations, slower response times or decreased customer satisfaction.

Our systems have in the past experienced disruptions in operations, which we believe will continue to occur from time to time. On December 8, 2011 and February 29, 2012, our trading system was seriously attacked by unknown actors and our business and operations were temporarily disrupted, which led to quoting errors. As of the date of this report, we have not been notified of any claim against us alleging harm caused to third parties by this disruption and our customers have continued to actively place precious metals trading orders through their respective trading accounts. However, we can provide no assurance that we will not receive any claims in the future in connection with this disruption.

Our IT department is working with IT security consultants to strengthen and protect our network from intentional attacks. We have also established a separate department to monitor our networks and to indentify and minimize human errors, such as clerical mistakes and incorrectly placed trades, as well as intentional misconduct, such as unauthorized trading, mischief and fraud. Furthermore, we seek to mitigate the impact of any operational issues by maintaining insurance coverage for various contingencies. Despite any precautions we may take, any systems failure that causes an interruption in our services or decreases the responsiveness of our services could, among other consequences, impair our reputation, damage our brand name and materially adversely affect our business, financial condition and results of operations and cash flows.

Our Cost Structure Is Largely Fixed. If Our Revenues Decline and We Are Unable to Reduce Our Costs, Our Profitability Will Be Adversely Affected.

Our cost structure is largely fixed. We base our cost structure on historical and expected levels of demand for our services, as well as our fixed operating infrastructure, such as computer hardware and software, hosting facilities and security and staffing levels. If demand for our services declines and, as a result, our revenues decline, we may not be able to adjust our cost structure on a timely basis and our profitability may be materially adversely affected.

Attrition of Customer Accounts and Failure to Attract New Accounts Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows. Even if We Do Attract New Customers, We May Fail to Attract the Customers in a Cost-Effective Manner, Which Could Materially Adversely Affect Our Profitability and Growth.

Our customer base is primarily comprised of individual customers who generally trade in gold and silver. Although we offer products and tailored services designed to educate, support and retain our customers, our efforts to attract new customers or reduce the attrition rate of our existing customers may not be successful. If we are unable to maintain or increase our customer retention rates or generate a substantial number of new customers in a cost-effective manner, our business, financial condition and results of operations and cash flows would likely be adversely affected. For the years ended December 31, 2011 and 2010, we incurred advertising expenses of approximately $1.15 million and $1.22 million, respectively. Although we have spent significant financial resources on selling and marketing expenses and related expenses and plan to continue to do so, these efforts may not be cost-effective at attracting new customers. In particular, we believe that rates for desirable advertising and marketing placements, including online, search engine, print and television advertising, are likely to increase in the foreseeable future, and we may be disadvantaged relative to our larger competitors in our ability to expand or maintain our advertising and marketing commitments.

The Loss of Our Key Employees Would Materially Adversely Affect Our Business, Including Our Ability to Grow Our Business.

Our key employee, including Ricky Wai Lam Lai, our chief executive officer, has significant experience in the electronic trading platform industry and has made significant contributions to our business. Our continued success is dependent upon the retention of these and other key executive officers and employees, as well as the services provided by our trading staff, technology and programming specialists and a number of other key managerial, marketing, planning, financial, technical and operations personnel. The loss of such key personnel could have a material adverse effect on our business. In addition, our ability to grow our business is dependent, to a large degree, on our ability to retain such employees.

Any Future Acquisitions May Result in Significant Transaction Expenses, Integration and Consolidation Risks and Risks Associated With Entering New Markets, and We May Be Unable to Profitably Operate Our Consolidated Company.

Although our growth strategy has not focused historically on acquisitions, we may in the future selectively pursue acquisitions and new businesses. Any future acquisitions may result in significant transaction expenses and present new risks associated with entering additional markets or offering new products and integrating the acquired companies. Because acquisitions historically have not been a core part of our growth strategy, we do not have significant experience in successfully completing acquisitions. We may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate new businesses and we may be unable to profitably operate our expanded company. Additionally, any new businesses that we may acquire, once integrated with our existing operations, may not produce expected or intended results.

Our Hong Kong operating subsidiary, Goldenway Precious Metals, offers and sells gold and silver spot contracts in Hong Kong. Pursuant to a client agreement with our affiliate, Goldenway HK, which is SFC licensed to engage in Type 1 and Type 2 regulated activities, Goldenway HK carries out on behalf of Goldenway Precious Metals transactions dealing with options, futures contracts and exchange traded products in Hong Kong. Spot contracts in gold and silver are not and may not be offered in the U.S. by us, including by our non-U.S. subsidiary, and are not eligible for resale to U.S. residents. They are not currently registered with the U.S. Securities and Exchange Commission or any other U.S. regulators.

We May Be Unable to Respond to Customers’ Demands for New Services and Products and Our Business, Financial Condition and Results of Operations and Cash Flows May Be Materially Adversely Affected.

Our customers may demand new services provided by our electronic trading platform. If we fail to identify these demands from customers or update our services accordingly, and new services and products provided by our competitors may render our existing services and products less competitive. Our future success will depend, in part, on our ability to respond to customers’ demands for new services and products on a timely and cost-effective basis and to adapt to address the increasingly sophisticated requirements and varied needs of our customers and prospective customers. We may not be successful in developing, introducing or marketing new services and products. In addition, our new service and product enhancements may not achieve market acceptance. Any failure on our part to anticipate or respond adequately to customer requirements, or any significant delays in the development, introduction or availability of new services, products or service or product enhancements could have a material adverse effect on our business, financial condition and results of operations and cash flows.

We May Be Unable to Respond to the Evolving Industry Practices and Technology Solutions, and Our Business, Financial Condition and Results of Operations and Cash Flows May Be Materially Adversely Affected.

To remain competitive as a precious metals electronic trading platform provider, we must continue to invest in research and development of new technology solutions in order to keep up with the ever evolving industry practices and enhancements to our existing solutions. The process of developing new technologies, products and services is complex and expensive. The introduction of new solutions by our competitors, the market acceptance of competitive solutions based on new or alternative technologies or the emergence of new industry practices could render our solutions less competitive.

Our Failure to Adequately Compete in Other Emerging Markets, Either Directly or Through Agents or Other Business Partners, Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

Expanding our business in other emerging markets is an important part of our growth strategy. To compete successfully in these emerging markets, we must continue to design, develop, and sell new and enhanced precious metals electronic trading programs and services that are culturally acceptable to these emerging markets. We anticipate that emerging markets will include potentially high growth opportunities, offset by potential entrenched local competition, higher credit risks, cultural differences, less developed and established local financial and banking infrastructure, reduced protection of intellectual rights, inability enforce contract in some jurisdictions, difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local personnel, currency and tax laws that may prevent or restrict the transfer of capital and profits among our various operations around the world; and time zone, language and cultural differences among personnel in different areas of the world. If we do not develop innovative and reliable precious metals electronic trading program and services in a cost-effective and timely manner which are attractive to consumers in these markets, if consumer demand for precious metals electronic trading in emerging markets does not increase as much as we expect, or if we invest resources in products or geographic areas which do not produce the growth or profitability we expect, or when we expect it, our business and results of operations could be significantly harmed.

Our Operations Present Special Challenges and Our Failure to Adequately Address Such Challenges or Compete in These Markets, Either Directly or Through Agents or Other Business Partners, Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

Expanding our business in other emerging markets is an important part of our growth strategy. Due to certain cultural, regulatory and other challenges relevant to those markets, however, we may be at a competitive disadvantage in those regions relative to local firms or to international firms that have a well-established local presence. These challenges include:

  less developed or mature local technological infrastructure and higher costs, which could make our products and services less attractive or accessible in emerging markets;
  difficulty in complying with the diverse regulatory requirements of multiple jurisdictions, which may be more burdensome, not clearly defined, and subject to unexpected changes, potentially exposing us to significant compliance costs and regulatory penalties;
  less developed and established local financial and banking infrastructure, which could make our products and services less accessible in emerging markets;
  reduced protection of intellectual property rights;
  inability to enforce contracts in some jurisdictions;
  difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local personnel;
  tariffs and other trade barriers;
  currency and tax laws that may prevent or restrict the transfer of capital and profits among our various operations around the world; and
  time zone, language and cultural differences among personnel in different areas of the world.

Failure to identify and/or manage risk associated with dealing in spot contracts may expose us to additional liability and adversely affect our profitability and growth.

A substantive portion of our revenue is generated through our dealings with precious metals spot contracts, where we enter into contractual obligations with our customers to buy and/or sell precious metals at the prevailing market prices. Since our incorporation, no customer has requested fulfillment of a spot contract order for precious metals, however, our customers are offered the option to request that we fulfill our spot contract obligations for physical delivery of precious metals. As such we may be obligated, at the customer’s request, to fulfill a spot contract for physical delivery. We believe that our client agreement with Goldenway HK, an entity owned and controlled by Goldenway Investments, our majority stockholder, ensures our ability to cover any excess customer demand for gold and silver. Through them we may engage in the trade of futures contracts and other derivative instruments to hedge against these market risks. Goldenway HK holds a Type 1 and Type 2 licenses approved by the Securities and Futures Commission, SFC, which enables Goldenway HK to deal in futures contracts as defined under Hong Kong’s Securities and Futures Ordinance, SFO. Failure to hedge our spot contract obligations or properly identify and/or manage such obligations could expose us to additional liability and adversely affect our profitability and growth.

Failure to identify and/or manage risk associated with dealing in foreign exchange may expose us to additional liability and adversely affect our profitability and growth.

Through the acquisition of Goldenway UK, we have commenced foreign exchange brokerage services on January 9, 2012. In connection with such operations, we expect to face market risk, liquidity risk, operational risk and regulatory capital risk as set out in item 7A below. We are dependent on our risk management policies and the adherence to such policies by our staff. Our policies, procedures and practices are used to identify, monitor and control a variety of risks, including risks related to human error, customer defaults, market movements, fraud and money-laundering. Some of our methods for managing risk are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical changes in market prices. Our risk management methods also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing software or hardware failures. In addition, we may elect to adjust our risk management policies to allow for an increase in risk tolerance, which could expose us to the risk of greater losses. Our risk management methods rely on a combination of technical and human controls and supervision that are subject to error and failure. These methods may not protect us against all risks or may protect us less than anticipated, in which case our business, financial condition and results of operations and cash flows may be materially adversely affected.

RISKS RELATED TO REGULATION

Litigation and Regulatory Investigations May Result in Significant Financial Losses and Harm to Our Reputation.

We face significant risk of litigation, regulatory investigations and similar actions in the ordinary course of our business, including the risk of lawsuits and other legal actions relating to unauthorized transactions, error transactions, breach of data privacy laws, breach of fiduciary or other duties. Any such action may include claims for substantial or unspecified compensatory damages, as well as civil, regulatory or criminal proceedings against our directors, officers or employees, and the probability and amount of liability, if any, any remain unknown for significant periods of time. We may be also subject to various regulatory inquiries, such as information requests and book and records examinations, from regulators and other authorities in the geographical markets in which we operate.

A substantial liability arising from a law suit judgment or a significant regulatory action against us or a disruption in our business arising from adverse adjudications in proceedings against our directors, officers or employees could have a material adverse effect on our business, financial condition and results or operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could materially affect our prospects and future growth, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.

Data Privacy Law, Rules and Regulations in Our Geographical Markets Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operation.

We are subject to data privacy laws, rules and regulations that regulate the use of customer data. For instance, in Hong Kong, we are governed by the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) and as a data user we are prohibited from doing or engaging in any practice that contravenes the data protection principles set out therein. Compliance with these laws, rules and regulations may restrict our business activities, require us to incur increased expenses and devote considerable time to compliance efforts.

Servicing Customers Via the Internet May Require Us to Comply With the Laws and Regulations of Each Country in Which We Are Deemed to Conduct Business. Failure to Comply With Such Laws May Negatively Impact Our Financial Results.

Since our services are available over the Internet in foreign countries and we have customers residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their country. We believe that the number of our customers residing outside of the United States will increase over time. We are required to comply with the laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet services available to their citizens from service providers located elsewhere. Any failure to develop effective compliance and reporting systems could result in regulatory penalties in the applicable jurisdiction, which could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Presently all transactions for spot contracts on gold and silver are executed and completed in Hong Kong although our customers may not reside in Hong Kong. Customers may access our electronic trading platform via the Internet from anywhere in the world, but all instructions are first communicated to us and then executed in Hong Kong. The acceptance of customer order by Internet in a jurisdiction other than Hong Kong may require us to comply with the laws of that jurisdiction and failure to comply may have a material negative impact on our financial condition and business results.

Without Local PRC Registration, Licensing or Authorization, We May Be Subject to Possible Enforcement Action and Sanction for Our Operations in the PRC if Our Operations Are Deemed to Have Violated PRC Regulations.

For the fiscal year ended December 31, 2011, all of our spot contracts trades were executed and concluded in Hong Kong where, the industry is unregulated. However, when permitted, we promote our services to customers outside of Hong Kong, including to customers in China where our industry is regulated. The regulatory rules and procedures for engaging in our business in China are complex and are not as clear as those in many other jurisdictions and so we have not sought licensing from PRC government authorities to conduct, and we do not conduct our business operations in China. We do work with third party agents to promote and introduce our services to individuals and businesses in China and we accept them as customers via our website. Our PRC legal counsel, the Beijing Dacheng (Guangzhou) Law Offices, has advised us that our activities in China are in compliance with PRC law because such activities are purely promotional and never involve the conduct of any business transactions in China. We cannot assure you that PRC rules and regulations will not change such that we can no longer engage in such promotional activities or offer our precious metals trading services to PRC residents online. In such case, we may be subject to fines, penalties, or sanctions or may be required to cease such offerings to PRC residents all together. These restrictions may limit our ability to increase revenues and would have a material adverse effect on our results of operations.

Our Growth May Be Limited by Various Restrictions and We Remain at Risk That We May Be Required to Cease Operations if We Become Subject to Regulation by Local Government Bodies.

We currently have only a limited presence in a number of significant markets and may not be able to gain a significant presence there unless and until regulatory barriers to international firms in certain of those markets are modified. Consequently, we cannot assure you that our international expansion will continue and that we will be able to develop our business in emerging markets as we currently plan. Furthermore, we may be subject to possible enforcement action and sanction if we are determined to have previously offered, or currently offer, our services in violation of local government’s regulations. In these circumstances, we are exposed to sanction by local enforcement agencies and our contracts with customers may be unenforceable. We may also be required to cease the conduct of our business with customers in the relevant jurisdiction and/or we may determine that compliance with the regulatory requirements for continuance of the business is too onerous to justify making the necessary changes to continue that business.

Procedures and Requirements of the Patriot Act May Expose Us to Significant Costs or Penalties.

As participants in the financial services industry, we are, and our subsidiaries are, subject to laws and regulations, including the Patriot Act of 2001, that require that we know our customers and monitor transactions for suspicious financial activities. The cost of complying with the Patriot Act and related laws and regulations is significant. We face the risk that our policies, procedures, technology and personnel directed toward complying with the Patriot Act are insufficient and that we could be subject to significant criminal and civil penalties due to noncompliance. Such penalties could have a material adverse effect on our business, financial condition and results of operations and cash flows. In addition, as an online financial services provider with customers worldwide, we may face particular difficulties in identifying our customers and monitoring their activities.

RISKS RELATED TO THIRD PARTIES

We Rely on Third-Party Providers in Several Areas of Our Operations and therefore Do Not Have Full Control over the Services Provided to Our Customers.

We rely on our affiliate, Gateway, to maintain our electronic trading platform and information technology services. If Gateway were to fail to provide technical services with respect to our electronic trading platform, and we were unable to secure an adequate alternative, our business and results of operation could be materially affected.

We also rely on our affiliate, Goldenway HK, to carry out all our futures contracts and options (if any) both of which are regulated activities as defined under the SFO. If Goldenway HK were to fail to provide execution of regulated activities services for us, and we were unable to secure an adequate alternative, our business and results of operation could be materially affected.

We are Subject to Counterparty Risk Whereby Defaults by Parties With Whom We Do Business Can Have an Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

In order to reduce our contract positions risk exposures with customers, Goldenway Precious Metals entered the same transaction as customer on other CGSE member to minimize the risk exposure when the total net position is greater than a certain level. Therefore, our precious metals market making operations require a commitment of capital and involve risks of losses due to the potential failure of our customers or counterparty to perform their obligations under these transactions. Our margin policy allows customers to leverage their account balances by trading notional amounts that may be significantly larger than their cash balances. We mark our customers’ accounts to market each time a trading price in their portfolio changes. While this allows us to closely monitor each customer’s account, it does not guarantee our ability to eliminate negative customer account balances prior to an adverse trading price change. Although we have the ability to alter our margin requirements without prior notice to our customers, this may not eliminate the risk that our access to liquidity becomes limited or market conditions, including Loco London Gold and Silver price volatility and liquidity constraints, change faster than our ability to modify our margin requirements. In light of the current turbulence in the global economy, we face increased risk of default by our customers and other counterparties. For example, during the second half of 2008, Lehman Brothers Holdings Inc. declared bankruptcy, and many major U.S. financial institutions consolidated, were forced to merge or were put into conservatorship by the U.S. federal government. Any liability arising from our precious metals operations could be significant and could have a material adverse effect on our business, financial condition and results of operations and cash flows.

The business of Goldenway UK, our foreign exchange trading operations, require a commitment of capital and involve risk of losses due to the potential failure of our customers to perform their obligations under these transactions. All retail customers are required to deposit cash collateral in order to trade on our platforms. Our policy is that retail customers are not advanced credit in excess of the cash collateral in their account, and our systems are designed so that each customer’s positions are revaluated on a real-time basis to calculate the customer’s useable margin. Useable margin is the cash the customer holds in the account after adding or deducting real-time gains or losses, less the margin requirement. Although the retail customer’s positions are automatically closed once his or her useable margin falls to zero, it is possible for a retail customer account to go negative, for example, due to system failure.

Failure of Third-Party Systems or Third-Party Service and Software Providers Upon Which We Rely Could Adversely Affect Our Business.

We rely on certain related party’s computer systems or third-party service and software providers, including trading platforms, back-office systems, Internet service providers and communications facilities. For example, for the year ended December 31, 2011, 99.9% of our precious metals trading volume was derived from trades utilizing our Shenzhen Gateway Technology Limited’s electronic trading platform, a related party trading platform we acquired that is popular in the international retail trading community and offers our customers a choice in trading interfaces. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find an alternative systems or services provider on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Our Computer Infrastructure May Be Vulnerable to Security Breaches. Any Such Problems Could Jeopardize Confidential Information Transmitted Over the Internet, Cause Interruptions in Our Operations or Give Rise to Liabilities to Third Parties.

Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems and security breaches. Any such problems or security breaches could give rise to liabilities to one or more third parties, including our customers, and disrupt our operations. A party able to circumvent our security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of information we transmit over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the safeguarding of confidential personal information could also inhibit the use of our systems to conduct precious metals transactions over the Internet. To the extent that our activities involve the storage and transmission of proprietary information and personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our current insurance policies may not protect us against all of such losses and liabilities. Any of these events, particularly if they result in a loss of confidence in our services, could have a material adverse effect on our business, financial condition and results of operations and cash flows.

RISKS RELATED TO THE MARKET FOR OUR STOCK

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

  our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
  changes in financial estimates by us or by any securities analysts who might cover our stock;
  speculation about our business in the press or the investment community;
  significant developments relating to our relationships with our customers or suppliers;
  stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
  customer demand for our products;
  investor perceptions of our industry in general and our Company in particular;
  the operating and stock performance of comparable companies;
  general economic conditions and trends;
  announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

  changes in accounting standards, policies, guidance, interpretation or principles;
  loss of external funding sources;
  sales of our common stock, including sales by our directors, officers or significant stockholders; and
  additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Although publicly traded, the trading market in our common stock has been substantially less liquid than the average trading market for a stock quoted on the Nasdaq Global Market and this low trading volume may adversely affect the price of our common stock.

Our common stock trades on the OTCQB Market. The trading market in our common stock has been substantially less liquid than the average trading market for companies quoted on the Nasdaq Global Market. Limited trading volume will subject our shares of common stock to greater price volatility and may make it difficult for you to sell your shares of common stock at a price that is attractive to you.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

ITEM 1B. UNRESOLVED STAFF COMMENTS.

None

ITEM 2. PROPERTIES.

Our executive offices are located at Flat/RM 1209 Block 1, 33 Canton Road, Tsim Sha Tsui, Hong Kong. We also occupy approximately 3,144 square feet of space, located at Suite 3701 and Suites 3702-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong, which we use for administration, marketing and customer service. The Company leases its office space under non-cancelable operating lease agreements that expire on various dates through 2013 as disclosed in more detail on the table below.

Premises	Lessor/Sub-lessor	Term of Tenancy/Expiration Date	Rent and Charges
Suite No. 9 12th Floor of Tower 1, China Hong Kong City, No. 33 Canton Road, Kowloon, Hong Kong	Wide Harvest Investment Limited	2/22/2010-2/21/2013	HK$62,880 (approximately $8,080) per month for rent and HK$17,135 (approximately $2,202) per month for management fee and air conditioning fee
Suite 3702-04, 37th Floor of Tower 6, the Gateway, Harbour City, Hong Kong	Harbour City Estates Limited	6/15/2009-6/14/2012	HK$215,418 (approximately $27,682) per month for rent, HK$14,049 (approximately $1,805) per month for air- conditioning fee and HK10,770.90 (approximately $1,384) per month for service charge)
Suite 3701, 37th Floor of Tower 6, the Gateway, Harbour City, Hong Kong	Harbour City Estates Limited	11/15/2010-6/14/2012	HK$115,828 (approximately $14,884) per month for rent, HK7,805.80 (approximately $1,003) per month for air- conditioning fee and HK$5,791.40 (approximately $744) per month for service charge
Lower Ground Floor, 5/7 St. Helen’s Place London, EC3 United Kingdom	Mountgrange (St. Helens) Limited	6/28/2012	£1,300 per month (approximately $2,066)

We believe that all space is in good condition and that the property is adequately insured by the Company.

ITEM 3. LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

ITEM 4. (REMOVED AND RESERVED).

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our common stock is quoted on the OTCQB Market under the symbol “GWYI.” Historically, there has not been an active trading market for our common stock. The following table sets forth, for the periods indicated, the high and low closing prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices(1)
	High	Low
Fiscal year ended December 31, 2011
1st Quarter	$ N/A	$ N/A
2nd Quarter	2.00	0.60
3rd Quarter	0.75	0.51
4th Quarter	2.15	1.01
Fiscal year ended December 31, 2010
1st Quarter	$ N/A	$ N/A
2nd Quarter	0.20	0.10
3rd Quarter	0.30	0.30
4th Quarter	N/A	N/A

Holders

As of December 31, 2011 there were approximately six stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

On June 30, 2011 and September 30, 2011, prior to the closing of the share exchange transaction, Goldenway Precious Metals declared a dividend of $14,005,862 and $4,236,452, or $0.14 per share and $0.04 per share, respectively, on the 100,000,000 shares issued to Goldenway Investments, the direct shareholder of Goldenway Precious Metals. Any decisions regarding the additional declaration of dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Recent Sales of Unregistered Securities

We have not sold any equity securities during the fiscal year ended December 31, 2011 that were not previously disclosed in a quarterly report on Form 10-Q or a current report on Form 8-K that was filed during the 2011 fiscal year.

Purchases of Equity Securities

No repurchases of our common stock were made during the fourth quarter of 2011.

ITEM 6. SELECTED FINANCIAL DATA.

Not Applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management’s discussion and analysis should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this report. In addition to historical information, the following discussion contains certain forward-looking information. See “Special Note Regarding Forward Looking Statements” above for certain information concerning those forward looking statements. Our financial statements are prepared in U.S. dollars and in accordance with U.S. GAAP.

Overview of our Business

We were organized under the laws of the State of Nevada on September 10, 2007. Since September 30, 2011, through our subsidiary, Goldenway Precious Metals, we are a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and hold a Type AA License which authorizes us to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. We provide precious metals spot contract trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Our electronic trading platform provides our customers with CGSE price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market, based on an evaluation of third-party market pricing sources such as M-Finance and Bloomberg. In addition to our retail customers, we also trade spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and we purchase gold products from walk-in customers on a spot basis for conversion into bullion. See details regarding our services under the “Our Products, Services and Customers” heading in this report.

We face daily fluctuations in the price of gold and silver, foreign exchange rates, as well as interest rates. Although we have not done so since incorporation, through our client agreement with Goldenway HK, an entity owned and controlled by Goldenway Investments, our majority stockholder, we may engage in the trade of futures contracts and other derivative instruments to hedge against these market risks. Goldenway HK holds a Type 1 and Type 2 licenses approved by the Securities and Futures Commission, SFC, which enables Goldenway HK to deal in futures contracts as defined under Hong Kong’s Securities and Futures Ordinance, SFO. Through our client agreement we are also able to ensure our ability to cover any excess customer demand for gold and silver.

Our revenue from our electronic trading platform trading spot contracts of precious metals is derived from the difference between the customer’s buy and sell prices and the eventual settlement price. If we receive customers’ spot contract orders requesting physical delivery, we will meet their demands either by selling bullion from our inventory or purchasing the bullion from a third-party bullion provider and reselling them to our customers. Our revenue from our purchase and sale of gold and silver products is earned on the resale of the resulting bullion to our customers based on the revaluation of precious metals on hand at higher prices. Our revenues increased from $18.33 million in fiscal year 2010, to $40.14 million in fiscal year 2011, representing an increase of approximately 119.0%, and our net income increased to $12.69 million in fiscal year 2011, as compared to $5.57 million in fiscal year 2010. Revenue generated from our electronic trading platform accounted for approximately 99.1% and 99.4% (including the investment loss from spot contracts) of our revenues in fiscal year 2011 and 2010, respectively, and revenue generated from realized and revaluation of precious metals accounted for 0.4% and 0.6% of our revenues; and revenue generated from foreign exchange brokerage services, resulting 0.5% and nil of our revenues, during the respective periods.

2011 Financial Performance Highlights

The following summarizes certain key financial information for 2011:

  Revenues: Our revenues were $40.14 million for 2011, an increase of $21.81 million, or 119.0%, from $18.33 million for 2010.

  Net income: Net income was $12.69 million for 2011, an increase of $7.12 million, or approximately 128.0%, from $5.57 million for 2010.

  Fully diluted net income per share: Fully diluted net income per share was approximately $0.87 for 2011, as compared to approximately $0.38 for 2010.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

Dependence on Overall Market Conditions – Changes in the global financial markets, global economic conditions and political events affect levels of trading volumes in ways that we may not be able to predict. For example, in times of turmoil, people fear that their assets may be seized and that the currency may become worthless and the demand for gold rises. If the return on bonds, equities and real estate is not adequately compensating for risk and inflation then the demand for gold and other alternative investments such as commodities increases. Variations in trading levels caused by unpredictable market trends may cause our revenues and operating results to vary significantly from period to period, and period to period comparisons of our revenues and operating results may not be meaningful. A slowdown and subsequent stagnation in trading volume in the global financial markets, or a systemic problem affecting any financial market, could have a material adverse effect on our revenues and profitability.

Dependence on Self-developed Technology – Our success is highly dependent on our sophisticated technology that has been available only to us. If our technology were to become available to our competitors, or if our competitors adopt or develop similar or more advanced technologies, our operating results may be adversely affected. Further, we may not be able to keep up with rapid changes in technology, evolving industry standards and changing trading systems, practices and techniques to remain competitive in our industry.

Computer System Failures – The success of our business depends on the efficient and uninterrupted operations of our computer and communications hardware and software systems. Our service has occasionally experienced system interruptions in the past due to various reasons, some of which were beyond our control. We expect to experience occasional system interruptions from time to time in the future, which may have an adverse effect on our business.

Results of Operations

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

The following table sets forth key components of our results of operations during the fiscal years ended December 31, 2011 and 2010, both in dollars and as a percentage of our net sales.

		For the Fiscal
		Year Ended
	December 31,		December 31,
	2011		2010

	Amount	% of	Amount	% of
		Total		Total
REVENUES		Revenue		Revenue
Trading revenue	$38,772,785		$18,042,930
Foreign exchange brokerage services	178,742		-
Investment loss	-		(304,245)
Interest income from customers’ trading accounts	1,017,221		487,094
Fair value change of precious metals	174,685		105,349
Total revenues	40,143,433		18,331,128
EXPENSES
Management fees	6,399,912	15.9%	5,199,457	28.4%
Trading expenses and commissions	11,057,629	27.5%	2,674,618	14.6%
Employee compensation and benefit	2,457,346	6.1%	905,889	4.9%
General and administrative expenses	1,978,229	4.9%	220,774	1.2%
Advertising expenses	1,146,155	2.9%	1,220,959	6.7%
Bad debt expenses	-	-%	47,051	0.3%
Occupancy expenses	732,480	1.8%	537,740	2.9%
Depreciation and amortization	579,993	1.4%	218,586	1.2%
Data processing and service fees	274,146	0.7%	638,676	3.5%
Total expenses	24,625,890	61.3%	11,663,750	63.6%
Other income	193,727	0.5%	7,310	0.0%
INCOME BEFORE INCOME TAXES	15,711,270	39.1%	6,674,688	36.4%
INCOME TAXES
Provision for income taxes	2,537,319	6.3%	1,382,220	7.5%
Deferred income tax provision (recovery )	485,620	1.2%	(273,352)	(1.5%	)
	3,022,939	7.5%	1,108,868	6.0%
NET INCOME	12,688,331	31.6%	5,565,820	30.4%

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(7,718)	0.1%	(50,072)	(0.3%	)
COMPREHENSIVE INCOME	$12,680,613	31.5%	$5,515,748	30.1%

Revenue. Total revenue increased by $21.81 million, or 119.0%, to $40.14 million for the year ended December 31, 2011, compared to $18.33 million for the year ended December 31, 2010. This increase was primarily due to the substantial increase in trading volume which is in line with the increase in the number of customers; and the fact that the market prices of gold and silver during the 2011 period were much volatile than that of the prior year period. Revenue generated from our electronic trading platform accounted for approximately 99.1% and 99.4% (including the investment loss from spot contracts) of our revenues for the fiscal years ended December 31, 2011 and 2010, respectively. During the respective periods revenue generated from realized and revaluation of precious metals accounted for 0.4% and 0.6% of our revenues, and revenue generated from foreign exchange brokerage services, resulting 0.5% and nil of our revenues.

Expenses. During the year ended December 31, 2011, the expenses were comprised of Management fee, Trading expenses and commissions, Employee compensation and benefit, General and administrative expenses, Advertising expenses, Bad debt expenses, Occupancy expenses, Depreciation and amortization, and Data processing and service fees. Expenses increased by $12.97 million, or 111.1%, to $24.63 million as compared to $11.66 million, for the following reasons:

Management fee. Management fee was $ 6.40 million for the year ended December 31, 2011, compared to $5.20 million for the year ended December 31, 2010. Management fee expenses were comprised of rental, entertainment, travel and employment expenses, and the net increase is mainly attributable to i) an increase in staff costs of $1.1 million for the recruitment of IT maintenance and product developments, in order to fully support the rapid growth in the trading volumes on our e-commerce platform; ii) a decrease in overseas travelling of $0.6 million, due to less business trip as compared with last year; and iii) an increase in occupancy expenses of $0.3 million for the newly-leased offices or branches by Goldenway Investments during the year. Since October 1, 2011, the management fee agreement was amended to eliminate the mark-up rate component and to apportion operating costs, based on the number of related laborers employed by different subsidiaries.

Trading expenses and commissions. Trading expenses and commissions increased by $8.39 million, or 313.4%, to $11.06 million for the year ended December 31, 2011, compared to $2.67 million for the year ended December 31, 2010. The increase was mainly driven by the increase in trading volume, which led to an increase in the collection fee for customer deposits and commission to agents.

Employee compensation and benefit. Employee compensation and benefit increased by $1.55 million, or 171.3%, to $2.46 million for the year ended December 31, 2011, compared to $0.91 million for the year ended December 31, 2010. The increase was primarily due to an increase in the number of new employees for continuous short-term business expansion. Goldenway Investments is obligated to settle cost related to Goldenway Precious Metals staff of $0.67 million and this arrangement has been minimized since January 2012.

General and administrative expenses. General and administrative expenses increased by $1.76 million, or 796.0%, to $1.98 million for the year ended December 31, 2011, as compared to $0.22 million for the year ended December 31, 2010. The increase was primarily due to (i) the increase in office supplies caused by the increase in the number of employees; (ii) the increase in legal and professional fees relating to the acquisition of Goldenway UK of $0.54 million; (iii) the increase in consulting and professional fees in relation to the reverse merger and recapitalization of $0.43 million; and (iv) the increase in motor vehicle expenses of $0.62 million.

Advertising expenses. Advertising expenses decreased by $0.07 million, or 6.1%, to $1.15 million for the year ended December 31, 2011, compared to $1.22 million for the year ended December 31, 2010. The net decrease was primarily due to (i) a decrease in the amortization of advertising fee to our celebrity spokesperson, which was expensed in the early period of 2010; and (ii) an increase in online production cost for promoting our market. A renewed contract for the period from November 1, 2011 to October 31, 2013 was signed in October 2011.

Occupancy expenses. Occupancy expenses increased by $0.19 million, or 36.2%, to $0.73 million for the year ended December 31, 2011, compared to $0.54 million for the year ended December 31, 2010. The increase was primarily due to our entry into a new lease agreement for two new offices located in Hong Kong.

Depreciation and amortization. Depreciation and amortization increased by $0.36 million, or 165.3%, to $0.58 million for the year ended December 31, 2011, as compared to $0.22 million for the year ended December 31, 2010. This increase was primarily due to the acquisition of a motor vehicle and a motor vessel during the year.

Data processing and service fee. Data processing and service fee decreased by $0.37 million, or 57.1%, to $0.27 million for the year ended December 31, 2011, as compared $0.64 million for the year ended December 31, 2010. The net decrease was primarily due to (i) the decrease in IT service fees paid to ICICLE Technology Limited as the service agreement was terminated since April 2010; offset by (ii) the increase in number of customers which caused the increase in rental fee for the occupation of more proxy servers for the year.

Income before income taxes. Income before income taxes increased by $9.04 million, or 135.4%, to $15.71 million for the year ended December 31, 2011, as compared $6.67 million for the year ended December 31, 2010. This increase was primarily contributed by the increase in our customer base, resulting in an increase of trading revenue and total expenses of $21.81 million and $12.97 million, respectively, for the year ended December 31, 2011.

Income taxes. Income taxes increased by $1.91 million, or 172.6%, to $3.02 million for the year ended December 31, 2011, compared to $1.11 million for the year ended December 31, 2010, due to a substantial increase in trading revenue in 2011.

Net income. For the foregoing reasons, we generated a net income of $12.69 million for the year ended December 31, 2011, an increase of $7.12 million, or 128.0%, from $5.57 million for the year ended December 31, 2010.

Comprehensive income. Our comprehensive income was $12.68 million for the year ended December 31, 2011, compared with comprehensive income of $5.52 million for the year ended December 31, 2010. The balance comprised of the operating income, in the ordinary course of business, and the foreign currency translation, which is the exchange rate fluctuations from translation of the Company’s Hong Kong and UK subsidiaries’ accounts from Hong Kong dollars (“HKD”) and Great British Pound (“GBP”), our functional currencies, to United States dollars (“USD”), our reporting currency.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and equity contributions by our stockholders. We are not aware of any other restrictions that will significantly impact our ability to transfer cash within our corporate structure or restrict the net assets of our subsidiary, Goldenway Precious Metals. As of December 31, 2011, we had cash and cash equivalents of $10.27 million, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flows
(all amounts in millions of U.S. dollars)

	Fiscal Year Ended
	December 31,
	2011	2010
Net cash provided by operating activities	$14,128,868	$12,332,457
Net cash used in investing activities	(11,827,171)	(14,707,885)
Net cash provided by financing activities	246	9,020,619
Effect of exchange rate changes on cash	(10,138)	(25,270)
Net increase in cash and cash equivalents	2,291,805	6,619,921
Cash, beginning of the year	7,975,652	1,355,731
Cash, end of the year	$10,267,457	$7,975,652

As a member of the CGSE, we are also subject to working capital and minimum asset requirements. Under the requirements, the minimum required working capital, defined as cash plus precious metals, is approximately $193,000 and the minimum required asset is $643,000. We were in compliance with these requirements as of December 31, 2011.

The FSA requires Goldenway UK to maintain a regulatory basic capital of €125,000 (approximately, $162,000), and a Pillar 2 capital requirement of £507,000 (approximately, $783,000). Capital is managed through budgeting, forecasting and daily and monthly entity and consolidated capital reporting. Goldenway UK is in compliance with these requirements as of December 31, 2011.

As of December 31, 2011, we had $10,267,457 in cash and $1,674,077 in gold and silver, and $7,975,652 and $783,490, respectively, as of December 31, 2010. As of December 31, 2011 and 2010, we had $28,716,790 and $27,474,919, respectively, in total assets.

Operating Activities

Net cash provided by operating activities was $14.13 million for the year ended December 31, 2011, as compared to $12.33 million for the year ended December 31, 2010, an increase of $1.80 million. The increase was due to the higher net income and lower adjustments to reconcile net income to net cash provided by operating activities for the year ended December 31, 2011 as compared to the year ended December 31, 2010. For the year ended December 31, 2011, (i) change in accounts receivable held by the Company resulted in a cash outflow of $0.48 million, compared to a cash inflow of $0.17 million for the year ended December 31, 2010; (ii) change in other receivables resulted in a cash outflow of $0.51 million for the year ended December 31, 2011, compared to a cash inflow of $1.96 million for the year ended December 31, 2010; (iii) change in trading precious metals resulted in a cash outflow of $0.72 million for the year ended December 31, 2011, compared to a cash outflow of $0.68 million for the year ended December 31, 2010; (iv) change in deposits and prepaid expenses resulted in a cash outflow of $2.41 million for the year ended December 31, 2011, compared to a cash inflow of $0.09 million for the year ended December 31, 2010; (v) change in accounts payable resulted in a cash inflow of $0.99 million for the year ended December 31, 2011, compared to a cash inflow of $0.18 million for the year ended December 31, 2010; (vi) change in accrued expenses and other liabilities resulted in a cash outflow of $0.08 million for the year ended December 31, 2011, compared to a cash inflow of $1.30 million for the year ended December 31, 2010; (vii) change in customer deposits resulted in a cash inflow of $4.01 million for the year ended December 31, 2011, compared to a cash inflow of $3.42 million for the year ended December 31, 2010; and (viii) change in income taxes payable resulted in a cash inflow of $0.29 million for the year ended December 31, 2011, compared to a cash inflow of $1.38 million for the year ended December 31, 2010.

Investing Activities

Net cash used in investing activities was $11.83 million for the year ended December 31, 2011, compared to $14.71 million for the year ended December 31, 2010, a decrease of 2.88 million. The decrease is mainly due to: (i) an cash outflow of $4.51 million for the acquisition of a motor vessel during the year ended December 31, 2011; (ii) the purchase of property and equipment for $0.33 million during the year ended December 31, 2011, compared to $0.34 million in cash used for such purpose during the year ended December 31, 2010; (iii) the approximately $2.24 million acquisition cost of Goldenway UK, net of cash acquired of $0.07 million; and (iv) $0.80 million used to purchase intangible assets for the year ended December 31, 2010.

In addition, the cash flow related to our majority stockholder as of December 31, 2011 and 2010, respectively, represents movement in balances due from Goldenway Investments, our majority stockholder. There was cash outflow of $4.76 million for the year ended December 31, 2011, compared to cash outflow of $14.00 million for the year ended December 31, 2010.

Financing Activities

Net cash provided by financing activities was $nil for the year ended December 31, 2011, as compared to $9.02 million for the year ended December 31, 2010, a total decrease of $9.02 million. The decrease in net cash provided by financing activities was driven by our receipt of proceeds from additional capital contributed from Goldenway Investments, our majority stockholder, during the year ended December 31, 2010.

Operating Lease Commitments

The Company leases its office space under non-cancelable operating lease agreements that expire on various dates through 2013. Future annual minimum lease payments, including maintenance and management fees, for non cancelable operating leases, are as follows:

Fiscal Year Ended
December 31
(in‘000)

2012	386
2013	21
$407

Obligations under Material Contracts

  The Company has a Software Development Contract with Shenzhen Gateway Technology Co. Ltd., a PRC-based IT services provider in which our former CEO, Hao Tang, holds a 29% equity interest, whereby Gateway will provide IT maintenance services for an annual fee of $0.13 million. The contract is subject to annual review.

  The Company has a marketing and advertising service agreement with one of Goldenway Investments' subsidiaries, Goldenway Investments (HK) Limited, or Goldenway HK, whereby Goldenway HK will provide marketing and advertising consulting service for an annual fee of $0.69 million. The contract is subject to annual renewal.

Off-Balance Sheet Arrangements

On December 8, 2011 and February 29, 2012, our trading system was seriously attacked by unknown actors and its business and operations were temporarily disrupted, which led to quoting errors. As of the date of this report, we have not been notified of any claim against us alleging any harm caused to third parties by this disruption, and our customers have continued to actively place precious metals trading orders through their respective trading accounts. In view of this, our management has determined that no provision should be provided for these incidents, however, management can provide no assurance that we will not receive any claims in connection with this disruption in the future.

Except with respect to the foregoing, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Critical Accounting Policies

Basis of Accounting

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Changes in these estimates are recorded when known.

Significant estimates made by management include:

  Valuation of assets and liabilities requiring fair value estimates;

  The allowance for doubtful accounts and bad debt expense;

  The realization of deferred tax assets;

  Useful lives of property and equipment;

  The carrying amount of intangible assets and the amortization period of intangible assets with definite lives;

  Future cash flows associated with impairment testing for tangible and intangible assets; and

  Other matters that affect the reported amounts and disclosure of contingencies in the financial statements.

Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue is derived from our managed flow activities between our retail customers, where we act as the counterparty to our customers’ trades. Revenue is recognized in accordance with the standard, “Revenue Recognition ("Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition”). The Company, through Goldenway Precious Metals generates revenue from trading precious metal spot contracts. SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

Precious metal spot price contracts generally involve the settlement of precious metal prices at market rates. Profits or losses are realized when customer transactions are liquidated and are recorded net as trading revenue on the Consolidated Statements of Operations and Comprehensive Income. Unrealized profits or losses on open contracts are revalued at prevailing precious metal spot price (the difference between contract price and market price) at the date of the Balance Sheets are included in unrealized profits and losses, respectively, on the Consolidated Balance Sheets.

The Company, through its wholly-owned subsidiary, Goldenway UK, is engaged in the provision of foreign exchange brokerage services. Goldenway UK follows SAB 104 and recognizes revenues when Goldenway UK and customers enter brokerage service agreement, services rendered, the brokerage service fee is fixed and determinable and collectability is reasonably assured.

The Company is also engaged in trading of precious metal spot price contracts with other trading companies. There were no unrealized profits or losses from open position as of December 31, 2011and 2010, respectively. The realized losses are recorded as investment loss on the Consolidated Statements of Operations and Comprehensive Income.

The Company also holds physical precious metals for trading. The precious metals were marked to market at each year end date. The changes in fair value of these precious metals are recorded as fair value change of precious metals on the Consolidated Statements of Operations and Comprehensive Income.

The Company earns interest income on unliquidated contract amounts. The interest is accrued and calculated based on agreed upon interest rate (0.75% to 1.25%) .

Advertising

Advertising costs are incurred for the production and communication of advertising, as well as other marketing activities. The Company expenses the cost of advertising as incurred. The Company did not capitalize any production costs associated with advertising for 2011 or 2010.

Cash and cash equivalents

Cash is comprised of cash on hand and unrestricted deposits. Cash equivalents include highly liquid investments with maturities of three months or less when purchased. Cash equivalents are recorded at fair value.

Restricted Cash

Restricted cash represents security deposits withheld by an unrelated precious metal trading company with which the Company opened a trading account.

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash, restricted cash, accounts receivable, due from major stockholder, other receivables, accounts payable, accrued expenses and other liabilities qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities.

Level 2

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non- exchange-traded derivatives such as over the counter forwards, options and repurchase agreements.

Level 3

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers’ needs.

Accounts Receivable

The Company has agreements with several payment transfer agents who assist the customers to transfer funds to their trading accounts with the Company. The balance represents funds collected by the agents from the customers and to be remitted to the Company and the income receivable from the provision of foreign exchange brokerage services.

Allowance for Doubtful Accounts

The Company records an increase in the allowance for doubtful accounts when the prospect of collection becomes doubtful. Management specifically analyzes accounts receivable and historical bad debt experience when evaluating the adequacy of the allowance for doubtful accounts. Should any of these factors change, the estimates made by management will also change, which could affect the level of our future provision for doubtful accounts.

Other Receivables

Other receivables represent miscellaneous receivables from various third parties.

Trading Precious Metals

The Company holds physical precious metals for trade. The precious metals were marked to market at each balance sheet date.

Deposits and Prepaid Expenses

The Company records goods and services paid for but not to be received until a future date as prepaid assets. These include payments for advertising and occupancy related expenses. Any prepaid expense to be realized beyond the next 12 months is classified as non-current.

Property and Equipment

Property and equipment are stated at cost. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and locations for its intended use. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets.

Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	over the lease terms
Computer equipment	4 years
Motor vehicle	5 years
Motor vessel	10 years

Expenditure for maintenance and repairs is charged to expense as incurred. Additions, renewals and betterments are capitalized.

The gain or loss on disposal of property and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the consolidated statements of operation and comprehensive income.

Reporting Currency and Foreign Currency Translation

As of December 31, 2011 and 2010, the accounts of the Company and its subsidiaries are maintained in their functional currencies, the U.S. dollar (“USD”), the Hong Kong dollar ("HK$") and the Great British Pound (“GBP”) for Goldenway, Inc., Goldenway Precious Metals and Goldenway UK, respectively, . The financial statements of the Company have been translated into U.S. dollars in accordance with the accounting standard on foreign currency translation. All assets and liabilities of the Company are translated at the exchange rate on the balance sheet date, shareholders’ equity is translated at the historical rates and the statements of operations and cash flows are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under comprehensive income and as a separate component of shareholders’ equity.

Foreign exchange rates used:

	December 31, 2011	December 31, 2010
Period end USD/HK$ exchange rate	7.7663	7.7810
Average USD/HK$ exchange rate	7.7841	7.7686
Period end USD/GBP exchange rate	0.6436	N/A
November and December 2011 Average USD/GBP exchange rate	0.6271	N/A

Intangible Assets and Goodwill

The standard, “Intangibles — Goodwill and Other”, requires purchased intangible assets other than goodwill to be amortized over their useful lives unless their lives are determined to be indefinite.

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired and liabilities assumed.

The Company has two membership licenses issued by CGSE to trade precious metal price contracts and physical precious metals. In addition, upon acquisition of Goldenway UK, FSA’s license has been recognized as an identifiable intangible asset. All licenses, which are subject to renewal periodically, is not amortized and have an indefinite useful life because the management believes the Company will be able to continuously renew the license in the future. The licenses and goodwill are determined to have indefinite useful lives.

The Company compares the recorded value of its indefinite life intangible assets and goodwill to their fair values on an annual basis and whenever circumstances arise that indicates that impairment may have occurred. We perform goodwill impairment test for each reporting unit. If the fair value of the reporting unit exceeds the carrying value of the reporting unit, goodwill is not impaired. We concluded there was no impairment of intangible assets and goodwill during the years ended December 31, 2011 and 2010.

The Company accounts for costs to acquire its trading platform and related software in accordance with the standard, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. The standard requires that such technology be capitalized in the application and infrastructure development stages. Costs related to training, administration and non-value-added maintenance are charged to expense as incurred. Capitalized software development costs are being amortized over the useful life, which the Company has estimated at 5 years.

Long-Lived Assets

In accordance with the standard, “Property, Plant and Equipment”, the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized in the amount by which the carrying value exceeds the fair market value of the long-lived asset. The Company has identified no such impairment losses.

Asset Retirement Obligations

In accordance with the standard, “Asset Retirement Obligations”, the Company recognizes an estimated liability for future costs associated with the restoration of the leased office space. A liability for the fair value of an asset retirement obligation and corresponding increase to the carrying value of the related leasehold improvements are recorded at the time the leasehold improvements are acquired. The increase in carrying value is included in property and equipments in the accompanying consolidated balance sheets. The Company depreciates the amount added to the related leasehold improvements and recognizes expense in connection with the accretion of the discounted liability over the remaining lease term.

Accounts Payable

The balance represents commission payable to agents, withdrawals requested by customers and other payables to various vendors.

Customer Deposits

Customer deposits include amounts due on cash and margin transactions. These transactions include deposits adjusted for gains or losses arising from settled trades in customer accounts.

Unrealized Profits or Losses on Open Contracts

Unrealized profits or losses on open contracts revalued at prevailing precious metal price (the difference between contract price and market price) at the date of balance sheets are included in unrealized profits or losses on open contracts.

Accumulated Other Comprehensive Income

The Company’s accumulated other comprehensive income, consists of foreign currency translation from the Company's subsidiaries’ functional currencies, HK$ and GBP, to reporting currency, U.S. dollars.

Income Taxes

The Company utilizes the standard, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of the interpretation, "Accounting for Uncertainty in Income Taxes”. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing the interpretation. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with FASB ASC 260 “Earnings Per Share”. FASB ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the year.

Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of contracts to issue ordinary common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. The computation of diluted earnings per share includes the estimated impact of the exercise of contracts to purchase common stocks using the treasury stock method and the potential shares of converted common stock associated with the convertible debt using the if-converted method.

Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The Company does not have any securities that may potentially dilute the basic earnings per share.

Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income includes unrealized gains or losses resulting from currency translations of foreign subsidiaries.

Consolidated Statement of Cash Flows

In accordance with the standard, "Statement of Cash Flows", cash flows from the Company’s operations are calculated based upon the local currencies translated at the weighted average exchange rate for the year. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Business Combinations

The Company applies ASC 805, Business Combinations to all its business combinations. The Company accounts for acquisitions of entities that include inputs and processes and have the ability to create outputs as business combinations. The purchase price of the acquisition is allocated to tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred. While the Company uses its best estimates and assumptions as a part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the business combination date, these estimates and assumptions are inherently uncertain and subject to refinement. As a result, during the preliminary purchase price allocation period, which may be up to one year from the business combination date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the preliminary purchase price allocation period, the Company records adjustments to assets acquired or liabilities assumed subsequent to the purchase price allocation period in its operating results in the period in which the adjustments were determined.

Recently Adopted Accounting Standards

In December 2010, the FASB issued the amendment “Disclosure of supplementary pro forma information for business combinations”. The FASB amended the existing guidance to require a public entity, which presents comparative consolidated financial statements, to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendment also expanded the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination, which are included in the reported pro forma revenue and earnings. The amendment became effective for the Company on January 1, 2011. The Company has disclosed the pro forma revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period for the acqusition of Goldenway UK.

In December 2010, the FASB issued and amended Accounting Standards Update (“ASU”) No. 2010-28 “when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts”. The FASB amended the existing guidance to modify Step 1 of the goodwill impairment test for a reporting unit with a zero or negative carrying amount. Upon adoption of the amendment, an entity with a reporting unit that has a carrying amount that is zero or negative is required to assess whether it is more likely than not that the reporting unit’s goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of the reporting unit is impaired, the entity should perform Step 2 of the goodwill impairment test for the reporting unit. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. Any goodwill impairments occurring after the initial adoption of the amendment should be included in earnings. This guidance became effective for the Company on January 1, 2011. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Recently Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet”. The amendments in this Update require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2012. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued Accounting Standard Update (“ASU”) 2011-08, Intangibles Goodwill and Other (Topic 350). The amendments in this Update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of ASU 2011-08 to have a material impact on its consolidated financial statements.

In June, 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of ASU 2011-05 will not have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This standard results in a common requirement between the FASB and the International Accounting Standards Board (IASB) for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its consolidated financial statements.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market Risk

Market risk is the risk of losses in on- and off-balance sheet positions arising from movements in market prices. As we operate predominantly on an agency model with the exception of certain trades of our customers, we are not exposed to the market risk of a position moving up or down in value.

Liquidity Risk

In normal conditions, our business of providing electronic trading precious metals and related services is self financing as we generate sufficient cash flows to pay our expenses as they become due. As a result, we generally do not face the risk that we will be unable to raise cash quickly enough to meet our payment obligations as they arise. Our cash flows, however, are influenced by customer trading volume and the income we derive on that volume. These factors are directly impacted by domestic and international market and economic conditions that are beyond our control. In an effort to manage this risk, we maintain a substantial pool of liquidity. As of December 31, 2011, cash and cash equivalents, excluding cash and cash equivalents held for customers and the restricted cash, were 35.6% (2010: 29.0%) of total assets.

Operational Risk

Our operations are subject to various risks resulting from technological interruptions, failures, or capacity constraints in addition to risks involving human error or misconduct. We are heavily dependent on our technology infrastructure, among other functions, to operate our trading platform. Our ability to facilitate transactions successfully and provide high quality customer service depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism, computer denial-of-service attacks and other similar events. If our systems fail to perform, we could experience periodic interruptions and disruptions in operations, slower response times or decreased customer satisfaction.

Our systems have in the past experienced disruptions in operations, which we believe will continue to occur from time to time. On December 8, 2011 and February 29, 2012, our trading system was seriously attacked by unknown actors and our business and operations were temporarily disrupted, which led to quoting errors. As of the date of this report, we have not been notified of any claim against us alleging harm caused to third parties by this disruption, and our customers have continued to actively place precious metals trading orders through their respective trading accounts, but we can provide no assurance that we will not receive any claims in the future in connection with this disruption.

Our IT department is working with IT security consultants to strengthen and protect our network from intentional attacks. We have also established a separate department to monitor our networks and to indentify and minimize human errors, such as clerical mistakes and incorrectly placed trades, as well as intentional misconduct, such as unauthorized trading, mischief and fraud. Furthermore, we seek to mitigate the impact of any operational issues by maintaining insurance coverage for various contingencies. Despite any precautions we may take, any systems failure that causes an interruption in our services or decreases the responsiveness of our services could, among other consequences, impair our reputation, damage our brand name and materially adversely affect our business, financial condition and results of operations and cash flows.

Regulatory Capital Risk

Various domestic and foreign government bodies and self-regulatory organizations responsible for overseeing our business activities require that we maintain specified minimum levels of regulatory capital in our operating subsidiaries. If not properly monitored or adjusted, our regulatory capital levels could fall below the required minimum amounts set by our regulators, which could expose us to various sanctions ranging from fines and censure to the imposition of partial or complete restrictions on our ability to conduct business. To mitigate this risk, we continuously evaluate the levels of regulatory capital at each of our operating subsidiaries and adjust the amounts of regulatory capital in each operating subsidiary as necessary to ensure compliance with all regulatory capital requirements. These may increase or decrease as required by regulatory authorities from time to time. We also maintain excess regulatory capital to provide liquidity during periods of unusual or unforeseen market volatility, and we intend to continue to follow this policy. In addition, we monitor regulatory developments regarding capital requirements to be prepared for increases in the required minimum levels of regulatory capital that may occur from time to time in the future. As of December 31, 2011, the Company regards its capital position to include all financial assets and liabilities, therefore the year end capital position was $13.72 million (2010: 19.28 million).

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The full text of our audited consolidated financial statements as of December 31, 2011 and 2010 begins on page F-1 of this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A. CONTROLS AND PROCEDURES.

Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information that would be required to be disclosed in Exchange Act reports is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including to our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15 under the Exchange Act, our management, including our Chief Executive Officer, Mr. Ricky Wai Lam Lai, and our Chief Financial Officer or CFO, Mr. Yue Yuen Chan, evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2011. Based on our assessment, Mr. Lai and Mr. Chan determined that, as of December 31, 2011, and as of the date that the evaluation of the effectiveness of our disclosure controls and procedures was completed, because of the material weaknesses in our internal control over financial reporting described below, our disclosure controls and procedures were not effective.

Internal Controls over Financial Reporting

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting refers to the process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer, and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, and includes those policies and procedures that:

(1)	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(2)

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2011. In making this assessment, management used the framework set forth in the report entitled Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation, our management concluded that our internal control over financial reporting, as of December 31, 2011, was not effective. During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2011, management identified material weaknesses due to: (a) breaches in the security of our electronic trading platform on December 8, 2011 and February 29, 2012 that temporarily disrupted our business and led to quoting errors; and (b) oversight of our related party transaction policies and procedures. Management has begun to make the changes necessary to remediate these material weaknesses, including those discussed under "Changes in Internal Control over Financial Reporting" below.

Because the Company is a smaller reporting company, this annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm.

Changes in Internal Controls over Financial Reporting

To remediate the foregoing material weaknesses, our management has taken the following steps:

(1)     Security Breaches: In the wake of the attacks on our trading system, our IT department is working with IT security consultants to strengthen and protect our network from intentional attacks. We have also established a separate department to monitor our networks and to indentify and minimize human errors, such as clerical mistakes and incorrectly placed trades, as well as intentional misconduct, such as unauthorized trading, mischief and fraud. Furthermore, are trying to mitigate the impact of any operational issues by maintaining insurance coverage for various contingencies.

(2)     Related Party Transactions: Our Board of Directors has adopted the Goldenway, Inc. Interested Transactions Policy and Procedures (the "Policy") under which all Interested Transactions are subject to approval or ratification in accordance with the procedures set forth in the Policy. The Policy defines an "Interested Transaction" as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A "Related Party" is defined as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K, proxy statement or other disclosure including the information required by Form 10, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. For more information regarding the Policy see our disclosure under Item 13 “Certain Relationships and Related Transactions, and Director Independence” of this report.

There were no other changes in our internal controls over financial reporting during the fourth quarter of our fiscal year ended December 31, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION.

On September 16, 2011, Goldenway Precious Metals received the approval of the London Financial Services Authority, or the FSA, to complete the acquisition of Goldenway UK, formerly Goldenway Voltrex Investments Limited, a company registered in the United Kingdom. On November 1, 2011, Goldenway Precious Metals acquired all of the equity interest in Goldenway UK for an aggregate purchase price of £1,447,203 (approximately 2,307,757). Goldenway Precious Metals acquired a 90.5% majority interest in Goldenway UK for £1,301,978 (approximately, $2,076,134), pursuant to a share purchase agreement with the prior shareholders of Goldenway UK, and on the same day, Goldenway Precious Metals acquired the remaining 9.5% interest in Goldenway UK from Goldenway Investments, our majority stockholder, for £145,225 (approximately $231,623). Goldenway Investments had acquired its minority interest in Goldenway UK in May 2011 at the same cost. Goldenway UK was formed on July 14, 1997, to engage in the provision of foreign exchange brokerage services in the United Kingdom. On January 9, 2012 we launched Goldenway UK’s business and operations under our management.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Ricky Wai Lam Lai	48	Chief Executive Officer and Director
Yue Yuen Chan	36	Chief Financial Officer, Treasurer and Corporate Secretary
Jian Qin Huang	48	Director
Tak Wah Tam	45	Director
Chi Man Lo	49	Director
Yousuf Rashed Al Marshoudi	31	Director
Sultan Mohamed R. Alshara	34	Director

_________________

Mr. Ricky Wai Lam Lai: Mr. Lai was appointed to serve as our Director, effective as of November 7, 2011, and appointed to serve as our Chief Executive Officer, effective from December 20, 2011. He has served as a Director of Goldenway Precious Metals since December 2009. Prior to this, he was responsible for the setup and management of stock brokerage operations for Grand Capital Asia Ltd in February 2008. From July 2006 until February 2008, he was Director of the Wealth management Department for Prudential Brokerage. From 1986 until 2006, Mr. Lai, held various stock broking and securities trading position with various Companies. Mr. Lai obtained his Master of Science in Accounting and Finance from London School of Economics & Political Science in 1990. He also holds a Bachelor degree in Social Sciences from the University of Hong Kong. Since 2003, Mr. Lai is a Chartered International Investment Analyst.

Mr. Yue Yuen Chan: Mr. Chan has been our Chief Financial Officer since September 30, 2011. Prior to this employment he served as Group Finance Director for ASA Holding Limited, responsible for the full service of financial services from the period of December 2009 until June 2011. From August 2007 until November 2009, Mr. Chan was the head of group Finance and Risk for Sunshine Partners Financial Holdings Limited, a Hong Kong Listed Company. Mr. Chan obtained his Master degree in Practicing Accounting at the Monash University in 2000. Mr. Chan is an International Affiliate of the Hong Kong Institute of Certified Public Accountants. He is also a member of the Taxation Institute of Hong Kong and Certified Tax Adviser.

Mr. Jian Qin Huang: Mr. Huang was appointed to serve as our Director, as of November 7, 2011 and has served as a Director of Goldenway Precious Metals since February 2011. Prior to this, he served as a consultant at Citistar Financial from 2002 until 2011. From 1983 until 1989, he was the operation Controller for Guangzhou Huang pu Power Station. Mr. Huang holds a degree in Electrical Engineering and it Automation from Hon Hai University.

Mr. Tak Wah Tam: Mr. Tam became a member of our board of directors as of November 7, 2011. He is a fellow member of the Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants of the United Kingdom. Mr. Tam has over 20 years of experience in accounting, corporate finance and corporate development. From September 2009, Mr Tam is an executive director of New Smart Energy Group Limited, independent non-executive director of Siberian Mining Group Company Limited and Tech Pro Technology Development Limited, all companies are listed on the Main Board of the Stock Exchange and was an independent non-executive director of National Arts Holdings Limited, a company listed on the GEM Board of the Stock Exchange during the period from November 2004 to June 2009. Prior to this, from July 2006 until August 2009, Mr Tam was the Investment Director for Wo Cheong Holding Limited, a private company engaged in direct investment and M&A in the People’s Republic of China.

Mr. Chi Man Lo: Mr. Lo became a member of our board of directors as of November 7, 2011. Mr. Lo is a certified public accountant (practicing) in Hong Kong and was the sole proprietor of Daniel C M Lo & Co from 1991 until its 2009 merger with Akin CPA Limited where he now serves as the senior partner of the combined firm. Mr. Lo is a fellow member of the Association of Chartered Certified Accountants (1989) and the fellow member of the Hong Kong Institute of Certified Public Accountants (1989). He is also a fellow member of the Taxation Institute of Hong Kong (2010). He also holds a degree of Bachelor of Laws from the Beijing University, the peoples’ Republic of China (1997). Mr. Lo has been the Company Secretary of Vedan International (Holdings) Limited (#2317), a company listed on the Main Board in Hong Kong since 2003.

Mr. Yousuf Rashed Al Marshoudi: Mr. Al Marshoudi became a member of our board of directors as of November 7, 2011. Since September 2009, Mr. Al Marshoudi is a Senior Manager of Ajman Bank in Dubai, leading and mentoring a team of staff of a complete branch of the bank. Prior this, he was a branch Manager for the Emirates Bank for the Dubai and Fujairah Branch from December 2004 until January 2009. Mr. Al Marshoudi holds Bachelor degree in Business Information Systems from Bedhordshire University in the United Kingdom.

Mr. Sultan Mohamed R. Alshara: Mr. Alshara became a member of our board of directors as of November 7, 2011. He is currently a branch coordinator for the Abu Dhabi Securities Market, since January 2003. He is also a community coordinator of the Fujairah Women’s college since May 2003. Mr. Sultan Mohamed R. Alshara holds a Masters Degree in Strategic Marketing, and a Bachelors Degree in Finance and Banking from the UAE University. He has been a Certified Financial Consultant with the USA Institute of Financial Consultants since January 2005.

Qualifications, Attributes, Skills and Experience Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities, the Board believes that a diversity of professional experiences in the information technology, investment and stock trading industries, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board. Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Director	Titles	Material Qualifications
Ricky Wai Lam Lai	Chief Executive Officer and Director	•	Master of Science in Accounting and Finance
		•	Experience in business management
		•	Over 15 years’ experience in stock trading and brokerage services
		•	Knowledge of U.S. accounting and financial reporting standards
Jian Qin Huang	Director	•	Expertise in business management
		•	Knowledge of the financial industry
Tak Wah Tam	Director	•	Independent director of several Hong Kong listed companies
		•	Over 20 years’ experience in accounting, corporate finance and corporate development
Chi Man Lo	Director	•	Expertise in business management
		•	Knowledge of Hong Kong Stock Exchange (HKSE) compliance procedures gained as secretary of a HKSE listed company
		•	Knowledge of accounting
Yousuf Rashed Al Marshoudi	Director	•	Bachelor degree in Business Information Systems
		•	Experience in the financial industry
Sultan Mohamed R. Alshara	Director	•	Master’s degree in strategic marketing
		•	Experience in the financial industry and knowledge of U.S. capital markets

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons”, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2011 and 2010

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. None of our executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other (3) ($)	Total ($)
Ricky Wai Lam Lai, CEO and Director	2011	107,912	-	-	-	33,582	141,494
	2010	-	-	-	-	-	-
Hao Tang, former CEO (1)	2011	3,854	-	-	-	-	3,854
	2010	-	-	-	-	-	-
Terry G. Bowering, former CEO (2)	2011	-	-	-	-	-	-
	2010	-	-	-	-	-	-
Yue Yuen Chan, CFO	2011	41,752	-	-	-	1,156	42,908
	2010	-	-	-	-	-	-

(1)

On September 30, 2011, we acquired Goldenway Precious Metals in a transaction that was structured as a share exchange and in connection with that transaction, Mr. Tang became our Chairman and Chief Executive Officer, effective immediately until his resignation on December 20, 2011. Prior to the effective date of the acquisition, Mr. Tang served in the same capacity at Goldenway Precious Metals. The annual, long term and other compensation shown in this table include the amount Mr. Tang received from Goldenway Precious Metals prior to the consummation of the acquisition.

(2)

Upon closing of the acquisition of Goldenway Precious Metals on September 30, 2011, Mr. Bowering resigned from all offices he held with us effective immediately, and from his position as our director effective as of November 7, 2011.

(3)	The balance represented the travelling allowance and other disbursements relating to business purpose.

There was no cash or non-cash compensation awarded to, earned by or paid to our named executive officers for services rendered during the years ended December 31, 2011 and 2010.

Employment Agreements

On December 20, 2011, we entered into an employment agreement with Ricky Wai Lam Lai to serve as our Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Lai is entitled to receive an annual base salary of $100,000, and is eligible to receive an annual cash bonus equal to his annual base salary, payable by January 15th of the subsequent year, provided that he remained employed as of December 15th of the calendar year in which such bonus is earned. Mr. Lai is also eligible to receive other compensation and participate in any equity incentive plans, as determined by and at the discretion of the Company’s board of directors. The term of Mr. Lai’s Employment Agreement will be automatically extended for additional one-year periods unless it is terminated by the Company without cause (as defined in Section 5.3 of the Employment Agreement) or in the event of Mr. Lai’s death or permanent disability.

On September 30, 2011, we entered into a two-year employment agreement with Yue Yuen Chan to serve as our Chief Financial Officer. The agreement provides for an annual base salary of not less than HKD600,000 (approximately, $77,101) and is eligible to earn an annual bonus and warrants, in such amount, if any, is subject to be determined by the Board of Directors.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the year ended December 31, 2011.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Flat/RM 1209 Block 1, 33 Canton Road, Tsim Sha Tsui, Hong Kong. As of December 31, 2011, the 1-for-0.481752 share reverse split is completed and the number of shares are reflected as below:

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Hao Tang(3)	Former Chief Executive Officer	Common stock, $0.001 par value	10,408,301	71%
Yue Yuen Chan	Chief Financial Officer	Common stock, $0.001 par value	0	0
Jian Qin Huang(4)	Director	Common stock, $0.001 par value	718,340	4.9%
Ricky Wai Lam Lai	Chief Executive Officer and Director	Common stock, $0.001 par value	0	0
Tak Wah Tam	Director	Common stock, $0.001 par value	0	0
Chi Man Lo	Director	Common stock, $0.001 par value	0	0
Yousuf Rashed Al Marshoudi	Director	Common stock, $0.001 par value	0	0
Sultan Mohamed R. Alshara	Director	Common stock, $0.001 par value	0	0
All officers and directors as a group (8 persons named above)		Common stock, $0.001 par value	11,126,641	75.9%
5% Security Holders
Goldenway Investments Holdings Limited (3)	--	Common stock, $0.001 par value	10,408,301	71%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 14,660,029 shares of common stock issued and outstanding after the closing of the share exchange transaction and the execution of 1-for-0.481752 share reverse split.
(3)

Mr. Hao Tang, our former Chief Executive Officer, is deemed to be the beneficial owner of the shares held by Goldenway Investments, our majority stockholder, because Goldenway Investments is owned and controlled by SMP Trustees (NZ) Limited of which Mr. Tang is the sole trustee.

(4)	Represents shares held directly by Ten Bright Investments Limited, a British Virgin Islands company owned and controlled by Mr. Huang.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plans in effect under which our equity securities are authorized for issuance.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the year of 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  On September 30, 2011, we acquired Goldenway Precious Metals from its sole shareholder, Goldenway Investment, whereby we acquired 100% of the issued and outstanding capital stock of Goldenway Precious Metals, in exchange for 24,587,299 shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of transactions contemplated by the share exchange agreement.

  Our electronic precious metals trading platform was developed for our exclusive use by Shenzhen Gateway Technology Limited, or Gateway, a PRC-based IT services provider in which Mr. Tang, our Chief Executive Officer and beneficial owner of our majority stockholder Goldenway Investments, holds a 29% equity interest. Pursuant to a software development contract, dated March 26, 2010, between us and Gateway, the intellectual property rights to the trading platform are owned jointly by both parties, but Gateway cannot use or share the technology without our written authorization. If Gateway violates this provision, Gateway will be subject to a fine of HK$200,000 (approximately $25,786). Under the terms of the agreement, Gateway assists us in the ongoing operation, maintenance and development of the platform in exchange for annual service fee. During the fiscal year ended December 31, 2011, the Company incurred $69,586 (HK$ 0.5 million), in IT service fees to Gateway. During the fiscal year ended December 31, 2010, the Company developed the trading platform which was recorded as an intangible asset, and also incurred HK$750,000 (approximately, $96,545) in IT maintenance fees to Gateway which was recorded as data processing and service fees under statements of operations and comprehensive income. As of December 31, 2011, the Company had prepaid $91,206 to Gateway for future IT services.

  ICICLE Technology Limited, or ICICLE, a PRC-based IT service provider, was owned and controlled by Dinglong Lu, who was a senior IT manager of Goldenway Investments. During the fiscal years ended December 31, 2011 and 2010, $nil and $475,604, respectively, were paid to ICICLE for IT services and recorded as expense for data processing and service fees under our consolidated statement of operations and comprehensive income. Mr. Lu sold all of his shares in ICICLE in April 2010.

  Goldenway Investments is the former parent of Goldenway Precious Metals and is now our majority stockholder. On January 1, 2010, Goldenway Precious Metals entered into a management fee agreement with Goldenway Investments, pursuant to which Goldenway Investments provides management services to Goldenway Precious Metals in exchange for management fees based on the actual operating cost incurred by Goldenway Investments, plus a mark-up rate on certain operational costs. The management fee is payable on an annual basis or on demand after provision of management services by the Goldenway Investments. During the fiscal year ended December, 2011, Goldenway Precious Metals incurred $6,399,912, in management fees under this agreement, and during the fiscal year ended December 31, 2010, Goldenway Precious Metals incurred $5,199,457 in management fees to Goldenway Investments. Since October 1, 2011, the management fee agreement was amended to eliminate the mark-up rate component and to apportion operating costs based on the number of related laborers employed by different subsidiaries. The management fee is payable on monthly basis or on demand after a provision of service by the Goldenway Investments.

  Prior to our acquisition of Goldenway Precious Metals, it had loaned funds to Goldenway Investments, pursuant to a verbal agreement. The loan was unsecured, interest-free, with no fixed terms of repayments and repayable on demand. As of December 31, 2011 and 2010, Goldenway Investments owes Goldenway Precious Metals $494,732 and $13,981,565, respectively. The balance as of December 31, 2011 was money transferred to GIHL for the settlement of GPML’s related staff cost.

  Goldenway Investments (HK) Limited, or Goldenway HK, is a Hong Kong company owned and controlled by our majority stockholder, Goldenway Investments, and is engaged in the brokerage and trade of security and futures contracts. The Company entered into a marketing agreement with Goldenway HK on October 1, 2009, pursuant to which Goldenway HK charges the Company an annual fee of approximately HK$5.4 million (approximately, $690,000). During the fiscal years ended December 31, 2011 and 2010, the Company incurred $693,722 and $695,124, respectively, in consulting fees to Goldenway HK, for marketing and advertising services. During 2009, the Company also borrowed $594,698 in funds from Goldenway HK, but as of December 31, 2010, all such funds had been repaid.

  On June 30, 2011 and September 30, 2011, prior to the closing of the share exchange transaction, Goldenway Precious Metals declared a dividend of $14,005,862 and $4,236,452, or $0.14 per share and $0.04 per share, respectively, on the 100,000,000 shares issued to Goldenway Investments, the direct shareholder of Goldenway Precious Metals.

  Mr. Hao Tang, our former Chief Executive Officer and beneficial owner of our majority stockholder Goldenway Investments, traded on the Company’s trading platform during fiscal years 2011 and 2010 and no profit is made (2010: $5,310). His deposit balance in the trading account with the Company as of December 31, 2011 and 2010 both were $56,857, respectively. Prior to our acquisition of Goldenway Precious Metals, it had also advanced Mr. Tang an aggregate of $1,023,911, however this amount was repaid as of December 31, 2010.

All balances with related parties are non-interest bearing and have no fixed terms of repayments.

Interested Transactions Policy and Procedures

Since our acquisition of Goldenway Precious Metals, we have established policies and procedures for the review, approval, or ratification of any transaction with related persons. On January 1, 2012, our Board of Directors adopted the Goldenway, Inc. Interested Transactions Policy and Procedures (the “Policy”). Under the Policy, all Interested Transactions are subject to approval or ratification in accordance with the procedures set forth in the Policy and summarized below. The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A “Related Party” is defined as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K, proxy statement or other disclosure including the information required by Form 10, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing.

Under the Policy, the Board of Directors, or a committee established by the Board of Directors, must review the material facts of all Interested Transactions that require approval or ratification under the Policy and either approve or disapprove entry into the Interested Transaction, subject to the exceptions described below. If advance Board approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Board determines it to be appropriate, ratified at the Board’s next regularly scheduled meeting.

In determining whether to approve or ratify an Interested Transaction, the Board will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. Under the Policy, no director may participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that such director may provide all material information concerning the Interested Transaction to the Board.

If an Interested Transaction will be ongoing, the Board may establish guidelines for our management to follow in its ongoing dealings with the Related Party. Thereafter, the Board, on at least an annual basis, must review and assess ongoing relationships with the Related Party to see that they are in compliance with the Board’s guidelines and that the Interested Transaction remains appropriate.

Standing Pre-Approval for Certain Interested Transactions

The Board has reviewed the types of Interested Transactions described below and determined that each of the following Interested Transactions shall be deemed to be pre-approved by the Board, even if the aggregate amount involved will exceed $100,000.

a.        Employment of Executive Officers. Any employment by the Company of an executive officer if (a) the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements; or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Board or a compensation;

b.        Director Compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

c.        Certain Transactions with other Companies. Any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues;

d.        Certain Company Charitable Contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2 percent of the charitable organization’s total annual receipts;

e.        Transactions Where All Shareholders Receive Proportional Benefits. Any transaction where the Related Party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends);

f.        Transactions Involving Competitive Bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids;

g.        Regulated Transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

h.        Certain Banking-Related Services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition to the foregoing Interested Transactions, the board of directors has delegated to the Chief Financial Officer and Chief Executive Officer the authority to pre-approve or ratify (as applicable any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $250,000. In connection with each regularly scheduled meeting of the Board, a summary of each new Interested Transaction pre-approved by the Chief Financial Officer and Chief Executive Officer must be provided to the Board for its review.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Each of Tak Wah Tam, Chi Man Lo, Yousuf Rashed Al Marshoudi and Sultan Mohamed R. Alshara were appointed to serve on our board of directors, effective November 7, 2011. Each of Messrs. Tam, Lo, Marshoudi and Alshara are independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES.

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2011 and 2010:

	Year Ended December 31,
	2011	2010
Audit Fees	$202,075	$-
Audit-Related Fees	-	-
Tax Fees	3,905	-
All Other Fees	118,377
TOTAL	$324,357	$-

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions of this Item 14.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our board of directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our board of directors pre-approved the audit service performed by MSCM LLP for our financial statements as of and for the year ended December 31, 2011.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Financial Statements and Schedules

The financial statements are set forth under Item 8 of this annual report on Form 10-K. Financial statement schedules have been omitted since they are either not required, not applicable, or the information is otherwise included.

Exhibit List

The list of exhibits included in the attached Exhibit Index is hereby incorporated herein by reference.

Exhibit	Description
No.
2.1

Share Exchange Agreement, dated September 30, 2011, by and among, Cyber Informatix, Inc., Goldenway Precious Metals Limited, Goldenway Investments Holdings Limited and the Majority stockholders of Cyber Informatix, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K/A filed on January 31, 2012)

3.1	Articles of Incorporation of the Company, as amended on December 9, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 2, 2012).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 filed on October 22, 2008).
10.1

Tenancy Agreement, dated March 30, 2010, between Wide Harvest Investment Limited and Goldenway Precious Metals Limited (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K/A filed on January 31, 2012)

10.2

Tenancy Agreement, dated June 29, 2009, between Harbour City Estates Limited and Goldenway Precious Metals (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K/A filed on January 31, 2012)

10.3

Tenancy Agreement, dated November 15, 2010, between Harbour City Estates Limited and Goldenway Precious Metals Limited (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K/A filed on January 31, 2012)

10.4

Client agreement, dated September 30, between Goldenway Precious Metals Limited and Goldenway Investment (HK) Limited (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K/A filed on January 31, 2012)

10.5

English translation of Software Development Contract, dated March 26, 2010, between Goldenway Precious Metals Limited and Shenzhen Gateway Technology Co., Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.6

Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Hao Tang (incorporated by reference to Exhibit 10.6 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.7

Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Yue Yue Chan (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.8

English Translation of Prolocutor Contract, dated October 16, 2009, between Simon Yam and Goldenway Investments Holdings Limited (incorporated by reference to Exhibit 10.8 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.9

Employment Agreement, dated December 20, 2011, between Goldenway, Inc. and Ricky Wai Lam Lai (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed on February 2, 2012)

10.10	Share Purchase Agreement, dated November 1, 2011, between Goldenway Precious Metals Limited, Goldenway Voltrex Investments Limited, Individual Sellers and VFX Financial PLC.
10.11	Management Fee Agreement, dated October 1, 2011, between Goldenway Precious Metals Limited and Goldenway Investments Holdings Limited
14.1	Code of Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K filed on September 22, 2011.
21	List of Subsidiaries
31.1	Certifications of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certifications of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certifications of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certifications of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

______________________
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2012

GOLDENWAY, INC.

By: /s/ Ricky Wai Lam Lai
Ricky Wai Lam Lai, Chief Executive Officer
(Principal Executive Officer)

By: /s/ Yue Yuen Chan
Yue Yuen Chan, Chief Financial Officer
(Principal Financial Officer and Principal Accounting
Officer)

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ricky Wai Lam Lai	Chief Executive Officer and Director	March 29, 2012
Ricky Wai Lam Lai	(Principal Executive Officer)

/s/ Yue Yuen Chan	Chief Financial Officer and Secretary	March 29, 2012
Yue Yuen Chan	(Principal Financial and Accounting Officer)

/s/ Jian Qin Huang	Director	March 29, 2012
Jian Qin Huang

/s/ Tak Wah Tam	Director	March 29, 2012
Tak Wah Tam

/s/ Chi Man Lo	Director	March 29, 2012
Chi Man Lo

/s/ Yousuf Rashed Al Marshoudi	Director	March 29, 2012
Yousuf Rashed Al Marshoudi

/s/ Sultan Mohamed R. Alshara	Director	March 29, 2012
Sultan Mohamed R. Alshara

GOLDENWAY, INC.
(formerly Cyber Informatix, Inc.)
For the Years Ended
December 31, 2011 and 2010

Table of Contents
For the years ended December 31, 2011 and 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Goldenway, Inc.

We have audited the accompanying consolidated balance sheets of Goldenway, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ MSCM LLP

MSCM LLP
Toronto, Canada
March 29, 2012

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Consolidated Balance Sheets
As of December 31, 2011 and 2010
(Expressed in US dollars)

	Note	2011	2010
ASSETS
Current Assets:
Cash		$10,267,457	$7,975,652
Cash - restricted		-	128,518
Accounts receivable, net of allowance for doubtful accounts ($Nil for both December 31, 2011 and 2010)		2,358,677	479,535
Unrealized profits on open contracts	4	1,837,642	1,294,188
Other receivables	5	722,607	143,055
Trading precious metals	4	1,674,077	783,490
Deposits and prepaid expenses	6	1,965,475	152,859
Deferred income tax assets	14	449,234	425,423
Total current assets		19,275,169	11,382,720
Property and equipment, net	7	4,828,890	423,359
Intangible assets, net	8	2,585,422	1,182,367
Goodwill	8	427,136	-
Deposits and prepaid expenses – non-current	6	1,105,441	504,908
Due from majority stockholder	13	494,732	13,981,565
Total assets		$28,716,790	$27,474,919

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	9	$1,564,918	$255,442
Customer deposits		8,389,460	4,381,609
Unrealized losses on open contracts	4	245,856	364,600
Accrued expenses and other liabilities	10	1,870,947	1,487,254
Income taxes payable		1,921,033	1,556,292
Deferred income tax liabilities	14	35,054	19,669
Total current liabilities		14,027,268	8,064,866
Other liabilities:
Deferred income tax liabilities – non-current	14	968,464	127,540
Total liabilities		14,995,732	8,192,406
COMMITMENTS AND CONTINGENCIES
Shareholders’ Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 14,660,029 shares issued and outstanding	11	14,660	14,660
Additional paid-in capital		12,877,163	12,876,917
Retained earnings		889,060	6,443,043
Accumulated other comprehensive income		(59,825)	(52,107)
Total shareholders’ equity		13,721,058	19,282,513
Total liabilities and shareholders’ equity		$28,716,790	$27,474,919

The accompanying notes are an integral part of these consolidated financial statements.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Consolidated Statements of Operations and Comprehensive Income
For the Years Ended December 31, 2011 and 2010
(Expressed in US dollars)

	Note	2011	2010
REVENUES

Trading revenue		$38,772,785	$18,042,930
Foreign exchange brokerage services		178,742	-
Investment loss		-	(304,245)
Interest income from customers’ trading accounts		1,017,221	487,094
Fair value change of precious metals		174,685	105,349
Total revenues		40,143,433	18,331,128

EXPENSES
Management fees	13	6,399,912	5,199,457
Trading expenses and commissions		11,057,629	2,674,618
Employee compensation and benefits		2,457,346	905,889
General and administrative expenses		1,978,229	220,774
Advertising expenses	13	1,146,155	1,220,959
Bad debt expenses		-	47,051
Occupancy expenses		732,480	537,740
Depreciation and amortization		579,993	218,586
Data processing and service fees	13	274,146	638,676
Total expenses		24,625,890	11,663,750
Other income		193,727	7,310
INCOME BEFORE INCOME TAXES		15,711,270	6,674,688
INCOME TAXES
Provision for income taxes		2,537,319	1,382,220
Deferred income tax provision (recovery)		485,620	(273,352)

	14	3,022,939	1,108,868
NET INCOME		12,688,331	5,565,820
OTHER COMPREHENSIVE INCOME
Foreign currency translation		(7,718)	(50,072)
COMPREHENSIVE INCOME		$12,680,613	5,515,748

NET INCOME		$12,688,331	$5,565,820

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
Basic and Diluted	12	14,660,029	14,660,029

BASIC AND DILUTED EARNINGS PER COMMON SHARE
Basic and Diluted	12	$0.87	$0.38

The accompanying notes are an integral part of these consolidated financial statements.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Consolidated Statements of Shareholders’ Equity
For the Years Ended December 31, 2010 and 2011
(Expressed in US dollars)

	Common Stock
					Accumulated
			Additional		Other	Total
	Number of		Paid-in	Retained	Comprehensive	Shareholders’
	Shares	Par Value	Capital	Earnings	Income	Equity

BALANCE, December 31, 2009	14,660,029	$14,660	$12,876,917	$877,223	$(2,035)	$13,766,765

(Note 11)
Net income for the year	-	-	-	5,565,820	-	5,565,820
Foreign currency translation adjustment	-	-	-	-	(50,072)	(50,072)

BALANCE, December 31, 2010	14,660,029	$14,660	$12,876,917	$6,443,043	$(52,107)	$19,282,513

(Note 11)
Net income for the year	-	-	-	12,688,331	-	12,688,331
Foreign currency translation adjustment	-	-	-	-	(7,718)	(7,718)
Dividend declared	-	-	-	(18,242,314)	-	(18,242,314)
Effect of reverse merger	-	-	246	-	-	246

BALANCE, December 31, 2011	14,660,029	$14,660	$12,877,163	$889,060	$(59,825)	$13,721,058

The accompanying notes are an integral part of these consolidated financial statements.

Goldenway, Inc.
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2011 and 2010
(Expressed in US dollars)

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,688,331	$5,565,820
Adjustments to reconcile net income to net cash provided by operating activities:
Net unrealized profit	(662,198)	(809,090)
Depreciation and amortization	579,993	218,586
Deferred income tax	485,620	(273,352)
Change in fair value of trading precious metals	(174,685)	(105,349)
Allowance for doubtful receivables	-	47,051
Changes in assets and liabilities:
(Increase) decrease in assets -
Restricted cash	128,518	(128,727)
Accounts receivable	(479,947)	168,048
Other receivables	(509,799)	1,957,889
Trading precious metals	(715,902)	(679,411)
Deposits and prepaid expenses	(2,413,149)	94,425
Increase (decrease) in liabilities -
Accounts payable	988,656	177,771
Accrued expenses and other liabilities	(84,266)	1,300,302
Customer deposits	4,007,851	3,416,275
Income taxes payable	289,845	1,382,219
Net cash provided by operating activities	14,128,868	12,332,457

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,835,124)	(338,350)
Purchase of intangible assets	-	(798,105)
Due from majority stockholder	(4,755,481)	(13,999,825)
Acquisition of subsidiary, net of cash acquired	(2,236,566)	-
Due to a fellow subsidiary	-	(593,565)
Due from a director	-	1,021,960
Net cash used in investing activities	(11,827,171)	(14,707,885)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash acquired from reverse merger	246	-
Issuance of additional paid-in capital	-	9,020,619
Net cash provided by financing activities	246	9,020,619

NET INCREASE IN CASH	2,301,943	6,645,191
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(10,138)	(25,270)
Cash, beginning of year	7,975,652	1,355,731
Cash, end of year	$10,267,457	$7,975,652
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest received	$1,017,173	$487,094

The accompanying notes are an integral part of these consolidated financial statements.

Goldenway, Inc.
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2011 and 2010
(Expressed in US dollars)

Noncash Investing and Financing Activities

Before the RTO, the Company declared dividends totaling $18,242,314 during the year ended December 31, 2011 to reduce the due from majority stockholder account. No such dividend was declared during the year ended December 31, 2010.

The Company also recognized $16,058 noncash assets retirement obligation in property and equipment during the year ended December 31, 2011 (2010 - $50,203).

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

1.	Nature of Operations and Basis of Presentation

Goldenway, Inc. (formerly Cyber Informatix, Inc.) (“CII”) was organized under the laws of the State of Nevada on September 10, 2007, as a software design and e-commerce company. From September 10, 2007 (date of incorporation) through to the date of reverse acquisition discussed below, CII was a development stage company, engaged in the business of distributing economically-priced downloadable application software via the Internet, but with minimal operations.

On September 30, 2011, CII closed a share exchange agreement (the “Share Exchange Agreement”), with Goldenway Precious Metals Limited (“GPML”), its sole shareholder, Goldenway Investments Holding Limited (“GIHL”), and Mr. Terry G. Bowering, CII’s majority stockholder, pursuant to which CII acquired 100% of the issued and outstanding capital stock of GPML in exchange for 24,587,299 shares of CII’s common stock, par value $0.001, which constituted 80.80% of CII’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. This transaction was recorded as a reverse merger and recapitalization ("RTO") for accounting purposes whereby CII (the legal acquirer) is considered the accounting acquiree and GPML (the legal acquiree) is considered the accounting acquirer and the historical operations are those of the accounting acquirer. As a result of this transaction, GPML is deemed to be a continuation of the business of CII. Accordingly, the accompanying consolidated financial statements are those of GPML. The assets and liabilities of GPML have been brought forward at their book value and no goodwill has been recognized. The historical shareholders’ equity of CII prior to the share exchange has been retroactively restated for the equivalent number of shares received as if the share exchange occurred as of the beginning of the first period presented.

Subsequent to the RTO, CII changed its name to Goldenway, Inc.

GPML was incorporated in Hong Kong on April 7, 2009. GPML has obtained licenses from the Chinese Gold & Silver Exchange Society (the “CGSE”) and is involved in the trading of precious metals spot contracts, through its electronic trading platform, and precious metals. The GPML is one of the CGSE’s recognized E-Trading members.

Goldenway Global Investments (UK) Limited (“Goldenway UK”) was incorporated in United Kingdom on July 14, 1997. Goldenway UK has obtained a license from the London Financial Services Authority (“FSA”) and is involved in the provision of foreign exchange brokerage services.

The accompanying consolidated financial statements include the accounts of the Goldenway, Inc., GPML and Goldenway Global Investments (UK) Limited (“Goldenway UK”), a newly-acquired subsidiary (Note 3) (collectively referred as the “Company”, “we”, “our” or “us”). All inter-company balances and transactions have been eliminated on consolidation. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Certain reclassifications have been made to the prior year’s financial statements to conform to the 2011 presentation. The effects of the reclassifications were not material to the Company’s consolidated financial statements.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies

Basis of Accounting

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Changes in these estimates are recorded when known.

Significant estimates made by management include:

•	Valuation of assets and liabilities requiring fair value estimates;

•	The allowance for doubtful accounts and bad debt expense;

•	The realization of deferred tax assets;

•	Useful lives of property and equipment;

•	The carrying amount of intangible assets and the amortization period of intangible assets with definite lives;

•	Future cash flows associated with impairment testing for tangible and intangible assets; and

•	Other matters that affect the reported amounts and disclosure of contingencies in the consolidated financial statements.

Actual results could differ from those estimates.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Revenue Recognition

Revenue is recognized in accordance with the standard, “Revenue Recognition ("Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition”). The Company, through GPML, generates revenue from precious metal price contracts trading. SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

Precious metal price contracts generally involve the settlement of precious metal prices at market rates. Profits or losses are realized when customer transactions are liquidated and are recorded net as trading revenue on the consolidated statements of operations and comprehensive income. Unrealized profits or losses on open contracts are revalued at prevailing precious metal price (the difference between contract price and market price) at the date of the balance sheets are included in unrealized profits and losses, respectively, on the consolidated balance sheets. Changes in net unrealized profits or losses amounted to $1,588,146 and $809,090 during the fiscal years 2011 and 2010, respectively, and are recorded in trade revenue on the consolidated statements of operations and comprehensive income.

The Company, through its wholly-owned subsidiary, Goldenway UK, is engaged in the provision of foreign exchange brokerage services. Goldenway UK follows SAB 104 and recognizes revenues when Goldenway UK and customers enter brokerage service agreement, services rendered, the brokerage service fee is fixed and determinable and collectability is reasonably assured.

The Company is also engaged in trading of precious metal price contracts with other trading companies. There were no unrealized profits or losses from open position as of December 31, 2011 and 2010. The realized losses are recorded as investment loss on the consolidated statements of operations and comprehensive income.

The Company also holds physical precious metals for trading. The precious metals were marked to market at each year end date. The changes in fair value of these precious metals are recorded as fair value change of precious metals on the consolidated statements of operations and comprehensive income.

The Company earns interest income on unliquidated contract amounts. The interest is accrued and calculated based on agreed upon annual rate of 0.75% to 1.25%.

Advertising

Advertising costs are incurred for the production and communication of advertising, as well as other marketing activities. The Company expenses the cost of advertising as incurred. The Company did not capitalize any production costs associated with advertising for 2011 or 2010. The total amount charged to advertising expense was $1,146,155 and $1,220,959 for the years ended December 31, 2011 and 2010, respectively.

Cash and cash equivalents

Cash is comprised of cash on hand and unrestricted deposits. Cash equivalents include highly liquid investments with maturities of three months or less when purchased. Cash equivalents are recorded at fair value.

Restricted Cash

Restricted cash represents security deposits withheld by an unrelated precious metal contracts trading company with which the Company opened a trading account.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash, restricted cash, accounts receivable, due from major stockholder, other receivables, accounts payable, accrued expenses and other liabilities qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities.

Level 2

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry- standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements.

Level 3

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers’ needs.

Accounts Receivable

The Company has agreements with several payment transfer agents who assist the customers to transfer funds to their trading accounts with the Company. The balance represents funds collected by the agents from the customers and to be remitted to the Company and the income receivable from the provision of foreign exchange brokerage services.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Allowance for Doubtful Accounts

The Company records an increase in the allowance for doubtful accounts when the prospect of collection become doubtful. Management specifically analyzes accounts receivable and historical bad debt experience when evaluating the adequacy of the allowance for doubtful accounts. Should any of these factors change, the estimates made by management will also change, which could affect the level of our future provision for doubtful accounts.

Other Receivables

Other receivables represent miscellaneous receivables from various third parties.

Trading Precious Metals

The Company holds physical precious metals for trade. The precious metals were marked to market at each balance sheet date.

Deposits and Prepaid Expenses

The Company records goods and services paid for but not to be received until a future date as prepaid assets. These include payments for advertising and occupancy related expenses. Any prepaid expense to be realized beyond the next 12 months is classified as non-current.

Property and Equipment

Property and equipment are stated at cost. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and locations for its intended use. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets.

Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	over the lease terms
Computer equipment	4 years
Motor vehicle	5 years
Motor vessel	10 years

Expenditure for maintenance and repairs is charged to expense as incurred. Additions, renewals and betterments are capitalized.

The gain or loss on disposal of property and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the consolidated statements of operation and comprehensive income.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Reporting Currency and Foreign Currency Translation

As of December 31, 2011 and 2010, the accounts of the Company and its subsidiaries are maintained in their functional currencies, the U.S. dollar (“USD”), the Hong Kong dollar ("HK$") and the Great British Pound (“GBP”) for Goldenway, Inc., GPML and Goldenway UK, respectively. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with the accounting standard on foreign currency translation. All assets and liabilities of the Company are translated at the exchange rate on the balance sheet date, shareholders’ equity is translated at the historical rates and the consolidated statements of operations and comprehensive income, and consolidated statements of cash flows are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under comprehensive income and as a separate component of shareholders’ equity.

Foreign exchange rates used:

	December 31,	December 31,
	2011	2010

Period end USD/HK$ exchange rate	7.7663	7.7810
Average USD/HK$ exchange rate	7.7841	7.7686
Period end USD/GBP exchange rate	0.6436	N/A
November and December 2011 Average
USD/GBP exchange rate	0.6371	N/A

Intangible Assets and Goodwill

The standard, “Intangibles — Goodwill and Other”, requires purchased intangible assets other than goodwill to be amortized over their useful lives unless their lives are determined to be indefinite.

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired and liabilities assumed.

The Company has two membership licenses issued by CGSE to trade precious metal price contracts and physical precious metals. In addition, upon the acquisition of Goldenway UK (Note 3), a license of the FSA has been recognized as an identifiable intangible asset. All licenses, which are subject to renewal periodically, are not amortized and have an indefinite useful life because the management believes the Company will be able to continuously renew the license in the future.

The Company compares the recorded value of its indefinite life intangible assets and goodwill to their fair values on an annual basis and whenever circumstances arise that indicates that impairment may have occurred. We perform goodwill impairment test for each reporting unit. If the fair value of the reporting unit exceeds the carrying value of the reporting unit, goodwill is not impaired. We concluded there was no impairment of intangible assets and goodwill during the years ended December 31, 2011 and 2010.

The Company accounts for costs to acquire its trading platform and related software in accordance with the standard, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. The standard requires that such technology be capitalized in the application and infrastructure development stages. Costs related to training, administration and non-value-added maintenance are charged to expense as incurred. Capitalized software development costs are being amortized over the useful life, which the Company has estimated at 5 years.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Long-Lived Assets

In accordance with the standard, “Property, Plant and Equipment”, the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized in the amount by which the carrying value exceeds the fair market value of the long-lived asset. The Company has identified no such impairment losses.

Asset Retirement Obligations

In accordance with the standard, “Asset Retirement Obligations”, the Company recognizes an estimated liability for future costs associated with the restoration of the leased office space. No assets are legally restricted for purposes of settling asset retirement obligations. A liability for the fair value of an asset retirement obligation and corresponding increase to the carrying value of the related leasehold improvements are recorded at the time the leasehold improvements are acquired. The increase in carrying value is included in property and equipment in the accompanying consolidated balance sheets. The Company depreciates the amount added to the related leasehold improvements and recognizes expense in connection with the accretion of the discounted liability over the remaining lease term.

During the year ended December 31, 2011, the Company recognized $16,058 (2010 - $50,122) asset retirement obligation and recorded the amount in accrued expenses and other liabilities on the accompanying consolidated balance sheets. The balance of the recorded assets for the asset retirement obligations as of December 31, 2011 was $17,731 (2010 - $29,050).

Accounts Payable

The balance represents commission payable to agents, withdrawals requested by customers and other payables to various vendors.

Customer Deposits

Customer deposits include amounts due on cash and margin transactions. These transactions include deposits adjusted for profits or losses arising from settled trades in customer accounts.

Unrealized Profits or Losses on Open Contracts

Unrealized profits or losses on open contracts revalued at prevailing precious metal price (the difference between contract price and market price) at the date of the balance sheets are included in unrealized profits or losses on open contracts.

Accumulated Other Comprehensive Income

The Company’s accumulated other comprehensive income, consists of foreign currency translation from the Company’s subsidiaries’ functional currencies, HK$ and GBP, to reporting currency, U.S. dollars.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Income Taxes

The Company utilizes the standard, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of the interpretation, "Accounting for Uncertainty in Income Taxes”. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing the interpretation. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with the Financial Accounting Standards Board (the “FASB”), Accounting Standards Codification (“ASC”) 260 “Earnings Per Share”. FASB ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the year.

Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of contracts to issue ordinary common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. The computation of diluted earnings per share includes the estimated impact of the exercise of contracts to purchase common stocks using the treasury stock method and the potential shares of converted common stock associated with the convertible debt using the if-converted method.

Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The Company does not have any securities that may potentially dilute the basic earnings per share.

Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income includes unrealized profits or losses resulting from currency translations of foreign subsidiaries.

Consolidated Statement of Cash Flows

In accordance with the standard, "Statement of Cash Flows", cash flows from the Company’s operations are calculated based upon the local currencies translated at the weighted average exchange rate for the year. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Business Combinations

The Company applies ASC 805, Business Combinations to all its business combinations. The Company accounts for acquisitions of entities that include inputs and processes and have the ability to create outputs as business combinations. The purchase price of the acquisition is allocated to tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred. While the Company uses its best estimates and assumptions as a part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the business combination date, these estimates and assumptions are inherently uncertain and subject to refinement. As a result, during the preliminary purchase price allocation period, which may be up to one year from the business combination date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the preliminary purchase price allocation period, the Company records adjustments to assets acquired or liabilities assumed subsequent to the purchase price allocation period in its operating results in the period in which the adjustments were determined.

Recently Adopted Accounting Standards

In December 2010, the FASB issued the amendment “Disclosure of supplementary pro forma information for business combinations”. The FASB amended the existing guidance to require a public entity, which presents comparative consolidated financial statements, to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendment also expanded the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination, which are included in the reported pro forma revenue and earnings. The amendment became effective for the Company on January 1, 2011. The Company has disclosed the pro forma revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period for the acqusition of Goldenway UK (Note 3).

In December 2010, the FASB issued and amended Accounting Standards Update (“ASU”) No. 2010-28 “when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts”. The FASB amended the existing guidance to modify Step 1 of the goodwill impairment test for a reporting unit with a zero or negative carrying amount. Upon adoption of the amendment, an entity with a reporting unit that has a carrying amount that is zero or negative is required to assess whether it is more likely than not that the reporting unit’s goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of the reporting unit is impaired, the entity should perform Step 2 of the goodwill impairment test for the reporting unit. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. Any goodwill impairments occurring after the initial adoption of the amendment should be included in earnings. This guidance became effective for the Company on January 1, 2011. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet”. The amendments in this Update require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2012. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued Accounting Standard Update (“ASU”) 2011-08, Intangibles Goodwill and Other (Topic 350). The amendments in this Update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of ASU 2011-08 to have a material impact on its consolidated financial statements.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Recent Accounting Pronouncements - continued

In June, 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of ASU 2011-05 will not have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This standard results in a common requirement between the FASB and the International Accounting Standards Board (IASB) for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its consolidated financial statements.

3.	Acquisition of Goldenway UK

On September 16, 2011, the Company received the approval of the London Financial Services Authority (the “FSA”) to complete the acquisition of Goldenway Global Investments (UK) Limited, formerly Goldenway Voltrex Investments Limited, a company registered in the United Kingdom. Pursuant to a share purchase agreement (“Share Purchase Agreement”) dated November 1, 2011, GPML acquired a 90.5% controlling interest in Goldenway UK, for an aggregate purchase price of £1,301,978 (approximately, $2,076,134). On the same day, the Company acquired the remaining interest of 9.5% from GIHL for £145,225 (approximately $231,623). GPML acquired this interest from Goldenway UK’s original shareholders in May 2011 at the same cost. Goldenway UK was formed on July 14, 1997, to engage in the provision of foreign exchange brokerage services in the United Kingdom.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

3.	Acquisition of Goldenway UK - continued

The acquisition was accounted for as a business combination and the purchase price was allocated to the identifiable assets and liabilities assumed based on their estimated fair values.

USD
Purchase price	$2,307,757
Value assigned to assets and liabilities
Assets:
Cash	71,191
Accounts receivable	1,399,195
Other receivables	69,753
Computer equipment	5,399
FSA license	1,529,578
Goodwill	427,136
Assets acquired	$3,502,252

Liabilities:
Accounts payable	$320,820
Accrued expenses and other liabilities	451,901
Income taxes payable	54,675
Deferred income tax liability	367,099
Liabilities assumed	$1,194,495

Net assets acquired	$2,307,757

The goodwill represents assembled workforce and residual that do not qualify for separate intangible asset recognition. The goodwill is not expected to be deductible for tax purposes.

According to the Share Purchase Agreement, the operational control of Goldenway UK passed to the Company effective November 1, 2011, and accordingly, the result of Goldenway UK’s operations have been included in the Company’s consolidated statements of operations and comprehensive income from that date.

The Company incurred approximately $539,620 consulting and professional fees in relation to the acquisition of Goldenway UK and recorded the amount as general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income.

Pro forma financial information (unaudited)

The following unaudited pro forma information presents the combined results of operations for the year ended December 31, 2011 and 2010 as if the acquisition of Goldenway UK had been completed on January 1, 2010. The pro forma results do not reflect any material adjustments, operating efficiencies or potential cost savings which may result from the consolidation of operations.

	2011	2010
Revenue	$45,632,820	$28,817,558
Net income	12,351,334	5,550,607
Earnings per common share
Basic and Diluted	$0.84	$0.38

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

4.	Fair Value Measurement

The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis and the related hierarchy levels as of December 31, 2011 and 2010:

	Fair Value Measurements on a Recurring Basis
	As of December 31, 2011

	Level 1	Level 2	Level 3	Total
Assets:
Unrealized profits on open contracts	$-	$1,837,642	$-	$1,837,642
Trading precious metals	1,674,077	-	-	1,674,077

	$1,674,077	$1,837,642	$-	$3,511,719

Liabilities:
Unrealized losses on open contracts	$-	$245,856	$-	$245,856

	Fair Value Measurements on a Recurring Basis
	As of December 31, 2010

	Level 1	Level 2		Level 3	Total
Assets:
Unrealized profits on open contracts	$-	$1,294,188	$		$1,294,188
Trading precious metals	783,490	-		-	783,490

Total	$783,490	$1,294,188	$		$2,077,678
Liabilities:
Unrealized losses on open contracts	$-	$364,600	$		$364,600

Level 1 Financial Assets

The Company has investments in gold and silver that are Level 1 financial instruments and are recorded based upon listed or quoted gold and silver market prices. The investments in gold and silver are recorded in Trading precious metals.

Level 2 Financial Assets

The Company has open spot contracts that are Level 2 financial instruments and are recorded based on the difference in market price of the underlying precious metal of the open spot contracts between the date when the contracts are entered and the balance sheet date. The open spot contracts are recorded in Unrealized profits on open contracts and Unrealized losses on open contracts.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

5.	Other Receivables

Other receivables consisted of the following as of December 31, 2011 and 2010:

	2011	2010
Funds in transit	$81,868	$-
CGSE rebate receivable	611,750	143,055
Staff loan	28,989	-

	$722,607	$143,055

Funds in transit represents the amount transferred from agents but have yet to be received by the Company as of December 31, 2011. Funds in transit were received subsequent to the year end date (i.e. January 2012). Normally funds in transit will be received within 5 business days.

CGSE charges the Company a fee for each precious metal price trading transaction and issues rebates based on the transaction volume.

The staff loan is the advance to a director of Goldenway UK. The amount is unsecured, non-interest bearing and has no fixed repayment terms.

6.	Deposits and Prepaid Expenses

Deposits and prepaid expenses consisted of the following as of December 31, 2011 and 2010:

	2011	2010

Deposit in Hantec Bullion Limited (a)	$475,708	$216,525
Advertising expenses	481,912	298,883
Funds to transfer agents	590,817	-
Legal and professional fee	437,078	-
Other deposits and prepaid expenses (b)	1,085,401	142,359
Deposits and prepaid expenses	$3,070,916	$657,767
Represented by:
Deposits and prepaid expenses – current	$1,965,475	$152,859
Deposits and prepaid expenses – non-current	1,105,441	504,908
	$3,070,916	$657,767

(a)

The Company executed trading of precious metal spot contracts through Hantec Bullion Limited (“Hantec”), a private precious metal trading company in Hong Kong. All the deposit with Hantec can be used for future trading or withdrawn at the Company’s discretion.

(b)	The balance mainly represented the deposits for utility, e-trading fees, other miscellaneous prepaid expenses for daily operations and data processing and service fee prepaid to Shenzhen Gateway Technology Limited (“Gateway”) (note 13) .

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

7.	Property and Equipment

Property and equipment, including leasehold improvements, consisted of the following as of December 31, 2011 and 2010:

	2011	2010
Office equipment	$23,106	$16,907
Computer equipment	411,772	285,007
Leasehold improvements	363,194	224,869
Furniture and fixtures	44,503	37,196
Motor vehicle	80,127	-
Motor vessel	4,516,244	-
	5,438,946	563,979
Less: Accumulated depreciation	(610,056)	(140,620)

Property and equipment, net	$4,828,890	$423,359

Depreciation expense was $451,523 and $122,041 for the years ended December 31, 2011 and 2010, respectively, and was recorded as depreciation and amortization in the Company’s consolidated statements of operations and comprehensive income.

8.	Intangible Assets and goodwill

Intangible assets and goodwill consisted of the following as of December 31, 2011 and 2010:

	2011	2010
Precious metal price trading licenses (i)	$637,369	$636,165
Precious metal trading platform (ii)	643,807	642,591
FSA license (iii)	1,529,578	-
Intangible assets	2,810,754	1,278,756
Less: accumulated amortization	(225,332)	(96,389)
Intangible assets, net	$2,585,422	$1,182,367

	2011	2010
Goodwill arising on consolidation(iii)	$427,136	$-

(i)

The Company acquired a precious metal price trading license from an unrelated party in 2009 and a physical precious metal trading license from another unrelated party in 2010. These licenses allow the Company to engage in the precious metal price trading activities with the public in Hong Kong, as a result, the Company became a member of CGSE, and can engage in trading of physical precious metals.

Both licenses can be traded freely with no expiration date and hence, considered to have indefinite useful lives.

(ii)	In 2010, the Company purchased an online precious metal trading platform from an affiliated company controlled by Mr. Tang Hao (Note 13). The platform is amortized over its useful life of 5 years.

(iii)	These are FSA licenses identified and goodwill recognized from the acquisition of Goldenway UK. Further details are set out in the Note 3 to the consolidated financial statements.

Amortization expense was $128,470 and $96,545 for the years ended December 31, 2011 and 2010, respectively, and was recorded as depreciation and amortization in the Company’s consolidated statements of operations and comprehensive income.

The estimated amortization expenses for the next 5 years are as follow:

2012	$128,467
2013	$128,467
2014	$128,467
2015	$32,117
2016	$-

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

9.	Accounts Payable

Accounts payable consisted of the following as of December 31, 2011 and 2010:

	2011	2010
Commissions payable to agents	$1,143,573	$226,978
Withdrawals requested by customers	215,135	18,523
Other vendors	206,210	9,941
	$1,564,918	$255,442

Balance with other vendors includes a balance of $54,382 payable to a company whose director is also a director of Goldenway UK.

10.	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following as of December 31, 2011 and 2010:

	2011	2010
Customer deposit held (a)	$1,239,665	$1,281,710
Employee compensation and benefit accrual	310,849	113,068
Asset retirement obligation	66,312	50,122
Other vendors	254,121	42,354
	$1,870,947	$1,487,254

(a)

In 2011, the Company was informed that there were purported offences committed by a couple in the People’s Republic of China (“PRC”), who misappropriated funds and transferred the funds to their personal bank account then traded through the Company’s trading platform. The PRC police had procured to freeze the funds in transit to the Company from this couple. The investigation against this couple is still ongoing and there has been no claims against the Company. As of December 31, 2011, the accumulated funds received from this couple was $1,239,665 (December 31, 2010 - $1,281,710, change in 2011 is due to foreign currency translation). Even though this couple lost all funds through their trading activities, the Company did not recognize any revenue from this couple’s trades and included the money received from this couple in other liabilities.

11.	Stockholders’ Equity

On September 30, 2011, the Company acquired GPML from its sole shareholder, GIHL, whereby the Company acquired 100% of the issued and outstanding capital stock of GPML, in exchange for 24,587,299 shares of the Company’s common stock, par value $0.001, which constituted 80.80% of the issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of transactions contemplated by the Share Exchange Agreement. As a result, the Company’s common shares that are issued and outstanding will increase to 30,457,299 shares.

The 24,587,299 shares exchanged were issued and outstanding given the effectiveness of the Share Exchange Agreement on September 30, 2011. The actual issuance of the shares is dated October 18, 2011.

As part of the Share Exchange Agreement, the Company canceled 26,674 shares and a 1-for-0.481752 share reverse split was executed, which effectively reduce the number of outstanding shares by 15,770,596 shares.

The Company incurred approximately $428,382 in relation to the RTO and recorded the amount as general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

11.	Stockholders’ Equity - continued

The following is a reconciliation of the restatement of the Company’s common stock and additional paid-in capital as of December 31, 2010 as a result of the RTO:

	Common stock
	Number of		Additional Paid-in
	Shares	Par Value	Capital
BALANCE, DECEMBER 31, 2009	30,000,000	$3,870,958	$-

Increase in common stock	70,000,000	9,020,619	-

BALANCE, DECEMBER 31, 2010	100,000,000	12,891,577	-

Common stock of GWPL exchanged for common stock of CII	(100,000,000)	(12,891,577)	12,891,577

Common stock of CII issued for common stock of GWPL	24,587,299	24,587	(24,587)

Common stock of CII upon RTO	5,870,000	5,870	(5,870)

Cancellation of shares upon RTO	(26,674)	(27)	27

Effect of 1-for-0.481752 share reverse split	(15,770,596)	(15,770)	15,770

BALANCE, DECEMBER 31, 2010 and 2009	14,660,029	$14,660	$12,876,917

The authorized number of shares of common stock as of December 2011 and 2010 was 75,000,000.

The common stock and the additional paid-in capital are restated to take into effect the RTO and the 1-for-0.481752 share reverse split during the fiscal year.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

12.	Earnings Per Share

Earnings per share (“EPS”) information for the years ended December 31, 2011 and 2010 were determined by dividing net income attributable to the shareholders for the year by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

As of December 31, 2011 and 2010, the Company did not have any securities that may potentially dilute the basic earnings per share. Therefore the basic and diluted earnings per share for the respective years are equal.

	2011	2010
Numerator
Net income attributable to common shareholders	$12,688,331	$5,565,820

Denominator
Weighted average shares of common stock	14,660,029	14,660,029

Basic and diluted earnings per common stock	$0.87	$0.38

13.	Related Party Transactions and Balances

The Company has engaged in related party transactions with certain majority stockholders, directors and officers of the Company as described below. Management believes that the transactions described below and in the related notes were completed on terms substantially equivalent to those that could prevail in arm’s-length transactions.

Entities under common control are:

Entities	Business	Relationship
ICICLE Technology Limited (“ICICLE”)	Information Technology (“IT”) service	Affiliated Company - Controlled by Mr. Hao Tang
Gateway	IT services	Affiliated Company - Controlled by Mr. Hao Tang
GIHL	Investment	Majority Stockholder
Goldenway Investments (HK) Limited (“HK”)	Securities and futures broker	Sister Company
Mr. Hao Tang	N/A	Controlling Party of Majority Stockholder

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

13.	Related Party Transactions and Balance - continued

•	ICICLE

During fiscal year ended December 31, 2010, the Company paid $475,604 for IT services to ICICLE and recorded the expenses as a data processing and service fee under the consolidated statements of operations and comprehensive income. No such fees were paid during fiscal 2011.

•	Gateway

During fiscal year ended December 31, 2010, the Company purchased an online precious metal trading platform for $643,633 from Gateway (Note 8 (ii)). The online trading platform was recorded as an intangible asset. No such purchase were made during fiscal 2011. The Company entered into an IT maintenance service agreement with Gateway whereby Gateway provides IT services for an annual fee of approximately $128,000. The agreement is subject to annual renewal. During the year, the Company incurred $69,586 of IT service fee to Gateway (2010 - $96,545), for which the expense was recorded as a data processing and service fee under the consolidated statements of operations and comprehensive income. As of December 31, 2011, the Company prepaid $91,206 to Gateway for future IT services (2010 - $32,130) and recorded the amounts as other deposits and prepaid expenses (Note 6).

•	GIHL

A management fee agreement between the Company, and affiliated companies that are 100% owned by GIHL. GIHL provides management service charges to the Company and the affiliated companies based on the actual operating costs incurred by the GIHL whereby GIHL plus a mark-up rate on certain operation costs on a pro-rated bases. Since October 1, 2011, the management fee agreement was amended to eliminate the mark-up rate component and operating costs are proportionally shared, based on the number of related labors employed by different subsidiaries. The management fee shall be payable on a monthly basis or on demand after a provision of service by the GIHL.

During fiscal year ended December 31, 2011, the Company incurred $6,399,912 (2010 - $5,199,457) management fees to GIHL. The Company also made advances to the GIHL during the year. The balance as of December 31, 2011 was money transferred to GIHL for the settlement of GPML’s related staff cost. As of December 31, 2011, the Company has $494,732 (2010- $13,981,565) net receivable from the GIHL.

•	HK

The Company entered into a marketing and advertising service agreement with HK whereby HK provides marketing and advertising consulting services for an annual fee of approximately $690,000. The agreement is subject to annual renewal. During fiscal year ended December 31, 2011, the Company incurred $693,722 (2010 - $695,124) for consultancy fee to HK for advertising services and recorded the expenses as advertising expenses under the consolidated statement of operations and comprehensive income.

•	Dividend

On June 30, 2011 and September 30, 2011, prior to the closing of the share exchange transaction, GPML declared a dividend of $14,005,862 and $4,236,452, or $0.14 per share and $0.04 per share, respectively, on the 100,000,000 shares issued to GIHL.

•	Mr. Hao Tang

Mr. Hao Tang, the major shareholder and an officer of the Company, has a trading account on the Company’s trading platform as of December 31, 2011. No trading activity was made by Mr. Tang during the fiscal year ended December 31, 2011 (2010 - a profit of $5,310). His deposit balance in the trading account with the Company as at December 31, 2011 was $56,857 (December 31, 2010 - $56,857).

All balances with related parties are unsecured, non-interest bearing and have no fixed terms of repayments.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

14.	Income Taxes

GPML, the Hong Kong operating subsidiary of the Company, is subject to income taxes, which is governed by the Hong Kong Profits Tax Law. Under Hong Kong Profits Tax Law, GPML is subject to profits tax at a statutory rate of 16.5% on income reported in the statutory financial statements after appropriate tax adjustments.

Goldenway UK, the United Kingdom of Great Britain and Northern Ireland operating subsidiary of the Company, is subject to income taxes, which is governed by the United Kingdom of Great Britain and Northern Ireland Income Tax Act (“UK Tax Act”). Under UK Tax Act, Goldenway UK is subject to profits tax at a statutory rate of 24% on income reported in the statutory financial statements after appropriate tax adjustments.

Reconciliation of income tax expenses to the amount computed by the current statutory rate to income before income taxes is as follows:

	2011	2010

Income before income taxes	$15,711,270	$6,674,688

US statutory rate of 34%	$5,341,830	$2,269,394

Foreign income not recognized in US	(5,347,696)	(2,269,394)
Foreign income taxed at 16.5% in HK and 24% in UK	2,636,912	1,101,324
Foreign non-deductible expenses	199,111	7,631
Foreign non-taxable income	(122)	(87)
Change in valuation allowance	62,128	-
Other	130,776	-

Total provision for income taxes	$3,022,939	$1,108,868

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2011 and 2010 were as follows:

	2011	2010
Deferred income tax assets
Accounts receivable	$-	$176,069
Property and equipment	15,458	-
Intangible assets	23,901	-
Accrued expenses and other liabilities	-	249,354
Customer deposits	425,332	-
Loss carry forward	142,822	-
	607,513	425,423
Valuation allowance	(158,279)	-
Deferred income tax assets	$449,234	$425,423

Deferred income tax liabilities
Allowance for doubtful accounts	$15,348	$-
Balances with related parties	19,706	19,669
Property and equipment	601,365	127,540
Intangible assets	367,099	-
Deferred income tax liabilities	$1,003,518	$147,209

Tax losses carried forward from Goldenway UK amounted to $136,958 and can be carried forward indefinitely.

Goldenway, Inc. (formerly Cyber Informatix, Inc.)
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2011 and 2010
(Expressed in US Dollars)

15.	Commitments

Leases - The Company leases office space under non-cancellable operating lease agreements that expire on various dates through 2013. Future annual minimum lease payments, including maintenance and management fees, for non-cancellable operating leases, are as follows:

Year ending December 31,

2012	$385,757
2013	20,606

$406,363

16.	Regulatory Requirements

The Company, as a member of CGSE, is subject to working capital and asset requirements. Under the requirements, the minimum required working capital, defined as cash plus precious metals, is approximately $193,000 (HK$ 1.5 million) and the minimum required assets are $643,000 (HK$ 5 million).

As of December 31, 2011, the GPML has $9,845,686 and $1,674,077 cash and trading precious metals, respectively (2010- $7,975,652 and $783,490).

The GPML’s total assets are $28,645,454 as of December 31, 2011 (2010- $27,474,919).

In addition, the FSA requires Goldenway UK to maintain a regulatory basic capital of $162,000 (EUR 125,000), and a Pillar 2 capital requirement of $787,000 (GBP 507,000).

As of December 31, 2011, Goldenway UK has net asset of $1,266,526.

The Company was in compliance with all the requirements as of December 31, 2011 and 2010.

17.	Segment Information

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments, including related disclosures about products and services, geographic areas and major customers. The standard for determining what information to report is based on available financial information that is regularly reviewed and used by the Company’s chief executive officer, or CEO, who is chief operating decision maker in evaluating its financial performance and resource allocation. The Company’s operations relate to provision of foreign exchange brokerage services, dealing of precious metal price contracts and trading of precious metals during the year and related services. Based on the criteria stated in ASC 280 for determining separately reportable operating segments and the financial information available to and reviewed by the CEO, the Company has determined that it operates as a single operating and reportable segment.

For fiscal years ended December 31, 2011 and 2010, no single customer accounted for more than 10% of the Company’s revenue. The Company does not allocate revenues by geographic regions since the Company trades on an aggregate basis and does not have a method to systematically attribute trading volume from a geographic region to associated revenue from a particular geographic region.

18.	Contingencies and Subsequent Events

On December 8, 2011 and February 29, 2012, the Company’s trading system was seriously attacked by unknown actors and its business and operations were temporarily disrupted, which led to quoting errors. As of the date of this report, the Company has not been notified of any claim against it alleging any harm caused to third parties by this disruption. In view of this, the Company’s management has determined that no provision should be provided for these incidents.

EXHIBIT INDEX

Exhibit	Description
No.
2.1

Share Exchange Agreement, dated September 30, 2011, by and among, Cyber Informatix, Inc., Goldenway Precious Metals Limited, Goldenway Investments Holdings Limited and the Majority stockholders of Cyber Informatix, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K/A filed on January 31, 2012)

3.1	Articles of Incorporation of the Company, as amended on December 9, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 2, 2012).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 filed on October 22, 2008).
10.1

Tenancy Agreement, dated March 30, 2010, between Wide Harvest Investment Limited and Goldenway Precious Metals Limited (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K/A filed on January 31, 2012)

10.2

Tenancy Agreement, dated June 29, 2009, between Harbour City Estates Limited and Goldenway Precious Metals (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K/A filed on January 31, 2012)

10.3

Tenancy Agreement, dated November 15, 2010, between Harbour City Estates Limited and Goldenway Precious Metals Limited (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K/A filed on January 31, 2012)

10.4

Client agreement, dated September 30, between Goldenway Precious Metals Limited and Goldenway Investment (HK) Limited (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K/A filed on January 31, 2012)

10.5

English translation of Software Development Contract, dated March 26, 2010, between Goldenway Precious Metals Limited and Shenzhen Gateway Technology Co., Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.6

Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Hao Tang (incorporated by reference to Exhibit 10.6 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.7

Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Yue Yue Chan (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.8

English Translation of Prolocutor Contract, dated October 16, 2009, between Simon Yam and Goldenway Investments Holdings Limited (incorporated by reference to Exhibit 10.8 of the Company’s current report on Form 8-K filed on October 6, 2011)

10.9

Employment Agreement, dated December 20, 2011, between Goldenway, Inc. and Ricky Wai Lam Lai (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed on February 2, 2012)

10.10	Share Purchase Agreement, dated November 1, 2011, between Goldenway Precious Metals Limited, Goldenway Voltrex Investments Limited, Individual Sellers and VFX Financial PLC.
10.11	Management Fee Agreement, dated October 1, 2011, between Goldenway Precious Metals Limited and Goldenway Investments Holdings Limited
14.1	Code of Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K filed on September 22, 2011.
21	List of Subsidiaries
31.1	Certifications of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certifications of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certifications of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certifications of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

ANNEX D

Quarterly Report on Form 10-Q
For Fiscal Quarter Ended June 30, 2012
(See attached)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended: June 30, 2012

OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ____________to _____________

Commission File No. 000-53615

GOLDENWAY, INC.
(Exact name of registrant as specified in its charter)

Nevada	22-3968194
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Suites 3701-4, 37/F
Tower 6, The Gateway, Harbour City,
Tsim Sha Tsui, Kowloon,
Hong Kong
(Address of principal executive offices)

+852-3719-9399
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act: Common Stock

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes [  ]          No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes [X]          No [  ]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X]          No [  ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes [X]           No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]

Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Indicate by check mark whether registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes [  ]          No [X]

State the number of shares outstanding of each of the Issuers classes of common equity, as of the latest practicable date:

Common Stock, $0.001 par value per share: 14,660,029 outstanding as of August 13, 2012.

Quarterly Report on Form 10-Q
For the Quarterly Period Ended June 30, 2012

PART I. FINANCIAL INFORMATION

Item 1.	Interim Condensed Consolidated Financial Statements.

GOLDENWAY, INC.
Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended
June 30, 2012 and 2011

Table of Contents

Page
Interim Condensed Consolidated Balance Sheets	4
Interim Condensed Consolidated Statements of Operations and Comprehensive Income	5
Interim Condensed Consolidated Statements of Shareholders’ Equity	6
Interim Condensed Consolidated Statements of Cash Flows	7
Notes to Interim Condensed Consolidated Financial Statements	8-18

3

Goldenway, Inc.
Interim Condensed Consolidated Balance Sheets
(Expressed in US dollars)
(Unaudited)

		June 30,	December 31,
As of	Note	2012	2011
ASSETS
Current Assets:

Cash		$22,730,992	$10,267,457
Accounts receivable, net of allowance for doubtful accounts
($Nil for both June 30, 2012 and December 31, 2011)		3,772,789	2,358,677
Unrealized profits on open contracts	3	2,598,641	1,837,642
Other receivables	4	616,254	722,607
Trading precious metals	3	1,895,670	1,674,077
Deposits and prepaid expenses	5	3,500,914	1,965,475
Deferred income tax assets		449,761	449,234
Total current assets		35,565,021	19,275,169
Property and equipment, net	6	4,776,709	4,828,890
Intangible assets, net	7	3,079,574	2,585,422
Goodwill	7	427,136	427,136
Deposits and prepaid expenses – non-current	5	687,668	1,105,441
Due from majority stockholder	10	88,403	494,732
Total assets		$44,624,511	$28,716,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8	$2,922,339	$1,564,918
Customer deposits		11,310,489	8,389,460
Unrealized losses on open contracts	3	165,719	245,856
Accrued expenses and other liabilities		1,915,780	1,870,947
Income taxes payable		3,896,342	1,921,033
Deferred income tax liabilities		35,095	35,054
Due to a sister company	10	240,209	-
Total current liabilities		20,485,973	14,027,268
Other liabilities:
Deferred income tax liabilities – non-current		1,035,838	968,464
Total liabilities		21,521,811	14,995,732
COMMITMENTS AND CONTINGENCIES
Shareholders' Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 14,660,029 shares issued and outstanding		14,660	14,660
Additional paid-in capital		12,877,163	12,877,163
Retained earnings		10,241,198	889,060
Accumulated other comprehensive income		(30,321)	(59,825)
Total shareholders' equity		23,102,700	13,721,058
Total liabilities and shareholders' equity		$44,624,511	$28,716,790

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Goldenway, Inc.
Interim Condensed Consolidated Statements of Operations and Comprehensive Income
(Expressed in US dollars)
(Unaudited)

		For the Six Months Ended		For the Three Months Ended
		June 30		June 30
	Note	2012	2011	2012	2011
REVENUES

Trading revenue		$28,635,938	$18,065,233	$19,291,841	$10,968,342
Foreign exchange brokerage services		278,054	-	75,718	-
Interest income from customers’ trading accounts		675,580	521,546	404,766	305,369
Fair value change of trading precious metals		27,271	130,417	(96,896)	68,211
Total revenues		29,616,843	18,717,196	19,675,429	11,341,922

EXPENSES
Management fees	10	472,180	4,299,786	275,917	2,443,230
Trading expenses and commissions		7,397,151	4,046,142	4,101,400	2,836,321
Employee compensation and benefits		3,658,004	521,460	1,838,364	282,836
General and administrative expenses		1,650,421	554,802	573,772	457,374
Advertising expenses	10	2,665,526	480,239	1,528,737	261,881
Bad debt expenses		673,393	454,762	673,393	411,894
Occupancy expenses		405,402	347,059	215,740	173,773
Depreciation and amortization		520,770	198,561	242,775	107,906
Data processing and service fees	10	587,144	108,157	269,518	38,829
Total expenses		18,029,991	11,010,968	9,719,616	7,014,044
Other income		13,736	4,738	7,619	2,300
INCOME BEFORE INCOME TAXES		11,600,588	7,710,966	9,963,432	4,330,178
INCOME TAXES
Provision for income taxes		2,151,983	1,378,016	1,741,399	729,409
Deferred income tax provision (recovery)		96,467	(17,642)	59,967	(502)

		2,248,450	1,360,374	1,801,366	728,907
NET INCOME		9,352,138	6,350,592	8,162,066	3,601,271
OTHER COMPREHENSIVE INCOME
Foreign currency translation		29,504	(2,950)	(9,693)	(10,282)
COMPREHENSIVE INCOME		$9,381,642	$6,347,642	$8,152,373	$3,590,989

NET INCOME		$9,352,138	$6,350,592	$8,162,066	$3,601,271

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
Basic and Diluted	9	14,660,029	14,660,029	14,660,029	14,660,029

BASIC AND DILUTED EARNINGS PER COMMON SHARE
Basic and Diluted	9	$0.64	$0.43	$0.56	$0.25

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Goldenway, Inc.
Interim Condensed Consolidated Statements of Shareholders’ Equity
As of June 30, 2012 and December 31, 2011
(Expressed in US dollars)
(Unaudited)

	Common Stock
					Accumulated
			Additional		Other	Total
	Number of		Paid-in	Retained	Comprehensive	Shareholders’
	Shares	Par Value	Capital	Earnings	Income	Equity
BALANCE, December 31, 2011	14,660,029	$14,660	$12,877,163	$889,060	$(59,825)	$13,721,058
Net income for the period	-	-	-	1,190,072	-	1,190,072
Foreign currency translation adjustment	-	-	-	-	39,197	39,197

BALANCE, March 31, 2012	14,660,029	$14,660	$12,877,163	$2,079,132	$(20,628)	$14,950,327
Net income for the period	-	-	-	8,162,066	-	8,162,066
Foreign currency translation adjustment	-	-	-	-	(9,693)	(9,693)

BALANCE, June 30, 2012	14,660,029	$14,660	$12,877,163	$10,241,198	$(30,321)	$23,102,700

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Goldenway, Inc.
Interim Condensed Consolidated Statements of Cash Flows
(Expressed in US dollars)
(Unaudited)

	For the Six Months Ended
	30 June
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,352,138	$6,350,592
Adjustments to reconcile net income to net cash provided by operating activities:
Net unrealized profit	(841,136)	(1,645,421)
Depreciation and amortization	520,770	198,561
Deferred income tax	96,467	(17,642)
Change in fair value of trading precious metals	(27,271)	(130,417)
Bad debt expenses	673,393	454,762
Changes in assets and liabilities:
(Increase) decrease in assets -
Accounts receivable	(2,087,505)	(846,953)
Other receivables	106,353	(346,575)
Trading precious metals	(194,322)	(286,973)
Deposits and prepaid expenses	(1,117,666)	43,994
Due from majority stockholder	406,329	-
Increase (decrease) in liabilities -
Accounts payable	1,357,421	463,845
Accrued expenses and other liabilities	44,833	(219,168)
Customer deposits	2,921,029	3,820,140
Income taxes payable	1,945,730	(60,379)
Due to a sister company	240,209	-
Net cash provided by operating activities	13,396,772	7,778,366

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(341,842)	(172,369)
Purchase of intangible assets	(591,944)	-
Due to majority stockholder	-	(6,811,855)
Prepayment on equipment	-	(4,508,361)
Net cash used in investing activities	(933,786)	(11,492,585)

NET INCREASE (DECREASE) IN CASH	12,462,986	(3,714,219)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	549	(1,284)
Cash, beginning of period	10,267,457	7,975,652
Cash, end of period	$22,730,992	$4,260,149
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest received	$675,580	$521,546

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Non-cash Investing Activities

Before the reverse merger and recapitalization as described in Note 1, the Company declared dividends totaling $14,005,862 during the six months ended June 30, 2011 to reduce the due from majority stockholder account. No such dividend was declared during the six months ended June 30, 2012.

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

1.	Nature of Operations and Basis of Presentation

Goldenway, Inc. (formerly Cyber Informatix, Inc.) (“CII”) was organized under the laws of the State of Nevada on September 10, 2007, as a software design and e-commerce company. From September 10, 2007 (date of incorporation) through to the date of reverse acquisition discussed below, CII was a development stage company, engaged in the business of distributing economically-priced downloadable application software via the Internet, but with minimal operations.

On September 30, 2011, CII closed a share exchange agreement (the “Share Exchange Agreement”), with Goldenway Precious Metals Limited (“GPML”), its sole shareholder, Goldenway Investments Holding Limited (“GIHL”), and Mr. Terry G. Bowering, CII’s majority stockholder, pursuant to which CII acquired 100% of the issued and outstanding capital stock of GPML in exchange for 24,587,299 shares of CII’s common stock, par value $0.001, which constituted 80.80% of CII’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. This transaction was recorded as a reverse merger and recapitalization (“RTO”) for accounting purposes whereby CII (the legal acquirer) is considered the accounting acquiree and GPML (the legal acquiree) is considered the accounting acquirer and the historical operations are those of the accounting acquirer. As a result of this transaction, GPML is deemed to be a continuation of the business of CII. Accordingly, the accompanying interim condensed consolidated financial statements are those of GPML. The assets and liabilities of GPML have been brought forward at their book value and no goodwill has been recognized. The historical shareholders’ equity of CII prior to the share exchange has been retroactively restated for the equivalent number of shares received as if the share exchange occurred as of the beginning of the first period presented.

Subsequent to the RTO, CII changed its name to Goldenway, Inc.

GPML was incorporated in Hong Kong on April 7, 2009. GPML has obtained licenses from the Chinese Gold & Silver Exchange Society (the “CGSE”) and is involved in the trading of precious metals spot contracts, through its electronic trading platform, and precious metals. The GPML is one of the CGSE’s recognized E-Trading members.

On November 1, 2011, GPML acquired 100% of Goldenway Global Investments (UK) Limited (“Goldenway UK”) which was incorporated in United Kingdom on July 14, 1997. Goldenway UK has obtained a license from the London Financial Services Authority (“FSA”) and is involved in the provision of foreign exchange brokerage services.

The accompanying interim condensed consolidated financial statements include the accounts of the CII, GPML and Goldenway UK (collectively referred as the “Company”, “we”, “our” or “us”). All inter-company balances and transactions have been eliminated on consolidation. The accompanying interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary in order to make the interim financials not misleading have been included and all such adjustments are of a normal recurring nature. The result of operations for any interim period is not necessarily indicative of results for the full year.

The interim condensed consolidated financial statements are based on accounting principles that are consistent in all material respects with those applied in the Form 10-K dated March 29, 2012; except as disclosed in Note 2. They do not include certain footnote disclosures and financial information normally included in annual financials prepared in accordance with U.S. GAAP and, therefore, should be read in conjunction with the Form 10-K as aforementioned.

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

2.	Summary of Significant Accounting Policies

Recently Adopted Accounting Standards

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This standard results in a common requirement between the FASB and the International Accounting Standards Board (IASB) for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s interim condensed consolidated financial statements.

In June, 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s interim condensed consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles Goodwill and Other (Topic 350): The amendments in this Update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The adoption of this guidance did not have a material impact on the Company’s interim condensed consolidated financial statements.

In December 2011, the FASB issued ASU 2011-12, “Comprehensive income”. The amendments are being made to allow FASB time to re- deliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. While FASB is considering the operational concerns about the presentation requirements for reclassification adjustments and the needs of financial statement users for additional information about reclassification adjustments, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before ASU 2011-05.ASU No. 2011-12 is effective for the Company on January 1, 2012. The adoption of this ASU did not have a material impact on the Company’s interim condensed consolidated financial statements.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet”. The amendments in this Update require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2012. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

On July 27, 2012, the FASB issued ASU No. 2012-02 under which an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 or January 1, 2013 for the Company. Early adoption is permitted. The adoption of ASU No. 2012-02 is not expected to have a material impact on the Company’s consolidated financial statements.

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

2.	Summary of Significant Accounting Policies – continued

Foreign exchange rates used:

	June 30,	December 31,	June 30,
	2012	2011	2011
Period end USD/HK$ exchange rate	7.7572	7.7663	7.7814
Average USD/HK$ exchange rate	7.7607	7.7841	7.7771

3.	Fair Value Measurement

The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis and the related hierarchy levels as of June 30, 2012 and December 31, 2011:

	Fair Value Measurements on a Recurring Basis
	As of June 30, 2012
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized profits on open contracts	$-	$2,598,641	$-	$2,598,641
Trading precious metals	1,895,670	-	-	1,895,670

Total	$1,895,670	$2,598,641	$-	$ 4,494,311
Liabilities:
Unrealized losses on open contracts	$-	$165,719	$-	$165,719

	Fair Value Measurements on a Recurring Basis
	As of December 31, 2011
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized profits on open contracts	$-	$1,837,642	$-	$1,837,642
Trading precious metals	1,674,077	-	-	1,674,077

	$1,674,077	$1,837,642	$-	$3,511,719

Liabilities:
Unrealized losses on open contracts	$-	$245,856	$-	$245,856

Level 1 Financial Assets

The Company has investments in gold and silver that are Level 1 financial instruments and are recorded based upon listed or quoted gold and silver market prices. The investments in gold and silver are recorded in Trading precious metals.

Level 2 Financial Assets

The Company has open spot contracts that are Level 2 financial instruments and are recorded based on the difference in market price of the underlying precious metal open spot contracts between the date when the contracts are entered and the balance sheet date. The open spot contracts are recorded in Unrealized profits on open contracts and Unrealized losses on open contracts.

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

4.	Other Receivables

Other receivables consisted of the following as of June 30, 2012 and December 31, 2011:

	June 30,	December 31,
	2012	2011
Funds in transit	$48,327	$81,868

CGSE rebate receivable	515,190	611,750
Staff loan	21,779	28,989
VAT receivable	30,958	-

	$616,254	$722,607

Funds in transit represents the amount transferred from agents but have yet to be received by the Company as of December 31, 2011. Funds in transit were received subsequent to the period end date (in January 2012). Normally funds in transit will be received within 5 business days. CGSE charges the Company a fee for each precious metal price trading transaction and issues rebates based on the transaction volume.

The staff loan is the advance to a director of Goldenway UK. The amount is unsecured, non-interest bearing and has no fixed repayment terms.

5.	Deposits and Prepaid Expenses

Deposits and prepaid expenses consisted of the following as of June 30, 2012 and December 31, 2011:

	June 30,	December 31,
	2012	2011
Deposit in Hantec Bullion Limited (a)	$476,266	$475,708
Advertising expenses	429,469	481,912
Funds to transfer agents	1,227,144	590,817
Legal and professional fee	596,910	437,078
Other deposits and prepaid expenses (b)	1,458,793	1,085,401
Deposits and prepaid expenses	$4,188,582	$3,070,916
Represented by:
Deposits and prepaid expenses – current	$3,500,914	$1,965,475
Deposits and prepaid expenses – non-current	687,668	1,105,441
	$4,188,582	$3,070,916

(a)

The Company executed trading of precious metal spot contracts through Hantec Bullion Limited (“Hantec”), a private precious metal trading company in Hong Kong. All the deposit with Hantec can be used for future trading or withdrawn at the Company’s discretion.

(b)

The balance mainly represented the deposits for utility, e-trading fees, other miscellaneous prepaid expenses for daily operations and data processing and service fee prepaid to Shenzhen Gateway Technology Limited (“Gateway”) (Note 10).

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

6.	Property and Equipment

Property and equipment, including leasehold improvements, consisted of the following as of June 30, 2012 and December 31, 2011:

	June 30,	December 31,
	2012	2011
Office equipment	$23,512	$23,106
Computer equipment	616,496	411,772
Leasehold improvements	363,387	363,194
Furniture and fixtures	45,148	44,503
Motor vehicle	206,461	80,127
Motor vessel	4,531,198	4,516,244
	5,786,202	5,438,946
Less: Accumulated depreciation	(1,009,493)	(610,056)

Property and equipment, net	$4,776,709	$4,828,890

Depreciation expense was $204,695 and $421,475 for the three and six months ended June 30, 2012, respectively (as compared to $75,759 and $134,310, respectively, in the same periods ended June 30, 2011), and was recorded as depreciation and amortization in the Company’s interim condensed consolidated statements of operations and comprehensive income.

7.	Intangible Assets and Goodwill

Intangible assets and goodwill consisted of the following as of June 30, 2012 and December 31, 2011:

	June 30,	December 31,
	2012	2011
Precious metal price trading licenses (i)	$638,117	$637,369
Precious metal trading platform (ii)	1,236,506	643,807
FSA license (iii)	1,529,578	1,529,578
Intangible assets	3,404,201	2,810,754
Less: accumulated amortization	(324,627)	(225,332)
Intangible assets, net	$3,079,574	$2,585,422

	June 30,	December 31,
	2012	2011
Goodwill arising on consolidation	$427,136	$427,136

(i)

The Company acquired a precious metal price trading license from an unrelated party in 2009 and a physical precious metal trading license from another unrelated party in 2010. These licenses allow the Company to engage in the precious metal price trading activities with the public in Hong Kong, as a result, the Company became a member of the CGSE, and can engage in trading of physical precious metals.

Both licenses can be traded freely with no expiration date and hence, considered to have indefinite useful lives.

(ii)

In 2010, the Company purchased an online precious metal trading platform from Gateway, which is controlled by Mr. Hao Tang. The platform is amortized over its useful life of 5 years. During the six months ended June 30, 2012, the Company acquired a) another online trading platform from GIHL; b) software development for the online precious metal trading platform from Gateway; and c) a license for new trading software for trading platform in a) from MetaQuotes, all of the newly-acquired intangible assets are amortized over its useful lives of 5 years. Details of a) and b) are set out in Note 10 to the interim condensed consolidated financial statements.

(iii)	These are FSA licenses identified and goodwill recognized from the acquisition of Goldenway UK.

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

7.	Intangible Assets and Goodwill - continued

Amortization expense was $38,080 and $99,295 for the three and six months ended June 30, 2012, respectively (as compared to $32,146 and $64,251, respectively, in the same periods ended June 30, 2011), and was recorded as depreciation and amortization in the Company’s interim condensed consolidated statements of operations and comprehensive income.

The estimated amortization expenses for the next 5 years are as follow:

2012	$123,651
2013	$247,301
2014	$247,301
2015	$150,617
2016	$118,389

8.	Accounts Payable

Accounts payable consisted of the following as of June 30, 2012 and December 31, 2011:

	June 30,	December 31,
	2012	2011
Commissions payable to agents	$2,846,304	$1,143,573
Withdrawals requested by customers	42,648	215,135
Other vendors	33,387	206,210
	$2,922,339	$1,564,918

As of December 31, 2011, the balance with other vendors includes a balance of $54,382, payable to a company whose director is also a director of Goldenway UK.

9.	Earnings Per Share

Earnings per share information for the three and six months ended June 30, 2012 and 2011 were determined by dividing net income attributable to the shareholders for the period by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

For the three and six months ended June 30, 2012 and 2011, the Company did not have any securities that may potentially dilute the basic earnings per share. Therefore the basic and diluted earnings per share for the respective periods are equal.

	For the Six Months Ended		For the Three Months Ended
	June 30		June 30
	2012	2011	2012	2011
Numerator
Net income attributable to common shareholders	$9,352,138	$6,350,592	$8,162,066	$3,601,271

Denominator
Weighted average shares of common stock	14,660,029	14,660,029	14,660,029	14,660,029

Basic and diluted earnings per common stock	$0.64	$0.43	$0.56	$0.25

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

10.	Related Party Transactions and Balances

The Company has engaged in related party transactions with certain majority stockholders, directors and officers of the Company as described below. Management believes that the transactions described below and in the related notes were completed on terms substantially equivalent to those that could prevail in arm’s-length transactions.

Entities under common control are:

Entities	Business	Relationship
Gateway	IT services	Affiliated Company - Controlled by Mr. Hao Tang
GIHL	Investment	Majority Stockholder
Goldenway Global Investments (New Zealand) Limited (“GWNZ”)	Foreign exchange trading and related brokerage services	GIHL Subsidiary or Sister Company
Goldenway Investments (HK) Limited (“HK”)	Securities and futures Broker	GIHL Subsidiary or Sister Company
Mr. Hao Tang	N/A	Controlling Party of Majority Stockholder
Keen Ocean Technology Limited (“Keen Ocean”)	Inactive	Affiliated Company - Controlled by Mr. Jian Qin Huang, a director of the Company
Goldenway Global Investors L.P. (“GGILP”)	Investment holding	Partnership partly-owned by Majority Stockholder

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

10.	Related Party Transactions and Balance - continued

  Gateway

  During the three and six months ended June 30, 2012, the Company incurred $32,209 and $64,427, respectively, in IT service fees to Gateway (as compared to $32,146 and $64,251, respectively, for the same periods ended June 30, 2011). The expense was recorded as a data processing and service fee under the interim condensed consolidated statements of operations and comprehensive income. As of June 30, 2012, the Company prepaid $26,857 to Gateway for future IT services (as compared to $91,206 as at December 31, 2011) and recorded the amounts as other deposits and prepaid expenses (Note 5).

  During the six months ended June 30, 2012, the Company also incurred $193,000 of software developments for the online precious metal trading platform (Note 7(ii)).

  GIHL

  During the three and six months ended June 30, 2012, the Company incurred $275,917 and $472,180 management fees to GIHL, respectively (as compared to $2,443,230 and $4,299,786, respectively, as at June 30, 2011). The Company also made advances to the GIHL during the year ended December 31, 2011. As of June 30, 2012, the Company has $88,403 net receivable to the GIHL (as compared to $494,732 as of December 31, 2011).

  In addition, for the six months ended June 30, 2012, the Company incurred approximately $258,000 set up fees for its online trading platforms. The fees were capitalized as intangible assets. The Company also incurred a monthly maintenance fee of approximately $46,000 and $93,000, for the three and six months ended June 30, 2012 respectively, from GIHL.

  GWNZ

  During the three and six months ended June 30, 2012, the Company earned $75,718 and $278,054, respectively, in commissions from GWNZ (as compared to $nil during the same periods ended June 30, 2011). As of June 30, 2012, the Company has $240,209 net payable to GWNZ (as compared to $nil as of December 31, 2011).

  HK

  The Company entered into a marketing and advertising service agreement with HK, whereby the Company is obligated to pay approximately $700,000 annually. The agreement is subject to annual renewal. During the three and six months ended June 30, 2012, the Company incurred $173,929 and $347,907, respectively, for advertising services (as compared to $173,589 and $346,955, respectively, for the same periods ended June 30, 2011). As of June 30, 2012, the Company was obligated to pay approximately $350,000 to HK for the remaining of the year under this agreement.

  Dividend

  Prior to the closing of the share exchange transaction, GPML declared a dividend of $6,364,922 and $14,005,862, or $0.06 and $0.14 per share, respectively, for the three and six months ended June 30, 2011, on the 100,000,000 shares issued to GIHL. No dividend was declared during the three and six months ended June 30, 2012.

  Mr. Hao Tang

  Mr. Hao Tang, the major shareholder and an officer of the Company, has a trading account on the Company’s trading platform as of June 30, 2012. No trading activity was made by Mr. Tang during the three and six months ended June 30, 2012 and 2011. His deposit balance in the trading account with the Company as of June 30, 2012 remains $56,857, which is the same as it was as of December 31, 2011.

  Keen Ocean

  In May 2012, the Company acquired a license for new trading software for trading platform of $140,666 (Note 7(ii)) through Keen Ocean.

  GGILP

  During the three months and six months ended June 30, 2012, the Company sold 10 taels of gold bars of $18,669 to GGILP, in the ordinary course of business.

All balances with related parties are unsecured, non-interest bearing and have no fixed terms of repayments.

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

11.	Commitments

Leases - The Company leases office space under non-cancellable operating lease agreements that expire on various dates through 2015. Future annual minimum lease payments, including maintenance and management fees, for non-cancellable operating leases, are as follows:

Year ending December 31,

2012	$1,029,387
2013	1,736,659
2014	1,651,185
2015	854,656

$5,271,887

12.	Regulatory Requirements

The Company, as a member of the CGSE, is subject to working capital and asset requirements. Under the requirements, the minimum required working capital, defined as cash plus precious metals, is approximately $193,000 (HK$ 1.5 million) and the minimum required assets are $645,000 (HK$ 5 million).

As of June 30, 2012, the GPML has $21,297,231 and $1,895,670 cash and trading precious metals, respectively, (as compared to $9,845,686 and $1,674,077 as of December 31, 2011).

The GPML’s total assets are $45,135,062 as of June 30, 2012 (as compared to $28,645,454 as of December 31, 2011).

In addition, the FSA requires Goldenway UK to maintain a regulatory basic capital of $157,000 (EUR 125,000), and a Pillar 2 capital requirement of $792,000 (GBP 507,000). As of June 30, 2012, Goldenway UK has net asset of $801,055.

The Company was in compliance with all the requirements as of June 30, 2012 and December 31, 2011.

13.	Segment Information

The Company has two reportable segments: i) Foreign Exchange Brokerage Services and Others segment and  ii) Precious Metals segment. The Foreign Exchange Brokerage Services and Others segment consists of Goldenway UK and CII, while the Precious Metals segment represents GPML. These two segments offer different products and services. The reportable segments are managed separately because they provide distinct products and provide different services.

Financial information with respect to the reportable segments and reconciliation to the amounts reported in the Company’s interim condensed consolidated financial statements for the three and six months ended June 30, 2012 are as follows:

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

13.	Segment Information - continued

For the three and six months ended June 30, 2012, the information on the Company’s operations by reportable segment is as follows:

For the three months ended June 30, 2012	Foreign Exchange
	Brokerage Services	Precious Metals	Elimination	Consolidated
	$	$	$	$
Revenue from foreign exchange brokerage services	75,718	-		75,718
Trading revenue	-	19,291,841		19,291,841
Fair value change of trading precious metals	-	(96,896)		(96,896)
Interest income from customers’ trading accounts	-	404,766		404,766
Total revenues	75,718	19,599,711		19,675,429

Income before income taxes	(418,939)	10,383,977	(1,606)	9,963,432

Income taxes	-	1,801,366		1,801,366

Depreciation and amortization	2,042	240,733		242,775

For the six months ended June 30, 2012	Foreign Exchange
	Brokerage Services	Precious Metals	Elimination	Consolidated
	$	$	$	$
Revenue from foreign exchange brokerage services	278,054	-		278,054
Trading revenue	-	28,635,938		28,635,938
Fair value change of trading precious metals	-	27,271		27,271
Interest income from customers’ trading accounts	-	675,580		675,580
Total revenues	278,054	29,338,789		29,616,843

Income before income taxes	(1,004,210)	12,604,852	(54)	11,600,588

Income taxes	-	2,248,450		2,248,450

Depreciation and amortization	22,204	498,566		520,770

As of June 30, 2012	Foreign Exchange
	Brokerage Services	Precious Metals	Elimination	Consolidated
	$	$	$	$
Additions to property and equipment	-	341,842		341,842

Additions to intangible assets	-	591,944		591,944

Goodwill	-	-	427,136	427,136

Segment assets	1,729,713	45,135,062	(2,240,264)	44,624,511

During the three and six months ended June 30, 2011, the Company had only one reportable segment being the Precious Metals segment.

Goldenway, Inc.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2012 and 2011
(Expressed in US dollars)
(Unaudited)

14.	Contingencies and Subsequent Events

  On May 14, 2012, the Company’s solicitors commenced a legal action in the High Court of Hong Kong for the collection of an outstanding debt of RMB 4,037,244 (approximately, $639,000) due from one of the Company’s payment agents (referred to hereafter as the “Proceeding”). The Proceeding is scheduled to be heard by the High Court. In view of this, management has determined that no provision should be provided for the Proceeding as its outcome is still too remote and inconclusive as of the date of this report.

  Pursuant to a board resolution dated July 31, 2012, the board of directors (the “Board”) has determined that it is advisable and in the best interests of the Company and its stockholders to change the Company’s domicile from Nevada to Hong Kong (the “Reorganization”) by: (i) causing the incorporation of a wholly-owned subsidiary of the Company in the Hong Kong Special Administrative Region of the People’s Republic of China, to be named Goldenway Financial Holdings Limited (“Goldenway Financial”); (ii) merging the Company with and into Goldenway Financial, with Goldenway Financial continuing as the surviving entity, pursuant to the terms and provisions to be set forth in an agreement and plan of merger to be entered into between the Company and Goldenway Financial (the “Plan of Merger”); and (iii) causing the exchange of each issued and outstanding share of the Company’s common stock, par value $0.001, with one ordinary share of Goldenway Financial, par value $0.001 per share. The Company plans to obtain the approval of its stockholders prior to implementing the Plan of Merger.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto contained elsewhere in this Form 10-Q.

Special Note Regarding Forward Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those identified in Item 1A “Risk Factors” included herein, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

  the “Company,” “we,” “us,” and “our” refer to the combined business of Goldenway, Inc., a Nevada corporation, and its wholly-owned subsidiaries, (i) Goldenway Precious Metals Limited, a Hong Kong company, or “Goldenway Precious Metals”; and (ii) Goldenway Global Investments (UK) Limited, a United Kingdom company or “Goldenway UK”;
  “BVI” refers to the British Virgin Islands;
  the “CGSE” refers to “The Chinese Gold and Silver Exchange Society”;
  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
  “Goldenway Investments” refers to Goldenway Investments Holdings Limited, the former sole shareholder of Goldenway Precious Metals and now the Company’s 71% majority stockholder;
  “Goldenway HK” refers to Goldenway Investments (HK) Limited, an entity owned and controlled by Goldenway Investments;
  “Hong Kong” refers to the Hong Kong Special Administrative Region of the People's Republic of China and “Hong Kong dollars,” “HKD,” or “HK$” refer to the legal currency of Hong Kong;
  “Renminbi” and “RMB” refer to the legal currency of China;
  “SEC” refers to the Securities and Exchange Commission;
  “Securities Act” refers to the Securities Act of 1933, as amended; and
  “U.S. dollars,” “dollars”, “USD” and “$” refer to the legal currency of the United States.

Business Overview

Through our subsidiary, Goldenway Precious Metals, we are a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and hold a Type AA License which authorizes us to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. We also engage in the provision of foreign exchange brokerage services in the United Kingdom through our newly acquired subsidiary, Goldenway UK.

We provide precious metals spot contract trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Our electronic trading platform provides our customers with CGSE price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market, based on an evaluation of third-party market pricing sources such as M-Finance and Bloomberg. In addition to our retail customers, we also trade spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and we purchase gold products from walk-in customers on a spot basis for conversion into bullion. See details regarding our services under the “Our Products, Services and Customers” heading in this report.

We face daily fluctuations in the price of gold and silver, foreign exchange rates, as well as interest rates. Although we have not done so since incorporation, through our client agreement with Goldenway HK, an entity owned and controlled by Goldenway Investments, our majority stockholder, we may engage in the trade of futures contracts and other derivative instruments to hedge against these market risks. Goldenway HK holds Type 1 and Type 2 licenses approved by the Securities and Futures Commission, or the SFC, which enables Goldenway HK to deal in futures contracts as defined under Hong Kong’s Securities and Futures Ordinance, or the SFO. Through our client agreement we are also able to ensure our ability to cover any excess customer demand for gold and silver.

Our revenue from our electronic trading platform trading spot contracts of precious metals is derived from the difference between the customer’s bid and offer prices and the eventual settlement price. If we receive customers’ spot contract orders requesting physical delivery, we will meet their demands either by selling bullion from our inventory or purchasing the bullion from a third-party bullion provider and reselling them to our customers. Hence, our revenue from our purchase and sale of gold and silver products is earned on the resale of the resulting bullion to our customers based on the revaluation of precious metals on hand at higher prices.

In addition, through our subsidiary, Goldenway UK, our revenue generated is derived from the provision of foreign exchange brokerage services to active retail customers globally.

Our revenues increased from $18.72 million for the six months ended June 30, 2011 to $29.62 million for the six months ended June 30, 2012, representing an increase of approximately 58.2%. Our net income increased to $9.35 million for the six months ended June 30, 2012, from $6.35 million for the six months ended June 30, 2011. Revenue generated from spot contracts traded on the electronic trading platform accounted for approximately 96.7% and 96.5% (including the investment loss from spot contracts) of our revenues for the six months ended June 30, 2012 and 2011, respectively. Revenue generated from rollover interest revenue accounted for approximately 2.3% and 2.8% of our revenues for the six months ended June 30, 2012 and 2011, respectively. Revenue generated from realized and revaluation of precious metals accounted for 0.1% and 0.7% of our revenues six months ended June 30, 2012 and 2011, respectively. Revenue generated from foreign exchange brokerage services, resulted in 0.9% and nil of our revenues six months ended June 30, 2012 and 2011, respectively.

Our principal executive offices are located at Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The telephone number at our principal executive office is +852 3719-9399. All our transactions and the technologies, including the servers that carry out these transactions, are all executed and located in Hong Kong.

Recent Developments

Pursuant to a board resolution dated July 31, 2012, our board of directors has determined that it is advisable and in the best interests of the Company and its stockholders to change the Company’s domicile from Nevada to Hong Kong (the “Reorganization”), in order to reduce our operational, administrative, legal and accounting costs over the long term and have better access to foreign capital markets. The Company plans to effect the Reorganization by: (i) causing the incorporation of a wholly-owned subsidiary of the Company in the Hong Kong Special Administrative Region of the People’s Republic of China, to be named Goldenway Financial Holdings Limited, or Goldenway Financial; (ii) merging the Company with and into Goldenway Financial, with Goldenway Financial continuing as the surviving entity, pursuant to the terms and provisions to be set forth in an agreement and plan of merger to be entered into between the Company and Goldenway Financial; and (iii) causing the exchange of each issued and outstanding share of the Company’s common stock, par value $0.001, with one ordinary share of Goldenway Financial, par value $0.001 per share. The Company plans to obtain the approval of its stockholders prior to effecting the Reorganization in accordance with Nevada law.

Results of Operations

Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011

The following table sets forth key components of our results of operations during the three months ended June 30, 2012 and 2011, both in dollars and as a percentage of our net sales.

	For the Three Months Ended
	June 30,		June 30,
	2012		2011
	(Unaudited)		(Unaudited)

	Amount	% of	Amount	% of
		Total		Total
REVENUES		Revenue		Revenue
Trading revenue	$19,291,841	98.0%	$10,968,342	96.7%
Foreign exchange brokerage services	75,718	0.4%	-	-
Interest income from customers’ trading accounts	404,766	2.1%	305,369	2.7%
Fair value change of trading precious metals	(96,896)	(0.5)%	68,211	0.6%
Total revenues	19,675,429	100%	11,341,922	100%
EXPENSES
Management fees	275,917	1.4%	2,443,230	21.5%
Trading expenses and commissions	4,101,400	20.8%	2,836,321	25.0%
Employee compensation and benefit	1,838,364	9.3%	282,836	2.5%
General and administrative expenses	573,772	2.9%	457,374	4.0%
Advertising expenses	1,528,737	7.8%	261,881	2.3%
Bad debt expenses	673,393	3.4%	411,894	3.6%
Occupancy expenses	215,740	1.1%	173,773	1.5%
Depreciation and amortization	242,775	1.2%	107,906	1.0%
Data processing and service fees	269,518	1.4%	38,829	0.3%
Total expenses	9,719,616	49.4%	7,014,044	61.7%
Other income	7,619	-	2,300	-
INCOME BEFORE INCOME TAXES	9,963,432	50.6%	4,330,178	38.3%
INCOME TAXES
Provision for income taxes	1,741,399	8.9%	729,409	6.4%
Deferred income tax provision (recovery )	59,967	0.3%	(502)	-
	1,801,366	9.2%	728,907	6.4%
NET INCOME	8,162,066	41.4%	3,601,271	31.9%

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(9,693)	-	(10,282)	(0.1)%
COMPREHENSIVE INCOME	$8,152,373	41.4%	$3,590,989	31.8%

Revenue. Total revenue increased by $8.33 million, or 73.5%, to $19.68 million for the three months ended June 30, 2012, compared to $11.34 million for the three months ended June 30, 2011. This net increase was primarily due to (i) an increase in trading volume, which was in line with the increase in the number of customers as well as an increase in income from spread, the net difference between the prices at which we buy and sell, or sell and buy, Loco London Gold and Silver contracts, which accounted for 99.9% of the net increase; (ii) an increase in rollover interest revenue, which is one of our carrying costs, on customers’ open positions on spot contracts of precious metals upon exceeding the daily cut-off period (mainly caused by the changes in the amount and the length of period for unliquidated contracts), which accounted for 1.2% of the net increase; (iii) an increase in commission income earned by Goldenway UK for introducing trading customers to principal(s), which accounted for 0.9% of the net increase and (iv) a decrease in fair value change of trading precious metals, which accounted for (2.0)% of the net increase. Commissions to Goldenway UK are determined by the number and size of transactions executed by the customers and is recognized currently in income and on a trade date basis. Revenue from spot contracts traded on our electronic trading platform accounted for approximately 98.0% and 96.7% of our revenues for the three months ended June 30, 2012 and 2011, respectively. During the three months ended June 30, 2012 and 2011, revenue generated from rollover interest revenue accounted for approximately 2.1% and 2.7% of our revenues, respectively. Loss generated from realized and revaluation of precious metals accounted for (0.5)% of our revenues for the three months ended June 30, 2012, whereas revenue generated from the same activity accounted for 0.6% of our revenues for the three months ended June 30, 2011, due to changes in market prices from period to period. Revenue generated from foreign exchange brokerage services (which commenced in January 2012), resulted in 0.4% and nil of our revenues, for the respective periods.

Expenses. During the three months ended June 30, 2012, the expenses were comprised of Management fees, Trading expenses and commissions, Employee compensation and benefit, General and administrative expenses, Advertising expenses, Bad debts expenses, Occupancy expenses, Depreciation and amortization, and Data processing and service fees. Expenses increased by $2.71 million, or 38.6%, during the three months ended June 30, 2012, to $9.72 million, as compared to $7.01 million during the 2011 period, due to increases in each expense component discussed in more detail below.

Management fee. Management fee expenses are comprised of rental, entertainment, travel and computer expenses of Goldenway Investments. Management fee was $0.28 million for the three months ended June 30, 2012, compared to $2.44 million for the three months ended June 30, 2011. The $2.16 million, or 88.7% decrease in management fee is mainly attributable to our amendment of our management fee agreement with Goldenway Investments during the 2011 fourth quarter, to remove the mark-up rate component and to apportion operating costs based on the number of employees engaged in activities for the Company so that the Company could incur costs, such as employee costs, directly.

Trading expenses and commissions. Trading expenses and commissions increased by $1.26 million, or 44.6%, to $4.10 million for the three months ended June 30, 2012, compared to $2.84 million for the three months ended June 30, 2011. The increase in trading expenses and commissions was mainly driven by (i) an increase in trading volume, which accounted for 29.1% of the increase; and (ii) an increase in customers brought in by agents, which led to an increase in collection fees for customer deposits and commissions to agents, which accounted for 70.9% of the increase.

Employee compensation and benefit. Employee compensation and benefit increased by $1.56 million, or 550.0%, to $1.84 million for the three months ended June 30, 2012, compared to $0.28 million for the three months ended June 30, 2011. The increase was primarily due to an increase in the number of new employees hired in connection with our amendment of the management fee agreement, as well as in connection with the fulfillment of the necessary vacancies for the newly-developed department, such as dealing function.

General and administrative expenses. General and administrative expenses increased by $0.11 million, or 25.4%, to $0.57 million for the three months ended June 30, 2012, as compared to $0.46 million for the three months ended June 30, 2011. The net increase was primarily due to (i) an increase in office expenses necessitated by the increase in employees of $0.24 million; (ii) a decrease in consultancy and professional fees in connection with financial reporting and Sarbanes-Oxley compliance of $0.19 million; and (iii) an increase in exchange loss, which was mainly driven by the translation between HKD to USD of $0.06 million.

Advertising expenses. Advertising expenses increased by $1.27 million, or 483.8%, to $1.53 million for the three months ended June 30, 2012, compared to $0.26 million for the three months ended June 30, 2011. The increase was primarily due to (i) a $0.04 million advertising fee to our celebrity spokesperson during the three months ended June 30, 2012 which was not incurred in the 2011 period as most of it was recognized in early 2010, which accounted for 2.8% of the increase; and (ii) an increase in the cost of our online promotional activities during the 2012 period, which accounted for 78.7% of the increase. Pursuant to our renewed client agreement with Goldenway HK, we are obligated to pay consulting fees to Goldenway HK for marketing and advertising services.

Bad debts expenses. Bad debt expenses increased by $0.26 million, or 63.5% to $0.67 million for the three months ended June 30, 2012, compared to $0.41 million for the same period in 2011. The increase is primarily attributable to an increase in doubtful payments from gateway agents during the second quarter of 2012.

Occupancy expenses. Occupancy expenses increased by $0.05 million, or 24.2%, to $0.22 million for the three months ended June 30, 2012, compared to $0.17 million for the three months ended June 30, 2011. The increase is mainly attributable to additional occupancy expenses for our new subsidiary, Goldenway UK.

Depreciation and amortization. Depreciation and amortization increased by $0.13 million, or 125.0%, to $0.24 million for the three months ended June 30, 2012, as compared to $0.11 million for the three months ended June 30, 2011. This increase was primarily due to the acquisition of more computer equipment and servers, and a motor vehicle during the 2012 period and a motor vessel in third quarter 2011.

Data processing and service fee. Data processing and service fees increased by $0.23 million, or 594.1%, to $0.27 million for the three months ended June 30, 2012, as compared $0.04 million for the three months ended June 30, 2011. The increase was primarily due to (i) an increase in customers which caused a corresponding increase in rental fees for the occupancy of more proxy servers, which accounted for approximately 25.1% of the increase; (ii) the commencement in January 2012 of additional monthly consultancy fee payments to Goldenway Investments for the maintenance of our additional online trading platform (pursuant to a new service and maintenance agreement, dated January 1, 2012, between the Company and Goldenway Investments), which accounted for approximately 20.1% of the increase; (iii) an increase of maintenance fee for the trading platform by Goldenway UK, which accounted for approximately 32.5% of the increase; and (iv) an increase of the expenditure for strengthening the internet security, which accounted for approximately 20.0% of the increase.

Income before income taxes. Income before income taxes increased by $5.63 million, or 130.0%, to $9.96 million for the three months ended June 30, 2012, as compared $4.33 million for the three months ended June 30, 2011. This increase was primarily due to the increase in our customer base, resulting in an increase of trading revenue and total expenses of $8.33 million and $2.71 million, respectively, for the three months ended June 30, 2012.

Income taxes. Income taxes increased by $1.07 million, or 147.1%, to $1.80 million for the three months ended June 30, 2012, compared to $0.73 million for the three months ended June 30, 2011, due to an increase in income before income taxes for the reasons as explained above during the 2012 second quarter.

Net income. For the foregoing reasons, we generated a net income of $8.16 million for the three months ended June 30, 2012, an increase of $4.56 million, or 126.6%, from $3.60 million for the three months ended June 30, 2011.

Other comprehensive income. Our other comprehensive income was $0.01 million for both of the three months ended June 30, 2012 and 2011. The balance relates to the foreign currency translation, which is the exchange rate fluctuations from translation of the Company’s Hong Kong and UK subsidiaries’ accounts from Hong Kong dollars, our functional currency, to United States dollars, our reporting currency.

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

The following table sets forth key components of our results of operations during the six months ended June 30, 2012 and 2011, both in dollars and as a percentage of our net sales.

	For the Six Months Ended
	June 30,		June 30,
	2012		2011
	(Unaudited)		(Unaudited)

	Amount	% of	Amount	% of
		Total		Total
REVENUES		Revenue		Revenue
Trading revenue	$28,635,938	96.7%	$18,065,233	96.5%
Foreign exchange brokerage services	278,054	0.9%	-	-
Interest income from customers’ trading accounts	675,580	2.3%	521,546	2.8%
Fair value change of trading precious metals	27,271	0.1%	130,417	0.7%
Total revenues	29,616,843	100%	18,717,196	100%
EXPENSES
Management fees	472,180	1.6%	4,299,786	23.0%
Trading expenses and commissions	7,397,151	25.0%	4,046,142	21.6%
Employee compensation and benefit	3,658,004	12.4%	521,460	2.8%
General and administrative expenses	1,650,421	5.6%	554,802	3.0%
Advertising expenses	2,665,526	9.0%	480,239	2.6%
Bad debt expenses	673,393	2.3%	454,762	2.4%
Occupancy expenses	405,402	1.4%	347,059	1.9%
Depreciation and amortization	520,770	1.8%	198,561	1.1%
Data processing and service fees	587,144	2.0%	108,157	0.6%
Total expenses	18,029,991	60.9%	11,010,968	59.0%
Other income	13,736	-	4,738	-
INCOME BEFORE INCOME TAXES	11,600,588	39.1%	7,710,966	41.0%
INCOME TAXES
Provision for income taxes	2,151,983	7.3%	1,378,016	7.4%
Deferred income tax provision (recovery )	96,467	0.3%	(17,642)	(0.1)%
	2,248,450	7.6%	1,360,374	7.3%
NET INCOME	9,352,138	31.5%	6,350,592	33.7%

OTHER COMPREHENSIVE INCOME
Foreign currency translation	29,504	0.1%	(2,950)	-
COMPREHENSIVE INCOME	$9,381,642	31.6%	$6,347,642	33.7%

Revenue. Total revenue increased by $10.90 million, or 58.2%, to $29.62 million for the six months ended June 30, 2012, compared to $18.72 million for the six months ended June 30, 2011. This increase was primarily due to (i) the net increase in trading volume, which was in line with the increase in the number of customers as well as an increase in income from spread, which accounted for 96.9% of the net increase; (ii) an increase in rollover interest revenue (mainly caused by the changes in the amount and the length of period for unliquidated contracts), which accounted for 1.4% of the net increase; (iii) an increase in commission income to Goldenway UK, which accounted for 2.6% of the net increase; and (iv) a decrease in fair value change of trading precious metals, which accounted for (0.9)% of the net increase. Revenue from spot contracts traded on our electronic trading platform accounted for approximately 96.7% and 96.5% of our revenues for the six months ended June 30, 2012 and 2011, respectively. During the six months ended June 30, 2012 and 2011, revenue generated from rollover interest revenue accounted for approximately 2.3% and 2.8% of our revenues, respectively. Revenue generated from realized and revaluation of precious metals during the same periods accounted for 0.1% and 0.7% of our revenues, respectively, mainly due to changes in market prices. Revenue generated from foreign exchange brokerage services (which commenced in January 2012), resulted in 0.9% and nil of our revenues, respectively.

Expenses. During the six months ended June 30, 2012, the expenses were comprised of Management fee, Trading expenses and commissions, Employee compensation and benefit, General and administrative expenses, Advertising expenses, Bad debt expenses, Occupancy expenses, Depreciation and amortization, and Data processing and service fees. Expenses increased by $7.02 million, or 63.7%, during the six months ended June 30, 2012, to $18.03 million, as compared to $11.01 million during the 2011 period, due to increases in each expense component discussed in more detail below.

Management fee. Management fee expenses are comprised of rental, entertainment, travel and computer expenses of Goldenway Investments. Management fee was $0.47 million for the six months ended June 30, 2012, compared to $4.30 million for the six months ended June 30, 2011. The $3.83 million, or 89.0% decrease in management fee, is mainly attributable to the amendment of our management fee agreement with Goldenway Investments during the 2011 fourth quarter, to remove the mark-up rate component and to apportion operating costs based on the number of employees engaged in activities for the Company so that the Company could incur costs, such as employee costs, directly.

Trading expenses and commissions. Trading expenses and commissions increased by $3.35 million, or 82.8%, to $7.40 million for the six months ended June 30, 2012, compared to $4.05 million for the six months ended June 30, 2011. The increase in trading expenses and commissions was mainly driven by (i) the increase in trading volume, which accounted for 57.5% of the increase; and ii) the increase in customers brought in by agents, which led to an increase in collection fees for customer deposits and commissions to agents, which accounted for 42.5% of the increase.

Employee compensation and benefit. Employee compensation and benefit increased by $3.14 million, or 601.5%, to $3.66 million for the six months ended June 30, 2012, compared to $0.52 million for the six months ended June 30, 2011. The increase was primarily due to an increase in the number of new employees hired in connection with our amendment of the management fee agreement, as well as in connection with the fulfillment of the necessary vacancies for the newly-developed department, such as dealing function.

General and administrative expenses. General and administrative expenses increased by $1.10 million, or 197.5%, to $1.65 million for the six months ended June 30, 2012, as compared to $0.55 million for the six months ended June 30, 2011. The increase was primarily due to (i) an increase in office expenses necessitated by the increase in employees of $0.59 million; (ii) an increase of consultancy and professional fees in connection with financial reporting and Sarbanes-Oxley compliance of $0.31 million and (iii) an increase in exchange loss, which was mainly driven by the translation between HKD to USD of $0.20 million.

Advertising expenses. Advertising expenses increased by $2.19 million, or 455.0%, to $2.67 million for the six months ended June 30, 2012, compared to $0.48 million for the six months ended June 30, 2011. The increase was primarily due to (i) an advertising fee to our celebrity spokesperson during the six months ended June 30, 2012, which accounted for 3.2% of the increase; and (ii) an increase in the cost of our online promotional activities during the 2012 period, which accounted for 74.7% of the increase. Pursuant to our renewed client agreement with Goldenway HK, we are obligated to pay consulting fees to Goldenway HK for marketing and advertising services.

Bad debts expenses. Bad debt expenses increased by $0.22 million, or 48.1% to $0.67 million for the three months ended June 30, 2012, compared to $0.45 million for the same period in 2011. The increase is primarily attributable to an increase in doubtful payments from gateway agents during the second quarter of 2012.

Occupancy expenses. Occupancy expenses increased by $0.06 million, or 16.8%, to $0.41 million for the six months ended June 30, 2012, compared to $0.35 million for the six months ended June 30, 2011. The increase is mainly attributable to additional occupancy expenses for our new subsidiary, Goldenway UK.

Depreciation and amortization. Depreciation and amortization increased by $0.32 million, or 162.3%, to $0.52 million for the six months ended June 30, 2012, as compared to $0.20 million for the six months ended June 30, 2011. This increase was primarily due to the acquisition of more computer equipment and servers, and a motor vehicle during the 2012 period and a motor vessel in third quarter 2011.

Data processing and service fee. Data processing and service fees increased by $0.48 million, or 442.9%, to $0.59 million for the six months ended June 30, 2012, as compared $0.11 million for the six months ended June 30, 2011. The increase was primarily due to (i) an increase in customers which caused a corresponding increase in rental fees for the occupancy of more proxy servers, which accounted for 12.2% of the increase; (ii) an increase in additional monthly consultancy fee payments to Goldenway Investments commencing in January 2012, for the maintenance of our additional online trading platform (pursuant to a new service and maintenance agreement, dated January 1, 2012, between the Company and Goldenway Investments), which accounted for 19.4% of the increase; and (iii) an increase of maintenance fee for the trading platform by Goldenway UK, which accounted for approximately 55.2% of the increase.

Income before income taxes. Income before income taxes increased by $3.89 million, or 50.4%, to $11.60 million for the six months ended June 30, 2012, as compared $7.71 million for the six months ended June 30, 2011. This increase was primarily contributed by the increase in our customer base, resulting in an increase of trading revenue and total expenses of $10.90 million and $7.02 million, respectively, for the six months ended June 30, 2012.

Income taxes. Income taxes increased by $0.89 million, or 65.3%, to $2.25 million for the six months ended June 30, 2012, compared to $1.36 million for the six months ended June 30, 2011, due to an increase in income before income taxes for the reasons as explained above during the 2012 second quarter.

Net income. For the foregoing reasons, we generated a net income of $9.35 million for the six months ended June 30, 2012, an increase of $3.00 million, or 47.3%, from $6.35 million for the six months ended June 30, 2011.

Other comprehensive income. Our other comprehensive income was $0.03 million for the six months ended June 30, 2012, compared with comprehensive income of $0.01 million for the six months ended June 30, 2011. The balance relates to foreign currency translation, which is the exchange rate fluctuation from translation of the Company’s Hong Kong and UK subsidiaries’ accounts from Hong Kong dollars to United States dollars.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and equity contributions by our stockholders. We are not aware of any other restrictions that will significantly impact our ability to transfer cash within our corporate structure or restrict the net assets of our subsidiary, Goldenway Precious Metals. As of June 30, 2012, we had cash and cash equivalents of $22.73 million, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flows
(all amounts in millions of U.S. dollars)

	Six Months Ended
	June 30,
	2012	2011
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$13,396,772	$7,778,366
Net cash used in investing activities	(933,786)	(11,492,585)
Effect of exchange rate changes on cash	549	(1,284)
Net increase (decrease) in cash and cash equivalents	12,463,535	(3,715,503)
Cash, beginning of the period	10,267,457	7,975,652
Cash, end of the period	$22,730,992	$4,260,149

As a member of the CGSE, we are also subject to working capital and minimum asset requirements. Under the requirements, the minimum required working capital, defined as cash plus precious metals, is approximately $193,000 and the minimum required asset is $645,000. We were in compliance with these requirements as of June 30, 2012.

The United Kingdom’s Financial Services Authority, or the FSA, requires Goldenway UK to maintain a regulatory basic capital of €125,000 (approximately, $157,000), and a Pillar 2 capital requirement of £507,000 (approximately, $792,000). Capital is managed through budgeting, forecasting and daily and monthly entity and consolidated capital reporting. As of June 30, 2012, Goldenway UK had net assets of $801,055 which made the company in compliance with these requirements as of that date.

As of June 30, 2012, we had $22,730,992 in cash and $1,895,670 in gold and silver, and as of December 31, 2011, we had $10,267,457 and $1,674,077, respectively. As of June 30, 2012 and December 31, 2011, we had $44,624,511 and $28,716,790, respectively, in total assets.

Operating Activities

Net cash provided by operating activities was $13.40 million for the six months ended June 30, 2012, as compared to $7.78 million for the six months ended June 30, 2011, an increase of $5.62 million. The increase was due to the higher net income and more adjustments to reconcile net income to net cash provided by operating activities for the six months ended June 30, 2012 as compared to the six months ended June 30, 2011. For the six months ended June 30, 2012, (i) change in accounts receivable held by the Company resulted in a cash outflow of $2.09 million, compared to a cash outflow of $0.85 million for the six months ended June 30, 2011; (ii) change in other receivables resulted in a cash inflow of $0.11 million for the six months ended June 30, 2012, compared to a cash outflow of $0.35 million for the six months ended June 30, 2011; (iii) change in trading precious metals resulted in a cash outflow of $0.19 million for the six months ended June 30, 2012, compared to a cash outflow of $0.29 million for the six months ended June 30, 2011; (iv) change in deposits and prepaid expenses resulted in a cash outflow of $1.12 million for the six months ended June 30, 2012, compared to a cash inflow of $0.04 million for the six months ended June 30, 2011; (v) change in accounts payable resulted in a cash inflow of $1.36 million for the six months ended June 30, 2012, compared to a cash inflow of $0.46 million for the six months ended June 30, 2011; (vi) change in accrued expenses and other liabilities resulted in a cash inflow of $0.04 million for the six months ended June 30, 2012, compared to a cash outflow of $0.22 million for the six months ended June 30, 2011; (vii) change in customer deposits resulted in a cash inflow of $2.92 million for the six months ended June 30, 2012, compared to a cash inflow of $3.82 million for the six months ended June 30, 2011; (viii) change in income taxes payable resulted in a cash inflow of $1.95 million for the six months ended June 30, 2012, compared to a cash outflow of $0.06 million for the six months ended June 30, 2011; (ix) the changes in the balance related to a cash inflow of $0.41 million from Goldenway Investments, our majority stockholder, for the six months ended June 30, 2012; and (x) the changes in the balance related to a cash inflow of $0.24 million from Goldenway Global Investments (New Zealand) Limited, or Goldenway NZ, a company owned and controlled by Goldenway Investments, for the six months ended June 30, 2012.

Investing Activities

Net cash used in investing activities was $0.93 million for the six months ended June 30, 2012, compared to $11.49 million for the six months ended June 30, 2011, resulting in a change of $10.56 million. The change is mainly due to: (i) a cash outflow of $0.34 million for the acquisition of property and equipment during the six months ended June 30, 2012, compared to $0.17 million in cash used for such purpose during the six months ended June 30, 2011; and (ii) a cash outflow of acquisition of intangible assets of $0.59 million for the six months ended June 30, 2012.

In addition, the cash flow used in investing activities i) related to our majority stockholder, Goldenway Investments, decreased from $6.81 million used in the six months ended June 30, 2011, prior to the Company’s acquisition of Goldenway Precious Metals, to $nil used in the six months ended June 30, 2012; and ii) $4.5 million was prepaid to acquire a motor vessel in the six months ended June 30, 2011 as compared with $nil in the six months ended June 30, 2012.

Financing Activities

There were no financing activities for the six months ended June 30, 2012 and 2011.

Operating Lease Commitments

The Company leases its office space under non-cancelable operating lease agreements that expire on various dates through 2015. Future annual minimum lease payments, including maintenance and management fees, for non cancelable operating leases, are as follows:

Year ending December 31,	(in‘000)

2012	1,029
2013	1,737
2014	1,651
2015	855

$5,272

Obligations under Material Contracts

  Goldenway Investments is the former parent of Goldenway Precious Metals and is now our majority stockholder. On January 1, 2010, Goldenway Precious Metals entered into a management fee agreement with Goldenway Investments, pursuant to which Goldenway Investments provides management services to Goldenway Precious Metals in exchange for management fees based on the actual operating cost incurred by Goldenway Investments, plus a mark-up rate on certain operational costs. The management fee is payable on an annual basis or on demand after provision of management services by the Goldenway Investments. Since October 1, 2011, the management fee agreement was amended to eliminate the mark-up rate component and apportion operating costs based on the number of employees engaged in activities for the Company. The management fee is payable on a monthly basis or on demand after a provision of service by the Goldenway Investments. Management fees were $0.28 million and $0.47 million, respectively, for the three and six months ended June 30, 2012, compared to $2.44 million and $4.30 million, respectively, for the three and six months ended June 30, 2011.

  The Company and Goldenway Investments are also party to a maintenance and service agreement, dated January 1, 2012, pursuant to which the Company is obligated pay a monthly fee of HKD 120,000 (approximately, $0.02 million) to Goldenway Investments in exchange for precious metals trading platform maintenance services. Fees incurred under the maintenance and service agreement totaled $0.04 million and $0.09 million, respectively, for the three and six months ended June 30, 2012.

  The Company is party to a marketing and advertising service agreement, dated October 1, 2009, between the Company and Goldenway Investments (HK) Limited, or Goldenway HK, a Goldenway Investments subsidiary, whereby the Company is obligated to pay an annual fee of $0.70 million to Goldenway HK, in exchange for marketing and advertising consulting services. The contract is subject to annual renewal. As of June 30, 2012, we were obligated to pay $0.35 million to Goldenway HK for the remaining of the year under this agreement. Fees incurred under the marketing and advertising service agreement totaled $0.17 million and $0.35 million, respectively, for the three and six months ended 30 June 2012.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. There have been no material changes to the critical accounting policies previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Recently Adopted Accounting Standards

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. This standard results in a common requirement between the FASB and the International Accounting Standards Board (IASB) for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s interim condensed consolidated financial statements.

In June, 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s  interim condensed consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles Goodwill and Other (Topic 350): The amendments in this Update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The adoption of this guidance did not have a material impact on the Company’s interim condensed consolidated financial statements.

In December 2011, the FASB issued ASU 2011-12, “Comprehensive income”. The amendments are being made to allow FASB time to re-deliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. While FASB is considering the operational concerns about the presentation requirements for reclassification adjustments and the needs of financial statement users for additional information about reclassification adjustments, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before ASU 2011-05.ASU No. 2011-12 is effective for the Company on January 1, 2012. The adoption of this ASU did not have a material impact on the Company’s interim condensed consolidated financial statements.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet”. The amendments in this Update require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2012. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

On July 27, 2012, the FASB issued ASU No. 2012-02 under which an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 or January 1, 2013 for the Company. Early adoption is permitted. The adoption of ASU No. 2012-02 is not expected to have a material impact on the Company’s consolidated financial statements.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

Market risk is the risk of losses in on- and off-balance sheet positions arising from movements in market prices. As we operate predominantly on an agency model with the exception of certain trades of our customers, we are not exposed to the market risk of a position moving up or down in value.

Liquidity Risk

In normal conditions, our business of providing electronic trading precious metals and related services is self financing as we generate sufficient cash flows to pay our expenses as they become due. As a result, we generally do not face the risk that we will be unable to raise cash quickly enough to meet our payment obligations as they arise. Our cash flows, however, are influenced by customer trading volume and the income we derive on that volume. These factors are directly impacted by domestic and international market and economic conditions that are beyond our control. In an effort to manage this risk, we maintain a substantial pool of liquidity. As of June 30, 2012, the percentage of cash and cash equivalents, excluding cash and cash equivalents held for customers and restricted cash, to total assets were 50.9% , as compared to 35.8% as of December 31, 2011.

Operational Risk

Our operations are subject to various risks resulting from technological interruptions, failures, or capacity constraints in addition to risks involving human error or misconduct. We are heavily dependent on our technology infrastructure, among other functions, to operate our trading platform. Our ability to facilitate transactions successfully and provide high quality customer service depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism, computer denial-of-service attacks and other similar events. If our systems fail to perform, we could experience periodic interruptions and disruptions in operations, slower response times or decreased customer satisfaction.

Our systems have in the past experienced disruptions in operations, which we believe will continue to occur from time to time. On December 8, 2011 and February 29, 2012, our trading system was seriously attacked by unknown actors and our business and operations were temporarily disrupted, which led to quoting errors. As of the date of this report, we have not been notified of any claim against us alleging harm caused to third parties by this disruption, and our customers have continued to actively place precious metals trading orders through their respective trading accounts, but we can provide no assurance that we will not receive any claims in the future in connection with this disruption.

Our IT department is working with IT security consultants to strengthen and protect our network from intentional attacks. We have also established a separate department to monitor our networks and to indentify and minimize human errors, such as clerical mistakes and incorrectly placed trades, as well as intentional misconduct, such as unauthorized trading, mischief and fraud. Furthermore, we seek to mitigate the impact of any operational issues by maintaining insurance coverage for various contingencies. Despite any precautions we may take, any systems failure that causes an interruption in our services or decreases the responsiveness of our services could, among other consequences, impair our reputation, damage our brand name and materially adversely affect our business, financial condition and results of operations and cash flows.

Regulatory Capital Risk

Various domestic and foreign government bodies and self-regulatory organizations responsible for overseeing our business activities require that we maintain specified minimum levels of regulatory capital in our operating subsidiaries. If not properly monitored or adjusted, our regulatory capital levels could fall below the required minimum amounts set by our regulators, which could expose us to various sanctions ranging from fines and censure to the imposition of partial or complete restrictions on our ability to conduct business. To mitigate this risk, we continuously evaluate the levels of regulatory capital at each of our operating subsidiaries and adjust the amounts of regulatory capital in each operating subsidiary as necessary to ensure compliance with all regulatory capital requirements.

These may increase or decrease as required by regulatory authorities from time to time. We also maintain excess regulatory capital to provide liquidity during periods of unusual or unforeseen market volatility, and we intend to continue to follow this policy. In addition, we monitor regulatory developments regarding capital requirements to be prepared for increases in the required minimum levels of regulatory capital that may occur from time to time in the future. As of June 30, 2012, the Company’s capital position was $23.10 million, including all financial assets and liabilities.

The FSA requires Goldenway UK to maintain a regulatory basic capital of €125,000 (approximately, $157,000), and a Pillar 2 capital requirement of £507,000 (approximately, $792,000). Capital is managed through budgeting, forecasting and daily and monthly entity and consolidated capital reporting. As of June 30, 2012 Goldenway UK had net assets of $0.80 million which made the company in compliance with these requirements as of such date.

ITEM 4.	CONTROLS AND PROCEDURES.

Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information that would be required to be disclosed in Exchange Act reports is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including to our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15 under the Exchange Act, our management, including our Chief Executive Officer, Mr. Ricky Wai Lam Lai, and our Chief Financial Officer or CFO, Mr. Yue Yuen Chan, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2012. Based on that evaluation, Mr. Lai and Mr. Chan concluded that, as of June 30, 2012, and as of the date that the evaluation of the effectiveness of our disclosure controls and procedures was completed, because of the material weakness in our internal control over financial reporting described below, our disclosure controls and procedures were not effective to satisfy the objectives for which they are intended.

During its evaluation of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2012, our management determined that our accounting personnel lacked the sufficient skill and experience in the application of U.S. generally accepted accounting principles (GAAP) necessary to fulfill the our public reporting obligations in accordance with U.S. GAAP and the SEC’s rules and regulations. While our accounting personnel have several years of accounting and audit experience, none of them were trained in the U.S. or hold a U.S. CPA designation. We plan to recruit qualified accounting personnel with sufficient experience and training in U.S. GAAP to cure this material weakness. We also plan to engage qualified entities to train our financial and accounting personnel so that they may attain the requisite knowledge of and experience with U.S. GAAP. In the interim, we are working with a U.S. GAAP consultant to assist us with our financial reporting.

Notwithstanding management’s determination that our internal control over financial reporting was ineffective as of June 30, 2012, we believe that the consolidated financial statements included in this report correctly present our financial condition, results of operations and cash flows for the periods covered thereby in all material respects.

Changes in Internal Controls over Financial Reporting

There were no changes in its internal controls over financial reporting in the second quarter of 2012 that would materially affect, or are reasonably likely to materially affect our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business.

On May 14, 2012, the Company’s solicitors commenced a legal action in the High Court of Hong Kong for the collection of an outstanding debt of RMB 4,037,244 (approximately, $639,000) due from one of the Company’s payment agents (referred to hereafter as the "Proceeding"). The Proceeding is scheduled to be heard by the High Court. In view of this, management has determined that no provision should be provided for the Proceeding as its outcome is still too remote and inconclusive as of the date of this report. Management does not believe that a ruling against the Company in the Proceeding will have a material adverse impact on the Company’s results of operations.

We are currently not aware of any legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

ITEM 1A.	RISK FACTORS.

There have been no material changes in the Company’s risk factors from those disclosed in its Annual Report on Form 10-K for the year ended December 31, 2011.

The risks described in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission are not the only risks facing us. Additional risks and uncertainties, not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.	(REMOVED AND RESERVED).

ITEM 5.	OTHER INFORMATION.

We have no information to disclose that was required to be in a report on Form 8-K during the period covered by this report, but was not reported. There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

ITEM 6.	EXHIBITS.

The list of exhibits included in the attached Exhibit Index is hereby incorporated herein by reference.

Exhibit No.	Description
31.1	Certifications of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certifications of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certifications of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certifications of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2012

GOLDENWAY, INC.

By: /s/ Ricky Wai Lam Lai
Ricky Wai Lam Lai, Chief Executive Officer
(Principal Executive Officer)

By: /s/ Yue Yuen Chan
Yue Yuen Chan, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

32

EXHIBIT INDEX

Exhibit No.	Description
31.1	Certifications of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certifications of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certifications of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certifications of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

33

ANNEX E

Nevada Revised Statutes 92A.300 – 92A.500
(See attached)

CHAPTER 92A - MERGERS, CONVERSIONS, EXCHANGES AND DOMESTICATIONS

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions.

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive. (Added to NRS by 1995, 2087)

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest.

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.

The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party: (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter's notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention ofrights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable: (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

FORM OF DEMAND

1.	The undersigned stockholder is the holder of __________shares of common stock, par value $0.001 per share of Goldenway, Inc. (the “Company”), represented by the enclosed stock certificate(s).

2.

The undersigned stockholder has received notice of the Reorganization as defined in the Information Statement/Prospectus mailed to the stockholders of the Company and filed with the Securities and Exchange Commission on ____________, 2012 (which is the date of the first announcement).

3.	The undersigned desires to exercise dissenters’ rights in accordance with the Nevada Revised Statutes with respect to the Shares and demands payment for the Shares.

4.	The undersigned stockholder hereby certifies that he/she/it acquired beneficial ownership of all the Shares prior to the above date of first announcement.

If an Entity:

[_________________________________________]

By: _______________________________________
Name:
Title:

No. Shares beneficially held: ___________________

If an Individual:

_________________________________________
Name:

No. Shares beneficially held: ___________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Hong Kong law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except where such provisions, whether contained in a company’s memorandum and articles of association or in any contract, exempts any officer or director of the company or indemnifies him against any liability to the company arising out of negligence, default, breach of duty or breach of trust.

Our memorandum and articles of association require indemnification of our directors, officers and liquidators against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, officers or liquidators. To be entitled to indemnification, these persons must have acted honestly, in good faith and in the best interest or not opposed to the interest of our company, and must have had no reasonable cause to believe their conduct was unlawful.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The information required by this item is set forth on the exhibit index that follows the signature page of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at  the termination of the offering.

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(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen, China, on July 13, 2012.

GOLDENWAY FINANCIAL HOLDINGS LIMITED

By: /s/ Ricky Wai Lam Lai
Name: Ricky Wai Lam Lai
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ricky Wai Lam Lai	Chief Executive Officer and Director	August 29, 2012
Ricky Wai Lam Lai	(Principal Executive Officer)

/s/ Yue Yuen Chan	Chief Financial Officer and Secretary	August 29, 2012
Yue Yuen Chan	(Principal Financial and Accounting Officer)

/s/ Jian Qin Huang	Director	August 29, 2012
Jian Qin Huang

/s/ Tak Wah Tam	Director	August 29, 2012
Tak Wah Tam

/s/ Chi Man Lo	Director	August 29, 2012
Chi Man Lo

/s/ Yousuf Rashed Al Marshoudi	Director	August 29, 2012
Yousuf Rashed Al Marshoudi

/s/ Sultan Mohamed R. Alshara	Director	August 29, 2012
Sultan Mohamed R. Alshara

/s/ Kelvin Hey Wah Tang	Director	August 29, 2012
Kelvin Hey Wah Tang

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger and Reorganization, by and among Goldenway Financial Holdings Limited, the registrant and Goldenway, Inc., dated August 28, 2012 (included as Annex A to the information statement/prospectus)
3.1	Memorandum and Articles of Association of the registrant (included as Annex B to the information statement/prospectus)
4.1**	Specimen Ordinary Share Certificate of the registrant
5.1	Legal Opinion of Blank Rome Solicitors regarding the validity of the ordinary shares being registered
8.1	Legal Opinion of Blank Rome LLP regarding certain U.S. federal tax matters
10.1	Form of Independent Director Agreement
10.2	Form of Indemnification Agreement
23.1	Consent of MSCM LLP
23.3	Consent of Blank Rome Solicitors (included in Exhibit 5.1)
23.4	Consent of Blank Rome LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included in the signature page of this registration statement)

** To be filed by amendment